Exhibit 4.1(g)

EXECUTION VERSION

SENIOR SECURED LOAN AGREEMENT

Dated as of June 8, 2009

among

NIELSEN FINANCE LLC

as Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

GOLDMAN SACHS LENDING PARTNERS LLC,

as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

GOLDMAN SACHS LENDING PARTNERS LLC

as Sole Lead Arranger

-i-

-ii-

-iii-

-iv-

SCHEDULES

1.01A	Commitments
5.08	Ownership of Property
5.09(b)	Environmental Matters
5.09(d)	Environmental Actions
5.10	Taxes
5.11(a)	ERISA Compliance
6.13(a)	Certain Collateral Documents
9.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Assignment and Assumption
D	Perfection Certificate
E	Amended and Restated Security Agreement
F	Intercreditor Agreement

SENIOR SECURED LOAN AGREEMENT

This SENIOR SECURED LOAN AGREEMENT (this “Agreement”) is entered into as of June 8, 2009, among Nielsen Finance LLC, a Delaware limited liability company (together with its successors and assigns, “Nielsen” or the “Borrower”), the Guarantors party hereto from time to time, Goldman Sachs Lending Partners LLC, as Administrative Agent and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders extend credit to the Borrower in the form of Term Loans in an initial aggregate principal amount of $500,000,000. The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

Definitions and Accounting Terms

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“11 1/2% Senior Notes” means the Issuer’s 11 1/2% Senior Notes due 2016 issued May 1, 2009.

“11 1/2% Senior Notes Indenture” means the indenture dated as of May 1, 2009 governing the 11 1/2% Senior Notes.

“11 5/8% Senior Notes” means the Issuers’ 11 5/8% Senior Notes due 2014 issued January 27, 2009.

“11 5/8% Senior Notes Indenture” means the indenture dated as of January 27, 2009 governing the 11 5/8% Senior Notes.

“Acceptable Commitment” has the meaning set forth in Section 2.05(b)(i)(A)(2).

“ACN” means ACN Holdings, Inc., a Delaware corporation.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Senior Secured Obligations” means the Loan Obligations and any other Senior Secured Obligations that are Incurred after the Closing Date (other than Indebtedness incurred under the Senior Credit Facilities pursuant to clause (b)(1) of Section 6.05) and secured by the Common Collateral ratably with the Loan Obligations on a first priority basis pursuant to the Security Documents.

“Additional Senior Secured Party” means the holders of any Additional Senior Secured Obligations, including the Lenders, and any Authorized Representative with respect thereto, including the Administrative Agent.

“Administrative Agent” means Goldman Sachs Lending Partners LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent-Related Persons” means the Administrative Agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Senior Secured Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 9.17.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.16.

“Applicable Premium” means, with respect to any Loans on any Prepayment Date, the greater of:

(a) 1.0% of the principal amount of such Loans on such Prepayment Date; and

(b) the excess, if any, of (i) the present value at such Prepayment Date of (A) the prepayment percentage of the principal amount of such Loans at June 8, 2013 (such prepayment price being set forth in the table in Section 2.05(a)(i)) and all required interest payments due on such Loans through June 8, 2013 (excluding accrued but unpaid interest to the Prepayment Date), computed using a discount rate equal to the Treasury Rate as of such Prepayment Date plus 50 basis points; over (ii) the principal amount of such Loans.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent or the Collateral Agent or to Lenders by means of electronic communications pursuant to Section 9.02(d).

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arranger” means Goldman Sachs Lending Partners LLC in its capacity as sole lead arranger.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of a Covenant Party or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Covenant Party or any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries in a manner permitted pursuant to the provisions of Section 6.11 or any disposition that constitutes a Change of Control pursuant to this Agreement;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.03;

(d) any disposition of assets or issuance or sale of Equity Interests of any Covenant Party or Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary or a Covenant Party to another Covenant Party or by a Covenant Party or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) any issuance or sale of Equity Interests of VNU HF;

(j) foreclosures on assets;

(k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(l) any sale, conveyance, transfer or other disposition of the Transactions Intercompany Obligations; and

(m) any financing transaction with respect to property built or acquired by a Covenant Party or any Restricted Subsidiary after August 9, 2006 including Sale and Lease-Back Transactions and asset securitizations permitted by this Agreement.

“Asset Sale Offer” has the meaning set forth in Section 2.05(b)(i)(B)(2).

“Asset Sale Offer Payment Date” has the meaning set forth in Section 2.05(b)(i)(E).

“Asset Sale Prepayment Amount” means:

(1) at any time after the Closing Date and prior to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $150 million of Indebtedness under Credit Facilities and $100 million aggregate principal amount of Loans with the Net Proceeds of Asset Sales, $0;

(2) at any time after the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $150 million (but less than $650 million) of Indebtedness under Credit Facilities and $100 million (but less than $200 million) aggregate principal amount of Loans with the Net Proceeds of Asset Sales, $50 million less the aggregate amount of Net Proceeds, if any, previously applied to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness under Section 6.03(b)(14) or Indebtedness that does not constitute Senior Secured Obligations under Section 2.05(b)(i)(A)(e), in each case pursuant to this clause (2);

(3) at any time after the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $650 million of Indebtedness under Credit Facilities and $200 million aggregate principal amount of Loans with the Net Proceeds of Asset Sales, $100 million less, without duplication, the aggregate amount of Net Proceeds, if any, previously applied to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness under Section 6.03(b)(14) or Indebtedness that does not constitute Senior Secured Obligations under Section 2.05(b)(i)(A)(e), in each case pursuant to clause (2) above and/or this clause (3).

“Assignees” has the meaning set forth in Section 9.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2008, and the related audited consolidated statements of income, of changes in shareholders’ equity and of cash flows for the Company and its Subsidiaries for the fiscal year ended December 31, 2008.

“Authorized Representative” means (i) in the case of any Senior Credit Facilities Obligations or the Senior Credit Facilities Secured Parties, the administrative agent under the Senior Credit Facilities, (ii) in the case of the Loan Obligations or the Lenders, the Administrative Agent and (iii) in the case of any Series of Additional Senior Secured Obligations or Additional Senior Secured Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries that are Covenants Parties or Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) euro, or any national currency of any participating member state of the EMU; or

      (b) in the case of any Covenant Party or Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, any member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(b) the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Borrower.

“Closing Date” means the first date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the U.S. Internal Revenue Code of 1986 and rules and regulations related thereto.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means the First Lien Collateral Agent, or any successor collateral agent.

“Collateral Asset Sale Offer” has the meaning set forth in Section 2.05(b)(i)(B)(1).

“Collateral Asset Sale Offer Payment Date” has the meaning set forth in Section 2.05(b)(i)(D).

“Collateral Excess Proceeds” has the meaning set forth in Section 2.05(b)(i)(B)(1).

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Commitments is $500,000,000.

“Committed Loan Notice” means a notice of a Borrowing substantially in the form of Exhibit A.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of Senior Secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Senior Secured Obligations are outstanding at any time and the holders of less than all Series of Senior Secured Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of Senior Secured Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Company” means The Nielsen Company B.V. (formerly known as VNU Group B.V.), a private company incorporated under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands, together with its successors and assigns.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Covenant Parties and the Restricted Subsidiaries, plus (2) the aggregate liquidation value of all Disqualified Stock of the Borrower and the Restricted Guarantors and all Preferred Stock of the Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any “additional interest” pursuant to any registration rights agreement with respect to notes issued by the Borrower, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(3) Restricted Payments made by such Person of the type permitted to be made by clause (15)(f) of Section 6.03(b); less

(4) interest income of such Person and such Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Covenant Parties and the Restricted Subsidiaries on such date less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Covenant Parties and the Restricted Subsidiaries and held by the Covenant Parties and the Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Covenant Parties and the Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that a Covenant Party or any Restricted Subsidiary (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that a Covenant Party or any of the Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into a Covenant Party or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued

operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the Original Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. Notwithstanding anything to the contrary, the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed $125 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the immediately preceding paragraph).

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), duplicative running costs associated with the European Data Factory, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, including changes from international financial reporting standards to United States financial reporting standards,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is a Covenant Party or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 6.03(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Covenant Parties will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to a Covenant Party or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to August 9, 2006 and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after August 9, 2006 that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 6.03 only (other than clause (3)(d) of Section 6.03(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Covenant Parties and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Covenant Parties and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by any of the Covenant Parties or any of the Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 6.03 pursuant to clause (3)(d) of Section 6.03(a).

“Consolidated Senior Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Covenant Parties and the Restricted Subsidiaries consisting of Senior Secured Obligations and other Indebtedness referred to in clauses (11), (12) or (18) of Section 6.05, which, in each case, is secured by a Lien which is pari passu with or senior to the Liens securing the Loan Obligations, less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Covenant Parties and the Restricted Subsidiaries and held by the Covenant Parties and the Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Covenant Parties and the Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that a Covenant Party or any Restricted Subsidiary (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Senior Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “Consolidated Senior Secured Debt Ratio Calculation Date”), then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that a Covenant Party or any of the Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Senior Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into a Covenant Party or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Senior Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Senior Secured Debt Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions); and (2) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the Original Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. Notwithstanding anything to the contrary, the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed $125 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the immediately preceding paragraph).

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covenant Parties” means each of VNU HF, VNU International, B.V., and the Borrower.

“Covenant Suspension Event” has the meaning set forth in Section 6.14(a).

“Credit Agreement” means the Credit Agreement, dated as of August 9, 2006, among the Borrower, Citibank, N.A., as administrative agent, the lenders party thereto from time to time, and the other parties named therein, as amended, restated, supplemented, waived or otherwise modified from time to time, including to the date hereof.

“Credit Facilities” means, with respect to a Covenant Party or any of the Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 6.05) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, faillissement, surseance van betaling, onderbewindstelling, ontbinding, or similar debtor relief Laws of the United States, The Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means 10.50% (ten and one-half percent) per annum, to the fullest extent permitted by applicable Laws

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by a Covenant Party or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of a Covenant Party, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Covenant Party or a Restricted Subsidiary or an employee stock ownership plan or trust established by a Covenant Party or any their respective Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 6.03(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Loans or the date the Loans are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Covenant Parties or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of a Covenant Party that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person and such Subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges (other than clause (3) of the definition of Consolidated Interest Expense, except to the extent that such amount has been deducted in the calculation of Consolidated Net Income) of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the borrowing of the Loans and the Senior Subordinated Discount Notes and the Credit Facilities, (ii) any amendment or other modification of the Loans, and, in each case, deducted (and not added back) in computing Consolidated Net Income, (iii) any “additional interest” pursuant to any registration rights agreement with respect to notes issued by the Borrower and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

(e) the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after August 9, 2006 costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs and excess pension charges; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under Section 6.07; plus

(i) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(j) any costs or expense incurred by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Borrower or Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 6.03(a);

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) solely for the purpose of calculating EBITDA on a cumulative basis for purposes of clause (3)(a) of Section 6.03(a) the amount of cost savings set forth in the adjustments used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the Original Offering Memorandum; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Eligible Assignee” has the meaning set forth in Section 9.07(a).

“EMTN Notes” means Indebtedness in respect of notes outstanding on the Closing Date pursuant to the Parent’s Euro Medium Term Note Programme.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health or to the Release or threat of Release of Hazardous Materials into the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of VNU HF or of a direct or indirect parent of VNU HF (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to a Covenant Party or any Subsidiary of a Covenant Party; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party or any Restricted Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of

ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to a Covenant Party from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Covenant Party or a Subsidiary of a Covenant Party or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of a Covenant Party or a Subsidiary of a Covenant Party) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of VNU HF or any direct or indirect parent of VNU HF, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 6.03(a).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary of a Guarantor that does not have assets or annual revenues in excess of $50,000,000 (or $100,000,000 in the case of AC Nielsen, S.A. de C.V., Nielsen Book Services Limited and VNU Business Publications Ltd.), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date from guaranteeing the Obligations, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 6.05(b)(18) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (d) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Applicable Authorized Representative, the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any Receivables Subsidiary, and (g) any Foreign Subsidiary of ACN or VNU, Inc. or of any other Domestic Subsidiary.

“Executive Order” has the meaning set forth in Section 5.16.

“Existing Senior Notes” means the Original Notes, the Issuers’ additional $220 million of 10% Senior Notes due 2014 issued on April 16, 2008, the 11 5/8% Senior Notes and the 11 1/2% Senior Notes.

“Existing Senior Notes Indenture” means the indenture dated as of August 9, 2006, as supplemented, governing the Original Notes and the Issuers’ additional $220 million of 10% Senior Notes due 2014 issued on April 16, 2008, the 11 5/8% Senior Notes Indenture and the 11 1/2% Senior Notes Indenture.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

“First Lien Collateral Agent” means Citibank, N.A., in its collective capacities as (i) Collateral Agent hereunder, (ii) administrative agent and collateral agent for the lenders and other secured parties under the Senior Credit Facilities and the other Senior Secured Documents and (iii) as collateral agent for the Additional Senior Secured Parties, together with its successors and permitted assigns under the Senior Credit Facilities, this Agreement and the Senior Secured Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Citibank, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreement and the other applicable First Lien Security Documents.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Additional Senior Secured Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the Additional Senior Secured Obligations.

“First Priority After-Acquired Property” means any property or asset of the Borrower or any Guarantor that secures any Senior Credit Facility Obligations or any other Senior Secured Obligations that is not already subject to the Lien under the Security Documents securing the Loan Obligations.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of a Covenant Party or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of a Covenant Party or a Restricted Subsidiary during such period.

“Foreign Parent” means The Nielsen Company B.V. (f/k/a VNU Group B.V.), VNU Intermediate Holding B.V. and any other direct or indirect parent organization of a Covenant Party that is a subsidiary of The Nielsen Company B.V.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Guarantor and that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States which are in effect on August 9, 2006.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Granting Lender” has the meaning specified in Section 9.07(h).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Borrower’s Obligations under this Agreement.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantor” means, each Person that Guarantees the Loans in accordance with the terms of this Agreement and the Security Documents.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes that are regulated pursuant to, or the Release or exposure to which could give rise to liability under, applicable Environmental Law.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings Debt” means Indebtedness of Parent outstanding on August 9, 2006 (after giving pro forma effect to the Transactions) as reflected in Parent’s balance sheet and refinancings thereof that do not increase the aggregate principal amount thereof, except to the extent of additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (iii) liabilities accrued in the ordinary course of business; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities, (c) any intercompany indebtedness (including intercompany indebtedness to a Foreign Parent) having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business consistent with past practice and (d) the Parent Intercompany Debt.

“Indemnified Liabilities” has the meaning set forth in Section 9.05.

“Indemnitees” has the meaning set forth in Section 9.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Information” has the meaning set forth in Section 9.08.

“Initial Lenders” has the meaning set forth in Section 9.04.

“Initial Required Lenders” means Initial Lenders that, on any date of determination, constitute Required Lenders hereunder. If no such Initial Lenders constitute Required Lenders, any approval of the Initial Required Lenders required hereunder shall not otherwise be required.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the First Lien Collateral Agent, the administrative agent under the Credit Agreement and each other agent or trustee with respect to the Senior Secured Obligations from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date.

“Investment Grade Rating” means (i) a corporate family rating equal to or higher than Baa3 (or the equivalent) by Moody’s and (ii) a corporate credit rating equal to or higher than BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and the Subsidiaries of any Covenant Party;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:

(1) “Investments” shall include the portion (proportionate to the applicable Covenant Party’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of a Covenant Party at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Covenant Party’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Covenant Party’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower.

“Investors” means AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Issuers” means Nielsen and Nielsen Finance Co., a Delaware corporation.

“IP Rights” has the meaning set forth in Section 5.17.

“Judgment Currency” has the meaning specified in Section 9.17.

“Junior Lien Obligations” means Obligations with respect to other Indebtedness permitted to be incurred under the Senior Credit Facilities and this Agreement, which is by its terms intended to be secured on a basis junior to the Liens securing the Senior Secured Obligations; provided such Lien is permitted to be incurred under the Senior Credit Facilities and this Agreement.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender,” together with, in each case, any Affiliate of any such financial institution through which such financial institution elects, by notice to the Administrative Agent, to make any Loans available to any Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 9.01 of this Agreement, the financial institution making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such Affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding).

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” means an extension of credit by a Lender to any Borrower pursuant to Section 2.01.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes and (iii) the Security Documents; provided, that, the Intercreditor Agreement shall not be a Loan Document.

“Loan Obligations” means Obligations in respect of the Loans, this Agreement or the Security Documents owing at any time to any of the Secured Parties.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole.

“Maturity Date” means the date that is eight (8) years after the Closing Date.

“Maximum Rate” has the meaning specified in Section 9.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Mortgage” has the meaning specified in Section 6.12(c).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means the aggregate cash proceeds received by any of the Covenant Parties or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of Section 2.05(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by a Covenant Party or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by a Covenant Party or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Nielsen” has the meaning set forth in the introductory paragraph to this Agreement.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OFAC” has the meaning specified in Section 5.16.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower by an Officer of the Borrower, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, that meets the requirements set forth in this Agreement.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent and the Initial Required Lenders.

“Original Notes” means the Issuers’ $650 million in aggregate principal amount of 10% Senior Notes due 2014 and €150 million aggregate principal amount of 9% Senior Notes due 2014 issued on August 9, 2006.

“Original Offering Memorandum” means the final Offering Memorandum of the Issuers, dated August 1, 2006, covering the Original Notes.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Parent” means Nielsen Company B.V. (f/k/a VNU B.V.).

“Parent Intercompany Debt” means the intercompany loan of Parent to VNU HF, as in effect on August 9, 2006 after giving effect to the Transactions.

“Pari Passu Indebtedness” has the meaning specified in Section 2.05(b)(i)(B)(2).

“Participant” has the meaning specified in Section 9.07(e).

“PATRIOT Act” has the meaning specified in Section 4.01(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between a Covenant Party or any of the Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 2.05(b)(i).

“Permitted Holders” means each of the Investors and members of management of a Covenant Party, a Restricted Subsidiary or any direct or indirect parent entity of the foregoing who are holders of Equity Interests of Parent or its direct or indirect parent organizations on August 9, 2006 and any group (within the meaning of Section 13(d)(3) or section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in a Covenant Party or any of the Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by a Covenant Party or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Covenant Party or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 2.05(b)(i) or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on August 9, 2006 or made pursuant to binding commitments in effect on August 9, 2006 or an Investment consisting of any extension, modification or renewal of any Investment existing on August 9, 2006; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on August 9, 2006 or (y) as otherwise permitted under this Agreement;

(6) any Investment acquired by a Covenant Party or any of the Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by such Covenant Party or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by a Covenant Party or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (9) of Section 6.05(b);

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) or prior to the Closing Date pursuant to the similar provision of the Existing Senior Notes Indenture (without duplication) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of a Covenant Party or any of their respective direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 6.03(a);

(10) guarantees of Indebtedness permitted under Section 6.05;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.07(b) (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) or prior to the Closing Date pursuant to the similar provision of the Existing Senior Notes Indenture (without duplication) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Receivables Facility;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof; and

(17) Investments in joint ventures in an aggregate amount not to exceed $25 million outstanding at any one time, in the aggregate.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (11)(b), (17) or (18) of Section 6.05(b); provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (17) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (18) are solely on acquired property or assets of the acquired entity, as the case may be;

(7) Liens existing on August 9, 2006;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by a Covenant Party or any of the Restricted Subsidiaries;

(9) Liens on property at the time a Covenant Party or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into a Covenant Party or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by a Covenant Party or any of the Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Covenant Party or a Restricted Subsidiary owing to a Covenant Party or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.05;

(11) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Covenant Parties or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Covenant Parties and the Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Borrower or any Restricted Guarantor;

(16) Liens on equipment of a Covenant Party or any of the Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Agreement, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under Section 7.01 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Covenant Parties or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Covenant Parties and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Covenant Parties or any of the Restricted Subsidiaries in the ordinary course of business;

(27) Liens in connection with the Ratable Security of EMTNs, provided no Default has occurred and is continuing or results therefrom; and

(28) any rights of pledge and/or set off pursuant to the general banking terms (algemene bankvoorwaarden) of the relevant account bank.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 9.02(d).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prohibition” has the meaning set forth in Section 10.11.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of the outstanding Loans.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower in good faith.

“Ratable Security of EMTNs” means the granting of security by the Covenant Parties and the Restricted Guarantors to secure the EMTN Notes on a ratable basis with any secured Indebtedness (as defined under the EMTN Notes) permitted hereunder to the extent required by the terms of the EMTN Notes.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a corporate family or corporate credit rating on the Borrower publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Covenant Parties or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Covenant Parties or any of the Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Register” has the meaning set forth in Section 9.07(d).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Covenant Parties or a Restricted Subsidiary in exchange for assets transferred by the Covenant Parties or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Loans and (b) prior to the Closing Date, the aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Covenant Parties, except for such restrictions that are contained in agreements governing Indebtedness and permitted under this Agreement and that is secured by such cash or Cash Equivalents; provided that such Indebtedness is included in clause (a) of the definition of, as applicable, Consolidated Senior Secured Debt Ratio or Consolidated Leverage Ratio.

“Restricted Guarantor” means a Guarantor that is a Covenant Party or a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of each Covenant Party (including any Foreign Subsidiary) that is not the Borrower or that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Reversion Date” has the meaning set forth in Section 6.14(b).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by a Covenant Party or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by such Covenant Party or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Same Day Funds” means immediately available funds.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Commitment” has the meaning set forth in Section 2.05(b)(i)(A)(2).

“Secured Indebtedness” means any Indebtedness of a Covenant Party or any of the Restricted Subsidiaries secured by a Lien.

“Secured Parties” means, collectively, the Administrative Agent, the Arranger, the Collateral Agent, the Lenders, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the Closing Date among the Borrower, each Subsidiary Loan Party and the First Lien Collateral Agreement, as amended, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement and the other security agreements, pledge agreements, collateral assignments, mortgages, and the Intercreditor Agreement, each as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Agreement.

“Senior Credit Facilities” means the Credit Facility under the Credit Agreement including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 6.05).

“Senior Credit Facilities Obligations” means “Obligations” as defined in the Senior Credit Facilities that are secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Senior Credit Facilities Secured Parties” means the “Secured Parties” as defined in the Senior Credit Facilities constituting Senior Credit Facilities Obligations.

“Senior Indebtedness” means:

(1) all Indebtedness of the Borrower or any Guarantor outstanding under the Senior Credit Facilities, the Existing Senior Notes or the Loans and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Borrower or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Borrower or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of this Agreement;

(3) any other Indebtedness of the Borrower or any Guarantor permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Loans or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Covenant Parties or any of their respective Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement.

“Senior Secured Documents” means the credit, guarantee and security documents governing the Additional Senior Secured Obligations, including, without limitation, this Agreement and the First Lien Security Documents.

“Senior Secured Obligations” means, collectively, (a) all Senior Credit Facilities Obligations, (b) the Loan Obligations and (c) any Series of Additional Senior Secured Obligations.

“Senior Secured Parties” means (a) the Senior Credit Facilities Secured Parties, (b) the Secured Parties and (c) any Additional Senior Secured Parties.

“Senior Subordinated Discount Notes” means the Issuers’ 12 1/2% Senior Subordinated Discount Notes due 2016 issued on August 9, 2006.

“Series” means (a) with respect to the Senior Secured Parties, each of (i) the Senior Credit Facilities Secured Parties (in their capacities as such), (ii) the Lenders and the Administrative Agent (each in their capacity as such) and (iii) the Additional Senior Secured Parties that become subject to the Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Secured Parties) and (b) with respect to any Senior Secured Obligations, each of (i) the Senior Credit Facilities Obligations, (ii) the Loan Obligations and (iii) the Additional Senior Secured Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional Senior Secured Obligations).

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on August 9, 2006.

“Similar Business” means any business conducted or proposed to be conducted by the Covenant Parties and the Restricted Subsidiaries on August 9, 2006 or any business that is similar, reasonably related, incidental or ancillary thereto.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 9.07(h).

“Sponsor Management Agreements” means the advisory agreements between each of ACN and VNU, Inc. and Valcon, in each case as in effect on August 9, 2006 and giving effect to amendments thereto that, taken as a whole, are not materially adverse to the interests of the Lenders.

“Sterling Notes” means the Parent’s £149 million 5.63% Senior Notes due 2010.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Loans, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Loans.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 6.11.

“Supplemental Agent” has the meaning specified in Section 8.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Suspended Covenants” has the meaning set forth in Section 6.14(a).

“Suspension Period” has the meaning set forth in Section 6.14(b).

“Taxes” has the meaning specified in Section 3.01(a).

“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid first mortgage Lien on the mortgaged property and fixtures described therein in the amount equal to not less than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Collateral Agent which shall (A) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), and (D) contain no exceptions to title other than Liens permitted hereunder.

“Total Assets” means total assets of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Covenant Parties and the Restricted Subsidiaries as may be expressly stated without giving effect to any amortization of the amount of intangible assets since August 9, 2006; provided that in no event shall the Transactions Intercompany Obligations constitute part of Total Assets.

“Transactions” means the transactions described under “Offering Memorandum Summary—The Transactions” in the Original Offering Memorandum.

“Transactions Intercompany Obligations” means any intercompany loan made by a Covenant Party or a Restricted Subsidiary to a Foreign Parent outstanding on August 9, 2006 or made for the purpose of consummating the Transactions.

“Transferred Guarantor” has the meaning specified in Section 10.09.

“Treasury Rate” means, as of any Prepayment Date, the yield to maturity as of such Prepayment Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Prepayment Date to May 1, 2013; provided, however, that if the period from the Prepayment Date to May 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of a Covenant Party which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) from August 9, 2006 through the date on which they were redesignated as Restricted Subsidiaries under the Existing Senior Notes Indenture each of NetRatings, Inc. and BuzzMetrics, Inc.

The Borrower may designate any Subsidiary of a Covenant Party (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, a Covenant Party or any Restricted Subsidiary of a Covenant Party (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that (1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by a Covenant Party; (2) such designation complies with Section 6.03; and (3) each of: (a) the Subsidiary to be so designated; and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Covenant Party or any Restricted Subsidiary.

The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in Section 6.05(a); or

(2) the Consolidated Leverage Ratio for the Covenant Parties and the Restricted Subsidiaries would be less than such ratio immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“USA Patriot Act” has the meaning specified in Section 5.16.

“Valcon” means Valcon Acquisition B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands.

“VNU International” means VNU International B.V., a private company organized under the laws of The Netherlands, having its corporate seat in Haarlem, The Netherlands.

“VNU HF” means Nielsen Holding and Finance B.V. (f/k/a VNU Holding and Finance B.V.).

“VNU Senior Discount Notes” means the 11 1/8% Senior Discount Notes due 2016 issued by Parent on August 9, 2006.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by (2) the sum of all such payments.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Covenant Parties and the Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Covenant Parties pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment of Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

ARTICLE II.

The Commitments and Borrowings

Section 2.01 The Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower on a pro rata basis on the Closing Date a Loan denominated in Dollars in an aggregate principal amount equal to such Lender’s Commitment; provided that the Closing Date shall not occur prior to the date that is 12 Business Days following the date hereof. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. The Commitments shall automatically terminate in accordance with Section 2.06.

Section 2.02 Borrowings of Loans.

(a) The Borrowing of the Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) one Business Day prior to the requested date of Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly on the same day by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by an officer of the Borrower.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly on the same day notify each Lender of the amount of its Pro Rata Share of the Loans. In the case of the Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York, New York time) on the Business Day specified in the applicable Committed Loan Notice and in accordance with a funds flow memorandum in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) The failure of any Lender to make the Loan to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of the Borrowing.

Section 2.03 [Reserved.]

Section 2.04 [Reserved.]

Section 2.05 Prepayments.

(a) Optional. (i) At any time prior to June 8, 2013, the Borrowers may, upon notice to the Administrative Agent, voluntarily prepay Loans in whole or in part at a prepayment price equal to 100% of the principal amount of Loans plus the Applicable Premium as of the date of prepayment (the “Prepayment Date”), together with accrued interest to the date of such prepayment on the principal amount prepaid. On and after June 8, 2013, the Borrowers may, upon notice to the Administrative Agent at any time and from time to time, voluntarily prepay Loans in whole or in part at the prepayment percentages specified below, together with accrued interest to the date of such prepayment on the principal amount prepaid:

PERIOD	PREPAYMENT PERCENTAGE OF OUTSTANDING PRINCIPAL AMOUNT
During the twelve-month period beginning on June 8, 2013	104.25%
During the twelve-month period beginning on June 8, 2014	102.125%
June 8, 2015 and thereafter	100.000%

(ii) With respect to prepayments of Loans pursuant to Section 2.05(a), (1) the optional prepayment notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time) three (3) Business Days prior to any date of prepayment and shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon.

(b) Mandatory. (i) (A) Within 15 months after the receipt of any Net Proceeds of any Asset Sale, such Covenant Party or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1) to permanently reduce

(a) Obligations under Senior Secured Obligations and to correspondingly reduce commitments with respect thereto (provided that (x) to the extent that the terms of the Credit Agreement (or any syndicated credit facility that has substantially refinanced the term facility and/or the revolving facility under the Credit Agreement constituting Senior Secured Obligations) require that such Senior Credit Facilities Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of the Loans, the Covenant Parties and the Restricted Subsidiaries shall be entitled to repay such Senior Credit Facilities Obligations prior to repaying the Loan Obligations and (y) subject to the foregoing clause (x), if the Covenant Parties or the Restricted Subsidiaries shall so reduce Senior Secured Obligations, the Borrower will equally and ratably reduce the Loan Obligations in any manner set forth in clause (c) below;

(b) Indebtedness constituting Senior Indebtedness other than Senior Secured Obligations so long as the Asset Sale proceeds are with respect to non-Collateral (provided that if the Covenant Parties or the Restricted Subsidiaries shall so reduce Senior Indebtedness, the Borrower will equally and ratably reduce the Loan Obligations in any manner set forth in clause (c) below);

(c) Loan Obligations by prepaying Loans pursuant to Section 2.05(a), or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Lenders to prepay their Loans at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Loans that would be prepaid;

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to a Covenant Party or another Restricted Subsidiary; provided that, at any time that the Initial Lenders (together with their respective Affiliates and Approved Funds) constitute

Required Lenders, such application may only be made with Net Proceeds from the Asset Sale of non-Collateral; or

(e) Obligations under Indebtedness that does not constitute Senior Secured Obligations in an aggregate principal amount not to exceed the Asset Sale Prepayment Amount; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in a Covenant Party or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures or (d) acquisitions of other assets that, in the case of each of (a), (b), (c) and (d) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Covenant Party, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, such Covenant Party or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds. Notwithstanding anything to the contrary, any Net Proceeds from the sale, transfer, conveyance or other disposal of all or substantially all of the assets of ACN and its Subsidiaries that are Restricted Subsidiaries to the extent otherwise permitted under this Agreement, will be applied in accordance with this paragraph within 12 months after receipt of such Net Proceeds, and the proviso to the previous sentence with respect to Acceptable Commitments and Second Commitments will not be applicable to the application of such Net Proceeds.

(B) (1) Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in clause (A) above will be deemed to constitute “Collateral Excess Proceeds” When the aggregate amount of Collateral Excess Proceeds exceeds $100.0 million, the Borrower shall make an offer to all Lenders and, if required by the terms of any Senior Secured Obligations or Obligations secured by a Lien permitted under this Agreement (which Lien is not subordinate to the Lien of the Loans with respect to the Collateral), to the holders of such Senior Secured Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase or prepay the maximum aggregate principal amount of the Loans and such Senior Secured Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement.

(2) Any Net Proceeds from the Asset Sale of non-Collateral that are not invested or applied as provided and within the time period set forth in clause (A) above will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100 million, the Borrower shall make an offer to all Lenders and, if required by the terms of any Indebtedness that is pari passu with the Loans (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase or prepay the maximum aggregate principal amount of the Loans and such Pari Passu Indebtedness that is a minimum of $2,000, or an integral multiple of $1,000 (in each case in aggregate principal amount), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Agreement.

To the extent that the aggregate amount of Loans and such other Senior Secured Obligations or Obligations secured by a Lien permitted by this Agreement (which Lien is not subordinate to the Lien of the Loans with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Borrower may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in this Agreement. If the aggregate principal amount of Loans or other Senior Secured Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Administrative Agent shall apply such amount to the Loans and such other Senior Secured Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Loans or such other Senior Secured Obligations or such other Obligations tendered. To the extent that the aggregate principal amount of Loans and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Agreement. If the aggregate principal amount of Loans and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Administrative Agent shall select the Loans and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Loans and such Pari Passu Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as applicable, shall be reset at zero.

(C) Pending the final application of any Net Proceeds pursuant to this Section 2.05(b)(i), the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Agreement.

(D) Within ten Business Days of any date on which the aggregate amount of Collateral Excess Proceeds exceeds $100 million, the Borrower shall deliver notice of such occurrence to the Administrative Agent, and the Administrative Agent shall promptly deliver such notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 9.02 with the following information:

(1) that the Borrower is making an Collateral Asset Sale Offer pursuant to this Section 2.05(b)(i) and that all Loans and Secured Obligations or other Obligations properly accepted for prepayment or tendered and not withdrawn pursuant to such Collateral Asset Sale Offer will be prepaid by the Borrower;

(2) the prepayment date, which will be no earlier than thirty days nor later than sixty days from the date on which such notice is delivered (the “Collateral Asset Sale Offer Payment Date”);

(3) that any Loan not properly accepted for prepayment will remain outstanding and continue to accrue interest;

(4) that unless the Borrower defaults in making the payment, all Loans accepted for payment pursuant to the Collateral Asset Sale Offer will cease to accrue interest on the Collateral Asset Sale Offer Payment Date;

(5) that Lenders electing to have any Loans prepaid pursuant to an Collateral Asset Sale Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Collateral Asset Sale Offer Payment Date;

(6) that Lenders will be entitled to withdraw their election to require the Borrower to prepay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Collateral Asset Sale Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be prepaid, and a statement that such Lender is withdrawing its election to have such Loans prepaid;

(7) that, to the extent that the aggregate principal amount of Loans or Secured Obligations or other Obligations accepted for prepayment or surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Administrative Agent shall apply the Collateral Excess Proceeds as set forth under the last sentence of Section 2.05(b)(i)(B)(1); and

(8) the other instructions, as determined by the Borrower, consistent with this Section 2.05, that a Lender must follow.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the prepayment of the Loans as to all other Lenders that properly received such notice without defect.

(E) Within ten Business Days of any date on which the aggregate amount of Excess Proceeds exceeds $100 million, the Borrower shall deliver notice of such occurrence to the Administrative Agent, and the Administrative Agent shall promptly deliver such notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 9.02 with the following information:

(1) that the Borrower is making an Asset Sale Offer pursuant to this Section 2.05(b)(i) and that all Loans and Pari Passu Indebtedness properly accepted for prepayment or tendered and not withdrawn pursuant to such Asset Sale Offer will be prepaid by the Borrower;

(2) the prepayment date, which will be no earlier than thirty days nor later than sixty days from the date on which such notice is delivered (the “Asset Sale Offer Payment Date”);

(3) that any Loan not properly accepted for prepayment will remain outstanding and continue to accrue interest;

(4) that unless the Borrower defaults in making the payment, all Loans accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Asset Sale Offer Payment Date;

(5) that Lenders electing to have any Loans prepaid pursuant to an Asset Sale Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

(6) that Lenders will be entitled to withdraw their election to require the Borrower to prepay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Asset Sale Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be prepaid, and a statement that such Lender is withdrawing its election to have such Loans prepaid;

(7) that, to the extent that the aggregate principal amount of Loans or the Pari Passu Indebtedness accepted for prepayment or surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent shall apply the Excess Proceeds as set forth under the last sentence of Section 2.05(b)(i)(B)(2); and

(8) the other instructions, as determined by the Borrower, consistent with this Section 2.05, that a Lender must follow.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the prepayment of the Loans as to all other Lenders that properly received such notice without defect.

(ii) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice.

Section 2.06 Termination of Commitments.

The Commitment of each Lender shall be automatically terminated and permanently reduced to $0 upon the earliest of (a) the making of such Lender’s Loans pursuant to Section 2.01, (b) 5:00 p.m. (New York, New York time) on the Closing Date and (c) 5:00 p.m. (New York, New York time) on the date that is 20 Business Days after the date of this Agreement.

Section 2.07 Repayment of Loans.

The Borrower shall repay to the Administrative Agent in Dollars for the ratable account of the Lenders on the Maturity Date, the aggregate principal amount of all Loans outstanding on such date.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), each Loan shall bear interest on the outstanding principal amount or face amount thereof at 8.50% (eight and one-half percent) per annum.

(b) During the continuance of a Default under Section 7.01(a)(1), 7.01(a)(2), 7.01(a)(4) or 7.01(a)(6), the Borrower shall pay interest on amounts due hereunder at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

The Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent).

Section 2.10 Computation of Interest and Fees.

All computations of interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness.

(a) The Borrowing made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowing made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) [Reserved.]

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such

Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Same Day Funds not later than 2:00 p.m. (New York, New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York, New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) [Reserved.]

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 7.03. If the Administrative Agent receives funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Loans outstanding at such time in repayment or prepayment of such of the outstanding Loans then owing to such Lender.

Section 2.13 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 9.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 9.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III.

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrower and the Guarantors to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits taxes), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a Lending Office, or any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction (or political subdivision thereof) imposing such tax (other than such connection arising solely from the Administrative Agent or one or more of the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) taxes attributable to the failure by the Administrative Agent or any Lender to deliver the documentation required to be delivered pursuant to clause (d) of this Section 3.01, or (iii) with respect to a Lender making a Loan to the

Borrower, any withholding tax that is in effect and would apply to amounts payable hereunder at such time the Lender becomes a party to this Agreement by assignment or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled at the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding tax pursuant to this Section 3.01 (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower or any Guarantor shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions, (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to the Administrative Agent or such Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence acceptable to the Administrative Agent or such Lender.

(b) In addition, the Borrower and Guarantors agree to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower and each Guarantor agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes paid by the Administrative Agent and such Lender (including Taxes imposed directly on the Agent or hereunder in lieu of withholding Taxes) and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, provided the Administrative Agent or such Lender, as the case may be, provides the Borrower or such Guarantor with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts.

(d) Each Lender shall, at such times as are reasonably requested by the Borrower, provide the Borrower with any documentation prescribed by Law certifying as to the entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to all payments to be made to such Lender under the Loan Documents. Unless the Borrower has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower and the Administrative Agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver.

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 shall use its reasonable efforts to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f) If any Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower or the applicable Guarantor, net of all out-of-pocket expenses of the Lender or the Administrative Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by the Administrative Agent or any Lender on such interest); provided that the Borrower and Guarantors, upon the request of the Lender or the Administrative Agent, as the case may be, agree promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority.

Section 3.02 [Reserved.]

Section 3.03 [Reserved.]

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy.

(a) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(b) The Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Loans of the Borrowers, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error)

which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(c) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a) or (b).

Section 3.05 [Reserved.]

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) The Administrative Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the applicable Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments, (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents and (C) the Borrower shall not replace any Lender pursuant to this Section 3.07 unless each Affiliate or Approved Fund of such Lender which is also a Lender hereunder that is subject to replacement pursuant to this Section 3.07, is at the same time replaced in accordance with this Section 3.07.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and Commitments so assigned shall be paid in full, as if such payment were being made by the Borrower pursuant to Section 2.05(a), by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) [Reserved.]

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.

Conditions Precedent

Section 4.01 Conditions Precedent.

The obligation of each Lender to make any Loan hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The representations and warranties of each Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(c) No Default shall exist or would result from the making or such Loans or from the application of the proceeds therefrom.

(d) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(e) The Amended and Restated Security Agreement shall be executed by the First Lien Collateral Agent, the Borrower and the Subsidiary Loan Parties in the form attached hereto as Exhibit E, together with such changes as shall be reasonably acceptable to the Borrower, the Administrative Agent, the Initial Required Lenders, and the First Lien Collateral Agent and the Administrative Agent shall have received any additional security documents (other than those relating to foreign collateral) necessary to ensure that the Loan Obligations are ratably secured on the Collateral in a manner consistent with the Amended and Restated Security Agreement.

(f) The Intercreditor Agreement shall be executed by the First Lien Collateral Agent, the administrative agent under the Credit Agreement and the Administrative Agent in the form attached hereto as Exhibit F, together with such changes as shall be reasonably acceptable to the Borrower, the Administrative Agent, the Initial Required Lenders, and the administrative agent under the Credit Agreement.

(g) The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, an opinion in form and substance reasonably satisfactory to the Administrative Agent of O’Melveny & Myers LLP, counsel for the Loan Parties.

(h) The Administrative Agent shall have received a Perfection Certificate, executed by the Borrower as of the Closing Date.

(i) The Administrative Agent shall have received in the case of each Loan Party (i) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of (x) its charter, by-laws or other organizational document, (y) resolutions duly adopted by the Board of Directors of such Loan Party (or its managing general partner, managing member or equivalent) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and (z) a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date, and

(B) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(j) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (i) above;

(k) The Administrative Agent shall have received a certificate from the Loan Parties’ insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Senior Credit Facilities in full force and effect; and

(l) The Borrower shall have paid to the Administrative Agent and each Lender all fees, costs and expenses which are payable hereunder or pursuant to any fee letter executed by any Loan Party in connection with this Agreement and the transactions contemplated hereby.

(m) Schedules and exhibits reasonably acceptable to the Initial Required Lenders, the Borrower and the Administrative Agent shall have been annexed to this Agreement. It is acknowledged and agreed that the existing schedules and exhibits the Credit Agreement are acceptable to the Required Lenders and the Administrative Agent.

(n) The Credit Agreement shall have been amended to the extent necessary to ensure that the terms thereof do not conflict with this Agreement and the other Loan Documents.

ARTICLE V.

Representations and Warranties

Each Loan Party, subject to any general principles of law limiting the obligations of the Loan Parties or their Subsidiaries which are specifically referred to in any legal opinion delivered in connection with this Agreement, represents and warrants to the Administrative Agent and the Lenders on the Closing Date that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and do not and (b) will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.08 under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the

Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (or will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary).

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet as at March 31, 2009 and the related unaudited consolidated statements of income and cash flows for the three-month period ended March 31, 2009, copies of which have heretofore been furnished to each Lender, fairly represent in all material respects the financial condition of the Company and its Subsidiaries as at such date and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(c) Since December 31, 2008, as of the Closing Date there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the Covenant Parties or any of their Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on the financial statements referred to in Section 5.05(a) and (b),

(ii) obligations arising under this Agreement, and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default.

None of the Loan Parties or any of their Subsidiaries is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 6.08 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in material Real Property (i) owned by the Covenant Parties and their Subsidiaries as of the Closing Date and describe the type of interest therein held by each such entity and (ii) leased, subleased or otherwise occupied or utilized by the Covenant Parties and their Subsidiaries, as lessee, sublessee, franchisee or licensee, as of the Closing Date and describe the type of interest therein held by each such entity.

Section 5.09 Environmental Compliance.

(a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any Loan Party or any of its Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Loan Parties and their Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.09(d), none of the Loan Parties or their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties or any of their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

Section 5.10 Taxes.

Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all taxes levied or imposed upon them or their properties, that are due and payable, except those (a)

which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11 ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) The pension schemes of the Loan Parties and the Subsidiaries are funded to the extent required by Law or otherwise to comply with the requirements of any material Law applicable in the jurisdiction in which the relevant pension scheme is maintained, in each case, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests.

All of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in any material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Security Documents and (ii) any Lien that is permitted under Section 6.08.

Section 5.13 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Borrowing will be used for any purpose that violates Regulation U.

(b) Neither the Borrower, any Person Controlling the Borrower, or any of the Subsidiaries of the Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure.

To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.15 Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of any Loan Party or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any Loan Party or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.16 Patriot Act.

(a) No Loan Party and, to the knowledge of each Loan Party, none of its Affiliates is in violation of any requirement of applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”).

(b) No Loan Party and, to the knowledge of each Loan Party, no Affiliate or broker or other agent of such Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

No Loan Party and, to the knowledge of each Loan Party, no broker or other agent of such Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 5.17 Intellectual Property; Licenses, Etc.

Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any of its Subsidiaries in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any copyright, patent or trademark of any Loan Party and (ii) all registrations of any copyright, patent or trademark are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.18 Solvency.

On the Closing Date after giving effect to the Borrowing, the Loan Parties, on a consolidated basis, are Solvent.

Section 5.19 Ranking.

The Loan Obligations rank at least pari passu with all other Indebtedness of the Loan Parties.

Section 5.20 Security Documents.

(a) Security Agreement. The First Lien Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and upon the execution and delivery of the First Lien Security Documents, the Liens created by the First Lien Security Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking of other actions which are required thereunder (except to comply with foreign law), in each case to the same extent as the Liens securing the Senior Credit Facilities subject to no Liens other than Liens permitted hereunder and (pursuant to the Intercreditor Agreement) ranking at least pari passu with the Liens securing the Senior Credit Facilities and all other Senior Secured Obligations.

(b) Notwithstanding anything herein (including this Section 5.20) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law.

ARTICLE VI.

Covenants

Section 6.01 Reports and Other Information.

(a) Notwithstanding that the Covenant Parties may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, VNU HF shall file with the SEC (and make available to the Administrative Agent and Lenders (without exhibits), without cost to any Lender, within 15 days after VNU HF files them with the SEC) from and after the Closing Date,

(1) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Borrower would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that VNU HF shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event VNU HF shall make available such information to the Administrative Agent and the Lenders, in each case within 15 days after the time the Borrower would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that, for the quarter with respect to which the Borrower notifies the Administrative Agent in writing that Parent intends to switch the currency in which its financial statements are reported, VNU HF shall not be required to make available such information to the Administrative Agent and the Lenders until 90 days after the end of such quarter.

(b) If any direct or indirect parent company of VNU HF is a Guarantor of the Loans, the Covenant Parties may satisfy their obligations under this Section 6.01 with respect to financial information relating to the Covenant Parties by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Covenant Parties and the Restricted Subsidiaries on a standalone basis, on the other hand.

(c) The Borrower shall be deemed to have furnished such reports referred to above to the Administrative Agent and the Lenders if VNU HF has filed such reports with the SEC via the EDGAR or IDEA filing system and such reports are publicly available.

Section 6.02 Compliance Certificate.

(a) The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year ending after the Closing Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Borrower and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every condition and covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Agreement (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Borrower is taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Agreement, or if the Administrative Agent or the holder of any other evidence of Indebtedness of the Borrower or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Borrower shall promptly (which shall be no more than five (5) Business Days) deliver to the Administrative Agent by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Borrower proposes to take with respect thereto.

Section 6.03 Limitation on Restricted Payments.

(a) The Covenant Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of any Covenant Parties’ or any Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of a Covenant Party or a Restricted Subsidiary; or

(ii) dividends or distributions by a Covenant Party (other than VNU HF) or a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Covenant Party (other than VNU HF) or such Restricted Subsidiary, a Covenant Party or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of VNU HF or any direct or indirect parent of VNU HF, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, or make any interest or principal payment on, or redeem, repurchase or otherwise acquire or retire for value the Parent Intercompany Debt, other than:

(i) Indebtedness permitted under Section 6.05(b)(7); or

(ii) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Covenant Parties and their Restricted Subsidiaries purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Borrower could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.05(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Covenant Parties and the Restricted Subsidiaries after August 9, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)), is less than the sum of (without duplication):

(a) the EBITDA of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis for the period beginning July 1, 2006, to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times the Consolidated Interest Expense of the Covenant Parties and the Restricted Subsidiaries for the same period; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by a Covenant Party or a Restricted Subsidiary since immediately after August 9, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of Section 6.05(b)) from the issue or sale of:

(i)(A) Equity Interests of VNU HF, or a direct or indirect parent company of VNU HF, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of Parent, the Covenant Parties, Restricted Subsidiaries and any direct or indirect parent company of VNU HF, after August 9, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 6.03(b); and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to a Covenant Party or any Restricted Subsidiary, Equity Interests of VNU HF’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 6.03(b)); or

(ii) debt securities of a Covenant Party or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of VNU HF, or a direct or indirect parent company of VNU HF;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to a Covenant Party or Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of a Covenant Party following August 9, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of Section 6.05(b) (other than by another Covenant Party or a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by a Covenant Party or a Restricted Subsidiary by means of:

(iii) the sale or other disposition (other than to a Covenant Party or a Restricted Subsidiary) of Restricted Investments made by the Covenant Parties or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Covenant Parties or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Covenant Parties or the Restricted Subsidiaries, in each case after August 9, 2006; or

(iv) the sale (other than to a Covenant Party or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by a Covenant Party or a Restricted Subsidiary pursuant to clause (7) of Section 6.03(b) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after August 9, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 9, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Borrower in good faith or if such fair market value may exceed $150 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary, to the extent the Investment in such Unrestricted Subsidiary was made by a Covenant Party or a Restricted Subsidiary pursuant to clause (7) of Section 6.03(b) or to the extent such Investment constituted a Permitted Investment.

(b) The foregoing provisions of Section 6.03(a) will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Agreement;

(2)(a) the redemption, repurchase, retirement or other acquisition of any (i) Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Borrower or any Guarantor or the Parent Intercompany Debt or (ii) Equity Interests of any direct or indirect parent company of VNU HF, in the case of each of clause (i) and (ii), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Covenant Party or a Restricted Subsidiary) of, Equity Interests of VNU HF, or any direct or indirect parent company of VNU HF to the extent contributed to a Covenant Party or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Covenant Party or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of VNU HF) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.05 so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Loans or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of VNU HF or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of a Covenant Party, any of their respective Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year (plus, without duplication, “unused amounts” being carried over pursuant to the similar provision in the Existing Senior Notes Indenture) $25 million (which shall increase to $50 million subsequent to the consummation of an underwritten public Equity Offering of common stock) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50 million in any calendar year (which shall increase to $100 million subsequent to the consummation of an underwritten public Equity Offering of common stock)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of VNU HF and, to the extent contributed to a Covenant Party, Equity Interests of any of the direct or indirect parent companies of VNU HF, in each case to members of management, directors or consultants of the Covenant Parties, any of their respective Subsidiaries or any of their respective direct or indirect parent companies that occurs after August 9, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 6.03(a); plus

(b) the cash proceeds of key man life insurance policies received by the Covenant Parties or any of the Restricted Subsidiaries after August 9, 2006; plus

(c) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of a Covenant Party, any of its Subsidiaries or any of its direct or indirect parent companies in connection with the Transactions that are foregone in return for the receipt of Equity Interests; less

(d) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to any Covenant Party or any Restricted Subsidiary from members of management of Parent, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of Parent or any of Parent’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of any of the Covenant Parties or any of the Restricted Subsidiaries issued in accordance with Section 6.05;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by any of the Covenant Parties or any of the Restricted Subsidiaries after August 9, 2006, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by a Covenant Party or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of a Covenant Party or any of the Restricted Subsidiaries, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 9, 2006, provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to a Covenant Party or a Restricted Subsidiary from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 6.03(b);

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Consolidated Leverage Ratio shall be no greater than 6.75 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) or after August 9, 2006, but before the Closing Date, under the similar provision in the Existing Senior Notes Indenture, that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.25% of Total Assets, in each case, at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on a Covenant Party’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to a Covenant Party in or from any such public Equity Offering;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) or after August 9, 2006, but before the Closing Date, under the similar provision in the Existing Senior Notes Indenture, not to exceed 2.00% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 6.07;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness (a) pursuant to the provisions similar to those described under Section 6.09 and Section 2.05(b); provided that all Loans submitted by Lenders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value or (b) with the proceeds of Asset Sales in an amount not to exceed the Asset Sale Prepayment Amount;

(15) the declaration and payment of dividends by a Covenant Party or a Restricted Subsidiary to, or the making of loans to, any of their respective direct or indirect parents, or the making of any payment of interest or principal on, or redemption, repurchase, defeasance or other acquisition or retirement for value of, the Parent Intercompany Debt in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, foreign, state and local income taxes provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Covenant Parties and the Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state and local tax rate for such fiscal year;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Covenant Parties and the Restricted Subsidiaries to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Covenant Parties and the Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Covenant Parties and the Restricted Subsidiaries to the extent such costs and expenses are attributable to the ownership or operation of the Covenant Parties and the Restricted Subsidiaries;

(e) fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by the covenant described under Section 6.07;

(f) interest payable on Holdings Debt;

(g) amounts payable to Valcon Acquisition, B.V. by Parent pursuant to the Sponsor Management Agreements; and

(h) fees and expenses other than to Affiliates of the Borrower related to any unsuccessful equity or debt offering of such parent entity;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to a Covenant Party or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(17) any Restricted Payment used to fund the redemption of VNU’s 7% preferred shares as in effect on August 9, 2006;

(18) any Restricted Payment of the proceeds of Indebtedness incurred to refinance the Sterling Notes or the VNU Senior Discount Notes and to pay accrued and unpaid interest, premium, fees and expenses related thereto;

(19) the forgiveness, cancellation, termination or disposition of the Transactions Intercompany Obligations;

(20) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, that complies with Section 6.11; provided that as a result of such consolidation, merger or transfer of assets, the Borrower shall have made a Change of Control Offer and that all Loans surrendered by Lenders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

(21) any Restricted Payment in respect of the Ratable Security of EMTNs;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Closing Date, all of the Subsidiaries of the Covenant Parties will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Covenant Parties and the Restricted Subsidiaries (except to the extent repaid)

in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or under clause (7), (10), (11) or (16) of Section 6.03(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

Section 6.04 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Covenant Parties or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Covenant Parties or any of the Restricted Subsidiaries;

(2) make loans or advances to the Covenant Parties or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Covenant Parties or any of the Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on August 9, 2006 including pursuant to the Senior Credit Facilities and the related documentation and the Senior Subordinated Discount Notes and the related indenture;

(b) the Loan Documents;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in Section 6.04(a)(3) on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by any of the Covenant Parties or any of the Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) a Covenant Party or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 6.05 and Section 6.08 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to August 9, 2006 pursuant to Section 6.05;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 6.04(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility.

Section 6.05 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

(b) The foregoing limitations of Section 6.05(a) will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Covenant Parties or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $6,000 million outstanding at any one time (including any Indebtedness incurred or represented by the Loans or any Additional Senior Secured Obligations by the Borrower or any Guarantor, the proceeds of which Loans or Additional Senior Secured Obligations are used to repay such Credit Facilities);

(2) [reserved];

(3) Indebtedness of the Covenant Parties and the Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clause (1) of this Section 6.05(b));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Covenant Parties or any of the Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets;

(5) Indebtedness incurred by a Covenant Party or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of a Covenant Party or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on August 9, 2006) of a Covenant Party or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Covenant Parties and the Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of a Covenant Party or a Restricted Subsidiary to another Covenant Party or another Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to a Covenant Party or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) shares of Preferred Stock of a Restricted Subsidiary issued to a Covenant Party or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to a Covenant Party or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8);

(9) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by any of the Covenant Parties or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(11)(a) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Covenant Parties and the Restricted Subsidiaries since immediately after August 9, 2006 from the issue or sale of Equity Interests of VNU HF or any direct or indirect parent entity of VNU HF (which proceeds are contributed to a Covenant Party or a Restricted Subsidiary) or cash contributed to the capital of a Covenant Party (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, any Covenant Party or any of their respective Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 6.03(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Borrower or a Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11)(b), does not at any one time outstanding exceed $400 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (11)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (11)(b) but shall be deemed incurred for the purposes of Section 6.05(a) from and after the first date on which a Covenant Party or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (11)(b));

(12) the incurrence by a Covenant Party or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance:

(a) any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 6.05(a) and clauses (3) and (11)(a), this clause (12) and clause (13) of Section 6.05(b), or

(b) any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) of this Section 6.05(b)(12),

including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Loans or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Loans or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of a Covenant Party or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (A) of this clause (12) will not apply to any refunding or refinancing of Indebtedness under a Credit Facility;

(13) Indebtedness, Disqualified Stock or Preferred Stock of (x) a Covenant Party or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by a Covenant Party or any Restricted Subsidiary or merged into a Covenant Party or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that either

(i) such Indebtedness, Disqualified Stock or Preferred Stock:

(a) is not Secured Indebtedness and is subordinated to the Loans on terms no less favorable to the holders thereof than the subordination terms set forth in the indenture governing the Senior Subordinated Discount Notes as in effect on August 9, 2006;

(b) is not incurred while a Default exists and no Default shall result therefrom; and

(c) matures and does not require any payment of principal prior to the final maturity or the Loans (other than in a manner consistent with the terms of this Agreement); or

(ii) after giving effect to such acquisition or merger, either

(a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the Section 6.05(a), or

(b) the Consolidated Leverage Ratio is less than immediately prior to such acquisition or merger;

(14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(15) Indebtedness of a Covenant Party or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(16)(a) any guarantee by a Covenant Party or a Restricted Subsidiary of Indebtedness or other obligations of any Covenant Party that is not the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement, or

(b) any guarantee by a Covenant Party or a Restricted Subsidiary of Indebtedness of the Borrower; provided that such guarantee is incurred in accordance with Section 6.10;

(17) Indebtedness of Foreign Subsidiaries of a Covenant Party or any Restricted Subsidiary incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (17) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purposes of Section 6.05(a) from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (17));

(18) Indebtedness, Disqualified Stock or Preferred Stock of a Covenant Party or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (18) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 6.05(a) from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.05(a) without reliance on this clause (18));

(19) Indebtedness of a Covenant Party or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(20) Indebtedness consisting of Indebtedness issued by a Covenant Party or any of the Restricted Subsidiaries to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of a Covenant Party, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of Section 6.03(b);

(21) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of a Covenant Party or any Restricted Subsidiary not in excess of $25 million at any time outstanding; and

(22) Indebtedness incurred by reason of granting the Ratable Security of EMTNs.

(c) For purposes of determining compliance with this Section 6.05:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (22) of

Section 6.05(b) or is entitled to be incurred pursuant to Section 6.05(a), the Borrower, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of Section 6.05(b); and

(2) at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 6.05(a) and Section 6.05(b) above.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.05.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding anything to the contrary, the Borrower will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Restricted Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Loans or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such Restricted Guarantor, as the case may be.

For purposes of this Agreement, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.06 Asset Sales.

(a) The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) a Covenant Party or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by a Covenant Party or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on such Covenant Party’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of a Covenant Party or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets and for which the Covenant Parties and all of the Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by such Covenant Party or such Restricted Subsidiary from such transferee that are converted by such Covenant Party or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by such Covenant Party or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(3) if such Asset Sale involves the disposition of Collateral, such Covenant Party or such Restricted Subsidiary has complied with the provisions of this Agreement and the Security Documents.

Section 6.07 Transaction with Affiliates.

(a) The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the relevant Covenant Party or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Covenant Party or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million, a resolution adopted by the majority of the board of directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 6.07(a).

(b) The foregoing provisions of Section 6.07(a) will not apply to the following:

(1) transactions between or among the Covenant Parties or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 6.03 and Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses to Valcon Acquisition, B.V., in each case pursuant to the Sponsor Management Agreements;

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, Officers, directors, employees or consultants of Covenant Parties, any of their direct or indirect parent companies or any of the Restricted Subsidiaries;

(5) transactions in which any of the Covenant Parties or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Covenant Party or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to such Covenant Party or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Covenant Party or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of August 9, 2006 or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole as compared to the applicable agreement as in effect on August 9, 2006);

(7) the existence of, or the performance by the Covenant Parties or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of August 9, 2006 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Covenant Parties or any of the Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after August 9, 2006 shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Original Offering Memorandum;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Covenant Parties and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of VNU HF to its direct or indirect parent or to any Permitted Holder or the contribution to the common equity of any Covenant Party or Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments by a Covenant Party or any of the Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Borrower in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Covenant Parties, any of their direct or indirect parent companies or any of the Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Borrower in good faith;

(14) Investments by the Investors, a Foreign Parent or any direct or indirect parent of a Foreign Parent in securities of the Covenant Parties or any of the Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) transactions in connection with the Ratable Security of EMTNs.

Section 6.08 Liens.

The Covenant Parties will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Borrower or any Restricted Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Junior Lien Obligations that are junior in priority (pursuant to the Intercreditor Agreement or any other intercreditor agreement reasonably acceptable to the Administrative Agent) to the Liens on such property, assets or proceeds securing the Loans and related Guarantees.

The foregoing shall not apply to (a) Liens securing the Loans and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Agreement to be incurred pursuant to clause (1) of Section 6.05(b) and (c) Liens on the Common Collateral which are pari passu with the Liens securing the Loans and the related Guarantees and are incurred to secure Additional Senior Secured Obligations constituting Indebtedness permitted to be incurred pursuant to Section 6.05; provided that, with respect to Liens securing Additional Senior Secured Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 4.75 to 1.0; provided that with respect to Liens securing Senior Secured Obligations permitted under subclause (b) and this subclause (c), the Loans are secured by Liens on the assets subject to such Liens to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Lenders than the terms of the Security Documents.

Section 6.09 Offer to Purchase Upon Change of Control.

(a) If a Change of Control occurs, unless the Borrower has previously or concurrently mailed a prepayment notice with respect to all the outstanding Loans pursuant to Section 2.05(a), the Borrower shall make an offer to prepay all of the Loans pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of prepayment. Within 30 days following any Change of Control, the Borrower shall deliver a notice of such Change of Control Offer to the Administrative Agent, the Administrative Agent shall promptly deliver such notice to each Lender to the address of such Lender appearing in the Register, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 6.09 and that all Loans properly submitted pursuant to such Change of Control Offer will be prepaid by the Borrower;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Loan not properly accepted will remain outstanding and continue to accrue interest;

(4) that unless the Borrower defaults in the payment of the Change of Control Payment, all Loans accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Lenders electing to have any Loans prepaid pursuant to a Change of Control Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Lenders will be entitled to withdraw their election to require the Borrower to prepay such Loans, provided that the Administrative Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of Loans to be prepaid, and a statement that such Lender is withdrawing its election to have such Loans prepaid;

(7) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8) that if the Borrower is repaying less than all of the Loans, the Lenders of the remaining Loans will hold Loans in a principal amount equal to the amount of the Loans not prepaid. The non-repaid portion of the Loans must be equal to a minimum of $2,000 or an integral multiple of $1,000 in each case in principal amount; and

(9) the other instructions, as determined by the Borrower, consistent with this Section 6.09, that a Lender must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not a Lender receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the prepayment of the Loans as to all other Lenders that properly received such notice without defect.

(b) On the Change of Control Payment Date, the Borrower will, to the extent permitted by law,

(1) prepay all Loans or portions thereof properly accepted in accordance with Section 6.09 and pursuant to the Change of Control Offer, and

(2) deposit with the Administrative Agent an amount equal to the aggregate Change of Control Payment in respect of all Loans or portions thereof accepted for prepayment.

(c) The Borrower shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and prepays all Loans validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 6.10 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

The Covenant Parties will not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary of a Covenant Party (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary of a Domestic Subsidiary, to guarantee the payment of any Indebtedness of the Borrower or any other Guarantor unless:

(a) such Restricted Subsidiary within 30 days executes and delivers a joinder to this Agreement providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Borrower or any Guarantor:

(1) if the Loans or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee provided under the joinder shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Loans are subordinated to such Indebtedness; and

(2) if such Indebtedness is by its express terms subordinated in right of payment to the Loans or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Loans or such Guarantor’s Guarantee; and

(b) such Restricted Subsidiary shall within 30 days deliver to the Administrative Agent an Opinion of Counsel reasonably satisfactory to the Administrative Agent;

provided that this Section 6.10 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Section 6.11 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Neither Borrower nor VNU HF may consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), and VNU HF may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) such Borrower or VNU HF, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Borrower or VNU HF, as applicable) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than such Borrower or VNU HF, as applicable, expressly assumes all the obligations of such Borrower under the Loans and the Security Documents or VNU HF under its Guarantee and the Security Documents, as applicable, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.05(a), or

(b) the Consolidated Leverage Ratio would be less than such ratio immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of Section 6.11(c) shall apply, shall have by amendment or joinder confirmed that its Guarantee shall apply to such Person’s obligations under this Agreement and the Loans;

(6) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendments or joinder, if any, comply with this Agreement;

(7) the Successor Company causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor Company;

(8) the Collateral owned by or transferred to the Successor Company shall (a) continue to constitute Collateral under this Agreement and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (c) not be subject to any Lien other than Liens permitted by Section 6.08; and

(9) the property and assets of the Person which is merged or consolidated with or into the Successor Company, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Agreement.

(b) The Successor Company will succeed to, and be substituted for such Borrower or VNU HF, as applicable, as the case may be, under this Agreement and the Guarantees, as applicable. Notwithstanding the foregoing clauses (3) and (4) of Section 6.11(a),

(1) any Covenant Party or Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Borrower or Restricted Guarantor; and

(2) the Borrower may merge with an Affiliate of such Borrower, as the case may be, solely for the purpose of reorganizing such Borrower in a State of the United States so long as the amount of Indebtedness of the Covenant Parties and the Restricted Subsidiaries is not increased thereby.

(c) Subject to releases permitted by Section 10.09, no Restricted Guarantor will, and the Covenant Parties will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under this Agreement and such Restricted Guarantor’s related Guarantee pursuant to amendments, joinders or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(c) immediately after such transaction, no Default exists; and

(d) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Agreement; or

(2) in the case of any Restricted Guarantor other than VNU HF, the transaction does not violate Section 6.06.

(d) In the case of Section 6.11(c)(1) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under this Agreement and such Restricted Guarantor’s Guarantee. Notwithstanding the foregoing, any Restricted Guarantor may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or the Borrower.

Notwithstanding the foregoing, solely for purposes of this Section 6.11, the sale, transfer, conveyance or other disposal of ACN and its Subsidiaries that are Restricted Subsidiaries shall not constitute a sale, transfer, conveyance or other disposal of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, so long as, at the time of such transaction, (a) the EBITDA of ACN and its Restricted Subsidiaries on a consolidated basis for the four most recently ended fiscal quarters for which internal financial statements are available represented less than 45% of the EBITDA of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis for the same four-quarter period and (b) the Covenant Parties and the Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 6.05(a).

Section 6.12 Additional Collateral and Guarantors

(a) Subject to Section 6.13, upon the acquisition by the Borrower or any Guarantor of any First Priority After-Acquired Property, the Borrower or such Guarantor shall execute and deliver such mortgages, deeds of trust, deeds to secure debt, preferred ship mortgages, security instruments, financing statements and certificates, opinions of counsel or such other documentation substantially similar to the documentation delivered to secure Senior Credit Facility Obligations (including, without limitation title insurance policies, surveys and other documentation as may be reasonably required by the Collateral Agent and consistent with the requirements for similar Collateral in which security interest or Liens were taken on the Closing Date) as shall be reasonably necessary to vest in the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest or lien, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described the Security Documents) added to the Collateral, and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect to the extent required hereunder. The Borrower and the Guarantors shall take such actions as may be required to ensure that the Loan Obligations are at all times secured on collateral at least ratably with the Senior Credit Facility

Obligations and all other Secured Obligations pursuant to the First Lien Security Documents. In the event that any Subsidiary of VNU HF shall at any time be or become a guarantor of the Senior Credit Facility Obligations or any other Senior Secured Obligations, the Borrower shall cause such Subsidiary concurrently to become a party to this Agreement as a Guarantor pursuant to a guaranty supplement and such other documentation as the Administrative Agent may reasonably require.

Section 6.13 Post-Closing Requirements.

As soon as reasonably practicable after the Closing Date, but not later than ninety (90) days after the Closing Date (subject to extension by the Collateral Agent and the Administrative Agent in their reasonable discretion), deliver each First Lien Security Document set forth on Schedule 6.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral having the priority required by the Loan Documents.

Section 6.14 Notices under Senior Credit Facilities, Information and Inspection.

(a) The Borrower shall promptly provide to the Administrative Agent and (for distribution to each Lender) copies of all notices, reports, financial statements, certificates and other documents which it provides to the agents or lenders pursuant to the Credit Agreement. The Borrower shall also provide promptly such information regarding the business, legal, financial, or corporate affairs of the Loan Parties or any of their Respective Subsidiaries, or compliance with the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

(b) The Borrower shall permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.13 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrowers’ expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants.

Section 6.15 Suspension of Certain Covenants.

(a) During any period of time that: (i) the Borrower has Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Agreement (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Covenant Parties and the Restricted Subsidiaries shall not be subject to Section 6.03 hereof, Section 6.04 hereof, Section 6.05 hereof, Section 6.06 hereof, Section 6.07 hereof, Section 6.09 hereof and Section 6.11(a)(4) hereof (the “Suspended Covenants”).

(b) In the event that the Covenant Parties and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Agreement for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Loans below an Investment Grade Rating then the Covenant Parties and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Agreement. The period of time between the Covenant Suspension Event and the Reversion Date is referred to herein as the “Suspension Period”.

(c) In the event that the Covenant Parties and the Restricted Subsidiaries are not subject to the Suspended Covenants and the Borrower or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Loans below an Investment Grade Rating, then the Covenant Parties and the Restricted Subsidiaries shall thereafter again be subject to Section 6.09 hereof with respect to future events, including, without limitation, a proposed transaction described in this clause (c).

(d) On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to Section 6.05(a) or Section 6.05(b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Sections 6.05(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 6.05(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.03 will be made as though Section 6.03 had been in effect since the Closing Date and throughout the Suspension Period. For the avoidance of doubt, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 6.03(a). No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Borrower or its Restricted Subsidiaries during the Suspension Period. For purposes of

Section 2.05(b), on the Reversion Date, the unutilized Collateral Excess Proceeds and Excess Proceeds amount shall be reset to zero.

(e) The Borrower shall deliver promptly to the Administrative Agent an Officer’s Certificate notifying it of any such occurrence under this Section 6.14.

ARTICLE VII.

Events Of Default and Remedies

Section 7.01 Events of Default.

(a) Any of the following shall constitute an event of default (an “Event of Default”):

(1) a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Loans; or

(2) a default for 30 days or more in the payment when due of interest on or with respect to the Loans; or

(3) failure by the Borrower or any Guarantor for 60 days after receipt of written notice given by the Administrative Agent to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in any Loan Document; or

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by any Covenant Party or any of the Restricted Subsidiaries or the payment of which is guaranteed by any Covenant Parties or any of the Restricted Subsidiaries, other than Indebtedness owed to a Covenant Parties or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the incurrence of the Loans, if both:

(i) such default either results from the failure to make any payment with respect to such Indebtedness when due (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness when due and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to make any payment with respect thereto (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by a Covenant Party or any Significant Party to pay final judgments aggregating in excess of $100 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding have been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) any Covenant Party or any of the Restricted Subsidiaries that is a Significant Party or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Party, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(7) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Agreement or the release of any such Guarantee in accordance with this Agreement;

(8) unless all of the Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the first priority Liens on all or substantially all of the Collateral securing the Loan Obligations cease to be valid or enforceable or have the priority required by the Security Documents and such Default continues for 30 days, or the Borrower shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of Covenant Parties, Covenant Parties fail to cause such Subsidiary to rescind such assertions within 30 days after the Covenant Parties have actual knowledge of such assertions; or

(9) the failure by the Borrower or any Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Lenders and would not materially affect the value of the Collateral taken as a whole.

(b) In the event of any Event of Default specified in clause (4) of Section 7.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Loans) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lenders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) lenders or holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Section 7.02 Remedies upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii) subject to the Intercreditor Agreement, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law with respect to the Collateral or otherwise.

(b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of Section 7.01(a), all outstanding Loans shall be due and payable immediately without further action or notice.

Section 7.03 Application of Funds.

Subject to the Intercreditor Agreement, after the exercise of remedies provided for in Section 7.02, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including

Attorney Costs payable under Section 9.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 9.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on the Loans ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Loan Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Loan Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE VIII.

Administrative Agent and Other Agents

Section 8.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary, agency, trust or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for and to enter into any “Parallel Debt” as defined in the Security Documents governed by Dutch law) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article VIII (including, Section 8.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02 Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Administrative Agent or the Collateral Agent, as the case may be, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction). Each of the Secured Parties hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to execute the Intercreditor Agreement, and any other intercreditor agreement which satisfies the requirements of this Agreement, and agrees to be bound by the terms thereof.

Section 8.03 Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan

Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 8.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. No Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.01).

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 8.05 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.06 Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

Section 8.07 Indemnification of Agents.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 8.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 8.08 Agents in their Individual Capacities.

Goldman Sachs Lending Partners LLC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Goldman Sachs Lending Partners LLC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Goldman Sachs Lending Partners LLC or its Affiliates may receive information regarding the Borrower or its respective Affiliates (including information that may be subject to confidentiality obligations in favor of any such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loans, Goldman Sachs Lending Partners LLC and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Goldman Sachs Lending Partners LLC in its individual capacity. Any successor to Goldman Sachs Lending Partners LLC as the Administrative Agent shall also have the rights attributed to Goldman Sachs Lending Partners LLC under this paragraph.

Section 8.09 Successor Agents.

The Administrative Agent may resign as the Administrative Agent upon 30 days’ prior written notice to the Lenders and Nielsen. The Administrative Agent shall have the right to appoint a financial institution as a successor agent, which successor agent shall be consented to by the Required Lenders and (except during the existence of an Event of Default under Section 7.01(a)(7)) by Nielsen (each such consent not to be unreasonably withheld or delayed). If no successor agent is appointed by the Administrative Agent upon its resignation, the Required Lenders shall appoint a financial institution as a successor agent for the Lenders, which successor agent shall be consented to by Nielsen at all times other than during the existence of an Event of Default under Section 7.01(a)(7) (which consent of Nielsen shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VIII and Sections 9.04 and 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. Notwithstanding the foregoing, if no successor agent has been appointed as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that Section 6.12 is satisfied, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

The Collateral Agent may resign upon the terms set forth in the Intercreditor Agreement.

Section 8.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.09 and 9.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.11 Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Commitments and payment in full of all Loan Obligations (other than contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (i) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset, (ii) the transfer is between parties organized under the laws of different jurisdictions and at least one of such parties is a Foreign Subsidiary and (iii) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 9.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) upon the terms of the Security Documents or the Intercreditor Agreement;

(b) To release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (13) of the definition of Permitted Liens; and

(c) That any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Credit Facilities Obligations.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.11. In each case as specified in this Section 8.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.11.

Section 8.12 Arranger.

The Arranger shall not have any obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Arranger, the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.13 Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article VIII and of Sections 9.04 and 9.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

ARTICLE IX.

Miscellaneous

Section 9.01 Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement, any other Loan Document or the Intercreditor Agreement, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by Administrative Agent (with the consent of the Required Lenders) and such Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender holding the applicable Loan Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 9.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, or to whom such fee or other amount is owed; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(c) change any provision of this Section 9.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.06, 2.12(a), 2.13 or 7.03 without the written consent of each Lender;

(d) other than in connection with a transaction permitted under Section 6.11, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(e) other than in connection with a transaction permitted under Section 6.11, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document and (ii) Section 9.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in Section 9.01, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Collateral Agent and may be, together with this Agreement, amended and waived with the consent of the Collateral Agent at the request of Nielsen without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with the local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 9.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent or the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 9.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

(d) Electronic Communications.

(i) Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites, including IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”)) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. No Agent-Related Person warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by any Agent-Related Person in connection with the Platform or the Approved Electronic Communications.

(iv) Each Loan Party, each Lender, and each of the Administrative Agent and the Collateral Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

Section 9.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 9.04 Attorney Costs and Expenses.

Whether or not the transactions contemplate hereby are consummated, the Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arranger and the Lenders party hereto on the date hereof (the “Initial Lenders”) for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Weil, Gotshal & Manges LLP, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Arranger and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise)

of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs of counsel to the Administrative Agent, the Collateral Agent and the Initial Lenders). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other (reasonable, in the case of Section 9.04(a)) out-of-pocket expenses incurred by the Administrative Agent and the Initial Lenders. The agreements in this Section 9.04 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 9.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 9.05 Indemnification by the Borrower.

Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, the Arranger, each Lender and its respective Affiliates, and directors, partners, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, partner, officer or employee of such Indemnitee, as determined by the final, non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Borrower or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, any Loan Party’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 9.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final, non-appealable judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.05. The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Loan Obligations.

Section 9.06 Payments Set Aside.

To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 9.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 6.11) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 9.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 9.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.07(g) or (iv) to an SPC in accordance with the provisions of

Section 9.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of (A) Nielsen, provided that no consent of Nielsen shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund and (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund or if an Event of Default under Sections 7.01(a)(1), 7.01(a)(2) or 7.01(a)(6) has occurred and is continuing.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, and shall be in increments of $1,000,000 in excess thereof unless each of Nielsen and the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs Lending Partners LLC or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an affiliate or Approved Funds of a Lender or a Person under common management with a Lender); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 9.04 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, after consultation with Nielsen, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that requires the affirmative vote of such Lender. Subject to Section 9.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Nielsen’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless Nielsen is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities;

provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Section 9.08 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, in accordance with such Administrative Agent’s and such Lender’s customary procedures for handling confidential information of such nature, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 9.08 (or as may otherwise be reasonably acceptable to Nielsen), to any pledgee referred to in Section 9.07(g), Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap, derivative transaction relating to the Borrower and its obligations; (f) with the written consent of Nielsen; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder, under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement or rights hereunder or thereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowing. For the purposes of this Section 9.08, “Information” means all information received from the Loan Parties relating to any Loan Party or any Subsidiary or its business, other than any such information that is publicly available to the Administrative Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 9.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01 hereof.

Section 9.09 Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have.

Section 9.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.11 Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 9.12 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than any Loan Documents expressly governed by the laws of The Netherlands), the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 9.13 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.14 GOVERNING LAW.

THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENTS EXPRESSLY GOVERNED BY THE LAWS OF THE NETHERLANDS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 9.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 9.15 WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.16 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 9.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 6.11.

Section 9.17 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, the Collateral Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the Collateral Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the Collateral Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or the Collateral Agent from the Borrower in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Collateral Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or the Collateral Agent in such currency, the Administrative Agent or the Collateral Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 9.18 Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.19 USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of each Borrower and other information regarding such Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 9.20 No Fiduciary Duty.

The Administrative Agent, the Collateral Agent, each Lender, the Arranger and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower, its stockholders and/or its affiliates. Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and Borrower, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person. Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

ARTICLE X.

Guarantee

Section 10.01 The Guarantee.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Loans held by each Lender of, any Borrower (other than such Guarantor), and all other Loan Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 10.02 Obligations Unconditional.

The obligations of the Guarantors under Section 10.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 10.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 10.03 Reinstatement.

The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 10.04 Subrogation; Subordination.

Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 10.05 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7.02(a) (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.02(a)) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.01.

Section 10.06 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 10.07 Continuing Guarantee.

The guarantee in this Article X is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 10.08 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 10.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 10.09 Release of Guarantors.

A Guarantor shall be automatically and unconditionally released and discharged from its obligations under this Agreement (including under Section 9.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Documents (and the pledge of such Guarantor’s Equity Interests pursuant to the Security Documents shall be automatically released) upon:

(i) any sale, exchange or transfer (by merger or otherwise) of (1) the Capital Stock of such Guarantor (other than VNU HF) (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or a Subsidiary of a Guarantor or (2) all or substantially all the assets of such Guarantor (other than VNU HF) which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of this Agreement;

(ii) the release or discharge of the guarantee by such Guarantor (other than VNU HF) of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; or

(iii) the proper designation of any Restricted Subsidiary that is a Guarantor (other than VNU HF) as an Unrestricted Subsidiary.

So long as the Borrower shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 10.09 in accordance with the relevant provisions of the Security Documents.

Section 10.10 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.04. The provisions of this Section 10.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.11 Certain Dutch Matters.

Any obligation, guarantee or undertaking granted or assumed by a Person incorporated or organized under the laws of The Netherlands pursuant to this Agreement (including but not limited to this Article X) or any other Loan Document shall be deemed not to be undertaken or incurred by such Person to the extent that the same would constitute unlawful financial assistance within the meaning of Section 2:207(c) or 2:98(c) of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Loan Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Persons incorporated under the laws of The Netherlands will continue to guarantee and secure all such obligations which, if included, do not constitute a violation of the Prohibition.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NIELSEN FINANCE LLC

By:	/s/ Harris A. Black
Name: Harris A. Black Title: Secretary

Senior Secured Loan Agreement

NIELSEN FINANCE CO.

By:	/s/ Harris A. Black
Name: Harris A. Black Title: Secretary

Senior Secured Loan Agreement

ATHENIAN LEASING CORPORATION NMR INVESTING I, INC.

By:	/s/ Frederick A. Steinmann
Name: Frederick A. Steinmann Title: Executive Vice President

Senior Secured Loan Agreement

NMR LICENSING ASSOCIATES, L.P. A LIMITED PARTNERSHIP

BY:	NMR INVESTING I, INC., ITS GENERAL PARTNER

By:	/s/ Frederick A. Steinmann
Name: Frederick A. Steinmann Title: Executive Vice President

Senior Secured Loan Agreement

A. C. NIELSEN (ARGENTINA) S.A.

A. C. NIELSEN COMPANY, LLC

ACN HOLDINGS INC.

ACNIELSEN CORPORATION

ART HOLDING, L.L.C.

BILLBOARD CAFES, INC.

CZT/ACN TRADEMARKS, L.L.C.

EMIS (CANADA), LLC

FOREMOST EXHIBITS, INC.

MFI HOLDINGS, INC.

NESLEIN HOLDING, L.L.C.

NETRATINGS, LLC

NIELSEN BUSINESS MEDIA, INC.

NIELSEN BUSINESS MEDIA HOLDING COMPANY

NIELSEN GOVERNMENT AND PUBLIC SECTOR, INC.

NIELSEN HOLDINGS, L.L.C.

NIELSEN IAG, INC.

NIELSEN LEASING CORPORATION

NIELSEN MOBILE, LLC

NIELSEN NATIONAL RESEARCH GROUP, INC.

REWARDTV, INC.

THE CAMBRIDGE GROUP, INC.

THE NIELSEN COMPANY (US), LLC

TNC (US) HOLDINGS, INC.

VNU MARKETING INFORMATION, INC.

By:	/s/ Harris A. Black
Name: Harris A. Black Title: Vice President

Senior Secured Loan Agreement

ACNIELSEN ERATINGS.COM

By:	/s/ Harris A. Black
Name: Harris A. Black Title: Secretary

Senior Secured Loan Agreement

AGB NIELSEN MEDIA RESEARCH B.V. THE NIELSEN COMPANY B.V. NIELSEN HOLDING AND FINANCE B.V. VNU INTERMEDIATE HOLDING B.V. VNU INTERNATIONAL B.V.

By:	/s/ Harris A. Black
Name: Harris A. Black Title: Proxyholder for the Guarantors

Senior Secured Loan Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:	/s/ Allison R. Liff
Name: Allison R. Liff Title: Authorized Signatory

Senior Secured Loan Agreement

GSLP I OFFSHORE HOLDINGS FUND A, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name: Oliver Thym Title:

GSLP I OFFSHORE HOLDINGS FUND B, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name: Oliver Thym Title:

GSLP I OFFSHORE HOLDINGS FUND C, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name: Oliver Thym Title:

GSLP ONSHORE HOLDINGS FUND, L.L.C. By: Goldman, Sachs & Co., as Attorney-in-Fact

By:	/s/ Oliver Thym
Name: Oliver Thym Title:

Senior Secured Loan Agreement

SCHEDULE 1.01A

COMMITMENTS

Lender	Commitment	Amount
GSLP I OFFSHORE HOLDINGS FUND A, L.P,	30.5350823148%	$152,675,411.57
GSLP I OFFSHORE HOLDINGS FUND B, L.P.	30.5350823148%	$152,675,411.57
GSLP I OFFSHORE HOLDINGS FUND C, L.P.	30.5350823148%	$152,675,411.57
GSLP ONSHORE HOLDINGS FUND, L.L.C.	8.3947530556%	$41,973,765.29

Total	100%	$500,000,000

SCHEDULE 5.08

OWNERSHIP OF PROPERTY

None.

2

SCHEDULE 5.09(B)

ENVIRONMENTAL MATTERS

None.

3

SCHEDULE 5.09(D)

ENVIRONMENTAL ACTIONS

None.

4

SCHEDULE 5.10

TAXES

None.

5

SCHEDULE 5.11(A)

ERISA COMPLIANCE

None.

6

SCHEDULE 6.13(A)

CERTAIN COLLATERAL DOCUMENTS

Dutch law notarial deed of amendment relating to (i) the pledge of shares dated 9 August 2006 made between VNU Intermediate Holding B.V. as Pledgor, Citibank N.A. as Pledgee and Nielsen Holding and Finance B.V. as the Company (all as defined therein); (ii) the pledge of shares dated 9 August 2006 made between Nielsen Holding and Finance B.V. as Pledgor, Citibank N.A. as Pledgee and VNU International B.V. (all as defined therein), (iii) the intercompany receivables pledge dated 9 August 2006 made between, amongst others, The Nielsen Company B.V. (formerly known as VNU Group B.V.), VNU Intermediate Holding B.V., Nielsen Holding and Finance B.V. (formerly known as VNU Holding and Finance B.V.) and VNU International B.V. as Pledgors and Citibank, N.A. as Pledgee (all as defined therein); and (iv) the intercompany receivables pledge date 13 February 2009 made between AGB Nielsen Media Research B.V. as the Pledgor and Citibank, N.A. as the Pledgee (all as defined therein).

7

SCHEDULE 9.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

Administrative Agent’s Address:

Goldman Sachs Lending Partners LLC

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: Sandra Guillen

Fax: (212) 357-4597

Collateral Agent’s Address:

Citibank, N.A.

390 Greenwich Street, 1st Floor

New York, New York, 10013

Attention: Neil Mahon

Telecopy: (646) 291-1629

Email: comelius.p.mahon@citigroup.com

Borrowers’ Address:

Nielsen Finance LLC

770 Broadway

New York, NY 10003

Attention: David Berger

Telephone: 1-646-654-5057

Facsimile: 1-646-654-5001

dberger@vnuinc.com

With copies to:

O’Melveny & Myers LLP

Seven Times Square

New York, New York 10036

Attention: Gregory Ezring, Esq.

Telephone: (212) 326-2000

Facsimile: (212) 326-2061

8

EXHIBIT A

[FORM OF]

COMMUTED LOAN NOTICE

To:	Goldman Sachs Lending Partners LLC,
as Administrative Agent c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: Sandra Guillen
Fax: (212) 357-4597

[Date]

Ladies and Gentlemen:

Reference is made to the Senior Secured Loan Agreement, dated as of June 8, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Nielsen Finance LLC, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Goldman Sachs Lending Partners LLC, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement,

The undersigned Borrower hereby irrevocably requests, pursuant to Section 2.02(a) of the Loan Agreement, a Borrowing of new Loans

to be made on the terms set forth below:

(A) Date of Borrowing (which is a Business Day)

(B) Principal amount

(C) Location and number of Borrower’s account to which proceeds of Borrowings are to be disbursed:

NIELSEN FINANCE LLC

By:
Name:
Title:

EXHIBIT B

LENDER: [—]

PRINCIPAL AMOUNT: $[—]

[FORM OF] NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, NIELSEN FINANCE LLC, a Delaware limited liability company (“Nielsen”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Senior Secured Loan Agreement, dated as of June 8, 2009 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Nielsen Finance LLC, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Goldman Sachs Lending Partners LLC, as Administrative Agent) (i) on the dates set forth in the Loan Agreement, the principal amounts set forth in the Loan Agreement with respect to Loans made by the Lender to Nielsen pursuant to the Loan Agreement until repaid in full and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Loan Agreement on the unpaid principal amount of all Loans made by the Lender to Nielsen pursuant to the Loan Agreement.

Nielsen promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Loan Agreement.

Nielsen hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Nielsen under this note.

This note is one of the Notes referred to in the Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

This Note is entitled to the benefits of the Guarantee.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

NIELSEN FINANCE LLC

By:
Name:
Title:

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

EXHIBIT C

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein shall have the meanings specified in the Senior Secured Loan Agreement, dated as of June 8, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Nielsen Finance LLC, the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and Goldman Sachs Lending Partners LLC, as Administrative Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1, attached hereto, are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower:

4.	Administrative Agent:

5.	Assigned Interest:

Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Aggregate Commitment/Loans of all Lenders[1]
$	$	%

6.	Effective Date of Assignment (the “Effective Date”)[2]:

[1]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of the transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name
Title:

[Consented to and][3] accepted by:
Goldman Sachs as Administrative Agent

By:
Name:
Title:

[3]	No consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

[Consented to and][4] accepted by:
Nielsen Finance LLC

By:
Name:
Title:

[4]

No consent of Nielsen shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund or if an Event of Default under Sections 7.01(a)(1), 7.01(a)(2) or 7.01(0(6) of the Loan Agreement has occurred and is continuing.

Annex 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Nielsen Finance LLC or any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement or (iv) the performance or observance by Nielsen Finance LLC or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender thereunder, (iii) from and after the Effective Date, it shall be bound by the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Loan Agreement, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05 or 6.01 of the Loan Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) if it is not already a Lender under the Loan Agreement, attached to the Assignment and Assumption is an Administrative Questionnaire as required by the Loan Agreement and (vii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Goldman Sachs Lending Partners LLC or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an affiliate or an Approved Fund of a Lender or a Person under common management with a Lender) and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, including its obligations pursuant to Section 3.01 of the Loan Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

3.1 In accordance with Section 9.07 of the Loan Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Loan Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Loan Agreement (and, in the case that this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Loan Agreement, the Assignor shall cease to be a party to the Loan Agreement but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 9.04 and 9.05 thereof).

3.2 This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by and interpreted under the law of the state of New York.

EXHIBIT D

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Amended and Restated Security Agreement dated as of August 9, 2006, as amended and restated as of June 23, 2009 (the “Security Agreement”), between Nielsen Finance LLC (“Nielsen Finance”), the other Grantors party thereto (collectively, the “Grantors”) and Citibank, N.A. as the collateral agent (in such capacity, the “Collateral Agent”) and (ii) that certain Senior Secured Loan Agreement dated as of June 8, 2009 (the “Loan Agreement”) among Nielsen Finance, as Borrower, the Grantors party thereto from time to time, the lenders party thereto from time to time and Goldman Sachs Lending Partners LLC as administrative agent. Capitalized terms used but not defined herein have the meanings assigned in the Loan Agreement.

As used herein, the term “Companies” or “Company” means the wholly-owned Subsidiaries of Nielsen Company BV organized under the laws of the United States or a state thereof.

The undersigned hereby certify to the Collateral Agent as follows:

Names.

The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise during the past 5 years. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, during the past 5 years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

Current Locations. a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

Set forth in Schedule 2(c) hereto are all the other places of business of each Company.

Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.

Prior Locations. Set forth in Schedule 3 is the information required by Schedule 2(a), Schedule 2(b), Schedule 2(c), and Schedule 2(d) with respect to each location or place of business previously maintained by each Company at any time during the past four months.

Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind during the past 5 years.

UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) the appropriate filing offices for the filings described in Schedule 11(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) of the Companies granted to the Collateral Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral of the Companies granted to the Collateral Agent pursuant to the Collateral Documents.

Real Property. Attached hereto as Schedule 7(a) is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 7(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 7(a) and no Company has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.

Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

13

Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) and Schedule 9(b) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 9(c) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies.

Intellectual Property. b) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreement), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

Attached hereto as Schedule 11(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 11(a) and Schedule 11(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.

13. Letter-of-Credit Rights. Attached hereto as Schedule 13 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

14

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this 23rd day of June, 2009.

[Signature Pages Follow]

15

NIELSEN FINANCE LLC

By:
Name:
Title:

[Each of the Grantors]

By:
Name:
Title:

16

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
A. C. Nielsen (Argentina) S.A.	Corporation	Yes	0639708	36-2722599	Delaware

A. C. Nielsen Company, LLC	Limited Liability Company	Yes	0529010	36-1549320	Delaware

ACN Holdings Inc.	Corporation	Yes	3353345	52-2294969	Delaware

ACNielsen Corporation	Corporation	Yes	2618851	06-1454128	Delaware

ACNielsen eRatings.com	Corporation	Yes	3098846	06-1561730	Delaware

ART Holding, L.L.C.	Limited Liability Company	Yes	2831064	None	Delaware

Athenian Leasing Corporation	Corporation	Yes	2272473	94-3156553	Delaware

Billboard Cafes, Inc.	Corporation	Yes	2529785	13-3992415	Delaware

CZT/ACN Trademarks, L.L.C.	Limited Liability Company	Yes	2676224	None	Delaware

EMIS (Canada), LLC	Limited Liability Company	Yes	2953175	13-4027129	Delaware

Foremost Exhibits, Inc.	Corporation	Yes	C15347-1994	95-4502915	Nevada

MFI Holdings, Inc.	Corporation	Yes	3185969	94-3360052	Delaware

Neslein Holding, L.L.C.	Limited Liability Company	Yes	2835348	2835348	Delaware

NetRatings, LLC	Limited Liability Company	Yes	2769374	77-0461990	Delaware

Nielsen Business Media Holding Company	Corporation	Yes	4453514	26-2086718	Delaware

Nielsen Business Media, Inc.	Corporation	Yes	2367673	13-3754838	Delaware

Nielsen Finance Co.	Corporation	Yes	4184623	20-5172975	Delaware

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
Nielsen Finance LLC	Limited Liability Company	Yes	4164033	20-5172894	Delaware

Nielsen Government and Public Sector, Inc.	Corporation	Yes	C1722159	95-442600	California

Nielsen IAG, Inc.	Corporation	Yes	3099933	13-4080072	Delaware

Nielsen Leasing Corporation	Corporation	Yes	0861786	36-3191217	Delaware

Nielsen Mobile, LLC	Limited Liability Company	Yes	2906911	91-1911335	Delawlare

Nielsen National Research Group, Inc.	Corporation	Yes	C0857367	95-3194285	California

NMR Investing I, Inc.	Corporation	Yes	2655967	06-1450569	Delaware

NMR Licensing Associates, L.P.	Limited Partnership	Yes	2890638	51-0380964	Delaware

RewardTV, Inc.	Corporation	Yes	3414003	13-41814059	Delaware

TNC (US) Holdings, Inc.	Corporation	Yes	N/A	22-2145575	New York

The Nielsen Company (US), LLC	Limited Liability Company	Yes	3587365	04-3721439	Delaware

The Cambridge Group, Inc.	Corporation	Yes	50722511	36-2836077	Illinois

VNU Marketing Information, Inc.	Corporation	Yes	2509637	13-3836156	Delaware

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change
Nielsen Finance LLC	Valcon Finance LLC	6/30/06

The Nielsen Company (US), LLC	AC Nielsen (US), Inc.	10/1/08

Nielsen Business Media, Inc.	VNU Business Media, Inc.	1/24/07

Nielsen Mobile, LLC	Telephia, Inc.	10/24/07

TNC (US) Holdings, Inc.	VNU, Inc.	1/23/07
	The Nielsen Company (US), Inc.	10/1/08

Nielsen Government and Public Sector, Inc.	ACNielsen EDI II, Inc.	4/2/09

Nielsen IAG, Inc.	IAG Research, Inc.	5/15/08

Schedule 1(c)

Changes in Corporate Identity; Other Names

PRIOR NAMES

Company	Corporate Names of Predecessor Entities	Action	Date of Action	State of Formation
A.C. Nielsen Company, LLC	A.C. Nielsen Company	Conversion	12/31/08	DE

The Nielsen Company (US), LLC	ACNielsen International Research (United States) Limited	Merger	12/31/06	NY
	BBI Marketing Services, Inc.	Merger	12/31/06	DE
	Nielsen Decisions Made Easy, Inc.	Merger	10/1/08	AK
	AC Nielsen (US), Inc.	Conversion	10/1/08	DE
	Nielsen Media Research, LLC	Merger	10/1/08	DE
	Clarita Inc.	Merger	10/1/08	DE
	Nielsen Entertainment, LLC	Merger	10/1/08	DE
	Consumer Research Services, Inc.	Merger	10/1/08	DE
	SRDS, Inc.	Merger	10/1/08	DE
	Audience Analytics, L.L.C.	Merger	10/1/08	UT
	Cannon Holdings, L.L.C.	Merger	10/1/08	UT
	VNU USA Property Management, Inc.	Merger	10/1/08	NY
	Nielsen EDI, Inc.	Merger	10/1/08	CA

Nielsen Business Media, Inc.	VNU eMedia, Inc.	Merger	12/31/06	DE
	VNU Expositions, Inc.	Merger	12/31/06	DE
	H.R. Industries, Inc.	Merger	12/31/06	CA
	VNU Business Media, Inc.	Amendment	1/24/07	DE

Nielsen Finance LLC	Valcon Finance LLC	Amendment	6/30/06	DE

Nielsen Mobile, LLC	Mobility Acquisition Sub, Inc.	Merger	8/9/07	DE
	Telephia, Inc.	Amendment	10/24/07	DE
	Nielsen Mobile, Inc.	Conversion	10/1/08	DE
	Mspect, Inc.	Merger	10/1/08	DE

Company	Corporate Names of Predecessor Entities	Action	Date of Action	State of Formation
	Sharetracker, LLC	Merger	10/1/08	DE
	Criterion Wireless Corp.	Merger	10/1/08	GA

TNC (US) Holdings, Inc.	VNU, Inc.	Amendment	1/23/07	NY
	Global Media USA, LLC	Merger	11/29/07	DE
	The Nielsen Company (US), Inc.	Amendment	10/1/08	NY

NetRatings, LLC	NTRT Acquisition Sub, Inc.	Merger	6/22/07	DE
	Netvalue USA, Inc.	Merger	11/26/07	DE
	NetRatings, LLC	Conversion	10/1/08	DE

Nielsen Government and Public Sector, Inc.	ACNielsen EDI II, Inc.	Amendment	4/2/09	CA

Nielsen IAG, Inc.	IAG Research, Inc.	Amendment	5/15/08	DE

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State
A. C. Nielsen (Argentina) S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

A. C. Nielsen Company, LLC	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

ACN Holdings Inc.	770 Broadway New York, NY 10003	New York	New York

ACNielsen Corporation	770 Broadway New York, NY 10003	New York	New York

ACNielsen eRatings.com	770 Broadway New York, NY 10003	New York	New York

ART Holding, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Athenian Leasing Corporation	801 West Street Wilmington, DE 19801	New Castle	Delaware

Billboard Cafes, Inc.	770 Broadway New York, NY 10003	New York	New York

CZT/ACN Trademarks, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

EMIS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Foremost Exhibits, Inc.	770 Broadway New York, NY 10003	New York	New York

MFI Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

Neslein Holding, L.L.C.	770 Broadway New York, NY 10003	New York	New York

NetRatings, LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen Business Media Holdings Company	770 Broadway New York, NY 10003	New York	New York

Nielsen Business Media, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen Government and Public Sector, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

Nielsen Finance Co.	770 Broadway New York, NY 10003	New York	New York

Nielsen Finance LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen IAG, Inc.	770 Broadway New York, NY 10003	New York	New York

Company	Address	County	State
Nielsen Leasing Corporation	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Nielsen Mobile, LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen National Research Group, Inc.	6255 Sunset Boulevard Hollywood, CA 90028	Los Angeles	California

NMR Investing I, Inc.	801 West Street Wilmington, DE 19801	New Castle	Delaware

NMR Licensing Associates, L.P.	801 West Street Wilmington, DE 19801	New Castle	Delaware

RewardTV, Inc.	770 Broadway New York, NY 10003	New York	New York

The Nielsen Company (US), LLC	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

The Cambridge Group, Inc.	770 Broadway New York, NY 10003	New York	New York

TNC (US) Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU Marketing Information, Inc.	770 Broadway New York, NY 10003	New York	New York

Schedule 2(b)

Location of Books

Company	Address	County	State
A. C. Nielsen (Argentina) S.A.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

A. C. Nielsen Company, LLC	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

ACN Holdings Inc.	770 Broadway New York, NY 10003	New York	New York

ACNielsen Corporation	770 Broadway New York, NY 10003	New York	New York

ACNielsen eRatings.com	770 Broadway New York, NY 10003	New York	New York

ART Holding, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Athenian Leasing Corporation	770 Broadway New York, NY 10003	New York	New York

Billboard Cafes, Inc.	770 Broadway New York, NY 10003	New York	New York

CZT/ACN Trademarks, L.L.C.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

EMIS (Canada), LLC	770 Broadway New York, NY 10003	New York	New York

Foremost Exhibits, Inc.	770 Broadway New York, NY 10003	New York	New York

MFI Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen Business Media, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen Government and Public Sector, Inc.	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Neslein Holding, L.L.C.	770 Broadway New York, NY 10003	New York	New York

NetRatings, LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen Finance, Co.	770 Broadway New York, NY 10003	New York	New York

Nieslen Finance,LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen IAG, Inc.	770 Broadway New York, NY 10003	New York	New York

Nielsen Leasing Corporation	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

Company	Address	County	State
Nielsen Mobile, LLC	770 Broadway New York, NY 10003	New York	New York

Nielsen National Research Group, Inc.	770 Broadway New York, NY 10003	New York	New York

NMR Investing I, Inc.	770 Broadway New York, NY 10003	New York	New York

NMR Licensing Associates, L.P.	770 Broadway New York, NY 10003	New York	New York

RewardTV, Inc.	770 Broadway New York, NY 10003	New York	New York

The Nielsen Company (US), LLC	150 N. Martingale Rd. Schaumburg, IL 60173	Cook	Illinois

The Cambridge Group, Inc.	770 Broadway New York, NY 10003	New York	New York

TNC (US) Holdings, Inc.	770 Broadway New York, NY 10003	New York	New York

VNU Marketing Information, Inc.	770 Broadway New York, NY 10003	New York	New York

Schedule 2(c)

Other Places of Business

Company	Address	City	State
The Nielsen Company (US), LLC	3091 Governors Lake Parkway	Norcross	GA

	53 Brown Road	Ithaca	NY

	12350 Northwest 39th Street	Coral Springs	FL

	6000 Cattleridge Drive	Sarasota	FL

	4440 Piedras Drive S, Suite 250	San Antonio	TX

	49 W 9000 South	Sandy	UT

Monitor Plus (Nmr)	2 Trap Falls Road	Shelton	CT

Net Ratings	890 Hillview Court	Milpitas	CA

Nielsen Business Media, Inc.	11835 West Olympic Boulevard	Los Angeles	CA

	31910 Del Obispo	San Juan Capistrano	CA

	910 Seventeenth Street	Washington	DC

	345 Park Avenue South	New York	NY

	49 Music Square West	Nashville	TN

	14685 Avion Parkway	Chantilly	VA

Nielsen IAG, Inc.	1801 Century Park West	Los Angeles	CA

	2029 Century Park East	Los Angeles	CA

	39111 West Six Mile Road	Livonia	MI

	39111 West Six Mile Road	Livonia	MI

	39111 West Six Mile Road	Livonia	MI

	300 Blvd East	Weehawken	NJ

	345 Park Avenue South	New York	NY

The Nielsen Company (US), LLC	1001 Madison Street	Benicia	CA

	12425 Lewis Street	Garden Grove	CA

	Two Embarcadero Center	San Francisco	CA

	7475 Dakin Street	Denver	CO

	1317 F Street, Nw	Washington	DC

	1659 Virginia Street	Dunedin	FL

Company	Address	City	State
	501 Brooker Creek Boulevard	Oldsmar	FL

	501 Brooker Creek Boulevard	Oldsmar	FL

	700 Brooker Creek Boulevard	Oldsmar	FL

	700 Brooker Creek Boulevard	Oldsmar	FL

	Undeveloped Land	Oldsmar	FL

	1083 Shotgun Road	Sunrise	FL

	15436 & 15438 N. Florida Ave	Tampa	FL

	1080 Knights Trail	Venice	FL

	3426 N Old Arlington Heights Rd	Arlington Heights	IL

	555 W. Lincoln Trail Boulevard	Radcliff	KY

	1395 Piccard Drive	Rockville	MD

	27600 Northwestern Hwy	Southfield	MI

	289 E 5th Street	St. Paul	MN

	200 E. Woodlawn Road, Building 1, Suite 200	Charlotte	NC

	16 Hyacinth Drive, 1a	Fords	NJ

	700 Kinderkamack Road	Oradell	NJ

	28 16th Street	Bayville	NY

	605 Third Avenue	New York	NY

	708 W 192 Street, 4n	New York	NY

	4015 Executive Park Drive	Cincinnati	OH

	228 Byers Road	Miamisburg	OH

	6700 Sw 105th Street	Beaverton	OR

	101 E 8th Ave Stuie 208	Conshohocken	PA

	920 Germantown Pike	Plymouth Meeting	PA

	10415 Hickory Path Way, Suites 102 & 103	Knoxville	TN

	2304 West Interstate 20	Arlington	TX

	9800 Northwest Freeway (610)	Houston	TX

Company	Address	City	State
	9800 Northwest Freeway (611)	Houston	TX

	820 Live Oak Drive	Chesapeake	VA

	555 Southlake Blvd.	Richmond	VA

	1715 114th Avenue Se	Bellevue	WA

Nielsen Mobile, LLC	101 Green Street	San Francisco	CA

	365 Main Street	San Francisco	CA

	33 West 19th Street, 3rd Floor	New York	NY

	740 E. Campbell Rd	Richardson	TX

	1344 Main Street, Suite 6	Lynchburg	VA

	1405 Main Street, Suite 5	Lynchburg	VA

	156 Oakley Avenue	Lynchburg	VA

	918 Commerce Street	Lynchburg	VA

The Nielsen Company (US), LLC (successor by merger to Radio & Records, Inc.)	2049 Century Park East	Los Angeles	CA

	39 E. Chestnut Street	Lancaster	PA

The Cambridge Group, Inc.	227 West Monroe Street	Chicago	IL

The Nielsen Company (US), LLC	55 Greens Farm Road	Westport	CT

	45 Danbury Road	Wilton	CT

	1390 Donaldson Road Center	Erlanger	KY

	8100 Nw 101st Terrace 4	Kansas City	MO

	10 Waterview Boulevard	Parsippany	NJ

	One North Lexington Avenue	White Plains	NY

	35 East Seventh Street	Cincinnati	OH

	15280 Nw Central Drive	Portland	OR

	609 S.W. 8th Street	Bentonville	AR

	39141 Civic Center Drive	Fremont	CA

	600 Summer Street, 5th Floor	Stamford	CT

	150 North Martingale Road	Schaumburg	IL

	50 West Rivercenter Blvd	Covington	KY

	600 South Highway 169	St. Louis Park	MN

	10202 & 10206 F Street	Omaha	NE

Company	Address	City	State
	220 Lake Drive East	Cherry Hill	NJ

	100 Passaic Avenue	Fairfield	NJ

	650 From Road	Paramus	NJ

	6800 Jericho Turnpike	Syosset	NY

	6900 Jericho Turnpike	Syosset	NY

	1014 Vine Street	Cincinnati	OH

	1000 Omega Drive	Pittsburgh	PA

	30 South Main Street	Fond Du Lac	WI

	2650 South Ashland	Green Bay	WI

	1402 Pankratz, Suite B	Madison	WI

	45 Danbury Road	Wilton	CT

	2700 Patriot Boulevard	Glenview	IL

	150 North Martingale Road	Schaumburg	IL

	101 Federal Street	Boston	MA

	1525 Wilson Boulevard	Arlington	VA

The Nielsen Company (US), LLC	4511 Singer Court, Suite 202	Chantilly	VA

TNC (US) Holdings, Inc.	Westford Office Park, 239 Littleton Road	Westford	MA

TNC (US) Holdings, Inc.	24 Woods Lake Road	Greenville	SC

	5055 Wilshire Boulevard	Los Angeles	CA

	6255 Sunset Boulevard	Los Angeles	CA

	9276 Scranton Road	San Diego	CA

	3955 Riverside Ave.	Jacksonville	FL

	580 Corporate Center, 4027 Tampa Road	Oldsmar	FL

	1145 Sanctuary Park	Alpharetta	GA

	200 W Jackson Boulevard	Chicago	IL

	200 North Martingale Road	Schaumburg	IL

	770 Broadway	New York	NY

	770 Broadway	New York	NY

	3200 West End Ave, Suite 540, 541, 542	Nashville	TN

	Bank One, 1717 Main Street	Dallas	TX

Company	Address	City	State
	2201 Sixth Avenue, Suite 1505	Seattle	WA

Schedule 2(d)

Additional Locations of Equipment and Inventory

None.

Schedule 3

Prior Locations Maintained by Companies

Company	Address	County	State
The Cambridge Group, Inc.	227 West Monroe Street, Chicago, IL 60606	Cook	IL

Schedule 4

Transactions Other than in the

Ordinary Course of Business

Company/Subsidiary	Transaction	Date of Transaction
Nielsen Entertainment, LLC	Acquired Radio and Records, Inc. (which has since merged into The Nielsen Entertainment, LLC)	August 2006

The Nielsen Company (US), LLC (f/k/a ACNielsen (US), Inc.)	Acquired Modeling Group LLC	October 2006

TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (U.S.), Inc.)	Acquired NetRatings, LLC (f/k/a NetRatings, Inc.) and Nielsen Mobile, LLC (f/k/a Telephia, Inc.)	August 2007

Nielsen B.V.	Sold its remaining 50% interest in VNU Exhibitions Europe B.V. to Jaarbeurs (Holding) B.V.	October 2007

TNC (US) Holdings, Inc (f/k/a The Nielsen Company (U.S.), Inc.)	Purchased 30% equity interest in NeuroFocus, Inc.	February 2008

TNC (US) Holdings, Inc (f/k/a The Nielsen Company (U.S.), Inc.)	Acquired Audience Analytics, L.L.C. and Cannon Holdings, L.L.C.	February 2008

The Nielsen Company (US), LLC (f/k/a ACNielsen (US), Inc.)	Acquired Nielsen IAG, Inc. and Reward TV, Inc.	July 2008

A. C. Nielsen Company, LLC (f/k/a A. C. Nielsen Company)	Acquired ACNielsen eRatings.com	September 2008

ACNielsen Czech Republic S.r.o.	Acquired AMAR Research S.r.o.	November 2008

The Nielsen Company (US), LLC	Acquired AGB Nielsen Media Research B.V. pursuant to a swap with Cavendish Square Holding B.V. and WPP Group PLC and pursuant to which it	December 2008

The Nielsen Company (US), LLC	Acquired The Cambridge Group, Inc.	March 2009

Schedule 5

Copy of Financing Statements to Be Filed

See attached.

Citi - VNU

(35890.166, 368)

June 2009 UCC1s filed on behalf of Goldman Sachs loan in connection with Credit Agreement amendment

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment

California SOS	Nielsen Government and Public Sector, Inc.	All assets	06/23/2009	09-7200339831	N/A	N/A	UCC-1 June 2009 Goldman
California SOS	Nielsen National Research Group, Inc.	All assets	06/23/2009	09-7200339699	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	A. C. Nielsen (Argentina) S.A.	All assets	06/23/2009	20092014865	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	A. C. Nielsen Company, LLC	All assets	06/23/2009	20092014907	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	ACN Holdings Inc.	All assets	06/23/2009	20092014923	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	ACNielsen Corporation	All assets	06/23/2009	20092014949	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	ACNielsen eRatings.com	All assets	06/23/2009	20092015102	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	ART Holding, L.L.C.	All assets	06/23/2009	20092015110	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Athenian Leasing Corporation	All assets	06/23/2009	20092015151	N/A	N/A	UCC-1 June 2009 Goldman

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment

Delaware SOS	Billboard Cafes, Inc.	All assets	06/23/2009	20092015243	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	CZT/ACN Trademarks, L.L.C.	All assets	06/23/2009	20092015185	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	EMIS (Canada), LLC	All assets	06/23/2009	20092015425	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	MFI Holdings, Inc.	All assets	06/23/2009	20092015474	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Neslein Holding, L.L.C.	All assets	06/23/2009	20092015573	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	NetRatings, LLC	All assets	06/23/2009	20092015631	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Business Media Holding Company	All assets	06/23/2009	20092015680	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Business Media, Inc.	All assets	06/23/2009	20092015722	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Finance Co.	All assets	06/23/2009	20092015730	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Finance LLC	All assets	06/23/2009	20092015763	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Holdings, L.L.C.	All assets	06/23/2009	20092015797	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen IAG, Inc.	All assets	06/23/2009	20092015847	N/A	N/A	UCC-1 June 2009 Goldman

Jurisdiction	Debtor	Collateral	UCC-1 File Date	UCC-1 File Number	UCC Amdt. File Date	UCC Amdt. File Number	Type of Document & other Comment

Delaware SOS	Nielsen Leasing Corporation	All assets	06/23/2009	20092015888	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	Nielsen Mobile, LLC	All assets	06/23/2009	20092015870	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	NMR Investing I, Inc.	All assets	06/23/2009	20092015938	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	NMR Licensing Associates, L.P.	All assets	06/23/2009	20092015946	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	RewardTV, Inc.	All assets	06/23/2009	20092015995	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	The Nielsen Company (US), LLC	All assets	06/23/2009	20092016027	N/A	N/A	UCC-1 June 2009 Goldman
Delaware SOS	VNU Marketing Information, Inc.	All assets	06/23/2009	20092016050	N/A	N/A	UCC-1 June 2009 Goldman
Illinois SOS	The Cambridge Group, Inc.	All assets	06/24/2009	14400656	N/A	N/A	UCC-1 June 2009 Goldman
Nevada SOS	Foremost Exhibits, Inc.	All assets	06/23/2009	U20090624-0025	N/A	N/A	UCC-1 June 2009 Goldman
New York SOS	TNC (US) Holdings, Inc.	All assets	06/24/2009	200906240367375	N/A	N/A	UCC-1 June 2009 Goldman

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

06/25/2009		Page 1 of 1

CSC 2730 GATEWAY OAKS DRIVE, SUITE 100 SACRAMENTO CA 95833	Filing Fee:	$10.00
	Special Handling Fee:	$6.00
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 06/23/2009	File Time: 15:41

Filing Number: 09-7200339831	Lapse Date: 06/23/2014

Debtor(s):
ORGANIZATION	NIELSEN GOVERNMENT AND PUBLIC SECTOR, INC.

6255 SUNSET BOULEVARD HOLLYWOOD CA USA 90028

Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT

390 GREENWICH STREET NEW YORK NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SOS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM, MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

***PLEASE RETURN TO*** CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. # 10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Government and Public Sector, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	6255 Sunset Boulevard		HOLLYWOOD	CA	90028	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, If any
ORGANIZATION
	DEBTOR	Corporation	California			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR					☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 390 Greenwich Street			CITY New York	STATE NY	POSTAL CODE 10013	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG LIEN ☐ NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA To be filed with the California Secretary of State KAN$21 046003-1 35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02) DEUCCIPNAT - 12/17/2002 C T System Online

SECRETARY OF STATE

STATE OF CALIFORNIA

UCC Filing Acknowledgement

06/25/2009		Page 1 of 1

CSC 2730 GATEWAY OAKS DRIVE, SUITE 100 SACRAMENTO CA 95833	Filing Fee:	$10.00
	Special Handling Fee:	$6.00
	Total Fee:	$16.00

The California Secretary of State’s Office has received and filed your document. The information below reflects the data that was indexed in our system. Please review the information for accuracy. Included is an image of the filed document to assist you in your review. If you find a potential error, please notify the UCC Section at the number listed below at your earliest convenience.

Filing Type: Financing Statement	File Date: 06/23/2009	File Time: 15:41

Filing Number: 09-7200339699	Lapse Date: 06/23/2014

Debtor(s):
ORGANIZATION	NIELSEN NATIONAL RESEARCH GROUP, INC.

6255 SUNSET BOULEVARD HOLLYWOOD CA USA 90028

Secured Party(ies):
ORGANIZATION	CITIBANK, N.A., AS COLLATERAL AGENT

390 GREENWICH STREET CHINATOWN NY USA 10013

Filing by the Secretary of State is not conclusive proof that all conditions for securing priority have been met. Ensuring that accurate information is on the document to be filed is the responsibility of the filing party. If this filing is challenged, the Secretary of State does not guarantee that the filing is legally sufficient to secure priority under UCC Article 9 and expressly disclaims any liability for failure of the filing party to secure priority resulting from the information contained in the filed document, or the lack of information on the filed document.

UNIFORM COMMERCIAL CODE 1500 11TH STREET, 2ND FL • SACRAMENTO, CA 95814 • PO BOX 942835 • SACRAMENTO, CA 94235-0001 • (916) 653-3516 • HTTPS://UCCCONNECT.SOS.CA.GOV

PROGRAMS ARCHIVES, BUSINESS PROGRAMS, ELECTIONS, INFORMATION TECHNOLOGY, CALIFORNIA STATE HISTORY MUSEUM, MANAGEMENT SERVICES, SAFE AT HOME, DOMESTIC PARTNERS REGISTRY, NOTARY PUBLIC, POLITICAL REFORM

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO (Name and Address)
***PLEASE RETURN TO***
CSC 2730 Gateway Oaks Drive, Suite 100 Sacramento, CA 95833 Acct. #10011306

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen National Research Group, Inc.
	1b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
1c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	6255 Sunset Boulevard			Hollywood	CA	90028	USA
1d. SEE INSTRUCTIONS		ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
		DEBTOR	Corporation	California			☐None
2.	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
2c.	MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d.	SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
		DEBTOR			☐None
3.	SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX
3c.	MAILING ADDRESS 390 Greenwich Street			CITY New York	STATE NY	POSTAL CODE 10013	COUNTRY USA
4.	This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5.	ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/ BUYER ☐AG. LIEN ☐NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8.	OPTIONAL FILER REFERENCE DATA

	To be filed with California Secretary of State	KAN $21046003-2	35890.166.(368)

FILING OFFICE COPY – UCC FINANCING STATEMENT (FORM UCC1) (REV.05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:19 PM 06/23/2009 INITIAL FILING # 2009 2014865 SRV: 090641761
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME A. C. Nielsen (Argentina) S.A.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	150 N. Martingale Rd.		Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware	☐ NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	390 Greenwich Street		New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1)(REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 05:20 PM 06/23/2009 INITIAL FILING # 2009 2014923 SRV: 090641778
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACN Holdings Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [If applicable] ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:20 PM 06/23/2009 INITIAL FILING # 2009 2014949 SRV: 090641784
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACNeilsen Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATION ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATE

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:20 PM 06/23/2009 INITIAL FILING # 2009 2015102 SRV: 090641793
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ACNeilsen eRatings.com
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATION ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATE

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:20 PM 06/23/2009 INITIAL FILING # 2009 2015110 SRV: 090641805
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME ART Holding, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATION ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATE

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:20 PM 06/23/2009 INITIAL FILING # 2009 2015151 SRV: 090641810
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Athenian Leagin Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
801 West Street			Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATION ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable) ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATE

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:21 PM 06/23/2009 INITIAL FILING # 2009 2015243 SRV: 090641817
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Billboard Cafes, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:22 PM 06/23/2009 INITIAL FILING # 2009 2015185 SRV: 090641821
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME CZT/ACN Trademarks, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:22 PM 06/23/2009 INITIAL FILING # 2009 2015425 SRV: 090641825
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION'S NAME EMIS (Canada), LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attached Addendum (if applicable)	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATE

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 05:22 PM 06/23/2009 INITIAL FILING # 2009 2015474 SRV: 090641831
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME MFI Holdings, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐None
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐None
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [If applicable] ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:23 PM 06/23/2009 INITIAL FILING # 2009 2015573 SRV: 090641837

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Neslein Holding, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	770 Broadway		New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		LLC	Delaware	☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	390 Greenwich Street		New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8.	OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1)(REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 CT System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:23 PM 06/23/2009 INITIAL FILING # 2009 2015631 SRV: 090641841

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME NetRatings, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	770 Broadway		New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8.	OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.116 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:23 PM 06/23/2009 INITIAL FILING # 2009 2015680 SRV: 090641846

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Business Media Holding Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	770 Broadway		New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8.	OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.116 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C FILING SECTION FILED 05:23 PM 06/23/2009 INITIAL FILING # 2009 2015722 SRV: 090641850

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Business Media, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any

	DEBTOR					☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME CITIBANK, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			NEW YORK	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐	All Debtors	☐	Debtor 1	☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State		35890.166(368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C.T. System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015730 SRV: 090641856

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Finance Co.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any

		Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any

☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐ SELL/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2

8.	OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.166(368)

FILING OFFICE COPY – UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C.T. System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015763 SRV: 090641865

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Holdings, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, If any

		LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, If any

☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwhich Street			New York	NY	10003	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAIL FEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA To be filed with the Delaware Secretary of State 35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

 DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015797 SRV: 090641875

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Holdings, L.L.C.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, If any

		LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, If any

☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwhich Street			New York	NY	10003	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAIL FEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA To be filed with the Delaware Secretary of State 35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

 DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015847 SRV: 090641881
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen LAG, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			NEW YORK	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐	All Debtors	☐	Debtor 1	☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State		35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T SYSTEM ONLINE

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015888 SRV: 090641891
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Leasing Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
150 N. Martingale Rd.			Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR					☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐	All Debtors	☐	Debtor 1	☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State		35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T SYSTEM ONLINE

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:24 PM 06/23/2009 INITIAL FILING # 2009 2015870 SRV: 090641898

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Nielsen Mobile, LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	LLC	Delaware	☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4a. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐SAILEE/SAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6.☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filled with the Delaware Secretary of State 35890.166(368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV.05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:25 PM 06/23/2009 INITIAL FILING # 2009 2015938 SRV: 090641908

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME NMR Investing I, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	801 West Street		Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.116 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:25 PM 06/23/2009 INITIAL FILING # 2009 2015946 SRV: 090641919
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME NMR Licensing Associates, L.P.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
801 West Street			Wilmington	DE	19801	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Limited Partnership	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:25 PM 06/23/2009 INITIAL FILING # 2009 2015995 SRV: 090641926

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME RewardTV, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	770 Broadway		New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR			☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA

To be filed with the Delaware Secretary of State			35890.116 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:25 PM 06/23/2009 INITIAL FILING # 2009 2016027 SRV: 090641928

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME The Nielsen Company (US), LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	150 N. Martingale Rd.		Schaumburg	IL	60173	USA
1d. SEE INSTRUCTIONS	ADD’L INFO	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
REORGANIZATION
	DEBTOR	LLC	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
REORGANIZATION
	DEBTOR					☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	390 Greenwich Street		New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

	To be filed with the Delaware Secretary of State		35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	DELAWARE DEPARTMENT OF STATE U.C.C. FILING SECTION FILED 05:25 PM 06/23/2009 INITIAL FILING # 2009 2016050 SRV: 090641946

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME VNU Marketing Information, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	770 Broadway		New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
REORGANIZATION
	DEBTOR	Corporation	Delaware			☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
REORGANIZATION
	DEBTOR					☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	390 Greenwich Street		New York	NY	10013	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

	To be filed with the Delaware Secretary of State		35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]	UCU106/24/09:01 :9598: 20.00 MU SOSIL 08:53 14400656 FS

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME THE CAMBRIDGE GROUP, INC.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 BROADWAY			NEW YORK	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
	DEBTOR	CORPORATION	ILLINOIS	50722511		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
	DEBTOR					☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME CITIBANK, N.A., AS COLLATERAL AGENT
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	390 GREENWICH STREET		NEW YORK	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral:
ALL ASSETS OF THE DEBTOR WHETHER NOW OWNED OR HEREAFTER ACQUIRED OR IN WHICH THE DEBTOR OTHERWISE HAS RIGHTS AND ALL PROCEEDS THEREOF

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/ BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8.	OPTIONAL FILER REFERENCE DATA
	TO BE FILLED UP WITH THE ILLINOIS SECRETARY OF STATE JE1		35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02) 46053-29

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Filing Acknowledgement

June 24, 2009

Job Number U20090624-0025	Initial Filing Number 2009015657-8

Filing Description Initial Financing Statement	Document Filing Number 2009015657-8	Date/Time of Filing 06-23-2009 04:20 PM

Debtors	Secured Parties

FOREMOST EXHIBITS, INC. 770 BROADWAY NEW YORK NY 10003 USA	CITIBANK, N.A., AS COLLATERAL AGENT 390 GREENWICH STREET NEW YORK NY 10013 USA

The attached document(s) were filed with the Nevada Secretary of State, Uniform Commercial Code Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Nevada Secretary of State

Diane Seeber

Filing Officer

UCC DIVISION:

Tracy Gillespie, Supervisor

200 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-5630

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
	Filed in the office of	Document Number
B. SEND ACKNOWLEDGMENT TO: (Name and Address)	Ross Miller Secretary of State State of Nevada	2009015657-8
Filing Date and Time
06/23/2009 4:20 PM
Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Foremost Exhibits, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
DEBTOR
		Corporation	Nevada	C15347-1994		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
DEBTOR
☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA To be filed with the Nevada Secretary of State			35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T System Online

STATE OF NEW YORK

DEPARTMENT OF STATE

ONE COMMERCE PLAZA, 99 WASHINGTON AVENUE

ALBANY, NY 12231-0001

DAVID A. PATERSON	LORRAINE A. CORTÉS-VÁSQUEZ
GOVERNOR	SECRETARY OF STATE

FILING ACKNOWLEDGMENT
June 25, 2009

RETURN TO CUSTOMER SERVICE COUNTER

CORPORATION SERVICE COMPANY

80 STATE STREET, 6TH FLOOR

ALBANY NY 12207-0000

Attached is the acknowledgment copy of your recently submitted filing. This filing consists of a total of one page, which is represented in this acknowledgment. This document has been filed with the New York State Department of State, Uniform Commercial Code Division.

The Financing Statement has been assigned Filing Number: 200906240367375, Filing Date: 06/24/2009 and is currently reflected in our automated database as follows:

Debtor’s Name & Address

TNC (US) HOLDINGS, INC.

770 BROADWAY

NEW YORK NY 10003

Secured Party’s Name & Address

CITIBANK, N.A., AS COLLATERAL AGENT

390 GREENWICH STREET

NEW YORK NY 10013

This filing will lapse on 06/24/2014, unless continued. We encourage filers to take full advantage of the six-month window of opportunity in which to file a Financing Statement Amendment (Continuation). Submission of your documents at the onset of the six-month window will allow ample time to rectify potential filing errors and help to assure timely recording of your filing.

If you have any concerns regarding the way this document is recorded, please contact one of our Customer Service Representatives at (518) 474-4763, or respond in writing to the UCC Data Processing Unit at the address indicated above.

Sincerely,

Uniform Commercial Code Division Data Processing Unit	REF #: 213537

WWW.DOS.STATE.NY • E-MAIL: INFO@DOS.STATE.NY.US

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY	213537	2009 JUN 24 AM 9:35

A. NAME & PHONE OF CONTACT AT FILER [optional]	CSC 50 DRAW DOWN

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Maureen P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME TNC (US) Holdings, Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
770 Broadway			New York	NY	10003	USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
ORGANIZATION
DEBTOR
		Corporation	New York			☒NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
DEBTOR
☐NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Citibank, N.A., as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
390 Greenwich Street			New York	NY	10013	USA
4. This FINANCING STATEMENT covers the following collateral: All assets of the Debtor whether now owned or hereafter acquired or in which the Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA To be filed with the New York Secretary of State	046053-31	35890.166 (368)

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCC1PNAT - 12/17/2002 C T System Online

FILING NUMBER: 200906240367375

Schedule 6

Filings/Filing Offices

Filings were previously made by the Collateral Agent in the following filing offices:

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC-1 Financing Statement	All Companies	Security Agreement	Jurisdiction of Organization

Intellectual Property Filing	All Companies listed on Schedule 11 as owning IP	IP Security Agreement	US Patent and Trademark Office

Schedule 7(a)

Real Property

Country	City	Address	Company	Position	Commence	Expiry
Algeria	Algiers	7, Rue Dadji Abdelkader, Cheraga	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2011

Australia	Adelaide (Payneham)	2 Portrush Road	ACNIELSEN COMPANY	Tenant	6/1/2007	5/31/2012

Australia	Brisbane	490 Adelaide Street	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2013

Australia	Cheltenham	4 / 1176 Nepean Highway	AGB Nielsen Media Research Pty Ltd	Tenant	10/1/2008	12/31/2014

Australia	Currumbin	10 / 23 Leonard Parade	AGB Nielsen Media Research Pty Ltd	Tenant	10/1/2008	12/31/2014

Australia	Gosnells	5 / 140 Fremantle Road	AGB Nielsen Media Research Pty Ltd	Tenant	10/1/2008	12/31/2014

Australia	Lane Cove	166 Epping Road	AGB Nielsen Media Research Pty Ltd	Tenant	2/1/2008	1/31/2016

Australia	Melbourne	312 St Kilda Road	ACNIELSEN COMPANY	Tenant	12/1/2005	11/30/2012

Australia	Newstead	6a / 76 Doggett Street	AGB Nielsen Media Research Pty Ltd	Tenant	6/1/2008	12/31/2014

Australia	Passadena	5 Fitzgerald Road	AGB Nielsen Media Research Pty Ltd	Tenant	11/1/2008	12/31/2014

Australia	Perth	286 Fitzgerald Street	ACNIELSEN COMPANY	Tenant	12/1/2007	11/30/2010

Australia	Rose Park	1 Alexandra Avenue	AGB Nielsen Media Research Pty Ltd	Tenant	6/1/2007	5/31/2010

Australia	South Melbourne	96-98 Market Street	NET RATINGS	Tenant	5/7/2008	5/6/2011

Australia	South Melbourne	Level 1, 20-22 Albert Road	AGB Nielsen Media Research Pty Ltd	Tenant	5/1/2009	12/31/2014

Australia	Sydney	422 Lane Cove Road, North Ryde	Bilfinger Berger Services	Sub-tenant	11/1/2007	1/14/2011

Australia	Sydney	422 Lane Cove Road, North Ryde	Bilfinger Berger Services	Sub-tenant	11/1/2005	1/14/2011

Australia	Sydney	422 Lane Cove Road, North Ryde	ACNIELSEN COMPANY	Tenant	1/25/2001	1/24/2011

Australia	Sydney	59 Wentworth Avenue	NET RATINGS	Tenant	11/1/2004	10/31/2009

Australia	Victoria Park	3 / 64 Canning Highway	AGB Nielsen Media Research Pty Ltd	Tenant	6/1/2008	12/31/2014

Austria	Vienna	Gablenzgasse 5-13, Moeringstrasse 20	ACNIELSEN COMPANY	Tenant	6/1/1989	12/31/2009

Bahrain	Manama	Sh. Doaij Ave - Road 327	ACNIELSEN COMPANY	Tenant	7/1/2004	1/31/2009

Bangladesh	Bogra	Honda Place (2nd Flr), Sherpur Road, Sutrapur	ACNIELSEN COMPANY	Tenant	10/1/2005	9/30/2009

Bangladesh	Chittagong	Aziz Chamber (4th Floor), M E S Plot # 6, Jublee Road, Enayet Bazar	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2010

Bangladesh	Dhaka	House # 70, Road # 15/A, Dhanmondi	ACNIELSEN COMPANY	Tenant	4/1/2005	3/31/2011

Bangladesh	Dhaka	House # 70, Road # 15/A, Dhanmondi, 5th Floor	ACNIELSEN COMPANY	Tenant	6/18/2008	6/17/2011

Bangladesh	Dhaka	House 24b, Road No. 14a, Dhanmondi R/A	ACNIELSEN CUSTOMIZED RESEARCH	Tenant	2/14/2008	3/31/2012

Bangladesh	Khulna	Kazi Villa, 57 Islampur Road	RETAIL	Tenant	3/1/2007	3/31/2010

Cameroon	Douala	Bonaloca Aeroport	ACNIELSEN COMPANY	Tenant	10/20/2007	10/19/2009

Country	City	Address	Company	Position	Commence	Expiry
China	Beijing	11/F, Office Tower 1, Sun Dong An Plaza, No.138 Wang Fu Jing Dajie	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2010

China	Chengdu	Ren Min South Road	ACNIELSEN COMPANY	Tenant	1/10/2008	1/9/2011

China	Guangzhou	Dong Feng Dong Road, Yue Xiu District	ACNIELSEN COMPANY	Tenant	5/1/2007	4/30/2010

China	Guangzhou	Zhong Shan Wu Road, Yue Xiu District	ACNIELSEN COMPANY	Tenant	7/7/2007	7/6/2010

China	Hong Kong	979 King’s Road, Taikoo Place, Island East (2)	ACNIELSEN COMPANY	Tenant	1/1/2007	12/31/2010

China	Shanghai	20-21f, Tower 1, Kerry Everbright City, 218 Tian Mu Road West	THE NIELSEN COMPANY	Tenant	9/1/2008	8/31/2011

China	Shanghai	No. 618 Yan An Road (E), Shanghai Prc.	ACNIELSEN COMPANY	Tenant	1/1/2007	12/31/2009

China	Shanghai	No. 618 Yan An Road (E), Shanghai Prc.	ACNIELSEN COMPANY	Tenant	7/1/2007	12/31/2009

China	Shenzhen	Hongli West Road, Fu Tian District	ACNIELSEN COMPANY	Tenant	8/1/2008	7/31/2010

Cote D’ivoire	Abidjan	Rue J106 Lot N°2038 25 Bp 1862 Abidjan 25 Cote D’ivoire	ACNIELSEN COMPANY	Tenant	2/1/2009	1/31/2010

Egypt	Alexandria	601 El Horreya Street	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2011

Egypt	Cairo	22 Beirut Street, Heliopolis	ACNIELSEN COMPANY	Tenant	8/1/2008	7/31/2011

Egypt	Cairo	24, Abdul Monem, Hafez	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2011

Egypt	Cairo	8 Abdul Salam Zaki Street	ACNIELSEN COMPANY	Tenant	10/1/2006	9/30/2011

Egypt	Tanta	18 Maher Street	ACNIELSEN COMPANY	Tenant	6/1/2008	5/31/2013

Ghana	Accra	Gulf House, Airportwest, P.O. Box 5317, Cantonments	ACNIELSEN COMPANY	Tenant	6/5/2007	6/4/2012

India	Agra	31, Rajeev Nagar	ORG	Tenant	8/1/2008	6/30/2009

India	Ahmedabad	201-202-203, Ashram Road (1)	MARG	Tenant	4/1/2009	3/31/2012

India	Ahmedabad	201-202-203, Ashram Road (1)	ACNIELSEN COMPANY	Tenant	4/1/2009	3/31/2012

India	Ahmedabad	26-B Vijay Colony, Naranpura (1)	ORG	Tenant	1/1/2005	12/31/2010

India	Ahmedabad	26-B Vijay Colony, Naranpura (1)	ORG	Tenant	1/1/2009	12/31/2010

India	Allahabad	962/196, Sohbatiabagh	ORG	Tenant	10/1/2008	9/30/2011

India	Amritsar	17 18 Court Road	ORG	Tenant	1/1/2007	12/31/2010

India	Asansol	House No.9, Raimoni Lane, District Burdwan, West Bengal	ORG	Tenant	8/1/2008	7/31/2011

India	Bangalore	23 Shanti Road, Shanti Nagar, 1st Flr	ORG	Tenant	5/18/2009	5/17/2012

India	Bangalore	23 Shanti Road, Shanti Nagar, Portion Of First Flr	ORG	Tenant	6/1/2008	5/31/2009

India	Bangalore	2nd & 3rd Flr, Rama Deevena Complex, No. 21, Ulsoor Road, Opp. Ulsoor Telephone Exchange	ACN ORG/MARG	Tenant	6/19/2006	6/18/2011

India	Bangalore	2nd Flr, Jain Bhawan,18 Andree Road, Shanti Nagar	MARG	Tenant	10/1/2008	9/30/2011

India	Bangalore	2nd Flr, Sri Ganga Complex, No. 67/1, Subbarama Chetty Road	ORG IMS	Tenant	7/1/2006	6/30/2010

Country	City	Address	Company	Position	Commence	Expiry
India	Bangalore	House No. 89, Flat#1, Windsor Villa Apts, 2nd Main Road, 2nd Cross, Indira Nagar	MARG	Tenant	8/1/2007	5/31/2009

India	Baroda	Flat No. T-4, Shreeji Astha Avenue, Neptune Steel Processors, Subhanpura	ORG	Tenant	3/1/2009	2/29/2012

India	Baroda	House No.302-B, Vicenza Residency, Near Natubhai Centre	ORG	Tenant	7/17/2008	6/16/2010

India	Baroda	Om House, Rameshwar Estate, Subhanpura (A-1/B-1)	ORG	Tenant	4/15/2006	6/30/2009

India	Baroda	Om House, Rameshwar Estate, Subhanpura (A-1/B-1)	ORG	Tenant	4/15/2006	6/30/2009

India	Baroda	Om House, Rameshwar Estate, Subhanpura (B-2, 2a/3a/3b/4a/4b)	ORG	Tenant	12/1/2005	3/15/2012

India	Baroda	Om House, Rameshwar Estate, Subhanpura (B-2, 2a/3a/3b/4a/4b)	ORG	Tenant	3/16/2003	3/15/2012

India	Bhopal	House-Door No. 1, 2nd Flr, Plot No. 134, M.P. Nagar	ORG	Tenant	6/1/2006	5/31/2012

India	Bhubaneswar	F-29 Bjb Nagar	MARG	Tenant	5/15/2006	5/14/2009

India	Calcutta	Arya Mansion, 6a, 6th Flr, Raja Subdoh Mullick Square	ORG	Tenant	10/1/2006	9/30/2015

India	Calcutta	Flat No. 9g, 9th Flr, 85, Prince Anwar Shah Road	ORG MARG	Tenant	1/1/2007	12/31/2009

India	Calcutta	Ground Floor Of 137, Rifle Club, West, Bansdroni	MARG	Tenant	4/17/2009	4/16/2010

India	Calcutta	Ground Flr, 69, Kansari Para Road, Kolkata	ORG IMS	Tenant	5/1/2007	4/30/2010

India	Calcutta	No. 404/405/410/411, Jindal Towers, Block B Premises No.21/1a/3, Darga Road	ORG MARG RESEARCH LTD	Tenant	8/16/2006	8/15/2009

India	Calcutta	P-19 Darga Road	MARG/ACN	Tenant	9/21/2008	9/20/2009

India	Calcutta	Terrace Of Jindal Towers, Block B Premises No.21/1/A/3, Darga Road	ORG MARG	Tenant	12/1/2006	8/15/2009

India	Chandigarh	Sco No.840, Nac Manimjra	ORG	Tenant	8/1/2005	7/13/2010

India	Chennai	10/41 Kripa Shankari Street, West Mambalam	ORG IMS	Tenant	11/1/2008	9/30/2009

India	Chennai	Door No. 11, Hindi Prachar Sabha Street, Thyagaraya Nagar	MARG	Tenant	12/15/2004	12/14/2010

India	Chennai	Door No. 13, (Old No.5-A), Chittaranjan Road	ACN/ORG	Tenant	12/1/2008	10/30/2009

India	Cochin	41/2123, Lella, 1st Flr, T.B. Beeramukunju Road, Opp Vatakat Hospital (1)	MARG	Tenant	1/1/2007	12/31/2009

India	Cochin	41/2124, Lella, T.B.Beeramukunju Road, Opp Vatakat Hospital, Second Floor	ORG	Tenant	2/1/2009	2/29/2012

Country	City	Address	Company	Position	Commence	Expiry
India	Coimbatore	Ama Complex, 1st Flr, Cross Cut Jn, 670 Mtp Road, Rs Puram	ORG	Tenant	10/12/2008	10/11/2011

India	Delhi	1898-A, Durga Singh Marg, Kotla Mubrarakpur	ORG	Tenant	8/1/2008	6/30/2009

India	Delhi	1898-B, Kotla, Mubarakpur (Grnd,1,2)	MARG	Tenant	10/1/2005	9/30/2009

India	Delhi	1898-B, Kotla, Mubarakpur (Grnd,1,2)	MARG	Tenant	10/1/2005	9/30/2009

India	Delhi	1898-B, Kotla, Mubarakpur (Grnd,1,2)	MARG	Tenant	10/1/2005	9/30/2009

India	Delhi	301-302, Raja House, 30-31 Nehru Place	ORG	Tenant	6/16/2006	6/15/2012

India	Delhi	Flat No 111, 1st Floor, Park Centra, Gurgoan	ORG IMS	Tenant	4/1/2008	3/31/2011

India	Delhi	Front/Rear Basement (Old No. H 15), Kotla, Mubarakpur, Ndsi Part-1	IMR	Tenant	12/1/2008	10/30/2009

India	Delhi	Front/Rear Basement (Old No. H 15), Kotla, Mubarakpur, Ndsi Part-1	SOCIAL	Tenant	12/1/2008	10/30/2009

India	Delhi	House D-17, Defence Colony	ORG	Tenant	12/1/2007	11/30/2009

India	Delhi	House No. 1893, First Floor, Uday Chandmarg, Kotla Mubarakpur	SOCIAL	Tenant	2/15/2008	2/14/2010

India	Delhi	Jai Singh Road (2nd & 3rd Floor), Bharat Yuvak Bhawan 1	ORG	Tenant	4/16/2005	9/30/2009

India	Delhi	Jai Singh Road (2nd & 3rd Floor), Bharat Yuvak Bhawan 1	ORG	Tenant	4/1/2005	9/30/2009

India	Delhi	Kotla Mubarakpur (Ground)	MARG	Tenant	6/9/2007	6/8/2011

India	Delhi	Terrace Of Raja House, 30-31 Nehru Place	ORG	Tenant	11/1/2006	10/31/2009

India	Dhanbad	J.C. Mullick Road, Hirapur	ORG	Tenant	10/1/2007	9/30/2009

India	Ghaziabad	E-23, New Arya Nagar, Ghaziabad, Up	ORG	Tenant	5/16/2008	3/15/2010

India	Guwahati	3rd Floor, C Block, Piyali Phukan Road, Rehabari	ORG-MARG	Tenant	11/1/2008	10/31/2011

India	Hubli	Srinivas House, No 14, Lingarajnagarsouth, Vidyanagar Hubli 31	ORG	Tenant	2/1/2008	1/31/2010

India	Hyderabad	Hse No. 201, Goutam Apartment, 79, Road 3 Basheerbagh Colony	SS	Tenant	4/1/2005	6/30/2009

India	Hyderabad	H. No 16-11-20/27/4, 2nd Floor, Plot No 600, Saleemnagar Colony, Malakpet	ORG IMS	Tenant	5/1/2009	4/30/2011

India	Hyderabad/Secunderabad	6-1-1, 4c, Basement, 1st And 2nd Floor, Padmaraonagar Secunderabad	MARG/ORG	Tenant	4/1/2009	3/31/2012

India	Indore	1st Floor, 31-Jaora Compound, Opp. M.Y. Hospital	ORG	Tenant	3/1/2009	2/29/2012

Country	City	Address	Company	Position	Commence	Expiry
India	Jabalpur	1st Flr, Opp Madan Mahal Police Stn, House No. 1473, Samadhan Chamber, Napier Town	ORG	Tenant	2/1/2009	1/31/2012

India	Jaipur	26-Rex Complex, Opp State Bk Of India, Sindhi Colony, Bani Park	MARG	Tenant	5/1/2007	4/30/2010

India	Jaipur	E-187, C-Scheme, Tagore Nagar	ORG	Tenant	3/1/2009	2/28/2010

India	Jalandhar	House No.1473, Gali No.09, Ajit Nagar, Jalandhar	ORG	Tenant	9/17/2008	9/16/2010

India	Jodhpur	Anand Bhawan, Opp. Pnb Bhatii Circle, Ratanand	ORG	Tenant	3/1/2009	2/28/2010

India	Kanpur	123, Basant Vihar	ORG	Tenant	9/1/2007	8/31/2010

India	Lucknow	20/151, Ground Flr, Sector-20, Indira Nagar	ORG	Tenant	4/1/2006	3/31/2011

India	Lucknow	D-169, Ground Floor, Indiranagar	SOCIAL	Tenant	12/11/2007	11/10/2008

India	Lucknow	Flat 2 & 3, 44a Gokhley Vihar Marg	MARG	Tenant	4/1/2007	3/31/2010

India	Lucknow	House No. A-290, Sector-5, Indira Nagar	SOCIAL	Tenant	2/1/2007	1/31/2010

India	Ludhiana	B-24/252, Ranjit Singh Park, Near Shingaar Cinema	ORG MARG	Tenant	10/1/2006	9/30/2011

India	Madurai	R. Ramchandran & Brothers, R.R. Complex, 9, Krishnarayar, Tank Street	ORG	Tenant	11/1/2004	10/31/2010

India	Meerut	F-50, Pandav Nagar	ORG	Tenant	9/1/2008	9/30/2009

India	Mumbai	1st Flr, Voltas House, Z Block, T. B. Kadam Marg, Chinchpokli	MARG/ACN	Tenant	1/1/2004	6/30/2009

India	Mumbai	205-207, Second Floor, Mehta Estate, Andheri Kurla Road, Chakala, Andhheri (East)	ARC	Tenant	4/15/2009	6/30/2009

India	Mumbai	5th Floor, Saki Vihar Road, Powai, Andheri(E)	ORG IMS	Tenant	7/1/2007	6/30/2010

India	Mumbai	5th Floor, Saki Vihar Road, Powai, Andheri(E)	ORG IMS	Tenant	7/1/2007	6/30/2010

India	Mumbai	703, Camellia -C Wing, Hahar Amrit Shakti Complex, Chandivali	ORG IMS	Tenant	1/1/2008	12/31/2010

India	Mumbai	Dr. Babasaheb Ambedkar Rd, Voltas House ‘A’, Ground Flr	BASES INDIA	Tenant	11/10/2005	2/8/2011

India	Mumbai	Dr. Babasaheb Ambedkar Road, Voltas House ‘A’, Chinchpokli	ACN ORG/MARG	Tenant	2/20/2002	2/9/2011

India	Mumbai	Dr. Babasaheb Ambedkar Road, Voltas House ‘A’, Chinchpokli	ORG MARG	Tenant	2/20/2002	2/9/2011

India	Mumbai	Dr. Babasaheb Ambedkar Road, Voltas House ‘A’, Chinchpokli	ACNIELSEN COMPANY	Tenant	2/20/2002	2/9/2011

India	Mumbai	Flat No. 1301, “A” Wing, Manjrekar Lane, Worli	MARG	Tenant	4/16/2007	4/15/2010

Country	City	Address	Company	Position	Commence	Expiry
India	Mumbai	Ground + One Storey, Old Anand Nagar, Vishal Chs Ltd. Near Reliance Energy Office, W.E. Highway Gurunarayan Marg, Santacruz (East)	ORG MARG	Tenant	6/1/2008	5/31/2011

India	Mumbai	Icc Chamber, Ground Flr, Sakinaka, Powai (Warehouse)	ORG IMS	Tenant	11/13/2008	11/12/2010

India	Mumbai	Icc Complex	ORG IMS	Tenant	9/1/2005	12/25/2011

India	Mumbai	Sane Guruji Marg, Chinchpokli (West), Meghani Business Centre	RRC’S OFFICE	Tenant	11/1/2004	6/30/2009

India	Nagpur	House No. 311/C 79, Plot No. 80 Madhavnagar	ORG	Tenant	4/1/2007	12/30/2010

India	Nagpur	Plot No. 80, Madhavnagar, Second Flr	ORG	Tenant	8/1/2005	1/31/2011

India	Nagpur	Plot No.52, Lendhra Park	MARG	Tenant	9/1/2008	4/30/2012

India	Patna	Flat No 206, 2nd Floor, Shobha Apartment, Pondui Kothi Campus, Boring Road	ORG IMS	Tenant	11/1/2008	9/30/2009

India	Patna	Sankat Mochan New Area Kadamkuan	ORG MARG	Tenant	3/1/2007	11/30/2009

India	Pune	Bandal Dhankude Plaza, Paud Road, Opp. P.M.T. Depot, Kothrud	ORG	Tenant	7/1/2006	6/30/2009

India	Pune	Flat 221, Second Floor, Chitrashala Building, 562, Sadashivpeth	ORG IMS	Tenant	7/3/2007	7/2/2009

India	Pune	Flat No. 1, 233/B, New Sadashiv Peth	MARG/ACN	Tenant	8/16/2005	2/15/2011

India	Pune	Jamanadas Ingavale Patil, Post Bhugaori, Opp. Water Tank, Tal, Mulshi	ORG MARG	Tenant	8/1/2008	7/31/2009

India	Raipur	House Block No. Ii, 1st Flr, Above Santosh Provision Stores, Opp. Fish Market	ORG	Tenant	8/1/2008	6/30/2009

India	Rajkot	House No.63, Nandanvan Society, Nr. Raiya Chokdi, Gandhigram Road	ORG	Tenant	6/14/2008	6/13/2011

India	Rajkot	Shop Number - 2, Near Swapnasiddi Society	ORG	Tenant	12/1/2008	11/30/2011

India	Ranchi	Room No.1, Betar Kendra, Niwaranpur	ORG	Tenant	5/1/2006	4/30/2012

India	Surat	Kubernager Part 1, 2nd Flr, House No.A-10, Katargam Main Road	ORG	Tenant	8/1/2006	6/30/2010

India	Trivandrum	House No.Tc 21/375, 1st Flr, Sree Venkatesh, Nedumcaud Road, Karamana	ORG	Tenant	3/1/2009	2/28/2012

India	Varanasi	B-27/70, Barhhar Kothi, Durgakund	ORG	Tenant	1/1/2008	12/31/2010

India	Vijayawada	House No. 27-29-30, Vijaya Phanitha Bldgs, Ksheera Sagara Hospital Road Governor Pet	ORG	Tenant	2/1/2005	1/31/2011

Country	City	Address	Company	Position	Commence	Expiry
India	Vijayawada	Vijayawada 29-2-48, Ramamandiram Street, Governor Pet	MARG	Tenant	12/1/2006	11/30/2009

India	Visakhapatanam	2nd Flr, B/H Saibaba Temple, House No.45-45-1/C, Akkayyapalem	ORG	Tenant	12/1/2008	11/30/2009

Indonesia	Balikpapan	Jl. Serendit Ii Blok B1/36, Perumahan Rss Damai	ACNIELSEN COMPANY	Tenant	5/5/2008	5/4/2010

Indonesia	Bandung	Jl. Cicagrak Ii No.2	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	10/1/2006	9/30/2009

Indonesia	Bandung	Jl. Cijagra Iii/2	ACNIELSEN COMPANY	Tenant	10/1/2006	9/30/2009

Indonesia	Banjarmasin	Jl. Sungai Jingah No. 3 Rt.02	ACNIELSEN COMPANY	Tenant	6/1/2008	6/1/2010

Indonesia	Banjarmasin	Jln. Puteri Junjung Buih Gg. Aman Rt 12 No. 43, Kel. Karang Mekar, Kec. Banjarmasin Timur	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	4/26/2008	4/25/2010

Indonesia	Batam	Jl. Bengkong Indah Ii Gg Sakura, Blk F No. 75	ACNIELSEN COMPANY	Tenant	5/5/2009	5/4/2012

Indonesia	Bengkulu	Jl. Mahakam Raya Blok A40 Lingkar Barat Perum Bumi Raflesia	ACNIELSEN COMPANY	Tenant	9/1/2008	8/31/2010

Indonesia	Cirebon	Jl. Kali Tanjung No 46	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2010

Indonesia	Denpasar	Jl. Sandat Gang Katalia No. 4	ACNIELSEN COMPANY	Tenant	4/1/2009	3/31/2012

Indonesia	Denpasar	Jln. Soka Gg Kertapura I No. 39, Kertapura, Kesiman Kertalangu, Denpasar Timur	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	1/12/2008	1/11/2010

Indonesia	Jakarta	Jl. Lapangan Ros No. 36 - 36c, Tebet	ACNIELSEN COMPANY	Tenant	7/5/2006	7/4/2012

Indonesia	Jakarta	Jl.Sawo Kecik Raya,No. 2 Bukit Duri Tebet	ACNIELSEN COMPANY	Tenant	4/16/2008	4/15/2010

Indonesia	Jakarta	Mayapada Tower 17/Fl, Jl. Jend Sudirman Kav.28	ACNIELSEN COMPANY	Tenant	9/24/2007	8/31/2012

Indonesia	Jakarta	Mayapada Tower 17/Fl, Suite 03, Jln. Jend. Sudirman Kav. 28	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	9/1/2006	8/31/2012

Indonesia	Jakarta	Mayapada Tower 20/Fl, Suite 02, Jln. Jend. Sudirman Kav. 28	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	7/2/2007	8/31/2012

Indonesia	Jakarta	Mayapada Tower, Jl. Jend Sudirman Kav.28	ACNIELSEN COMPANY	Tenant	9/1/2006	8/31/2012

Indonesia	Jakarta	Mayapada Tower, Jl. Jend Sudirman Kav.28	AGB/NMR	Sub-tenant	2/28/2005	8/31/2012

Indonesia	Jambi	Jl. Kaca Piring Ii/22 Rt33, Kel. Simpang Iv Sipin, Kec, Telanaipura	ACNIELSEN COMPANY	Tenant	6/15/2007	6/15/2009

Indonesia	Lampung	Jl. Imam Bonjol Gg Hl Zamaludin No. 31, Kel. Langkapura, Kemiling	ACNIELSEN COMPANY	Tenant	9/11/2007	9/10/2009

Indonesia	Makasar	Jl. Daeng Tata Komp Hartaco Indah, Blok Iia-38	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2009

Indonesia	Makasar	Jln. Daeng Ngadde No.24 Rt.007 Rw.07 Kel. Parang Tambung Kec. Tamalate	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	1/8/2008	1/7/2010

Indonesia	Malang	Jl. Danau Bratan Tmr H5-A No 12	ACNIELSEN COMPANY	Tenant	8/1/2007	7/31/2010

Country	City	Address	Company	Position	Commence	Expiry
Indonesia	Manado	Jl. Teuku Umar 36 Karame Lingk Vi	ACNIELSEN COMPANY	Tenant	1/17/2009	1/16/2011

Indonesia	Mataram	Jl.Dji Sam Sue, No. 4 Perumahan Bumi Gora	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2010

Indonesia	Medan	Jl. Sei Mencirin Ujung 49/91	ACNIELSEN COMPANY	Tenant	11/1/2007	10/30/2010

Indonesia	Medan	Jln. Darussalam Gang Turi Ii No.47 .Kel. Sei Sikambing D, Kec. Medan Petisah	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	4/22/2008	4/21/2010

Indonesia	P.Siantar	Jl.Cemara No. 26	ACNIELSEN COMPANY	Tenant	4/22/2008	4/21/2010

Indonesia	Padang	Jl. Dr Wahidin Ii/5	ACNIELSEN COMPANY	Tenant	6/1/2006	6/30/2009

Indonesia	Palembang	Jln. Inspektur Marzuki Lr. Sei. Leko No.318 Rt. 001 Rw.01kelurahan Siring Agung Kecamatan Llir Barat I	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	1/8/2008	1/7/2010

Indonesia	Palembang	Komp. Griya Mutiara No. 4 Jl. Inspektur Marzuki Lorok Pakjo, Kel.Siring Barat, Kec.Llir Barat 1	ACNIELSEN COMPANY	Tenant	6/1/2008	5/31/2010

Indonesia	Pekan Baru	Jl. Kopi No. 2, Tangkerang Labuai, Bukit Raya	ACNIELSEN COMPANY	Tenant	4/22/2008	4/21/2010

Indonesia	Pekan Baru	Perum Bukit Mas Regency Blok B Nol. 2, Jl. Bukit Barisan Tangkerang Timur	ACNIELSEN COMPANY	Tenant	4/27/2009	4/27/2011

Indonesia	Pontianak	Komp Hm Suwignyo Pernai 2 Blok B/18, Jl. Hm Suwignyo	ACNIELSEN COMPANY	Tenant	2/8/2007	2/7/2010

Indonesia	Purwokerto	Jl. Jati Raya No 191 Perum Bumi Tanjung Elok	ACNIELSEN COMPANY	Tenant	2/1/2008	1/31/2010

Indonesia	Samarinda	Jl. Jakarta Perum Korpri Blok Q No 27 Loa Bakung	ACNIELSEN COMPANY	Tenant	10/4/2007	10/3/2009

Indonesia	Semarang	Jl. Ungaran Timur Raya No 47	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2010

Indonesia	Semarang	Jln. Mendut Viii No. 9 Rt. 002 Rw. 11 Kel. Kalipancur Kec Ngalian	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	2/1/2008	1/31/2010

Indonesia	Solo	Jl. Kahuripan B2 No 42, Banjarsari, Surakarta	ACNIELSEN COMPANY	Tenant	10/1/2007	9/30/2009

Indonesia	Surabaya	Jl. Ketintang Selatan Blok Bb 22-33, Ketintang Permai	ACNIELSEN COMPANY	Tenant	4/1/2006	3/31/2011

Indonesia	Surabaya	Jln. Karang Rejo Viii No. 6a	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	11/1/2007	10/31/2009

Indonesia	Tasikmalaya	Jl. Benda Gg Ciranjang Iii/2	ACNIELSEN COMPANY	Tenant	4/1/2008	3/31/2010

Indonesia	Tebingtinggi	Jl. Kf Tandean Gg Akrab No 15g	ACNIELSEN COMPANY	Tenant	4/1/2008	3/31/2010

Indonesia	Tegal	Jl. Surabayan 1 No 23	ACNIELSEN COMPANY	Tenant	4/1/2008	3/31/2010

Indonesia	Yogyakarta	Griya Wirokerten Indah, Jln. Duku Rt 11 Rw 20 No 181, Kelurahan Wirokerten Kecamatan Banguntapan, Bantul	AGB NIELSEN MEDIA RESEARCH / Indonesia	Tenant	2/18/2008	2/17/2010

Indonesia	Yogyakarta	Kp Gedongan Baru, Banguntapan, Bantul	ACNIELSEN COMPANY	Tenant	2/8/2007	2/7/2010

Japan	Tokyo	5-12-7 Shiroganedai, Minatoku	ACNIELSEN COMPANY	Tenant	11/14/2007	11/13/2012

Jordan	Amman	11 Mahmout Al-Abidi Street	ACNIELSEN COMPANY	Tenant	3/1/2003	3/1/2010

Country	City	Address	Company	Position	Commence	Expiry
Kenya	Nairobi	Waiyaki Way Westlands Po 53786	ACNIELSEN COMPANY	Tenant	6/1/2004	5/31/2010

Kuwait	Hawalli	Jabriya Area 11, Street 2	ACNIELSEN COMPANY	Tenant	12/25/2006	12/25/2009

Lebanon	Beirut	Gedco Center (Ggf), Bloc C, 2nd Floor	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2010

Lebanon	Beirut	Gedco Center (Ggf), Bloc C, 2nd Floor	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2010

Malaysia	Alor Setar	Jalan Senangin 1, Off Jalan Sultanah Sambungan	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2010

Malaysia	Ipoh	22c Jalan Dass	ACNIELSEN COMPANY	Tenant	4/1/2009	3/31/2011

Malaysia	Kota Bharu	Lot 193, Mezzanine, Seksyen 22 (Depan Jkr), Jalan Kuala Krai, Kelantan	ACNIELSEN COMPANY	Tenant	11/1/2007	10/31/2010

Malaysia	Kota Kinabalu	Lot 4, Tingkat 1, Kepayan Ridge Fasa 18 & 19, Penampang	ACNIELSEN COMPANY	Tenant	3/1/2009	5/31/2010

Malaysia	Kuantan	E1419, Tingkat 2, Jalan Wong Ah Jang	ACNIELSEN COMPANY	Tenant	8/1/2008	7/31/2010

Malaysia	Kuching	553, 2/F, Jalan Ang Cheng Ho	ACNIELSEN COMPANY	Tenant	11/1/2008	10/31/2011

Malaysia	Melaka	1a, Jalan Tkl 1/2, Taman Kota Lakasamanajalan Tkl 1, Taman Kota Laksamana	ACNIELSEN COMPANY	Tenant	5/1/2008	4/30/2011

Malaysia	Petaling Jaya	19/F Menara Mbpj, Jln Tengah, 46200	AGB Nielsen Media Research (Malaysia) Sdn Bhd	Tenant	7/1/2007	6/30/2010

Malaysia	Petaling Jaya	20f Menara Mbpj, Jalan Tengah (Level 4, 15, 17, 18 19, 20 & Shoplots)	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2010

Malaysia	Petaling Jaya	No. 8, 1st Floor, Jln 52/18, Lapangan Merdeka, 46200	AGB Nielsen Media Research (Malaysia) Sdn Bhd	Tenant	6/1/2007	5/30/2010

Malaysia	Prai	48b, Jalan Todak 4, Pusat Bandar Baru, Seberang Jaya	ACNIELSEN COMPANY	Tenant	11/1/2008	10/31/2011

Malaysia	Seremban	No. 176-1 Jalan Toman 9, Kemayan Square	ACNIELSEN COMPANY	Tenant	5/1/2009	10/31/2009

Malaysia	Skudai	32a Jalan Keindahan 1, Taman Skudai Indah	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2011

Morocco	Casablanca	179 Rue Amar Riffi Apt B15	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2011

Morocco	Casablanca	179 Rue Amar Riffi Apt B16	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2011

Morocco	Casablanca	179 Rue Amar Riffi Apt B6	ACNIELSEN COMPANY	Tenant	7/1/2007	7/1/2010

Morocco	Casablanca	Imm. Al Wahda, Entree A 2 Eme Etage Apt 6 & 8	ACNIELSEN COMPANY	Tenant	4/1/2005	4/30/2011

Morocco	Casablanca	Imm. Al Wahda, Entree A 2 Eme Etage Apt 7	ACNIELSEN COMPANY	Tenant	12/1/2003	11/30/2010

Nepal	Kathmandu	Ka 1/741, Ravi Bhawan, Kalimati	ACNIELSEN COMPANY	Tenant	9/17/2008	9/16/2010

New Zealand	Auckland	129 Hurstmere Road	ACNIELSEN COMPANY and AGB/NMR	Tenant	2/1/2005	1/31/2015

New Zealand	Wellington	150 Willis Street	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2014

Nigeria	Lagos	146c Ligali Ayorinde Street, Victoria Island	ACNIELSEN COMPANY	Tenant	5/1/2007	4/30/2009

Oman	Muscat	P.O. Box 2989, Ruwi 112	ACNIELSEN COMPANY	Tenant	8/1/2005	7/31/2009

Country	City	Address	Company	Position	Commence	Expiry
Pakistan	Faisalabad	P480 Street #1, Gobindpura, Main Gulberg Road	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2009

Pakistan	Hyderabad	D-44 Latifabad No. 5	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	45 G, Block 6, Pechs	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Godown At Shop #13, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Office # 715, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Office # 716, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Office # 717, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Office # 718, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Karachi	Office # 815, Progressive Plaza	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Lahore	22a, Block E-Ii, Gulberg Iii	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Lahore	22a, Block E-Ii, Gulberg Iii(2)	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Lahore	Briefing Hall At Center Point, Gulberg Iii	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Lahore	Shop B104, Main Boulevard, Gulberg Ii	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Lahore	Shop B204, Mainboulevard, Gulberg Ii	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2009

Pakistan	Lahore	Shop B274, Main Boulevard, Gulberg Ii	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Pakistan	Multan	01-S-C, Block S, Sadique Center	ACNIELSEN COMPANY	Tenant	3/1/2008	1/1/2009

Pakistan	Peshawar	Haji Jan Wali Plaza-No 2	ACNIELSEN COMPANY	Tenant	3/1/2008	1/31/2009

Pakistan	Rawalpindi	Commercial Market Sattelite Town 2	ACNIELSEN COMPANY	Tenant	3/1/2008	2/28/2009

Pakistan	Sukkur	F-10-6/7, Barrage Colony	ACNIELSEN COMPANY	Tenant	4/1/2007	3/1/2009

Philippines	Cebu City	251 Colon Bldg. Osmena Blvd. (402 And 404)	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2009

Philippines	Cebu City	251 Colon Bldg. Osmena Blvd. (402 And 404)	NIELSEN MEDIA RESEARCH	Tenant	1/1/2009	12/31/2009

Philippines	Dagupan	76 Beverly Hills	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant		Dec. 2009

Philippines	Dagupan City	No. 7 Siapno Apt, Zamora & Gomez Streets, Malued District	NIELSEN MEDIA RESEARCH	Tenant	1/1/2009	12/31/2009

Philippines	Davao City	Gb Cam Bldg, Monteverde Ave, Room 301	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Philippines	Davao City	J. Palma Gil St., Davao City	NIELSEN MEDIA RESEARCH	Tenant	12/15/2008	12/15/2009

Philippines	Mandaluyong City	Prudential Building, 31 Edsa Cor. Apo St, Boni	ACNIELSEN COMPANY	Tenant	11/1/2007	10/31/2012

Philippines	Pasig City	Buting, Concepcion Pasig. Warehouse 19	ACNIELSEN COMPANY	Tenant	11/5/2008	11/4/2009

Philippines	Quezon City	Amparo	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant		Dec. 2009

Country	City	Address	Company	Position	Commence	Expiry
Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 303	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	7/26/2008	7/31/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 404	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	12/1/2008	11/30/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 505	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	10/1/2008	9/30/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 507	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	10/1/2008	9/30/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 305 And 307	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	9/1/2008	8/31/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 306 And 308	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	8/1/2008	7/31/2009

Philippines	Quezon City	Web Jet Acropolis Bldg. 88 E. Rodriguez Jur, Avenue, Bagumbayan, Unit 506 And 508	AGB NIELSEN MEDIA RESEARCH PHILIPIPNES, INC.	Tenant	9/1/2008	8/31/2009

Qatar	Doha	Al Defaaf Street No.893, Al Sadd	ACNIELSEN COMPANY	Tenant	9/1/2008	8/31/2009

Saudi Arabia	Abha	Khamis Mushait, Almadyna Alaskarya Road	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2009

Saudi Arabia	Dammam	Flat 208, 10th Street, P.O.Box 8635	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2009

Saudi Arabia	Jeddah	Al Taufiq Building Souq Nadi			1/1/2008	12/31/2009

Saudi Arabia	Jeddah	Najoud Center Al-Tahlia Street	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2010

Saudi Arabia	Qassim	Kobaib Street-Near Sapto	ACNIELSEN COMPANY	Tenant	9/3/2008	8/2/2009

Saudi Arabia	Riyadh	Al Khazan Street, Office No 40209/10	ACNIELSEN COMPANY	Tenant	12/1/2008	11/30/2009

Saudi Arabia	Riyadh	Office No. 10 Floor No. 3 Saudi Memmar Building, Al Mohammadiyah Quarter, King Fahad Road			10/1/2008	9/30/2011

Saudi Arabia	Tabuk	King Fahd Street, Apt 38	ACNIELSEN COMPANY	Tenant	6/3/2008	5/3/2009

Singapore	Singapore	55 Newton Road (13)	THE NIELSEN COMPANY (SINGAPORE) PTE LTD	Tenant	1/10/2005	1/9/2011

Singapore	Singapore	55 Newton Road (15)	THE NIELSEN COMPANY (SINGAPORE) PTE LTD	Tenant	1/10/2005	1/9/2011

Singapore	Singapore	Nil	AGB Nielsen Media Research Singapore Pte Ltd

South Africa	Bloemfontein	67 Second Ave Westdene	ACNIELSEN COMPANY	Tenant	9/1/2005	8/31/2009

South Africa	Cape Town	Unit 2.2, No 1 Northbank, Northbank Lane, Century City	ACNIELSEN COMPANY	Tenant	7/1/2007	8/31/2012

South Africa	Durban	2, Cranbrook Place, Douglas Saunders Drive, La Lucia Ridge	ACNIELSEN COMPANY	Tenant	9/1/2004	8/31/2009

South Africa	East London	121 Devereux Ave	ACNIELSEN COMPANY	Tenant	5/1/2005	4/30/2010

South Africa	East Rand	97 Bedford Ave	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2010

Country	City	Address	Company	Position	Commence	Expiry
South Africa	Johannesburg	7 Handel Road	ACNIELSEN COMPANY	Tenant	5/23/2000	7/31/2010

South Africa	Johannesburg	7 Handel Road	AGB Nielsen Media Research SA (Pty) Ltd.	Tenant	0	Aug 2010

South Africa	Polokwane	470 Florapark Centre C/O Marshall & Boshoff Streets	ACNIELSEN COMPANY	Tenant	2/1/2007	3/31/2009

South Africa	Port Elizabeth	36 Pickering Ave	ACNIELSEN COMPANY	Tenant	10/1/2006	9/30/2011

South Africa	Pretoria	Whittle Lane, Queenswood	ACNIELSEN COMPANY	Tenant	4/1/2008	3/31/2009

South Africa	West Rand	C/R Ruhamah & Banket Street, Helderkruin, Roodepoort	ACNIELSEN COMPANY	Tenant	4/1/2007	3/31/2010

South Korea	Daegu	1331-5, 1-Dong Manchon Suseong-Ku	ACNIELSEN COMPANY	Tenant	4/4/2008	4/3/2010

South Korea	Daejeon	87-1, Tanbang-Dong, Seo-Ku	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

South Korea	Kwangju	133-1, Sinan-Dong Puk-Ku	ACNIELSEN COMPANY	Tenant	3/15/2008	3/15/2010

South Korea	Kwangju	133-1, Sinan-Dong Puk-Ku	AGB/NMR	Sub-tenant	3/15/2008	3/15/2010

South Korea	Pusan	1288-30 Younsan 5 Dong Younje-Ku	ACNIELSEN COMPANY	Tenant	12/21/2008	12/20/2013

South Korea	Seoul	#401, 182-13 Daerung Post Tower 2 Cha, Guro 3-Dong, Guro-Gu	AGB-CDI Dominicana	Tenant	9/25/2005	9/24/2009

South Korea	Seoul	170-5 Guro-Dong, Guro-Gu	KADD NIELSEN MEDIA RESEARCH	Owner

South Korea	Seoul	43-18 Dongja Dong, Youngsan-Ku	ACNIELSEN COMPANY	Tenant	12/22/2008	12/21/2010

South Korea	Seoul	51-1 Namchang-Dong, Jung-Gu	ACNIELSEN COMPANY	Tenant	2/21/2009	2/20/2012

South Korea	Seoul	686-4 Sindaebang-Dong, Dongjak-Gu	KADD NIELSEN MEDIA RESEARCH	Tenant	10/16/2007	10/15/2009

Sri Lanka	Colombo	No. 98 D. S Senanayake Mawatha	ACNIELSEN COMPANY	Tenant	3/15/2006	12/31/2011

Sri Lanka	Dehiwala	69a 1/2 Galle Rd	ACNIELSEN COMPANY	Tenant	11/11/2005	9/30/2008

Sri Lanka	Kandy	135, Kotugodella Veediya Kandy	ACNIELSEN COMPANY	Tenant	10/1/2005	9/30/2009

Sri Lanka	Matara	33/A , Kumarathunge Mawatha, Matara	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2009

Taiwan	Kaoshiung	# 28, Wufo 2nd Rd.	ACNIELSEN COMPANY	Tenant	9/1/2004	8/31/2009

Taiwan	Taichung	8f, 314 Fushing Road	ACNIELSEN COMPANY	Tenant	5/1/2009	4/30/2011

Taiwan	Taipei	#24, Lane 309, Fu Teh St.	AGB/NMR	Sub-tenant	1/1/2009	12/31/2009

Taiwan	Taipei	#24, Lane 309, Fu Teh St.	ACNIELSEN COMPANY	Tenant	3/1/2009	2/28/2011

Taiwan	Taipei	#65 #67, Guang Fu South Rd.	ACNIELSEN COMPANY	Tenant	1/1/2003	12/31/2010

Taiwan	Taipei	#65 #67, Guang Fu South Rd. 9f	AGB Nielsen Media Research	Tenant	1/1/2009	12/31/2009

Taiwan	Taipei	188 Nanking East Road, Section 5 - 12/F	ACNIELSEN COMPANY	Tenant	10/16/2004	10/31/2009

Taiwan	Taipei	188 Nanking East Road, Section 5 - 12/F	AGB/NMR	Sub-tenant	2/28/2005	10/31/2009

Taiwan	Taipei	188 Nanking East Road, Section 5 - 12f	AGB Nielsen Media Research	Tenant	1/1/2009	12/31/2009

Taiwan	Taipei	188 Nanking East Road, Section 5 - 8/F	ACNIELSEN COMPANY	Tenant	12/1/2004	10/31/2009

Taiwan	Taipei	188 Nanking East Road, Section 5 - 8/F	AGB/NMR	Sub-tenant	1/1/2009	12/31/2009

Country	City	Address	Company	Position	Commence	Expiry
Tanzania	Dar Es Salaam	Maktaba/Bibi Titi Mohamed St	ACNIELSEN COMPANY	Tenant	2/21/2009	2/21/2010

Thailand	Bangkok	323 Silom Road	ACNIELSEN COMPANY	Tenant	5/1/2007	4/30/2010

Thailand	Bangkok	3401e,34fl United Centre	AGB NMR (THAILAND)	Tenant		4/30/2010

Thailand	Bangkok	3404 ,34fl United Centre	AGB NMR (THAILAND)	Tenant		4/30/2010

Thailand	Bangkok	49 Fl,United Centre	AGB NMR (THAILAND)	Tenant		4/30/2010

Thailand	Bangkok	8fl ,United Centre	AGB NMR (THAILAND)	Tenant		4/30/2010

Tunisia	Tunis	12 Rue 8003	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2009

Uganda	Kampala	Plot 1 Colville Strt. -Plot 5 Portal Avenue	AC NIELSEN UGANDA LIMITED	Tenant	11/1/2008	10/31/2009

United Arab Emi	Abu Dhabi	No. 19 Hamdan Street, Po Box43904	ACNIELSEN COMPANY	Tenant	7/12/2008	7/11/2009

United Arab Emi	Dubai	Dubai Union House, Flat 702, Plot No P306	ACNIELSEN COMPANY	Tenant	12/15/2004	1/14/2009

United Arab Emi	Sharjah	Al Buhaira Corniche, Flat 204, 2nd Floor	ACNIELSEN COMPANY	Tenant	7/10/2006	7/9/2009

United Arab Emi	Sharjah	Al Buhaira Corniche, Flat 405, 4th Floor,	ACNIELSEN COMPANY	Tenant	12/17/2006	12/16/2009

United Arab Emi	Sharjah	Al Buhaira Corniche, Flats 301-304, 307 & 308, 3rd Floor	ACNIELSEN COMPANY	Tenant	4/19/2007	4/18/2009

Vietnam	Can Tho City	02 Hai Ba Trung Street	ACNIELSEN COMPANY	Tenant	2/25/2009	8/25/2009

Vietnam	Da Nang City	Lot 9 Nguyen Thien Thuat, Binh Hien, Hai Chau	ACNIELSEN COMPANY	Tenant	8/1/2008	7/30/2011

Vietnam	Hai Phong City	Nhi Son Building, 87 To Hieu	ACNIELSEN COMPANY	Tenant	4/15/2008	4/15/2013

Vietnam	Hanoi City	23 Phan Chu Trinh Street, Hoan Kiem District	ACNIELSEN COMPANY	Tenant	7/1/2006	6/30/2009

Vietnam	Hanoi City	73, Ngo 651 Minh Khai, To 28, Thanh Luong, Hai Ba Trung	ACNIELSEN COMPANY	Tenant	7/15/2007	7/15/2009

Vietnam	Hanoi City	So 5 Khu 5 To 28d- Thanh Luong, H.Ba Trung - Hn	ACNIELSEN COMPANY	Tenant	3/18/2008	6/30/2009

Vietnam	Ho Chi Minh City	19l Mieu Noi Area, Binh Thanh District (Fw)	ACNIELSEN COMPANY	Tenant	9/10/2008	9/9/2011

Vietnam	Ho Chi Minh City	24 Pho Quang, Ward 2, Tan Binh (Dp)	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Vietnam	Ho Chi Minh City	243-243b Hoang Van Thu Street, Tan Binh District	ACNIELSEN COMPANY	Tenant	4/16/2009	4/15/2011

Vietnam	Ho Chi Minh City	309/17 Nguyen Van Troi Street, Tan Binh Dist., Hcmc (Retail)	ACNIELSEN COMPANY	Tenant	4/1/2009	3/31/2010

Vietnam	Nha Trang	38-24a2 Le Hong Phong Street	ACNIELSEN COMPANY	Tenant	10/16/2008	10/15/2010

Belarus	Minsk	18 K.Tsetkin Street	ACNIELSEN COMPANY	Tenant	3/1/2008	1/31/2009

Belgium	Brussels	Avenue Des Pleiades 73	ACNIELSEN COMPANY	Tenant	7/1/2006	6/30/2015

Belgium	Wavre	Avenue Pasteur 4	ACNIELSEN BASES	Tenant	9/1/2008	8/31/2013

Belgium	Wavre	Rue Lavoisier 37	ACNIELSEN BASES	Tenant	2/1/2007	2/28/2016

Bosnia/Herzegovina	Sarajevo	Hamdije Cemerlica 2	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Bulgaria	Sofia	2 Kukush Street	ACNIELSEN COMPANY	Tenant	12/1/2005	11/30/2010

Croatia	Zagreb	Budmanijeva 1	AGB Nielsen Media Research (Croatia)	Tenant	6/1/2007	6/1/2010

Croatia	Zagreb	Kucerina 5	ACNIELSEN COMPANY	Tenant	3/1/2007	2/28/2012

Country	City	Address	Company	Position	Commence	Expiry
Cyprus	Nicosia	D. Severis & G. Vizyinos Str	AGB Nielsen Media Research Ltd	Tenant		1/31/2013

Cyprus	Nicosia	Limassol Avenue 5	ACNIELSEN COMPANY	Tenant	4/1/2006	3/31/2009

Czech Republic	Prague 4	Budejovicka 3a	ACNIELSEN COMPANY	Tenant	1/1/2004	6/30/2009

Denmark	Copenhagen	Stranvejan 70	ACNIELSEN COMPANY	Tenant	9/1/2004	8/31/2012

Estonia	Tallinn	Lastekodu 48	A.C. NIELSEN COMPANY (EM)	Tenant	10/1/2006	12/31/2010

Finland	Espoo	Linnoitustie 9-11	ACNIELSEN COMPANY	Tenant	2/2/2004	1/31/2014

France	Bordeaux	23 Quai De Paludate	ACNIELSEN COMPANY	Tenant	11/1/2002	10/31/2011

France	Boulogne	235 Avenue Le Jour Se Leve	ACNIELSEN COMPANY	Tenant	11/1/2000	10/31/2009

France	Caluire	3 Rue De Mailly	ACNIELSEN COMPANY	Tenant	4/1/1998	3/31/2010

France	Cergy Pontoise	9 Ave. Des Trois Fontaines (G&1-6 & 7-1 Wing)	ACNIELSEN COMPANY	Tenant	3/1/2007	2/29/2016

France	Levallois Perret	67 Rue Annatole	NET RATINGS	Tenant	12/1/2005	11/30/2014

France	Rennes	10bis, Avenue Henri Freville	ACNIELSEN COMPANY	Tenant	11/15/2000	11/14/2009

Germany	Baden-Baden	Augustaplatz 2	MUSIC CONTROL	Tenant	2/1/2005	12/31/2009

Germany	Dusseldorf	Lindemannstr. 79	AXENSE	Tenant	1/1/2006	12/31/2008

Germany	Frankfurt	Insterburgerstrasse 16	ACNIELSEN COMPANY	Tenant	5/1/2007	4/30/2017

Germany	Hamburg	Sachsenstrasse 10-16	NIELSEN MEDIA RESEARCH	Tenant	3/16/2006	3/31/2011

Germany	Langenfeld	Winkelsweg 179	TRADE DIMENSIONS	Tenant	1/27/2003	12/31/2009

Germany	Munich	Nymphenburgerstrasse 158	NIELSEN EDI	Tenant	4/1/2001	3/31/2011

Germany	Nuremburg	Dr. Carlo-Schmid-Str 200	NET RATINGS	Tenant	8/1/2002	7/31/9999

Greece	Athens	162-166, Sygrou Avenue	ACNIELSEN COMPANY	Tenant	6/1/2005	5/31/2017

Greece	Athens	Athens-Aoou	AGB Nielsen Media Research SA - GREECE	Tenant	12/15/2006	12/14/2018

Greece	Athens	L. Riencourt	AGB Nielsen Media Research SA - GREECE	Owned

Greece	Athens	L. Riencourt	AGB Nielsen Media Research SA - GREECE	Tenant	12/1/2006	11/30/2015

Greece	Athens	L. Riencourt	AGB Nielsen Media Research SA - GREECE	Tenant	7/15/2001	7/14/2013

Greece	Kallithea	Syggrou 344 & Solonos 4. 3rd Floor	ORGANOTIKI S.A.	Tenant	12/8/1995	8/31/2009

Greece	Kallithea	Syggrou 344 & Solonos 4. 4rth Floor	ORGANOTIKI S.A.	Tenant	9/1/2000	8/31/2009

Greece	Larissa	Larissa	AGB Nielsen Media Research SA - GREECE	Tenant	10/11/2006	10/31/2010

Greece	Patra	Patra	AGB Nielsen Media Research SA - GREECE	Tenant	1/1/2009	12/31/2011

Greece	Salonica	39 Aggelaki Street	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2009

Greece	Salonica	Salonica	AGB Nielsen Media Research SA - GREECE	Tenant	4/15/2000	3/31/2012

Hungary	Budapest	1034 Bp., Becsi Ut 120.	AGBNMR Hungary	Tenant	1/1/2008	12/31/9999

Hungary	Budapest	1146 Bp., Hermina Ut 57-59.	AGBNMR Hungary	Tenant	1/1/2008	12/31/9999

Hungary	Budapest	1149 Bp., Rona U. 120-122.	AGBNMR Hungary	Tenant	11/1/2005	10/31/9999

Hungary	Budapest	Vaci Utca 81	ACNIELSEN COMPANY	Tenant	1/1/2007	12/31/2011

Ireland	Bangor	14 Victoria Road	ACNIELSEN COMPANY	Tenant	11/1/1997	4/30/2009

Country	City	Address	Company	Position	Commence	Expiry
Ireland	Dublin	14 Riverwalk	ACNIELSEN COMPANY	Tenant	10/1/2001	9/30/2021

Ireland	Dublin	14 Riverwalk	AGB/NMR	Sub-tenant	2/28/2005	9/30/2021

Ireland	Dublin	6 Clare St	MUSIC CONTROL	Tenant	1/1/2007	1/1/2009

Israel	Herzliya Pituach	6 Hahoshlim St	BUZZ METRICS	Tenant	11/1/2008	10/31/2013

Israel	Petach Tikvah	35 Hkidma St. At Kiryat Arye	ACNIELSEN COMPANY	Tenant	3/1/2006	2/28/2011

Italy	Milan	35 Via Tortona	NET RATINGS	Tenant	5/11/2005	5/10/2011

Italy	Milan	Via Di Vittorio 10	ACNIELSEN COMPANY	Tenant	1/1/2006	12/31/2014

Italy	Milan	Via Gonzaga, 5	MUSIC CONTROL	Tenant	1/1/2002	12/31/2013

Italy	Milan	Via Lattuada 25	BASES ITALY	Tenant	10/1/2003	9/30/2015

Italy	Milan	Via Longhena, 3a	Agb NMR s.r.l (Italy)	Tenant	9/1/2007	8/31/2019

Italy	Milan	Via Tiziano 32	AGB/NMR Holding Spa	Tenant	1/1/2006	12/31/2011

Italy	Milan	Viale Filippetti, 37 - 20122 Milano	Agb NMR s.r.l (Italy)	Tenant	7/1/2008	6/30/2014

Kazakhstan	Almaty	16 Elebekova Str.	ACNIELSEN COMPANY	Tenant	4/18/2004	12/31/2009

Latvia	Riga	Cesu Street 31, Building 1, Fifth Floor	ACNIELSEN COMPANY	Tenant	10/12/2006	10/11/2009

Lithuania	Vilnius	A. Juozapaviciaus Street 6/2	ACNIELSEN COMPANY	Tenant	7/17/2002	4/30/2011

Macedonia	Skopje	Rampo Levkata 12	AGB Nielsen Media Research / Macedonia	Tenant	9/1/2007	9/1/2012

Macedonia	Skopje	Rampo Levkata 20	AGB Nielsen Media Research / Macedonia	Tenant	10/1/2007	1/31/2008

Netherlands	Diemen	Diemerhof 2	ACNIELSEN COMPANY	Tenant	11/1/2008	10/31/2019

Netherlands	Diemen	Diemerhof 2 (Parking)	ACNIELSEN COMPANY	Tenant	11/1/2008	6/30/2010

Netherlands	Diemen	Wisselwerking 12	THE NIELSEN COMPANY	Tenant	11/1/2008	10/31/2011

Netherlands	Haarlem	Ceylonpoort 5-25	VNU BUSINESS PUBLICATIONS	Sub-tenant	1/1/2007	12/31/2009

Netherlands	Haarlem	Ceylonpoort 5-25	THE NIELSEN COMPANY	Tenant	1/1/2000	1/1/2010

Netherlands	Hilversum	Heuvellaan 48b	MUSIC CONTROL	Tenant	5/1/2005	10/31/2010

Netherlands		N/A	AGB Netherlands C.V.

Norway	Oslo	Drammensveien 123	BV Network AS	Sub-tenant	10/16/2007	10/15/2009

Norway	Oslo	Drammensveien 123	NIELSEN MEDIA RESEARCH AS	Sub-tenant	10/16/2006	10/15/2012

Norway	Oslo	Drammensveien 123	ACNIELSEN COMPANY	Tenant	10/16/2006	10/15/2012

Poland	Warsaw	Broniewskiego 28	AGB NMR Sp. z o.o.	Tenant		May 2010

Poland	Warsaw	Marynarska Point Phase 1, 2nd And 3rd Floors	ACNIELSEN COMPANY	Tenant	7/26/2008	7/25/2015

Poland	Warsaw	Przbyszewskiego 47	AGB NMR Sp. z o.o.	Tenant		2016 (or earlier)

Portugal	Lisbon	Rua De Donna Filipa De Vilhena 38	ACNIELSEN COMPANY	Owner

Romania	Bucharest	4-10 Muntii Tatra Street/75 Buzesti Street	ACNIELSEN COMPANY	Tenant	1/1/2007	12/31/2011

Russia	Abakan	Tchertogasheva St. 148	ACNIELSEN COMPANY	Tenant	1/5/2008	4/30/2009

Russia	Achinsk	Ul. Inducstrial’naya, 16	ACNIELSEN COMPANY	Tenant	9/1/2008	8/1/2009

Russia	Arkhangelsk	Ul. Timme 23	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Russia	Astrakhan	Ul.N.Ostrovskogo 124	ACNIELSEN COMPANY	Tenant	5/1/2008	3/31/2009

Russia	Barnaul	Prospect Lenina 195	ACNIELSEN COMPANY	Tenant	12/1/2008	10/31/2009

Russia	Cheboksary	Egersky Bulvar, 4	ACNIELSEN COMPANY	Tenant	7/1/2008	5/31/2009

Country	City	Address	Company	Position	Commence	Expiry
Russia	Chelyabinsk	Ul. Gagarina 9/35	ACNIELSEN COMPANY	Tenant	7/1/2003	5/31/2009

Russia	Ekaterinburg	Pr-K Kosmonaftov 11b	ACNIELSEN COMPANY	Tenant	11/1/2008	9/30/2009

Russia	Irkusk	Ul R Louxemburg 184	ACNIELSEN COMPANY	Tenant	12/1/2007	10/31/2009

Russia	Ivanovo	Ul. Pochtovaya 6 “A”, Office 202	ACNIELSEN COMPANY	Tenant	11/1/2008	4/30/2009

Russia	Izhevsk	Ul. Novoazhimova 7	ACNIELSEN COMPANY	Tenant	2/1/2007	12/31/2008

Russia	Kaliningrad	Garajnaya St. 2	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Russia	Kazan	Ul. 7th Soyousnaya 1	ACNIELSEN COMPANY	Tenant	11/1/2008	9/30/2009

Russia	Khabaravosk	Ul. Lenina 57	ACNIELSEN COMPANY	Tenant	1/1/2009	12/30/2009

Russia	Kirov	Solnechniy Proezd, 4	ACNIELSEN COMPANY	Tenant	1/7/2008	12/31/2008

Russia	Komsomolsk	Prospekt Mira 38/3	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Russia	Krasnodar	Ul Rashpilefskaya 142a	ACNIELSEN COMPANY	Tenant	1/1/2009	9/30/2009

Russia	Krasnoyarsk	Ul Krasnoyiarski Rabochyi 30a	ACNIELSEN COMPANY	Tenant	9/1/2008	8/1/2009

Russia	Magnitogorsk	Prospect Lenina 89-403	ACNIELSEN COMPANY	Tenant	12/10/2008	10/31/2009

Russia	Miass	Ul. Pavlowa 8,A	ACNIELSEN COMPANY	Tenant	3/20/2006	2/17/2009

Russia	Moscow	Ul. Tushinskaya, Building 13-15	ACNIELSEN COMPANY	Tenant	6/26/2008	5/1/2009

Russia	N Novgorog	Pr-Kt. Gagarina Ave 27	ACNIELSEN COMPANY	Tenant	9/1/2008	8/1/2009

Russia	Nakhodka	Bulvar Entuziastov, 13	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Russia	Novorossiysk	Engesla St. 7	ACNIELSEN COMPANY	Tenant	8/1/2008	5/31/2009

Russia	Novosibirsk	Kommunisticheskaya	ACNIELSEN COMPANY	Tenant	8/1/2008	8/1/2009

Russia	Omsk	Ul. B.Hmel’nickogo,244	ACNIELSEN COMPANY	Tenant	8/1/2008	6/30/2009

Russia	Orenburg	Ul. Promishlennaya 5/1	ACNIELSEN COMPANY	Tenant	6/8/2008	5/8/2009

Russia	Penza	Ul. Moskovskaya 56/34g	ACNIELSEN COMPANY	Tenant	1/1/2009	12/28/2009

Russia	Perm	Ul.Dashina 7	ACNIELSEN COMPANY	Tenant	11/1/2005	11/30/2008

Russia	Petrozavosk	Ul. Kirova 38	ACNIELSEN COMPANY	Tenant	12/1/2008	10/31/2009

Russia	Pskov	Ul.Leona Pozemskogo, 123a	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Russia	Pyatigorsk	Privokzalnaya Ploshad Z/D Vokzala, Building 5	ACNIELSEN COMPANY	Tenant	1/1/2009	11/30/2009

Russia	Rostov Na Donu	Ul.Turgenevskaja 49,Off.5	ACNIELSEN COMPANY	Tenant	12/1/2008	10/31/2009

Russia	Ryazan	Ul Gogol 43/26	ACNIELSEN COMPANY	Tenant	3/1/2008	3/30/2009

Russia	Samara	Ul. Mirnaja 3	ACNIELSEN COMPANY	Tenant	12/1/2008	10/31/2009

Russia	Saratov	Ul. Astrahanskaya 43	ACNIELSEN COMPANY	Tenant	1/1/2009	11/30/2009

Russia	Sochi	Ul. Sverdlova, 49/2a, Adler	ACNIELSEN COMPANY	Tenant	5/1/2008	3/31/2009

Russia	St. Petersburg	4th Sovietskaya Str. 40	ACNIELSEN COMPANY	Tenant	1/1/2009	11/30/2009

Russia	Stavropol	Ul. Krasnoflotskaya 92	ACNIELSEN COMPANY	Tenant	5/1/2008	3/31/2009

Russia	Tagil	Ul. Lebajzhinskaya 3	ACNIELSEN COMPANY	Tenant	12/1/2008	10/30/2009

Russia	Tolyati	Ul. Stepana Rasina 44	ACNIELSEN COMPANY	Tenant	10/4/2008	9/4/2009

Russia	Tula	Turgenevskaya 50 Off 403/5	ACNIELSEN COMPANY	Tenant	11/27/2008	11/25/2009

Russia	Tumen	Ul. Respubliki 207	ACNIELSEN COMPANY	Tenant	3/1/2005	11/30/2008

Russia	Ufa	Ul. 50 Let Ussr 39	ACNIELSEN COMPANY	Tenant	6/1/2008	4/30/2009

Russia	Ulyanovsk	Ul. Pushkinskaya 7	ACNIELSEN COMPANY	Tenant	5/1/2007	8/31/2009

Russia	V. Novgorod	Prospekt A. Korsunova 14a	ACNIELSEN COMPANY	Tenant	1/1/2009	12/30/2009

Russia	Vladimir	Ul. Komissarova 20	ACNIELSEN COMPANY	Tenant	1/1/2008	11/30/2008

Russia	Vladivostok	Ul. Davidova 5a	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Country	City	Address	Company	Position	Commence	Expiry
Russia	Volgograd	Prospect Lenina, 86 Office 619	ACNIELSEN COMPANY	Tenant	9/1/2008	7/31/2009

Russia	Voronezh	Ul. 20 Let Oktibria 59/3	ACNIELSEN COMPANY	Tenant	12/11/2008	11/11/2009

Russia	Yaroslavl	Tytaevskoe Av. 4a	ACNIELSEN COMPANY	Tenant	4/1/2008	2/28/2009

Serbia	Belgrade	Gavrila Principa 8	AGB NIELSEN MEDIA RESEARCH / Serbia	Tenant	1/1/2008	12/31/2008

Serbia	Belgrade	Kraljevica Marka 13	AGB NIELSEN MEDIA RESEARCH / Serbia	Tenant	1/1/2008	5/31/2009

Serbia	Belgrade	Nusiceva 16	ACNIELSEN COMPANY	Tenant	9/15/2006	9/14/2010

Slovak Republic	Bratislava	Kocelova 9 (Main Office)	ACNIELSEN COMPANY	Tenant	4/1/2004	3/1/9999

Slovenia	Ljubljana	Dunajska 122	AGB Nielsen, medijske raziskave, d.o.o.	Tenant	NA	NA

Slovenia	Ljubljana	Smartinska 106	ACNIELSEN COMPANY	Tenant	5/1/2008	12/31/9999

Spain	Barcelona	C/ Tarragona, 141 - 157	ACNIELSEN COMPANY	Tenant	11/16/2001	11/30/2009

Spain	Barcelona	C/ Tarragona, 149 - 157	ACNIELSEN COMPANY	Tenant	11/16/2001	11/30/2009

Spain	Madrid	C/ Salvador De Madariaga 1	ACNIELSEN COMPANY	Tenant	7/1/2007	7/1/2011

Spain	Madrid	Calle General Aranaz N 88, Bajo	NET RATINGS	Tenant	7/15/2006	7/14/2009

Spain	Madrid	Calle Jose Ortega Y Gasset 62	NIELSEN EDI	Tenant	9/1/2006	8/31/2011

Spain	Madrid	Puerta Del Sol, 6 - 3, Izq.	MUSIC CONTROL	Tenant	1/1/2008	12/31/2012

Sweden	Stockholm	Maria Skolgata 83	ACNIELSEN COMPANY	Tenant	7/1/2006	9/30/2011

Sweden	Stockholm	Maria Skolgata 83	AGB/NMR	Sub-tenant	2/28/2005	9/30/2011

Sweden	Stockholm	Maria Skolgata 83	AGBNMR Sweden	Tenant	7/1/2006	9/30/2011

Switzerland	Buochs	Nahseydi 6	AGB Nielsen Media Research MS S.A.	Tenant		12/31/2010

Switzerland	Geneva	Rue Des Acacias Ch-1211	VNU BUSINESS MEDIA SA	Tenant	5/1/2006	4/30/2011

Switzerland	Lugano	Via Calloni 1		Tenant		yearly renewable

Switzerland	Lugano	Via Calloni 1	MEDIA INSTRUMENTS S.A.	Sub-tenant	1/1/2008	12/31/9999

Switzerland	Luzern	D4 Park 6, 6039 Root Langenbold	ACNIELSEN COMPANY	Tenant	5/1/2007	6/30/2017

Switzerland	Zurich	Seefeldstrasse 69	NET RATINGS	Tenant	9/1/2008	8/31/2009

Turkey	Adana	Gazipasa Bulvari Cemal Pasa Mah. No:45	ACNIELSEN COMPANY	Tenant	6/1/2008	5/31/2009

Turkey	Ankara	Mesrutiyet Mah. Korur Sok 49/7 Cankaya	ACNIELSEN COMPANY	Tenant	5/1/2009	5/1/2010

Turkey	Istanbul	Back-Up Reference Site - Uskudar, Selimiye Camii Sok. 11 Istanbul	AGB Nielsen Mdi Research Piyasa Arastirma Hizmetleri A.S.	Tenant	4/1/2007	4/1/2010

Turkey	Istanbul	Office - Kadikoy, Josuyolu,Katip Salih Sok. 116 Istanbul	AGB Nielsen Mdi Research Piyasa Arastirma Hizmetleri A.S.	Tenant	1/1/2001	12/31/2010

Turkey	Istanbul	Ruzgarlibahce District. Cumhuriyet St. Acarlar Business Center. C Block No: 12 Floors 1-2-3-4 Kavacik 34805	ACNIELSEN COMPANY	Tenant	3/22/2008	3/21/2013

Turkey	Izmir	Mahmut Esat Bozkurt Cd 1442 Dk No:33 Kat:1 D1 Alsancak	ACNIELSEN COMPANY	Tenant	12/1/2008	11/30/2009

Country	City	Address	Company	Position	Commence	Expiry
Turkey	Samsun	Kylycdede Mah. Saadet Cd., Apt No:114/2	ACNIELSEN COMPANY	Tenant	11/1/2008	10/30/2009

Ukraine	Kiev	4 Ivana Lepse Building, 4th Floor	ACNIELSEN COMPANY	Tenant	9/1/2007	7/25/2010

Ukraine	Kiev	4 Ivana Lepse Building, 5th Floor (Storage)	ACNIELSEN COMPANY	Tenant	9/1/2007	7/25/2010

United Kingdom	Barnsley, South Yorkshire	Wilthorpe Road, Unit 1f	ACNIELSEN COMPANY	Tenant	8/1/1991	7/31/2011

United Kingdom	Birmingham	10 Holliday Street	ACNIELSEN COMPANY	Tenant	11/25/2003	8/31/2012

United Kingdom	Bracknell	The Ring	NIELSEN MEDIA RESEARCH	Tenant	10/23/2002	10/24/2013

United Kingdom	Chippenham	Unit 2 Avon Reach	DECISIONS MADE EASY	Tenant	5/1/2000	4/30/2010

United Kingdom	Chippenham	Unit 5 Avon Reach	DECISIONS MADE EASY	Tenant	3/29/2003	3/28/2009

United Kingdom	Chippenham	Unit 6 Avon Reach	DECISIONS MADE EASY	Tenant	5/1/2004	4/30/2014

United Kingdom	Chippenham	Unit 9 Avon Reach	DECISIONS MADE EASY	Tenant	9/1/2006	8/31/2009

United Kingdom	Harrogate, N. Yorks	1 Windsor Court Cornwall Road	ACNIELSEN COMPANY	Tenant	5/9/2006	4/1/2011

United Kingdom	London	189 Shaftesbury Ave.	NIELSEN BUSINESS MEDIA, INC.	Tenant	11/2/2000	3/24/2012

United Kingdom	London	60 Strand	AGB NIELSEN MEDIA RESEARCH	Tenant	9/29/2008	9/28/2013

United Kingdom	London	77 St John Street	NET RATINGS	Tenant	12/1/2008	5/31/2009

United Kingdom	Newport	Clarence Place	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2009

United Kingdom	Oxford	London Road, Headington	ACNIELSEN COMPANY	Owner

United Kingdom	Royston	Tey House, Market Hill	NMRI - GLOBAL	Tenant	11/21/1990	11/20/2011

United Kingdom	Stevenage Hertfordshire	89 95 Queensway	BOOK DATA LTD	Tenant	12/22/1986	12/21/2011

United Kingdom	Twickenham Tw1 1lr	1 Chertsey Road	BOOK DATA LTD	Tenant	8/1/1999	7/31/2014

United Kingdom	Woking Surrey	62 Goldsworth Road	BOOK DATA LTD	Tenant	12/24/2003	12/23/2013

Argentina	Buenos Aires	Tucuman 342/44/48	ACNIELSEN COMPANY	Tenant	1/1/2006	3/1/2010

Argentina	Ciudad De Bahia Blanca	Portugal 579	ACNIELSEN COMPANY	Tenant	11/1/2008	10/31/2011

Argentina	Cordoba	Rodriguez Pena 83	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2011

Argentina	Godoy Cruz	Rivadavia 666	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2010

Argentina	Mar Del Plata	Rodriguez Pena 2698	ACNIELSEN COMPANY	Tenant	5/1/2009	4/30/2012

Argentina	Neuquen	Libertad 176 Piso 1	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2010

Argentina	Resistencia	Castelli 78 1 Piso	ACNIELSEN COMPANY	Tenant	12/1/2003	11/30/2009

Argentina	Rosario	San Lorenzo 1333 Piso 3 Dto A	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2011

Argentina	Salta	Pueyrredon 1031, 7 Piso	ACNIELSEN COMPANY	Tenant	9/1/2008	8/31/2010

Argentina	San Miguel De Tucuman	Belgrano N 3220	ACNIELSEN COMPANY	Tenant	12/1/2008	11/30/2011

Country	City	Address	Company	Position	Commence	Expiry
Argentina	Santa Fe	Francia 3315 Planta Baja	ACNIELSEN COMPANY	Tenant	4/1/2007	3/30/2010

Brazil	Bauru	Rua Aplheu Ribas Sampaio, No 3-26, Room 201	ACNIELSEN COMPANY	Tenant	4/1/2008	3/31/2010

Brazil	Belém	Av. Magalhães Barata, 651 Room 311	ACNIELSEN COMPANY	Tenant	5/21/2008	5/20/2009

Brazil	Belo Horizonte	Rua Pernambuco, 1002 Room 301 - Savassi	ACNIELSEN COMPANY	Tenant	5/1/2008	4/30/2010

Brazil	Brasilia	Scs-Setor Comercial Sul - Quadra 06 - Room 01 And 02 Bloco A	ACNIELSEN COMPANY	Tenant	10/13/2008	10/12/2009

Brazil	Campinas	Rua Sebastiao De Souza 205 - Room 104	ACNIELSEN COMPANY	Tenant	3/25/2009	3/25/2010

Brazil	Campinas	Rua Sebastiao De Souza 205 - Rooms 101 102	ACNIELSEN COMPANY	Tenant	3/25/2009	3/25/2010

Brazil	Campo Grande	Rua Treze De Maio, 2500 (Room 901 & 902)	ACNIELSEN COMPANY	Tenant	5/1/2008	4/30/2010

Brazil	Cotia	Rua Monte Castelo, 55 (Km 22.5 Rod. Raposo Tavares	NIELSEN BUSINESS MEDIA, INC.	Tenant	10/15/2005	12/31/9999

Brazil	Cotia	Rua Monte Castelo, 55 (Km 22.5 Rod. Raposo Tavares	ACNIELSEN COMPANY	Owner

Brazil	Curitíba	Rua Santa Catarina, 65 Rooms 701a And 702a	ACNIELSEN COMPANY	Tenant	8/1/2006	7/31/2009

Brazil	Florianópolis	Rua Tiradentes 02 Rooms 201, 202 - Sao Jose	ACNIELSEN COMPANY	Tenant	2/1/2008	1/31/2010

Brazil	Fortaleza	Rua Dr. Jose Lourenco No 870 - Rooms 905, 906, 907 And 908 - Aldeota	ACNIELSEN COMPANY	Tenant	2/1/2007	2/1/2010

Brazil	Goiania	Rua Dezoito, 110 Centro (701)	ACNIELSEN COMPANY	Tenant	10/1/2006	10/1/2009

Brazil	Goiania	Rua Dezoito, 110 Centro (702)	ACNIELSEN COMPANY	Tenant	5/1/2008	4/30/2010

Brazil	Maceio	Av. Governador Osman Loureiro N 171 - Room 01	ACNIELSEN COMPANY	Tenant	5/1/2008	5/1/2010

Brazil	Porto Alegre	Av. Carlos Gomes, 466, Cj.601	ACNIELSEN COMPANY	Tenant	12/1/2005	11/30/2009

Brazil	Recife	Av. Conde De Boa Vista, 1412 - Room 601, 602, 603 And 604 - Boa Vista	ACNIELSEN COMPANY	Tenant	8/1/2006	7/30/2009

Brazil	Riberao Preto	Avenida Portugal N 1.740 - Cj.62	ACNIELSEN COMPANY	Tenant	5/28/2003	6/30/2009

Brazil	Rio De Janeiro	Av. Rio Branco,128 - 2.0 Andar - Centro	ACNIELSEN COMPANY	Tenant	2/1/2006	1/30/2011

Brazil	Rio De Janeiro	Rua Santa Cecilia N. 984 - Room 402 Bangu	ACNIELSEN COMPANY	Tenant	5/1/2009	4/30/2010

Brazil	Rio De Janeiro	Rua Sete De Setembro, 111 - Parking 2705	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2009

Brazil	Rio De Janeiro	Rua Sete De Setembro, 111 - Parking 2707	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2009

Brazil	Rio De Janeiro	Rua Sete De Setembro, 111 - Parking 2711	ACNIELSEN COMPANY	Tenant	3/1/2009	2/28/2010

Brazil	Rio De Janeiro	Rua Sete De Setembro, 111 - Parking 310 And 311	ACNIELSEN COMPANY	Tenant	3/1/2009	2/28/2010

Brazil	Rio De Janeiro	Rua Sete De Setembro, 111 - Parking 312 And 3006	ACNIELSEN COMPANY	Tenant	3/1/2009	2/28/2010

Country	City	Address	Company	Position	Commence	Expiry
Brazil	Salvador	Av. Tancredo Neves, 3343, Room 705	ACNIELSEN COMPANY	Tenant	1/8/2007	1/7/2010

Brazil	Salvador	Av. Tancredo Neves, 3343, Room 706	ACNIELSEN COMPANY	Tenant	1/8/2007	1/7/2010

Brazil	Sao Paulo	Rua Capote Valente, 467 Apto 64	ACNIELSEN COMPANY	Tenant	12/7/2007	6/6/2010

Brazil	Sao Paulo	Rua Do Paraíso, 139 Room 51	ACNIELSEN COMPANY	Tenant	5/10/2008	5/9/2009

Brazil	São Paulo	Rua Alfredo Guedes, 72 - Cj.91, 92, 93 Santana	ACNIELSEN COMPANY	Tenant	4/5/2004	4/5/2010

Brazil	São Paulo	Rua Cantagalo, 785 - Tatuape	ACNIELSEN COMPANY	Tenant	7/1/2007	6/30/2009

Brazil	Vila Velha	Av. Carioca 353 - Room 1501	ACNIELSEN COMPANY	Tenant	3/10/2007	3/9/2010

Brazil	Vila Velha	Av. Carioca, 353 - Room 1502	ACNIELSEN COMPANY	Tenant	3/10/2007	3/9/2010

Brazil	Vila Velha	Av. Carioca, 353 - Room 1503	ACNIELSEN COMPANY	Tenant	3/10/2007	3/9/2010

Chile	Antofagasta	Arturo Prat 461	ACNIELSEN COMPANY	Tenant	11/1/2008	11/1/2010

Chile	Antofagasta	Arturo Prat 461 Edif. Segundo Gomez	ACNIELSEN COMPANY	Tenant	11/1/2008	11/1/2010

Chile	Arica	Baquedano 731	ACNIELSEN COMPANY	Tenant	1/1/2005	1/1/2010

Chile	Concepcion	Rengo 94	ACNIELSEN COMPANY	Tenant	9/1/2003	9/1/2009

Chile	Iquique	Sotomayor 625	ACNIELSEN COMPANY	Tenant	1/15/2006	1/15/2010

Chile	La Serena	Cordovez 588	ACNIELSEN COMPANY	Tenant	8/30/2003	3/27/2009

Chile	Santiago	Avenida Tajamar 183	ACNIELSEN COMPANY	Tenant	8/1/2008	7/31/2010

Chile	Santiago	Juan De Dios Vial Correa 4239/Penalolen	ACNIELSEN COMPANY	Tenant	6/28/1999	5/12/2009

Chile	Santiago	Las Perdices 997/La Reina	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2009

Chile	Santiago	Obispo Donoso 9 Y 9a	ACNIELSEN COMPANY	Tenant	5/23/2007	5/23/2009

Chile	Talca	1 Norte 801	ACNIELSEN COMPANY	Tenant	9/1/2008	9/1/2010

Chile	Temuco	Andres Bello 765	ACNIELSEN COMPANY	Tenant	10/1/2003	10/1/2009

Chile	Viña Del Mar	Arlegui 333	ACNIELSEN COMPANY	Tenant	4/1/2007	4/1/2009

Colombia	Barranquilla	Carrera 52 N. 72-152 Of 202	ACNIELSEN COMPANY	Tenant	8/1/2007	7/31/2009

Colombia	Bogota	Calle 100 #9a-45, Pisos 9, 10 & 11 T 2	ACNIELSEN COMPANY	Tenant	11/16/2004	11/15/2009

Colombia	Bogota	Calle 100 #9a-45, Pisos 9, 10 & 11 T 2	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Colombia	Bucaramanga	Calle 51 No. 35-28 Of. 407-408-409 Cc Cabeccera Iii Etapa	ACNIELSEN COMPANY	Tenant	6/1/2007	12/31/2010

Colombia	Cali	Calle 6 Norte N. 2n-36 Torre B	ACNIELSEN COMPANY	Tenant	11/1/2008	10/31/2010

Colombia	Medellin	Calle 7 Sur No 42-70 Torre 2 Piso 9	ACNIELSEN COMPANY	Tenant	11/1/2007	10/31/2012

Colombia	Pereira	Cra 7a N. 19-28, 1403-1405	ACNIELSEN COMPANY	Tenant	1/30/2008	1/29/2010

Costa Rica	San Jose	Sabana Sur, De La Contraloria General De La Republica, 300 Mts Sur Y 25 Mts Este	ACNIELSEN COMPANY	Tenant	9/14/2004	9/30/2010

Dominican Repub	Santo Domingo	138 Pedro Henriquez Urena	ACNIELSEN COMPANY	Tenant	7/17/2006	7/17/2009

Dominican Repub	Santo Domingo	Local 13-B Plaza Castilla Abraham Lincoln Avenue Corner Lope De Vega Avenue, Piantini	ACNIELSEN COMPANY	Tenant	3/17/2007	7/17/2009

Country	City	Address	Company	Position	Commence	Expiry
Dominican Republic	Santo Domingo	Av. John F. Kennedy P.1 And P.4	AGB-CDI Dominicana	Tenant	12/5/2007	12/5/2010

El Salvador	El Salvador	Calle Nueva No.1 36-70 Colonia Escalón	ACNIELSEN COMPANY	Tenant	12/1/2007	11/30/2012

Guatemala	Guatemala	5ta Avenida, 5-55, Zona 14, Europlaza World Business Center, Torre 3, Nivel 4	ACNIELSEN COMPANY	Tenant	2/8/2008	2/7/2013

Guatemala	Quetzaltenango	20 Ave. 1-20 Zona 3	ACNIELSEN COMPANY	Tenant	7/1/2009	6/30/2012

Honduras	San Pedro Sula	5ta Calle 5 Y6 Ave So Edif Gamez Panchame 8	ACNIELSEN COMPANY	Tenant	3/31/2008	3/30/2009

Honduras	Tegucigalpa	Boulevar Suyapa Colonia Florencia Sur Edif.Florencia 4º	ACNIELSEN COMPANY	Tenant	3/1/2009	2/28/2010

Mexico	Acapulco, Guerrero	Calle 3 No. 57 Col. Bella Vista C.P.	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Cd Juarez	Av. Lopez Mateos # 2022	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Celaya	Villa De Guadalupe 408b, Col. Villas De La Hacienda	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Chihuahua	Calle 32 Y Melchor Guaspe Num 3200-B Col Dale	ACNIELSEN COMPANY	Tenant	1/1/2009	6/30/2009

Mexico	Cuernavaca	Av.Chapultepec No.17 Col.Ampliacion Chapultepec	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Culiacan	Blvd Enrique Cabrera Esq Republica De Honduras No 2824 Col Humaya	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Gomez Palacio	Av. Santiago Lavin #428 Ote,. Depto 4	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Hermosillo	Av. Costa Del Sol No. 12 Fracc. Costa Del Sol	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	La Paz	Andador Renovacion #134, Col. Solidaridad Infonavit	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Leon	Independencia #728-3	ACNIELSEN COMPANY	Tenant	1/1/2009	1/1/2010

Mexico	Merida	Calle 44 No. 488 Frac. Los Pinos	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Mexico City	Blvd. Avila Camacho 191, 5th Floor	BBI MARKETING SERV INC	Tenant	11/1/2004	10/31/2009

Mexico	Mexico City	Blvd. Avila Camacho 191, 5th Floor 503	ACNIELSEN COMPANY	Tenant	10/1/2008	9/30/2011

Mexico	Mexico City	Blvd. Avila Camacho 191,7th & 8th Floors	ACNIELSEN COMPANY	Owner	1/1/1989	12/31/9999

Mexico	Mexico City	Blvd. Avila Camacho 191,Ground Flr	ACNIELSEN COMPANY	Tenant	6/1/2004	5/31/2010

Mexico	Monterrey	Av. Revolucion #643 Sur, Col. Jardin Espanol	ACNIELSEN COMPANY	Tenant	9/1/2007	8/31/2009

Mexico	Morelia	Bucareli 1014 Int 3-4 Col. Vasco De Quiroga C.P.	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Piedras Negras	Paseo De Las Artes # 204, Res. Tecnologico	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Puebla	Privada De Compostela 5307 Depto 2 Col. Las Palmas	ACNIELSEN COMPANY	Tenant	7/16/2008	7/15/2009

Country	City	Address	Company	Position	Commence	Expiry
Mexico	Queretaro	Luis G Urbina 216 Col Uh Plutarco E Calles	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Reynosa	Rio Alamo No. 130 Col. Longoria	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Saltillo	Fray Alonso De Montesinos No 155 Col Agua Azul	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	San Luis Potosi	Enrico Martinez No 133-B Col Virreyes	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Tampico	Carretera Tampico-Mante No. 124 Planta Alta Col. Mexico	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Tijuana	Av. 32 Sur #312, Frac. Los Pinos Agueros	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Toluca	Calle San Sebastian No 108-A Col La Magdalena	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2008

Mexico	Tuxtla Gutierrez	Catazja #33 Manz. 5 Frac. Las Torres	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Vera Cruz	Av Constituyentes Norte No 930-B	ACNIELSEN COMPANY	Tenant	7/1/2008	6/30/2009

Mexico	Villa Hermosa	Primavera #100, Altos 101, Col. Centro	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Mexico	Zapopan	Av. Vallarta 6503, Centro Comercial Concentro	ACNIELSEN COMPANY	Tenant	2/1/2009	1/31/2010

Nicaragua	Managua	De Mansion Teodolinda 2 Cuadras Al Sur 10 Varas Abajo #310, Bolonia- Managua	ACNIELSEN COMPANY	Tenant	7/9/2007	7/8/2010

Panama	Chitre	Local 11 Centro Comercial Plaza Azuero- Via Carmelo Spadafora Provincia De Herrera Distrito De Chitre	ACNIELSEN COMPANY	Tenant	10/15/2007	10/14/2011

Panama	David	Calle 4 Edificio Compostela 2do Piso Oficina 7	ACNIELSEN COMPANY	Tenant	1/30/2007	1/30/2010

Panama	Panama City	Calle Aquilino De La Guardia Y La Avenida Balboa - 2 Piso Centro Comercial Galeria Balboa	ACNIELSEN COMPANY	Tenant	10/1/2007	9/30/2010

Puerto Rico	Sabana Grande	Street 102, Orlando Lopez Avenue	ACNIELSEN COMPANY	Tenant	11/1/2006	10/11/2009

Puerto Rico	San Juan	117 Eleanor Roosevelt Avenue	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Uruguay	Montevideo	Constituyente Ave 1467 Of. 2201	ACNIELSEN COMPANY	Tenant	1/1/2008	12/31/2009

Venezuela	Barquisimeto	Av. 20 Entre Calle 39 Y 40 Cc. Comercio Piso 1 Oficina 14	ACNIELSEN COMPANY	Tenant	7/1/2004	10/31/2008

Venezuela	Caracas	Av. San Francisco Y Calle Santa Rosa, Torre California, 6a, 6c, 6e, 6g, 6i, 6k And 6b, 6d	AGB PAN. VZLA MEDICION S.A.	Tenant	April 2008	March 2010

Venezuela	Caracas	Av. San Francisco, Torre California, Piso 4	AGB PAN. VZLA MEDICION S.A.	Tenant	October 2007	April 2009

Venezuela	Caracas	Comedor- Ave. Jose Maria Vargas Torre Del Colegio Piso 10 Stana Fe Norte, Baruta	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Country	City	Address	Company	Position	Commence	Expiry
Venezuela	Caracas	Piso 10 - Av. Jose Maria Vargas Torre Del Colegio Piso 10 Santa Fe Norte, Baruta	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Venezuela	Caracas	Piso 11- Av. Jose Maria Vargas Torre Del Colegio Piso 10 Santa Fe Norte, Baruta	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Venezuela	Caracas	Piso 9- Av. Jose Maria Vargas Torre Del Colegio Piso 10 Santa Fe Norte, Baruta	ACNIELSEN COMPANY	Tenant	1/1/2005	12/31/2009

Venezuela	Caracas	San Martin- Av. San Martin Esq. Con Av. Santander Cc. Maracaibo Nivel 1 Oficina 14	ACNIELSEN COMPANY	Tenant	3/12/1996	12/31/2009

Venezuela	Maracaibo	Maracaibo- Sector Cerros De Marin Calle 67 Av. 5 De Julio Con Av. 3c Edif. Los Cerros Piso 10. Local A Y B	ACNIELSEN COMPANY	Tenant	10/1/1997	12/31/2009

Venezuela	Puerto La Cruz	Puerto La Cruz- Av. 5 De Julio Edificio Los Angeles Piso 6. Local 6-B	ACNIELSEN COMPANY	Tenant	1/1/1994	1/1/2010

Venezuela	Puerto Ordaz	Calle La Urbana, C.C. Doña Delia Piso 2. No. 2-03. Municipio Caroní.	ACNIELSEN COMPANY	Tenant	12/1/2008	12/1/2009

Venezuela	San Cristobal	Septima Avenida Con Calle 8. Edif. Lido Piso 7 Local 7-1	ACNIELSEN COMPANY	Tenant	6/1/2008	5/31/2009

Venezuela	Valencia	Valencia- Av. Cedeno Con Av. 102 Torre Empresarial Piso 12 Oficina B	ACNIELSEN COMPANY	Tenant	1/1/2009	12/31/2009

Canada	Calgary	6715-8 Street Ne	ACNIELSEN COMPANY	Tenant	6/1/2006	5/31/2011

Canada	Missisauga	5925 Airport Road Suite 200	Nielsen Mobile, LLC	Tenant	1/1/2009	1/1/2010

Canada	Montreal	1111 Dr Frederick Phillips Blvd	ACNIELSEN COMPANY	Tenant	2/1/2007	1/31/2012

Canada	Toronto	160 Mcnabb Street, Markham	BBM	Sub-tenant	9/1/2006	8/31/2009

Canada	Toronto	160 Mcnabb Street, Markham	ACNIELSEN COMPANY	Tenant	12/24/2003	12/31/2038

Canada	Toronto	Suite 860, 20 Toronto Street	THE NIELSEN COMPANY (US), LLC	Tenant	1/1/2009	12/31/2013

Canada	Vancouver	6011 Westminster Highway	ACNIELSEN COMPANY	Tenant	10/1/2004	9/30/2009

United States	Bentonville	609 S.W. 8th Street	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	6/1/2007	8/31/2012

United States	Benicia	1001 Madison Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	8/1/2007	7/31/2010

United States	Fremont	39141 Civic Center Drive	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	1/1/2007	2/29/2012

United States	Garden Grove	12425 Lewis Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/1/2008	9/30/2011

Country	City	Address	Company	Position	Commence	Expiry
United States	Los Angeles	11835 West Olympic Boulevard	NIELSEN BUSINESS MEDIA, INC.	Tenant	9/1/2006	11/30/2013

United States	Los Angeles	1801 Century Park West	NIELSEN IAG, INC.	Tenant		5/31/2009

United States	Los Angeles	2029 Century Park East	NIELSEN IAG, INC.	Tenant	9/1/2006	8/31/2009

United States	Los Angeles	2049 Century Park East	IMG WORLDWIDE, INC.	Sub-tenant	5/29/2008	1/30/2010

United States	Los Angeles	2049 Century Park East	RADIO & RECORDS, INC (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	3/1/2005	1/31/2010

United States	Los Angeles	5055 Wilshire Boulevard	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	11/1/2002	10/31/2017

United States	Los Angeles	6255 Sunset Boulevard	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	12/1/2003	11/30/2013

United States	Milpitas	890 Hillview Court	NET RATINGS	Tenant	5/1/2008	3/31/2010

United States	San Diego	9276 Scranton Road	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	8/16/2008	2/29/2016

United States	San Francisco	101 Green Street	Nielsen Mobile, LLC	Tenant	11/15/2001	10/31/2010

United States	San Francisco	365 Main Street	Nielsen Mobile, LLC	Tenant	12/1/2008	11/30/2009

United States	San Francisco	Two Embarcadero Center	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/1/1999	12/31/2009

United States	San Francisco	Two Embarcadero Center	BLACK LETTER DISCOVERY	Sub-tenant	4/1/2009	12/30/2009

United States	San Juan Capistrano	31910 Del Obispo	NIELSEN BUSINESS MEDIA, INC.	Tenant	1/1/2006	12/31/2010

United States	Denver	7475 Dakin Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	8/1/2008	12/31/2009

United States	Shelton	2 Trap Falls Road	MONITOR PLUS (NMR)	Tenant	1/1/2004	12/31/2010

United States	Stamford	600 Summer Street, 5th Floor	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	1/1/2008	11/30/2012

United States	Westport	55 Greens Farm Road	THE NIELSEN COMPANY (US), LLC	Tenant	7/1/2003	4/30/2012

United States	Wilton	45 Danbury Road	THE NIELSEN COMPANY (US), LLC	Tenant	2/1/2008	3/31/2012

United States	Wilton	45 Danbury Road	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.)	Tenant	5/1/2004	3/31/2012

Country	City	Address	Company	Position	Commence	Expiry
United States	Washington	1317 F Street, Nw	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	1/27/2005	1/31/2010

United States	Washington	910 Seventeenth Street	YOUNG DEMOCRATS OF AMERICA	Sub-tenant	1/15/2008	8/30/2009

United States	Washington	910 Seventeenth Street	NIELSEN BUSINESS MEDIA, INC.	Tenant	9/1/2006	8/31/2009

United States	Coral Springs	12350 Northwest 39th Street	CONSUMER RESEARCH SVCS (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	3/1/1997	2/28/2010

United States	Dunedin	1659 Virginia Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	4/1/1997	3/31/2012

United States	Jacksonville	3955 Riverside Ave.	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	9/1/2008	8/31/2009

United States	Oldsmar	501 Brooker Creek Boulevard	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/19/2002	12/18/2038

United States	Oldsmar	501 Brooker Creek Boulevard	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/31/2003	12/18/2038

United States	Oldsmar	580 Corporate Center, 4027 Tampa Road	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	12/1/2008	10/31/2013

United States	Oldsmar	700 Brooker Creek Boulevard	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	8/1/2005	7/31/2009

United States	Oldsmar	700 Brooker Creek Boulevard	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/1/2004	11/30/2014

United States	Oldsmar	Undeveloped Land	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Owner

United States	Sarasota	6000 Cattleridge Drive	CONSUMER RESEARCH SVCS (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	3/1/2006	2/28/2011

United States	Sunrise	1083 Shotgun Road	SAWGRASS COMMUNITY CHURCH OF GOD	Sub-tenant	12/4/2008	6/29/2009

United States	Sunrise	1083 Shotgun Road	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	7/1/2004	6/30/2009

Country	City	Address	Company	Position	Commence	Expiry
United States	Tampa	15436 & 15438 N. Florida Ave	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	9/17/2006	8/31/2011

United States	Venice	1080 Knights Trail	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	4/1/2007	3/31/2012

United States	Alpharetta	1145 Sanctuary Park	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	9/1/2004	3/31/2011

United States	Norcross	3091 Governors Lake Parkway	SOURCE BROADBAND SERVICES, LLC	Sub-tenant	11/1/2008	5/30/2011

United States	Norcross	3091 Governors Lake Parkway	CLARITAS, INC. (merged into THE NIELSEN COMPANY (US), LLC)	Tenant	11/7/2005	5/31/2011

United States	Arlington Heights	3426 N Old Arlington Heights Rd	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/1/2008	11/30/2011

United States	Chicago	200 W Jackson Boulevard	AIDS FOUNDATION OF CHICAGO	Sub-tenant	6/1/2009	8/30/2014

United States	Chicago	200 W Jackson Boulevard	INSTEP SOFTWARE, LLC	Sub-tenant	12/1/2008	8/30/2014

United States	Chicago	200 W Jackson Boulevard	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	6/1/1999	8/31/2014

United States	Chicago	227 West Monroe Street	THE CAMBRIDGE GROUP, INC.	Tenant	7/1/2003	9/29/2013

United States	Glenview	2700 Patriot Boulevard	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.)	Tenant	1/1/2003	4/30/2013

United States	Schaumburg	150 North Martingale Road	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.)	Tenant	5/1/2009	4/30/2014

United States	Schaumburg	150 North Martingale Road	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	1/1/2005	12/31/2019

United States	Schaumburg	200 North Martingale Road	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	8/11/2008	11/30/2009

United States	Covington	50 West Rivercenter Blvd	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	3/1/2001	2/28/2013

United States	Erlanger	1390 Donaldson Road Center	THE NIELSEN COMPANY (US), LLC	Tenant	11/1/2005	10/31/2025

United States	Radcliff	555 W. Lincoln Trail Boulevard	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	1/1/2005	12/31/2009

United States	Boston	101 Federal Street	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.)	Tenant	7/22/2006	7/31/2011

United States	Westford	Westford Office Park, 239 Littleton Road	TNC (US) HOLDINGS, INC.	Tenant	11/19/2008	1/31/2012

Country	City	Address	Company	Position	Commence	Expiry
United States	Rockville	1395 Piccard Drive	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	8/8/2008	3/31/2011

United States	Livonia	39111 West Six Mile Road	NIELSEN IAG, INC.	Tenant	8/1/2008	7/31/2009

United States	Livonia	39111 West Six Mile Road	NIELSEN IAG, INC.	Tenant	8/1/2008	7/31/2009

United States	Livonia	39111 West Six Mile Road	NIELSEN IAG, INC.	Tenant	8/1/2008	7/31/2009

United States	Southfield	27600 Northwestern Hwy	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/1/2007	8/31/2014

United States	St. Louis Park	600 South Highway 169	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	8/1/2003	7/31/2013

United States	St. Paul	289 E 5th Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/1/2007	12/31/2011

United States	Kansas City	8100 Nw 101st Terrace 4	THE NIELSEN COMPANY (US), LLC	Tenant	2/1/2002	1/31/2012

United States	Charlotte	200 E. Woodlawn Road, Building 1, Suite 200	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/1/2008	8/31/2011

United States	Omaha	10202 & 10206 F Street	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Owner

United States	Cherry Hill	220 Lake Drive East	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	9/1/2006	9/30/2011

United States	Fairfield	100 Passaic Avenue	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	4/1/2007	7/31/2012

United States	Fords	16 Hyacinth Drive, 1a	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	11/5/2008	10/25/2009

United States	Oradell	700 Kinderkamack Road	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	2/1/2008	1/31/2013

United States	Paramus	650 From Road	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	12/1/2005	11/30/2012
United States	Parsippany	10 Waterview Boulevard	THE NIELSEN COMPANY (US), LLC	Tenant	3/1/2004	7/31/2011

United States	Weehawken	300 Blvd East	NIELSEN IAG, INC.	Tenant	6/1/2008	5/31/2009

United States	Bayville	28 16th Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/6/2008	10/5/2009

Country	City	Address	Company	Position	Commence	Expiry
United States	Ithaca	53 Brown Road	The Nielsen Company (US), LLC (The Nielsen Company (US), LLC (Claritas, Inc. merged into this company) merged into this company)	Tenant	9/1/2008	8/31/2015

United States	New York	33 West 19th Street, 3rd Floor	Nielsen Mobile, LLC	Tenant		7/31/2009

United States	New York	345 Park Avenue South	NIELSEN IAG, INC.	Tenant	12/1/2003	3/29/2011

United States	New York	345 Park Avenue South	DIGITAS	Sub-tenant	8/1/2000	3/30/2011

United States	New York	345 Park Avenue South	NIELSEN BUSINESS MEDIA, INC.	Tenant	1/1/2005	3/31/2011

United States	New York	605 Third Avenue	JONES DAY	Sub-tenant	6/18/2004	9/29/2018

United States	New York	605 Third Avenue	PFIZER	Sub-tenant	6/18/2004	9/29/2018

United States	New York	605 Third Avenue	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	5/1/2003	9/30/2018

United States	New York	708 W 192 Street, 4n	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	11/5/2008	10/31/2009

United States	New York	770 Broadway	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	9/18/2002	10/30/2012

United States	New York	770 Broadway	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	5/15/2000	5/14/2015

United States	Syosset	6800 Jericho Turnpike	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	12/20/2004	3/31/2015

United States	Syosset	6900 Jericho Turnpike	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	1/1/2005	12/31/2010

United States	White Plains	One North Lexington Avenue	THE NIELSEN COMPANY (US), LLC	Tenant	10/1/1999	12/31/2009

United States	Cincinnati	1014 Vine Street	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	7/1/2003	6/30/2009

United States	Cincinnati	35 East Seventh Street	THE NIELSEN COMPANY (US), LLC	Tenant	2/17/2006	6/30/2011

United States	Cincinnati	4015 Executive Park Drive	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	3/1/2008	2/28/2011

United States	Miamisburg	228 Byers Road	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	2/1/2002	5/31/2009

Country	City	Address	Company	Position	Commence	Expiry
United States	Beaverton	6700 Sw 105th Street	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	12/13/2003	10/31/2009

United States	Portland	15280 Nw Central Drive	THE NIELSEN COMPANY (US), LLC	Tenant	5/1/2009	4/30/2011

United States	Conshohocken	101 E 8th Ave Stuie 208	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	4/1/2009	3/31/2010

United States	Lancaster	39 E. Chestnut Street	SPECTRA MARKETING SYSTEMS (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	11/1/2006	10/31/2016

United States	Pittsburgh	1000 Omega Drive	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	7/1/2005	6/30/2010

United States	Plymouth Meeting	920 Germantown Pike	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	3/15/2005	1/31/2015

United States	Greenville	24 Woods Lake Road	TNC (US) HOLDINGS, INC.	Tenant	2/1/2009	1/31/2010

United States	Knoxville	10415 Hickory Path Way, Suites 102 & 103	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	8/1/2007	7/31/2012

United States	Nashville	3200 West End Ave, Suite 540, 541, 542	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	9/15/2008	9/30/2009

United States	Nashville	49 Music Square West	EVEREST TECHNOLOGIES	Sub-tenant	3/26/2005	4/29/2012

United States	Nashville	49 Music Square West	REHAB DOCUMENTATION COMPANY	Sub-tenant	9/15/2006	4/29/2012

United States	Nashville	49 Music Square West	SCRIPPS NETWORKS	Sub-tenant	12/1/2007	4/29/2012

United States	Nashville	49 Music Square West	NIELSEN BUSINESS MEDIA, INC.	Tenant	10/1/1997	4/30/2012

United States	Arlington	2304 West Interstate 20	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	2/1/2007	1/31/2010

United States	Dallas	3102 Oak Lawn Avenue	SCARBOROUGH RESEARCH	Tenant	12/1/2008	12/31/2013

United States	Dallas	Bank One, 1717 Main Street	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	5/17/2002	7/31/2009

United States	Houston	9800 Northwest Freeway (610)	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	7/1/2004	6/30/2009

Country	City	Address	Company	Position	Commence	Expiry
United States	Houston	9800 Northwest Freeway (611)	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	7/1/2004	8/31/2011

United States	Richardson	740 E. Campbell Rd	Nielsen Mobile, LLC	Tenant	12/24/2006	2/28/2010

United States	San Antonio	4440 Piedras Drive S, Suite 250	CONSUMER RESEARCH SVCS (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	5/1/2008	10/31/2013

United States	Sandy	49 W 9000 South	INTERACTIVE MARKETING SYSTEMS, INC. (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	7/1/2008	6/30/2010

United States	Arlington	1525 Wilson Boulevard	The Nielsen Company (US), LLC (The Nielsen Company (US), LLC (Claritas, Inc. merged into this company) merged into this company)	Tenant	4/1/2004	3/31/2012

United States	Chantilly	14685 Avion Parkway	NIELSEN BUSINESS MEDIA, INC.	Tenant	10/1/2000	10/31/2010

United States	Chantilly	4511 Singer Court, Suite 202	THE NIELSEN COMPANY(US), INC.	Tenant	11/1/2008	10/31/2013

United States	Chesapeake	820 Live Oak Drive	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	10/1/2008	9/30/2009

United States	Lynchburg	1344 Main Street, Suite 6	Nielsen Mobile, LLC	Tenant	7/1/2005	7/31/2009

United States	Lynchburg	1405 Main Street, Suite 5	Nielsen Mobile, LLC	Tenant	5/1/2008	7/31/2009

United States	Lynchburg	156 Oakley Avenue	Nielsen Mobile, LLC	Tenant	7/1/2009	6/30/2011

United States	Lynchburg	918 Commerce Street	Nielsen Mobile, LLC	Tenant	7/1/2006	6/30/2011

United States	Richmond	555 Southlake Blvd.	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	7/1/2008	6/30/2011

United States	Bellevue	1715 114th Avenue Se	NIELSEN MEDIA RESEARCH (MERGED INTO THE NIELSEN COMPANY (US), LLC)	Tenant	9/1/2006	8/31/2011

United States	Seattle	2201 Sixth Avenue, Suite 1505	TNC (US) Holdings, Inc. (f/k/a The Nielsen Company (US), Inc.)	Tenant	3/1/2008	2/28/2013

United States	Fond Du Lac	30 South Main Street	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Owner

United States	Green Bay	2650 South Ashland	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	4/1/1996	3/31/2012
United States	Madison	1402 Pankratz, Suite B	The Nielsen Company (US), LLC (f/k/a AC Nielsen (US), Inc.	Tenant	3/1/2008	3/31/2013

Schedule 7(b)

Leases, Subleases, Tenancies, Franchise Agreements,

Licenses or Other Occupancy Arrangements

Entity of Record	Other Party	Arrangement	Address
Claritas Inc.	Gene Network Sciences, Inc.	Sub-Lease	Parkview Executive Center 53 Brown Road Ithaca, NY 14850

Nielsen Entertainment, LLC	Broadway.com	Sub-Lease	Rooms 1114-1117, 11th Floor, 1650 Broadway, New York, NY 10019

Nielsen Media Research, Inc.	Jones Day	Sub-Lease	605 Third Avenue South 7th Floor New York, NY

Nielsen Media Research, Inc.	Pfizer Inc.	Sub-Lease	605 Third Avenue South 4th, 5th and 6th Floors New York, NY

VNU Business Media, Inc.	Digitas	Sub-Lease	345 Park Avenue South New York, NY

VNU Business Media, Inc.	Everest Technologies	Sub-Lease	49 Music Square West Suite 400 Nashville, TN 37203

VNU Business Media, Inc.	Gladstone	Sub-Lease	49 Music Square West Nashville, TN 37203

VNU Business Media, Inc.	Scripps Networks, Inc.	Sub-Lease	49 Music Square West Suite 301 Nashville, TN 37203

VNU Business Media, Inc.	Graphiti Design	License Agreement Tenancy	770 Broadway New York, NY 10003

VNU Marketing Information, Inc.	Thatcher Profitt & Wood	Sub-Lease	11 West 42nd Street New York, NY

VNU, Inc.	BuzzMetrics, Ltd. (Trendum)	License Agreement Tenancy	770 Broadway New York, NY 10003

Schedule 8(a)

Copy of Termination Statements

None.

Schedule 8(b)

Termination Statement Filings

None.

Schedule 9

(a) Equity Interests of (U.S.) Companies

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of shares/Interest	Percent Owned	The Nielsen Company Percent Owned
Nielsen Business Media, Inc.	Delaware	Nielsen Business Media Holding Company	Delaware	3	1,000	100	100

Advertising Center, Inc.	California	Nielsen Business Media, Inc.	Delaware	16,17	1,350	90	90

Nielsen Mobile, LLC	Delaware	The Nielsen Company (US), LLC	Delaware	1	1,000	100	100

Nielsen Business Media Holding Company	Delaware	The Nielsen Company (US), LLC	Delaware	1	10	100	100
		VNU International B.V.	Netherlands	2	10	100

TNC (US) Holdings, Inc.	New York	VNU International B.V.	Netherlands	1,3,4,5	1,4870	100	100

VNU Marketing Information, Inc.	Delaware	TNC (US) Holdings, Inc.	New York	CA-1	95	95	100
		The Nielsen Company (US), LLC	Delaware	CB-1	5	5

Billboard Cafes, Inc.	Delaware	Nielsen Business Media, Inc.	Delaware	1	100	100	100

Neslein Holding, L.L.C.	Delaware	ACNielsen Corporation	Delaware	N/A	100	100	100

NMR Licensing Associates LP	Delaware	The Nielsen Company (US), LLC	Delaware	N/A	N/A	98,311	100
		NMR Investing I, Inc.	Delaware	N/A	N/A	1,689

RewardTV, Inc.	Delaware	Nielsen IAG, Inc.	Delaware	SC-1	100	100	100

Athenian Leasing Corporation	Delaware	The Nielsen Company (US), LLC	Delaware	5	1,000	100	100

Foremost Exhibits, Inc.	Nevada	MFI Holdings, Inc.	Delaware	1	100	100	100

ACN Holdings Inc.	Delaware	VNU Marketing Information, Inc.	Delaware	2	100	100	100

ACNielsen Corporation	Delaware	ACN Holdings Inc.	Delaware	3	100	100	100

A. C. Nielsen Company, LLC	Delaware	ACNielsen Corporation	Delaware	3	1000	100	100

The Nielsen Company (US), LLC	Delaware	A. C. Nielsen Company, LLC	Delaware	2	1000	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of shares/Interest	Percent Owned	The Nielsen Company Percent Owned
AC Nielsen Mexico LLC	Delaware	ACNielsen Company of Canada	Canada	N/A	N/A	100	100

NMR Investing I, Inc.	Delaware	The Nielsen Company (US), LLC	Delaware	2	100	100	100

A.C. Nielsen (Argentina) S.A.	Delaware	A. C. Nielsen Company, LLC	Delaware	1/2	200/9,800	100	100

ART Holding, L.L.C.	Delaware	A. C. Nielsen Company, LLC	Delaware	1	501	100	100

ACNielsen eRatings.com	Delaware	A. C. Nielsen Company, LLC	Delaware		100	100	100

Nielsen Government and Public Sector, Inc.	California	ACNielsen Corporation	Delaware	4	1,000	100	100

CZT/ACN Trademarks, L.L.C.	Delaware	A. C. Nielsen Company, LLC	Delaware	N/A	N/A	50	100
		The Nielsen Company (US), LLC	Delaware	N/A	N/A	50

Panel International SA LLC	Delaware	ACNielsen Company of Canada	Canada	1	1,000	100	100

Nielsen Leasing Corporation	Delaware	A. C. Nielsen Company, LLC	Dealware	A-2	100	100	100

Nielsen Holdings, L.L.C.	Delaware	Nielsen Holding B.V.	Netherlands	2	1,000	100	100

Scarborough Research	Delaware	The Nielsen Company (US), LLC	Delaware	N/A	50,5	50,5	50.5

Strategic Mapping, Inc.	California	The Nielsen Company (US), LLC	Delaware	1	100	100	100

Nielsen National Research Group, Inc.	California	The Nielsen Company (US), LLC	Delaware	1	1,000	100	100

Nielsen Finance Co.	Delaware	Nielsen Finance LLC	Delaware	2	1,000	100	100

Nielsen Finance LLC	Delaware	ACN Holdings Inc.	Delaware			100	100

MFI Holdings, Inc.	Delaware	Nielsen Business Media, Inc.	Delaware	1,2	200	100	100

POC, Inc.	New York	Nielsen Business Media, Inc.	Delaware	4	8	100	100

Showeast, LLC	New York	Nielsen Business Media, Inc.	Delaware	N/A	94%	94	94

BM Holdings, LLC	Delaware	Buzzmetrics, Ltd.	Israel			100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdiction	Certificate No.	Quantity of shares/Interest	Percent Owned	The Nielsen Company Percent Owned
Buzzmetrics, Inc.	Delaware	BM Holdings, LLC	Delaware			90	100
		Buzzmetrics, Ltd.	Israel			10

NetRatings, LLC	Delaware	The Nielsen Company (US), LLC	Delaware			100	100

EMIS (Canada), LLC	Delaware	A. C. Nielsen Company, LLC	Delaware			100	100

Nielsen IAG, Inc.	Delaware	The Nielsen Company (US), LLC	Delaware			100	100

Nielsen Escrow LLC	Delaware	Nielsen Finance LLC	Delaware			100	100

Nielsen Escrow Co.	Delaware	Nielsen Finance Co.	Delaware			100	100

Schedule 9

(b) Equity Interests of (Non-U.S.) Companies

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
ACNielsen AMER Algeria Sarl	Algeria	AMER Research Limited	Cyprus	100	100

AGB America S.A. IBC	Anguilla	AGB Nielsen Media Research B.V.	Netherlands	60	60

VNU Business Media Argentina S.A.	Argentina	Nielsen Business Media, Inc.	Delaware	95	100
		Nielsen Business Media Holding Company	Delaware	5

Nielsen-Netratings Pty. Ltd.	Australia	NetRatings Australia Pty. Ltd.	Australia	100	100

Traffion Technologies Pty. Limited	Australia	NetRatings Australia Pty. Ltd.	Australia	100	100

AGB Nielsen Media Research Pty. Ltd.	Australia	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	100	100

Red Sherrif Australia Pty. Ltd.	Australia	NetRatings Australia Pty. Ltd.	Australia	100	100

NetRatings Australia Pty. Ltd.	Australia	The Nielsen Company (Holdings) Pty Limited	Australia	100	100

Red Sherrif (Europe) Pty. Ltd.	Australia	NetRatings Australia Pty. Ltd.	Australia	100	100

The Nielsen Company (Australia) Pty. Ltd.	Australia	The Nielsen Company (Holdings) Pty Limited	Australia	100	100

ACNielsen Research Pty Limited	Australia	The Nielsen Company (Australia) Pty. Ltd.	Australia	100	100

Decisions Made Easy Pty. Ltd.	Australia	The Nielsen Company (Holdings) Pty Limited	Australia	100	100

The Nielsen Company (Holdings) Pty Limited	Australia	ACNielsen Company of Canada	Canada	100	100

A.C. Nielsen Gesellschaft m.b.H.	Austria	ACNielsen (Nederland) B.V.	Netherlands	100	100

ACNielsen Azeri	Azerbaijan	ACNielsen Cyprus Limited	Cyprus	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
The Nielsen Company (Bangladesh) Ltd.	Bangladesh	ACNielsen ORG-MARG Private Limited	India	100	100

ACNielsen Bel	Belarus	ACNielsen Cyprus Limited	Cyprus	100	100

A.C. Nielsen Company & Co SA	Belgium	VNU International B.V.	Netherlands	99,967	100

		Kalanka B.V.	Netherlands	0,033

AGB Nielsen Media Research SPRL	Belgium	AGB Nielsen Media Research Media Services S.A.	Zwitserland	100	100

A.C. Nielsen Company (Beglium) S.A.	Belgium	Nielsen Holding B.V.	Netherlands	99,9904	100
		ACNielsen (Nederland) B.V.	Netherlands	0,0096

AC Nielsen BH d.o.o. Sarajevo	Bosnia	VNU International B.V.	Netherlands	100	100

A.C.Nielsen do Brasil Ltda.	Brazil	Art Holding (Brazil) C.V.	Netherlands	99	100
		Nielsen Holdings, L.L.C.	Delaware	1

AGB Bulgaria Ltd.	Bulgaria	AGB Nielsen Media Research S.A.	Greece	100	77

ACNielsen Bulgaria Ltd	Bulgaria	ACNielsen Cyprus Limited	Cyprus	100	100

ACNielsen Cameroon Sarl	Cameroon	ACNielsen Cyprus Limited	Cyprus	100	100

Nielsen Media Research Limited	Canada	The Nielsen Company (US), LLC	Delaware	99,9995	100
		ACNielsen Company of Canada	Canada	0,0005

ACNielsen Canada Holding Company	Canada	ACNielsen (Nederland) B.V.	Netherlands	100	100

ACNielsen Company of Canada	Canada	ACNielsen Canada Holding Company	Canada	100	100

ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands	Nielsen Holding B.V.	Netherlands	100	100

ACNielsen Cayman Islands Ltd.	Cayman Islands	A.C.Nielsen do Brasil Ltda.	Brasil	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
A.C. Nielsen Chile Limitada	Chile	A. C. Nielsen Company, LLC	Delaware	50,6	100
		Nielsen Holdings, L.L.C.	Delaware	0,4
		VNU International B.V.	Netherlands	49

ACNielsen (Guangzhou) Ltd.	China	ACNielsen Group Limited	Hong Kong	92	92

AGB Nielsen Market Research (China) Ltd.	China	AGB Nielsen Media Research B.V.	Netherlands	97,95	97,95

Netratings (Shanghai) Company, Ltd.	China	Netratings, LLC	Delaware	100	100

The Nielsen Company (Shanghai) Ltd.	China	The Nielsen Company (Hong Kong) Limited	China	96	96

A.C. Nielsen de Colombia Ltda.	Colombia	ACNielsen Cayman Islands Colombia Ltd.	Cayman Islands	99,9999	100
		A. C. Nielsen Company, LLC	Delaware	0,0001

ACNielsen Costa Rica S.A.	Costa Rica	Nielsen Holding B.V.	Netherlands	100	100

AC Nielsen Cote d’Ivoire Limited	Cote d’Ivoire	ACNielsen Cyprus Limited	Cyprus	100	100

AGB Nielsen Media Research Ltd.	Croatia	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	51	51

ACNielsen d.o.o.	Croatia	ACNielsen Piackutató Kft.	Hungary	100	100

ACNielsen Cyprus Limited	Cyprus	ACNielsen (Nederland) B.V.	Netherlands	100	100

AMER Research Limited	Cyprus	ACNielsen (Nederland) B.V.	Netherlands	100	100

ACNielsen Czech Republic s.r.o.	Czech Republic	ACNielsen Cyprus Limited	Cyprus	100	100

AMAR Research s.r.o.	Czech Republic	ACNielsen Czech Republic s.r.o.	Czech Republic	100	100

The Nielsen Company (Denmark) Aps	Denmark	Nielsen Holding B.V.	Netherlands	100	100

ACNielsen Dominicana, S.A.	Dominican Republic	VNU International B.V.	Netherlands	99,545	99,545

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
ACNielsen Egypt Limited	Egypt	AMER Research Limited	Cyprus	99,04	100
		ACNielsen Cyprus Limited	Cyprus	0,96

AC Nielsen El Salvador, S.A. de C.V.	El Salvador	ACNielsen Centroamerica, S.A.	Guatemala	95	100
		A. C. Nielsen Company, LLC	Delaware	5

ACNielsen Eesti OÜ	Estonia	ACNielsen Cyprus Limited	Cyprus	100	100

Finnpanel Oy	Finland	A.C. Nielsen Finland Oy	Finland	50	50

A.C. Nielsen Finland Oy	Finland	Nielsen Holding B.V.	Netherlands	100	100

IT Media Partners France SAS	France	VNU Publications France S.A.	France	50	50

AC Nielsen SAS	France	Nielsen Holding France SAS	France	100	100

Nielsen Holding France SAS	France	Nielsen Holding B.V.	Netherlands	100	100

VNU Publications France S.A.	France	VNU Business Media Europe B.V.	Netherlands	99,95	100
		Haas, De		0,01
		VNU Marketing Information Europe & Asia B.V.	Netherlands	0,01
		Voskens		0,01
		Kalanka B.V.	Netherlands	0,01
		VNU International B.V.	Netherlands	0,01

Netratings France SARL	France	NetRatings UK Limited	United Kingdom	100	100

Naviant France Sarl.	France	Naviant Europe B.V.	Netherlands	100	100
		ACNielsen Corporation	Delaware	0,00000152

MediaMetrie Netratings SAS	France	ACNielsen eRatings.com	Delaware	66	66

Nielsen Media Research GmbH	Germany	The Nielsen Company (Germany) GmbH	Germany	100	100

The Nielsen Company (Germany) GmbH	Germany	Nielsen Holding France SAS	France	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
VNU Holding (Deutschland) GmbH	Germany	VNU International B.V.	Netherlands	100	100

Nielsen Music Control GmbH	Germany	VNU Holding (Deutschland) GmbH	Germany	100	100

VNU Business Publications Deutschland GmbH	Germany	VNU Holding (Deutschland) GmbH	Germany	100	100

Naviant Deutschland GmbH	Germany	Naviant Europe B.V.	Netherlands	100	100

ACNielsen Ghana Limited	Ghana	ACNielsen Cyprus Limited	Cyprus	100	100

AGB Nielsen Media Research S.A.	Greece	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	77	77

Organotiki S.A.	Greece	AGB Nielsen Media Research S.A.	Greece	80	61,6

ACNielsen S.A.	Greece	Nielsen Holding B.V.	Netherlands	99,99938	100
		ACNielsen Corporation	Delaware	0,00062

ACNielsen Centroamerica, S.A.	Guatemala	Nielsen Holding B.V.	Netherlands	99,9976	99,9976

ACNielsen Honduras S.A. de C.V.	Honduras	ACNielsen Centroamerica, S.A.	Guatemala	99,6	100
		A. C. Nielsen Company, LLC	Delaware	0,4

ACNielsen International Research (Hong Kong) Limited	Hong Kong	The Nielsen Company (Management Services -HK) Limited	Hong Kong	99,99	100
		The Nielsen Company (Hong Kong) Limited	Hong Kong	0,01

AGB Nielsen Media Research (Hong Kong) Limited	Hong Kong	AGB Nielsen Media Research B.V.	Netherlands	100	100

ACNielsen Group Limited	Hong Kong	The Nielsen Company (Management Services -HK) Limited	Hong Kong	99,792	100
		ACNielsen Holdings Limited	Hong Kong	0,208

Survey Research Hong Kong Ltd.	Hong Kong	The Nielsen Company (Management Services -HK) Limited	Hong Kong	100	100

Netratings Hong Kong Limited	Hong Kong	Nielsen Holding B.V.	Netherlands	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
The Nielsen Company (Hong Kong) Limited	Hong Kong	The Nielsen Company (Management Services -HK) Limited	Hong Kong	99,99999921	100
		ACNielsen International Research (Hong Kong) Limited	Hong Kong	0,00000079

The Nielsen Company (Management Services -HK) Limited	Hong Kong	ACNielsen Holdings Limited	Hong Kong	99,99999848	100
		ACNielsen Corporation	Delaware	0,00000152

ACNielsen Holdings Limited	Hong Kong	ACNielsen Corporation	Delaware	95,998	100
		ACNielsen SA	Zwitserland	4,002

Nielsen Online Hong Kong Limited	Hong Kong	Nielsen Holding Nederland B.V.	Netherlands	100	100

Nielsen Business Media Asia Limited	Hong Kong	VNU Business Media Europe B.V.	Netherlands	100	100

AGB Nielsen Médiakutato	Hungary	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	100	100

ACNielsen Piackutató Kft.	Hungary	ACNielsen Cyprus Limited	Cyprus	100	100

ACNielsen Marketing Research India Private Limited	India	ACNielsen Corporation	Delaware	99,99	100
		A. C. Nielsen Company, LLC	Delaware	0,01

ORG-IMS Research Private Limited	India	VNU International B.V.	Netherlands	50	100
		IMS AG	India	50

ACNielsen ORG-MARG Private Limited	India	The Nielsen Company (Mauritius) Limited	Republic of Mauritius	99,55	100
		Kalanka B.V.	Netherlands	0,45

TAM Media Research Private Limited	India	ACNielsen Research Services Private Limited	India	50	50

ACNielsen Research Services Private Limited	India	ACNielsen Marketing Research India Private Limited	India	99,999	99,999

NTRT Eratings India Private Limited	India	Netratings, LLC	Delaware	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
ORG-GfK Marketing Services (India) Pvt. Ltd.	India	ACNielsen ORG-MARG Private Limited	India	60	60

PT. AGB Nielsen Media Research Indonesia	Indonesia	AGB Nielsen Media Research B.V.	Netherlands	99	100
		AGB Nielsen Media Research TAM Holding B.V.	Netherlands	1

PT. The Nielsen Company Indonesia	Indonesia	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	99	100
		The Nielsen Company (Singapore) Pte. Ltd.	Singapore	1

A.C. Nielsen of Ireland Limited	Ireland	Nielsen Holding B.V.	Netherlands	100	100

AGB Nielsen Media Research (Ireland) Limited	Ireland	AGB Nielsen Media Research B.V.	Netherlands	100	100

VNU Data & Network Services Limited	Ireland	VNU International B.V.	Netherlands	100	100

Aircheck International Ltd.	Ireland	VNU International B.V.	Netherlands	100	100

A.C. Nielsen (Dublin) Limited	Ireland	A. C. Nielsen Company, LLC	Delaware	100	100

ACNielsen (Israel) Ltd.	Israel	ACNielsen Corporation	Delaware	100	100

Buzzmetrics, Ltd.	Israel	VNU International B.V.	Netherlands	91,13	100
		TNC (US) Holdings, Inc.	New York	8,87

Panel International S.r.l.	Italy	The Nielsen Company (Italy) S.r.l.	Italy	80	100
		AC Nielsen SAS	France	20

Media Instruments Italia S.r.l.	Italy	Media Instruments S.A.	Zwitserland	100	100

AGB Nielsen Media Research Holding S.p.A.	Italy	AGB Nielsen Media Research B.V.	Netherlands	100	100

AGB Nielsen Media Research TAM S.r.l.	Italy	AGB Nielsen Media Research Media Services S.A.	Zwitserland	100	100

AGB Nielsen Media Research S.r.l.	Italy	AGB Nielsen Media Research Holding S.p.A.	Italy	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
The Nielsen Company (Italy) S.r.l.	Italy	Nielsen Holding B.V.	Netherlands	100	100

A.C. Nielsen Store Audit S.R.L.	Italy	The Nielsen Company (Italy) S.r.l.	Italy	100	100

NetRatings Italia Srl	Italy	Nielsen Holding B.V.	Netherlands	50	100
		NetRatings Australia Pty. Ltd.	Australia	50

NetRatings Japan	Japan	ACNielsen eRatings.com	Delaware	45,3	56,6
		NetRatings Australia Pty. Ltd.	Australia	11,3

The Nielsen Company (Japan) KK	Japan	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	100	100

ACNielsen Kazakhstan Ltd.	Kazakhstan	ACNielsen Cyprus Limited	Cyprus	100	100

ACNielsen Kenya Limited	Kenya	ACNielsen Cyprus Limited	Cyprus	99,9	99,9

The Nielsen Company Korea Ltd	Korea	ACNielsen Company of Canada	Canada	100	100

KADD Nielsen Media Research, Inc.	Korea	VNU International B.V.	Netherlands	100	100

BasicNet, Inc.	Korea	KADD Nielsen Media Research, Inc.	Korea	95	100
		VNU International B.V.	Netherlands	5

ACNielsen Latvia SIA	Latvia	ACNielsen Cyprus Limited	Cyprus	100	100

UAB ACNielsen Baltics	Lithuania	ACNielsen Cyprus Limited	Cyprus	100	100

European Media Investors S.A.	Luxembourg	VNU International B.V.	Netherlands	99,955	100
		Kalanka B.V.	Netherlands	0,045

ACNielsen Marketing Promotions (Malaysia) Sdn. Bhd.	Malaysia	The Nielsen Company (MALAYSIA) SDN. BHD.	Malaysia	100	100

AGB Nielsen Media Research (Malaysia) Sdn. Bhd.	Malaysia	AGB Nielsen Media Research B.V.	Netherlands	100	100

The Nielsen Company (Mauritius) Limited	Mauritius	VNU International B.V.	Netherlands	100	100

A.C. Nielsen, SRL de C.V.	Mexico	Panel International SA LLC	Delaware	99,99	100
		ACNielsen Corporation	Delaware	0,01

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
Nielsen Mexico Services, SRL de CV	Mexico	AC Nielsen Mexico LLC	Delaware	99,9	100
		ACNielsen Company of Canada	Canada	0,1

ACNielsen Montenegro d.o.o. Podgorica	Montenegro	ACNielsen Cyprus Limited	Cyprus	100	100

ACNielsen AMER - SARL	Morocco	AMER Research Limited	Cyprus	100	100

ACNielsen Nepal Pvt. Ltd.	Nepal	ACNielsen ORG-MARG Private Limited	India	100	100

Nielsen Holding and Finance B.V.	Netherlands	VNU Intermediate Holding B.V.	Netherlands	100	100

VNU Intermediate Holding B.V.	Netherlands	The Nielsen Company B.V.	Netherlands	100	100

TNC Americas C.V.	Netherlands	Nielsen Holding Nederland B.V.	Netherlands	99	100
		Nielsen Holdings, L.L.C.	Delaware	1

Nielsen General Partner B.V.	Netherlands	A. C. Nielsen Company, LLC	Delaware	100	100

AGB Nielsen Media Research B.V.	Netherlands	VNU International B.V.	Netherlands	100	100

AGB Nielsen Media Research TAM Holding B.V.	Netherlands	AGB Nielsen Media Research Holding S.p.A.	Italy	100	100

AGB Netherlands C.V.	Netherlands	AGB Panamericana, S.A.	Panama	99	60,4
		AGB America S.A. IBC	Aguilla	1

Nielsen Media Research B.V.	Netherlands	Nielsen B.V.	Netherlands	100	100

A.C. Nielsen South Africa B.V.	Netherlands	ACNielsen (Nederland) B.V.	Netherlands	100	100

Nielsen Holding B.V.	Netherlands	Nielsen Coöperatie W.A.	Netherlands	100	100

Valcon Acquisition B.V.	Netherlands	Valcon Acquisition Holding B.V.	Netherlands	100	100

Nielsen Coöperatie W.A.	Netherlands	A. C. Nielsen Company, LLC	Delaware	99	100
		ART Holding, L.L.C.	Delaware	1

Valcon Acquisition Holding B.V.	Netherlands	Valcon Acquisition Holding (Luxembourg) S.a.r.l.	Luxembourg	98,265	98,265

Nielsen B.V.	Netherlands	Nielsen Holding and Finance B.V.	Netherlands	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
Naviant Europe B.V.	Netherlands	VNU Marketing Information Europe & Asia B.V.	Netherlands	100	100

A.C. Nielsen (Polen) B.V.	Netherlands	ACNielsen Cyprus Limited	Cyprus	100	100

Neslein Holding (Spain) C.V.	Netherlands	A. C. Nielsen Company, LLC	Delaware	98	100
		ART Holding, L.L.C.	Delaware	1
		Nielsen General Partner B.V.	Netherlands	1

Menesta Investments B.V.	Netherlands	Neslein Holding (Spain) C.V.	Netherlands	100	100

Kalanka B.V.	Netherlands	VNU International B.V.	Netherlands	100	100

Art Holding (Brazil) C.V.	Netherlands	ACNielsen Company of Canada	Canada	99	100
		Nielsen Holdings, L.L.C.	Delaware	1

A.C. Nielsen South Africa Holdings B.V.	Netherlands	ACNielsen (Nederland) B.V.	Netherlands	100	100

ACNielsen (Nederland) B.V.	Netherlands	TNC Americas C.V.	Netherlands	100	100

VNU Marketing Information Europe & Asia B.V.	Netherlands	VNU International B.V.	Netherlands	100	100

Nielsen Music Control Nederland B.V.	Netherlands	Aircheck International Ltd.	Ireland	100	100

B.V. Dagblad en Drukkerij Het Centrum	Netherlands	Nielsen B.V.	Netherlands	100	100

VNU International B.V.	Netherlands	Nielsen Holding and Finance B.V.	Netherlands	100	100

The Nielsen Company B.V.	Netherlands	Valcon Acquisition B.V.	Netherlands	100	100

VNU Business Media Europe B.V.	Netherlands	VNU International B.V.	Netherlands	100	100

Nielsen Holding Nederland B.V.	Netherlands	Nielsen Holding B.V.	Netherlands	100	100

Netratings ULC (New Zealand)	New Zealand	ACNielsen (NZ) ULC	New Zealand	100	100

AGB Nielsen Media Research (New Zealand) Ltd.	New Zealand	AGB Nielsen Media Research B.V.	Netherlands	100	100

ACNielsen (NZ) ULC	New Zealand	Nielsen Holding B.V.	Netherlands	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
ACNielsen Nicaragua, S.A.	Nicaragua	ACNielsen Centroamerica, S.A.	Guatemala	98	100
		A. C. Nielsen Company, LLC	Delaware	2

ACNielsen Nigeria Limited	Nigeria	ACNielsen Cyprus Limited	Cyprus	80	100
		ACNielsen Company of Canada	Canada	20

Nielsen Media Research AS	Norway	Nielsen Holding B.V.	Netherlands	85,992	85,992

ACNielsen Norge AS	Norway	Nielsen Holding B.V.	Netherlands	75,758	100
		ACNielsen Management Services SA	Zwitserland	24,242

ACNielsen Pakistan (Private) Limited	Pakistan	ACNielsen Cyprus Limited	Cyprus	99,9	100
		A. C. Nielsen Company, LLC	Delaware	0,1

AGB Panamericana, S.A.	Panama	AGB Nielsen Media Research Holding S.p.A.	Italy	60	60
		Caram Andruet		40

ACNielsen Panama, S.A.	Panama	ACNielsen Centroamerica, S.A.	Guatemala	100	100

AGB Nielsen Media Research (Philippines) Inc.	Philippines	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	83,34	83,34
		R. Esteban		14,58
		C. Esteban		2,08

AGB Nielsen Media Research (Manilla) Inc.	Philippines	AGB Nielsen Media Research B.V.	Netherlands	100	100

The Nielsen Company (Philippines), Inc.	Philippines	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	100	100

AGB Nielsen Media Research Sp. z .o.o.	Poland	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	100	100

ACNielsen Polska Sp.z.o.o.	Poland	A.C. Nielsen (Polen) B.V.	Netherlands	100	100

AGB Portugal Lda. (In Liquidation)	Portugal	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	60	60

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
A.C. Nielsen Portugal- Estudos de Mercado- Unipessoal, Lda.	Portugal	Menesta Investments B.V.	Netherlands	100	100

A.C. Nielsen P.R. LLC	Puerto Rico	Nielsen Holding B.V.	Netherlands	100	100

AGB TAM S.r.l.	Romania	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	60	100
		IMAS SA		40

ACNielsen Romania srl	Romania	ACNielsen Cyprus Limited	Cyprus	100	100

AGB Television JSC	Russia	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	87,5	87,5

ZAO ACNielsen	Russia	ACNielsen Cyprus Limited	Cyprus	100	100

AGB Nielsen Media Research d.o.o.	Serbia	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	51	51

AC Nielsen d.o.o.	Serbia	ACNielsen Cyprus Limited	Cyprus	100	100

The Nielsen Company (Singapore) Pte. Ltd.	Singapore	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	100	100

ACNielsen (Singapore) Pte. Ltd.	Singapore	A. C. Nielsen Company, LLC	Delaware	100	100

AGB Nielsen Media Research (Singapore) Pte. Ltd.	Singapore	AGB Nielsen Media Research B.V.	Netherlands	100	100

The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	The Nielsen Company (Management Services -HK) Limited	Hong Kong	100	100

NetRatings Pte. Ltd.	Singapore	Nielsen Holding B.V.	Australia	100	100

ACNielsen Slovakia s.r.o.	Slovakia	ACNielsen Cyprus Limited	Cyprus	100	100

AGB Nielsen, medijske raziskave, d.o.o	Slovenia	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	58	58

AGB Lab d.o.o.	Slovenia	AGB Nielsen Media Research Media Services S.A.	Zwitserland	50	50

ACNielsen raziskovalna druzba, d.o.o.	Slovenia	ACNielsen Cyprus Limited	Cyprus	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
AGB Nielsen Media Research (South Africa) (Pty) Limited	South Africa	AGB Nielsen Media Research B.V.	Netherlands	100	100

ACNielsen Marketing and Media (Pty) Limited	South Africa	A.C. Nielsen South Africa B.V.	South Africa	100	100

Interactive Market Systems (South Africa) (Pty) Limited	South Africa	A.C. Nielsen Company Limited	United Kingdom	100	100

AGB Nielsen Media Research (South Korea) Limited	South Korea	AGB Nielsen Media Research B.V.	Netherlands	100	100

NetRatings Spain SL	Spain	NetRatings Australia Pty. Ltd.	Australia	100	100

A.C. Nielsen Company, S.L.	Spain	N&P Holding Spain S.L.	Spain	100	100

CEC Media S.A.	Spain	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	99,3	99,3

Netvalue Internet Measurement S.A.	Spain	Netratings, LLC	Delaware	100	100

N&P Holding Spain S.L.	Spain	ASEE Nielsen Holding (Spain) S.r.l.	Spain	100	100

ASEE Nielsen Holding (Spain) S.r.l.	Spain	Neslein Holding (Spain) C.V.	Netherlands	100	100

Publinformatica S.A.	Spain	VNU Marketing Information Europe & Asia B.V.	Netherlands	50	50
		Ediciones y Suscripciones, S.A. (3rd party)	Spain	50

Nielsen EDI, S.L.	Spain	N&P Holding Spain S.L.	Spain	100	100

The Nielsen Company Lanka (Private) Limited	Sri Lanka	ACNielsen ORG-MARG Private Limited	India	100	100

ACNielsen AB	Sweden	ACNielsen Norge AS	Norway	100	100

Claritas Precision Marketing AB	Sweden	VNU Marketing Information Europe & Asia B.V.	Netherlands	100	100

AGBNielsen Media Research (Sweden) AB	Sweden	AGB Nielsen Media Research B.V.	Netherlands	100	100

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
Media Instruments S.A.	Switzerland	AGB Nielsen Media Research Media Services S.A.	Zwitserland	50	50

AGB Nielsen Media Research Media Services S.A.	Switzerland	AGB Nielsen Media Research Holding S.p.A.	Italy	100	100

NetRatings Switzerland GmbH	Switzerland	Nielsen Holding B.V.	Netherlands Netherlands	100	100

ACNielsen SA	Switzerland	A. C. Nielsen Company, LLC	Delaware	99,75	99,75

ACNielsen Management Services SA	Switzerland	Nielsen Holding B.V.	Netherlands	100	100

VNU Business Media SA	Switzerland	VNU International B.V.	Netherlands	100	100

AGB Nielsen Media Research (Taiwan) Ltd.	Taiwan	AGB Nielsen Media Research B.V.	Netherlands	100	100

The Nielsen Company Taiwan Ltd.	Taiwan	The Nielsen Company (Management Services -HK) Limited	Hong Kong	100	100

ACNielsen (Tanzania) Ltd.	Tanzania	ACNielsen Cyprus Limited	Cyprus	99	100
		A. C. Nielsen Company, LLC	Delaware	1

AGB Nielsen Media Research (Thailand) Ltd.	Thailand	AGB Nielsen Media Research B.V.	Netherlands	100	100

The Nielsen Company (Thailand) Limited	Thailand	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	99,997	99,997

AMER Tunisia Sarl	Tunisia	AMER Research Limited	Cyprus	99,02	100
		ACNielsen Cyprus Limited	Cyprus	0,98

AGB Nielsen Media Research Piyasa Hizmetleri A.S.	Turkey	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	99,99	99,99

ACNielsen Arastirma Hizmetleri Limited Sirket	Turkey	ACNielsen (Nederland) B.V.	Netherlands	99,6	99,6

The Nielsen Company Medya Yayincilik ve Tanitim Hizmetleri Anonim Şirketii	Turkey	VNU International B.V.	Netherlands	99,992	100

ACNielsen Uganda Limited	Uganda	ACNielsen Cyprus Limited	Cyprus	99	100
		ACNielsen Company of Canada	Canada	1

Issuer	Issuer’s Jurisdiction	Holder	Holder’s Jurisdicition	Percent Owned	The Nielsen Company Percent Owned
ACNielsen Ukraine Limited Liability Company	Ukraine	ACNielsen Cyprus Limited	Cyprus	95	100
		ACNielsen Company of Canada	Canada	5

Nielsen Book Services Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100	100

AGB Nielsen Media Research Ltd. (ATR UK Ltd.)	United Kingdom	AGB Nielsen Media Research Holding S.p.A.	Italy	100	100

Interactive Market Systems (UK) Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100	100

NetRatings UK Limited	United Kingdom	Nielsen Holding B.V.	Netherlands	100	100

VNU Business Media Europe Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100	100

Nielsen NRG UK Limited	United Kingdom	A.C. Nielsen Company Limited	United Kingdom	100	100

NetCrawling UK Limited	United Kingdom	A. C. Nielsen Company, LLC	Delaware	100	100

A.C. Nielsen Company Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom	100	100

ACNielsen Holdings UK Limited	United Kingdom	Nielsen Holding France SAS	France	100	100

Nielsen EDI Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom	99	100
		The Nielsen Company (US), LLC	Delaware	1

VNU Entertainment Media UK Limited	United Kingdom	VNU Holdco (UK) Limited	United Kingdom	100	100

VNU Holdco (UK) Limited	United Kingdom	VNU International B.V.	Netherlands	100	100

Nielsen Media Research Limited	United Kingdom	ACNielsen Holdings UK Limited	United Kingdom	100	100

Decisions Made Easy Ltd.	United Kingdom	VNU International B.V.	Netherlands	100	100

Trader Marketing Data Limited	United Kingdom	A.C. Nielsen Company Limited	United Kingdom	100	100

Nielsen Mobile Limited	United Kingdom	Nielsen Holding B.V.	Netherlands	100	100

AGB Panamericana de Venezuela Medicion	Venezuela	AGB Netherlands C.V.	Netherlands	88,08	53,143

AC Nielsen de Venezuela S.A.	Venezuela	Nielsen Holding B.V.	Netherlands	100	100

ACN VZ Holding Company, S.A.	Venezuela	A. C. Nielsen Company, LLC	Netherlands	100	100
ACNielsen Vietnam Ltd.	Vietnam	The Nielsen Company (Singapore) Holdings Pte. Ltd.	Singapore	100	100

Schedule 9

(c) Equity Interest in Minority Investments

Company	Company Jurisdiction	Shareholder	Shareholder Jurisdiction	Percentage Owned
IBOPE eRatings.com	Cayman Islands	ACNielsen eRatings.com	Delaware	49

Beijing CR Nielsen Information Technology Co. Ltd.	China	Nielsen Online Hong Kong Limited	Hong Kong	49

Media Services S.A.	Greece	AGB Nielsen Media Research S.A.	Greece	30

Medialab S.r.l.	Italy	AGB Nielsen Media Research Holding S.p.A.	Italy	10

Recom AGB S.r.l.	Italy	AGB Nielsen Media Research Holding S.p.A.	Italy	50

AGB Stat IPSOS sal	Lebanon	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	40

IBOPE AGB Mexico, S.A. de C.V.	Mexico	AGB Netherlands C.V.	Netherlands	26.7

RSDB N.V.	Netherlands	Nielsen B.V.	Netherlands	13.478

TNS AGB International S.R.L.	Romania	AGB Nielsen Media Research TAM Holding B.V.	Netherlands	29.4
		IMAS SA		19.6

Bibliographic Data Services Limited	United Kingdom	Nielsen Book Services Limited	United Kingdom	40

Interactive Network, Inc.	California	A. C. Nielsen Company, LLC	Delaware	0.36

Percipient, Inc. (merged with Efficient Market Services, Inc.)	Delaware	ACNielsen Corporation	Delaware	6.4

GQ Denver Property, L.L.C.	Delaware	A. C. Nielsen Company, LLC	Delaware	17.89

SportsOneSource, L.L.C.	Delaware	Nielsen Business Media, Inc.	Delaware	16.666
		VNU Marketing Information, Inc.	Delaware	16.666

Interactive Data Corporation	Delaware	A. C. Nielsen Company, LLC	Delaware	0.06

NONSTOP Solutions, Incorporated	California	A. C. Nielsen Company, LLC	Delaware	0.7

Company	Company Jurisdiction	Shareholder	Shareholder Jurisdiction	Percentage Owned
HCIA Holding, LLC	Delaware	VNU Marketing Information, Inc.	Delaware	34.884

Neurofocus, Inc.	California	TNC (US) Holdings, Inc.	New York	30

Market Simulations, Inc.	Delaware	A. C. Nielsen Company, LLC	Delaware	20

GlanceGuide, Inc.	California	NetRatings, LLC	Delaware	33

Schedule 10

Instruments and Tangible Chattel Paper

Global Intercompany Note dated as of August 9, 2006 between each of the Companies, as the same has been supplemented from time to time.

Schedule 11(a)

Patents and Trademarks

Trademark Registrations, Applications and Licenses

See attached.

Patent Registrations and Applications

See attached.

Patent Licenses

None.

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC	Schedule 11(a)

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Algeria	MY.SPACEMAN	A. C. Nielsen Company	2008-06-07	81645	09					Application to be Withdrawn

Argentina	BRAND3	A. C. Nielsen Company	2007-04-18	2,739,931	35

Argentina	CATEGORY EXPERT PACKAGE	A. C. Nielsen Company	2001-10-19	2,356,344	35		2002-12-09	1,906,475	2012-12-09

Argentina	CATEGORY STORE	A. C. Nielsen Company	2001-05-03	2,337,021	09		2002-10-15	1,890,567	2012-10-15

Argentina	C-SOFT	A. C. Nielsen Company	2001-10-09	2,355,217	09		2002-12-04	1,905,046	2012-12-04

Argentina	C-SOFT	A. C. Nielsen Company	2001-10-09	2,355,218	35		2002-12-04	1,905,048	2012-12-04

Argentina	DEPTH & MIX	A. C. Nielsen Company	2001-10-19	2,356,345	35		2002-12-09	1,906,516	2012-12-09

Argentina	EQ	A. C. Nielsen Company	1997-10-17	2,109,192	35		1998-12-18	1,711,207	2008-12-18	Renewal Authrz’d 6/24/2008

Argentina	HOMESCAN	A. C. Nielsen Company, LLC	2009-03-27	2,904,112	35

Argentina	HOT BASKET	A. C. Nielsen Company	2001-10-09	2,355,216	35		2002-12-04	1,905,045	2012-12-04

Argentina	INA	A. C. Nielsen Company	1988-09-28	1,665,507	35		1993-10-29	1,962,927	2013-12-09

Argentina	INB	A. C. Nielsen Company	1996-06-28	2,038,673	35		2008-04-24	2,228,189	2018-04-24

Argentina	INBG	A. C. Nielsen Company	1996-06-28	2,038,674	35		1997-08-05	2,228,190	2018-04-24

Argentina	INC	A. C. Nielsen Company	1995-05-22	1,978,208	16		1996-01-26	1,589,759	2006-01-26	Renewal Authrz’d 11/15/2005

Argentina	INCT	A. C. Nielsen Company	1996-06-28	2,038,675	35		1997-08-05	2,228,188	2018-04-24

Argentina	INDIS	A. C. Nielsen Company	1996-11-25	1,058,465	35		1998-02-11	1,658,044	2008-02-11	Renewal Authrz’d 10/31/2007

Argentina	INF*ACT	A. C. Nielsen Company	1988-11-22	1,672,426	35		1989-04-11	1,742,861	2009-07-01	Registration to be Allowed to Lapse 7/01/2009

Argentina	MARKET TRACK	A. C. Nielsen Company	1997-08-25	2,099,547	35		1998-11-18	1,704,977	2008-11-18	Renewal Authrz’d 6/24/2008

Argentina	MY.SPACEMAN	A. C. Nielsen Company	2008-06-04	2,830,276	09					Application to be Withdrawn

Argentina	MYSCAN	A. C. Nielsen Company	2005-12-07	2,637,182	35		2007-05-24	2,160,412	2017-05-24

Argentina	NITE	A. C. Nielsen Company	2001-04-09	2,334,045	09		2002-10-09	1,889,581	2012-10-09

Argentina	NITRO	A. C. Nielsen Company		2,197,123	09		1998-10-27	1,697,700	2008-10-27	Renewal Authrz’d

										6/24/2008

Argentina	NRI	A. C. Nielsen Company	2001-04-09	2,334,043	35		2004-07-19	1,985,502	2014-07-19

Argentina	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-08-26	2,171,530	16		1999-11-30	1,765,312	2009-11-30	Registration to be Allowed to lapse 11/30/2009

Argentina	PRECIOS HOY HOY	A. C. Nielsen Company	2001-10-19	2,356,346	35		2002-12-09	1,906,518	2012-12-09

Argentina	PRICE TRACK	A. C. Nielsen Company	1999-11-05	2,250,565	35		2002-05-22	1,872,313	2012-05-22

Argentina	PRICEITRIGHT	A. C. Nielsen Company	2006-09-07	2,699,698	09		2007-10-30	2,191,822	2017-10-30

Argentina	PRICEITRIGHT	A. C. Nielsen Company	2006-09-07	2,699,699	35

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Argentina	QUICKMERCH	A. C. Nielsen Company	1998-06-03	2,154,619	09		2000-03-24	1,782,669	2010-03-24	Registration to be Allowed to Lapse 3/24/2010

Argentina	RDRS	A. C. Nielsen Company	2001-10-09	2,355,221	09		2002-12-04	1,905,055	2012-12-04

Argentina	RDRS	A. C. Nielsen Company	2001-10-09	2,355,222	35		2002-12-04	1,905,059	2012-12-04

Argentina	SABINE	A. C. Nielsen Company	1992-06-15	1,846,016	35		1993-07-30	1,951,579	2013-09-18

Argentina	SCANTRACK	A. C. Nielsen Company	1986-09-16	1,562,521	35		1998-08-12	1,679,998	2008-08-12	Renewal Authrz’d 4/29/2008

Argentina	SCANTRACK and Design	A. C. Nielsen Company	1998-06-19	2,157,781	35		1999-09-29	1,754,748	2009-09-29	Registration to be Allowed to Lapse 9/29/2009

Argentina	SOFT-METIC	A. C. Nielsen Company	2001-10-09	2,355,219	09		2002-12-04	1,905,050	2012-12-04

Argentina	SOFT-METIC	A. C. Nielsen Company	2001-10-09	2,355,220	35		2002-12-04	1,905,052	2012-12-04

Argentina	SPACEMAN	A. C. Nielsen Company	1989-10-11	1,707,376	09		1992-10-30	1,902,316	2012-11-28

Argentina	SPACEMAN	A. C. Nielsen Company	1989-10-11	1,707,377	42		1990-02-28	1,785,017	2010-03-31

Argentina	SPACEMAN MERCHANDISING CENTRAL	A. C. Nielsen Company	1998-09-16	2,175,827	09		2000-04-07	1,787,167	2010-04-07	Registration to be Allowed to Lapse 04/07/2010

Argentina	SPACEMAN/LIVE	A. C. Nielsen Company	1989-11-08	1,711,282	09		1990-03-30	1,787,798	2010-04-11

Argentina	STE	A. C. Nielsen Company	2003-11-12	2,475,218	35		2005-05-23	2,028,337	2015-05-23

Argentina	STORE TRACK	A. C. Nielsen Company	1999-11-05	2,250,567	35		2002-04-09	1,866,574	2012-04-09

Argentina	STORE TRACK EVALUATOR	A. C. Nielsen Company	2003-11-12	2,475,219	35		2005-05-23	2,028,336	2015-05-23

Argentina	TOTAL STORE	A. C. Nielsen Company	2003-12-10	2,482,540	35		2006-08-11	2,104,583	2016-08-11

Argentina	TOTAL STORE VISION COMPLETA DE SU NEGOCIO Design (Portrait)	A. C. Nielsen Company	2003-12-10	2,482,539	35		2005-07-26	2,036,058	2015-07-26

Argentina	TRADE AREA	A. C. Nielsen Company	1999-11-05	2,250,566	35		2001-04-09	1,824,619	2011-04-09

Argentina	TRADE EXPRESS	A. C. Nielsen Company	2001-04-09	2,334,044	35		2005-07-22	2,035,739	2015-07-22

Argentina	TRADING AREAS	A. C. Nielsen Company	2001-04-09	2,334,042	35		2002-10-09	1,889,577	2012-10-09

Argentina	WEB EXPRESS	A. C. Nielsen Company	2004-01-07	2,487,442	35		2006-01-16	2,062,759	2016-01-16

Argentina	WINNING BRANDS	A. C. Nielsen Company	1998-03-12	2,137,573	35		1999-04-26	1,733,508	2009-04-26	Renewal Authrz’d 2/06/2009

Australia	ADS@WORK	A. C. Nielsen Company	2004-07-26	1,012,606	09 35		2005-04-12	1,012,606	2014-07-26

Australia	AGB	A. C. Nielsen Company	1999-10-19	810,883	35		2000-12-06	810,883	2009-10-19	Registration to be Allowed to Lapse 10/19/2009

Australia	AGB MCNAIR	A. C. Nielsen Company	1998-08-04	769,360	35		1999-04-13	769,360	2018-08-04

Australia	ASSORTMAN	A. C. Nielsen Company	2007-08-13	1,192,644	09 35		2008-05-12	1,192,644	2017-08-13

Australia	BRAND3	A. C. Nielsen Company	2007-04-10	1,170,322	35		2008-01-04	1,170,322	2017-04-10

Australia	C*TRACK	A. C. Nielsen Company	1997-06-18	737,194	35		1998-02-13	737,194	2017-06-18

Australia	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-10	992,370	35		2004-11-12	992,370	2014-03-10

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Australia	DECISIONSMART	A. C. Nielsen Company	2005-08-23	1,071,412	09 42		2006-04-10	1,071,412	2015-08-23

Australia	DELTAQUAL	A. C. Nielsen Company	2004-07-26	1,012,607	09 35		2005-04-12	1,012,607	2014-07-26

Australia	ENREACH	A. C. Nielsen Company	2006-07-03	1,121,652	35		2007-03-06	1,121,652	2016-07-03

Australia	EQ	A. C. Nielsen Company	1997-10-16	746,485	35		2000-10-11	746,485	2017-10-16

Australia	HOMEPANEL	A. C. Nielsen Company	1998-01-12	752,547	35		1998-10-14	752,547	2018-01-12

Australia	HOMESCAN	A. C. Nielsen Company	1998-01-12	752,546	35		1998-10-14	752,546	2018-01-12

Australia	INF*ACT	A. C. Nielsen Company	1980-05-06	345,844	35		1980-05-06	345,844	2011-05-06

Australia	INF*ACT	A. C. Nielsen Company	1979-02-01	326,431	42		1979-02-01	A326,431	2010-02-01

Australia	MAILPIX	A. C. Nielsen Company	2004-07-13	1,010,649	35		2005-03-14	1,010,649	2014-07-13

Australia	MEDIA GARDEN/MEDIA GARDENS	A. C. Nielsen Company	1994-02-17	622,879	09		1994-02-17	A622,879	2014-02-17

Australia	MEDIAPIX	A. C. Nielsen Company	2001-04-02	871,249	35		2002-03-20	871,249	2011-04-02

Australia	MY.SPACEMAN	A. C. Nielsen Company	2008-06-05	1,244,736	09					Application to be Withdrawn

Australia	MYSCAN	A. C. Nielsen Company	2005-11-30	1,088,134	35		2006-08-04	1,088,134	2015-11-30

Australia	PACKS@WORK	A. C. Nielsen Company	2004-07-26	1,012,605	09 35		2005-04-12	1,012,605	2014-07-26

Australia	PRICEITRIGHT	A. C. Nielsen Company	2006-08-23	1,131,025	09 35		2007-06-04	1,131,025	2016-08-23

Australia	PRINTPIX	A. C. Nielsen Company	2001-07-20	883,138	35		2002-06-28	883,138	2011-07-20

Australia	SABINE	A. C. Nielsen Company	1980-05-06	345,850	35		1980-05-06	B345,850	2011-05-06

Australia	SCANTRACK	A. C. Nielsen Company	1985-08-27	432,304	35		1985-08-27	A432,304	2016-08-27

Australia	SPACEMAN	A. C. Nielsen Company	1989-05-17	510,890	09		1989-05-17	510,890	2016-05-17

Australia	SPACEMAN	A. C. Nielsen Company	1989-07-07	514,465	42		1989-07-07	514,465	2016-07-07

Australia	SPECTRA	A. C. Nielsen Company	2007-08-13	1,192,666	35

Australia	TVPIX	A. C. Nielsen Company	2001-07-20	883,137	35		2002-06-28	883,137	2011-07-20

Australia	WINNING BRANDS	A. C. Nielsen Company	1998-03-05	756,581	35		2000-11-15	756,581	2018-03-05

Australia	YOUR VOICE	A. C. Nielsen Company	2004-09-15	1,020,299	09 35 42		2005-07-01	1,020,299	2014-09-15

Austria	BRAND HEALTH BAROMETER	A. C. Nielsen Company	2007-04-24	AM 2984/2007	35

Austria	INF*ACT	A. C. Nielsen Company	1982-01-05	AM 4/82	42		1982-06-07	99,863	2012-06-30

Austria	MarketTrack	A. C. Nielsen Company	1999-05-27	AM 3175/99	35		2000-01-10	186,032	2010-01-31

Austria	SCANTEST	A. C. Nielsen Company	1988-10-24	AM 4809/88	35		1990-06-18	131,130	2010-06-30

Austria	SPACEMAN	A. C. Nielsen Company	1989-05-31	AM 2603/89	09 42		1989-11-14	128,159	2009-11-30

Azerbaijan	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	2008 0816	09					Application to be Withdrawn

Azerbaijan	SPACEMAN	A. C. Nielsen Company	2008-06-06	2008 0815	09

Benelux	BRANDTRACK	A. C. Nielsen Company	1990-11-06	626,422	35		1990-11-06	486,643	2010-11-06

Benelux	EQ	A. C. Nielsen Company	1997-10-15	902,806	35		1997-10-15	627,668	2017-10-15

Benelux	EUROMETER	A. C. Nielsen Company	1990-07-03	748,510	35		1990-07-03	483,787	2010-07-03

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Benelux	PRODIS	A. C. Nielsen Company	1989-07-06	731,331	35		1989-07-06	463,820	2009-07-06	Registration to be Allowed to Lapse 7/06/2009

Benelux	SCANPRO	A. C. Nielsen Company	1989-07-06	731,332	35		1989-07-06	466,242	2019-07-06

Benelux	TIS (Trade Information System)	A. C. Nielsen Company	1989-07-06	731,330	35		1989-07-06	465,876	2009-07-06	Registration to be Allowed to Lapse 7/06/2009

Bolivia	MY.SPACEMAN	A. C. Nielsen Company	2008-06-25	SM-3002	09					Application to be Withdrawn

Brazil	BRAND3	A. C. Nielsen Company	2007-04-12	900,274,565	35

Brazil	EQ	A. C. Nielsen Company	1997-11-20	820,402,745	35		2001-03-20	820,402,745	2011-03-20

Brazil	HOMEPANEL	A. C. Nielsen Company	1998-03-18	820,620,599	35	40.36	1999-12-14	820,620,599	2009-12-14	Renewal Authrz’d 5/01/2009

Brazil	HOMESCAN	A. C. Nielsen Company	1998-03-18	820,620,580	35	40.36	2008-03-04	820,620,580	2018-03-04

Brazil	INF*ACT	A. C. Nielsen Company	1989-10-18	815,177,623	09	9.40 9.55	1991-10-15	815,177,623	2011-10-15

Brazil	INF*ACT	A. C. Nielsen Company	1989-11-29	815,251,513	42	40.34	1992-05-19	815,251,513	2012-05-19

Brazil	INSTANTANEO	A. C. Nielsen Company	1987-09-11	813,730,902	35		1990-05-01	813,730,902	2010-05-01

Brazil	MYSCAN	A. C. Nielsen Company	2005-12-06	827,968,531	35

Brazil	OBSERVADOR	A. C. Nielsen Company	1987-06-08	813,569,842	35	40.36	1988-11-22	813,569,842	2008-11-22	Renewal Authrz’d 7/15/2008

Brazil	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-09-16	821,068,938	16		2005-10-04	821,068,938	2015-10-04	Disclaims: ANALYSIS; LIBRARY

Brazil	PRICEITRIGHT	A. C. Nielsen Company	2006-08-28	828,676,348	09

Brazil	PRICEITRIGHT	A. C. Nielsen Company	2006-08-28	828,676,399	35

Brazil	PROMOTRACK	A. C. Nielsen Company	1992-10-15	816,944,830	35	40.34 40.36	1994-03-29	816,944,830	2014-03-29

Brazil	QUICKMERCH	A. C. Nielsen Company	1998-06-22	820,848,212	09		2000-07-25	820,848,212	2010-07-25	Registration to be Allowed to Lapse 7/25/2010

Brazil	SCANTEST	A. C. Nielsen Company	1990-11-08	815,939,370	42	40.36	1992-08-18	815,939,370	2012-08-18

Brazil	SCANTRACK	A. C. Nielsen Company	1986-09-04	812,849,582	35	40.36	1988-08-09	812,849,582	2008-08-09	Renewal Authrz’d 4/11/2008

Brazil	SPACEMAN	A. C. Nielsen Company	1989-08-28	815,065,388	09		1991-06-04	815,065,388	2011-06-04

Brazil	SPACEMAN	A. C. Nielsen Company	1989-08-28	815,065,396	42	40.35	1991-07-02	815,065,396	2011-07-02

Brazil	SPACEMAN COLLECTOR	A. C. Nielsen Company	2004-02-18	826,258,964	09		2007-09-25	826,258,964	2017-09-25

Brazil	SPACEMAN IMAGE TRACK	A. C. Nielsen Company	2004-02-18	826,258,956	09		2007-09-25	826,258,956	2017-09-25

Brazil	SPACEMAN/ LIVE	A. C. Nielsen Company	1989-11-29	815,250,401	09	9.40 9.55	1991-10-15	815,250,401	2011-10-15

						9.80

Brazil	TABLOIDES	A. C. Nielsen Company	2004-12-28	827,028,369	35		2007-11-06	827,028,369	2017-11-06

Brazil	TOTAL STORE	A. C. Nielsen Company	2004-12-28	827,028,318	35		2007-11-06	827,028,318	2017-11-06

Brazil	WINNING BRANDS	A. C. Nielsen Company	1998-03-19	820,622,052	35		2002-10-15	820,622,052	2012-10-15

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Canada	ADTARGETER	A. C. Nielsen Company	1996-03-20	807,635			1997-03-18	TMA 472,970	2012-03-18

Canada	CHANNEL WATCH	A. C. Nielsen Company	1994-07-15	758,144			1996-05-17	TMA 457,335	2011-11-17	Disclaims: WATCH

Canada	CONVENIENCE TRACK	A. C. Nielsen Company	2002-05-07	1 139,980			2005-03-09	TMA 634,800	2020-03-09

Canada	DECISIONSMART	A. C. Nielsen Company	2005-08-23	1,269,552			2006-11-16	TMA 677,154	2021-11-16

Canada	EQ	A. C. Nielsen Company	1997-10-14	858,620			1999-03-10	TMA 509,090	2014-03-10

Canada	ERIM	A. C. Nielsen Company	1983-12-05	513,226			1985-12-20	309,416	2015-12-20

Canada	FINMOD	A. C. Nielsen Company	1981-04-22	468,762			1982-01-15	265,802	2012-01-15

Canada	FRESHTRACK	A. C. Nielsen Company	1999-08-17	1,025,938			2002-03-11	TMA 558,964	2017-03-11

Canada	HOMESCAN	A. C. Nielsen Company	1994-07-20	759,847			1995-05-19	443,156	2010-05-19

Canada	INF*ACT	A. C. Nielsen Company	1981-04-22	468,761			1982-01-15	265,801	2012-01-15

Canada	INSIGHT MODELLER	A. C. Nielsen Company	1991-07-30	686,907			1994-11-18	435,495	2009-11-18	Registration to be Allowed to Lapse 11/18/2009

Canada	INSPECK	A. C. Nielsen Company	1988-07-11	610,766			1989-06-09	356,995	2019-06-09

Canada	KEY ACCOUNT	A. C. Nielsen Company	1994-07-19	759,954			1996-09-20	TMA 463,543	2011-09-20	Disclaims: ACCOUNT

Canada	KEY ACCOUNT STOREVIEW	A. C. Nielsen Company	2006-05-31	1,303,635			2007-08-03	TMA 693,427	2022-08-03

Canada	MERCHMAN	A. C. Nielsen Company	1997-04-29	843,703			1998-04-14	TMA 492,817	2013-04-14

Canada	MY.SPACEMAN	A. C. Nielsen Company	2008-06-04	1,398,148						Application to be Withdrawn

Canada	NC/TI	A. C. Nielsen Company	1980-09-22	459,015			1981-03-13	256,812	2011-03-13

Canada	NPPS	A. C. Nielsen Company	1980-09-22	459,020			1981-03-13	256,814	2011-03-13

Canada	NWSS	A. C. Nielsen Company	1980-09-22	459,017			1981-03-13	256,813	2011-03-13

Canada	PromoScan (Stylized)	A. C. Nielsen Company	1987-01-28	577,012			1988-05-27	340,916	2018-05-27

Canada	PROMOTRAC	A. C. Nielsen Company	1984-09-04	527,873			1986-08-15	317,345	2016-08-15

Canada	QUICKMERCH	A. C. Nielsen Company	1998-11-17	896,345			2001-08-24	550,216	2016-08-24

Canada	SABINE	A. C. Nielsen Company	1982-10-19	493,639			1983-06-17	280,505	2013-06-17

Canada	SCANTRACK	A. C. Nielsen Company	1982-09-17	492,310			1983-06-17	280,445	2013-06-17

Canada	SCORE	A. C. Nielsen Company	1988-04-19	605,142			1989-04-21	354,804	2019-04-21

Canada	SHELFTRACK	A. C. Nielsen Company	1988-04-19	605,141			1989-12-22	364,009	2019-12-22

Canada	SPACEMAN	A. C. Nielsen Company	1989-11-01	643,763			1991-03-29	382,373	2021-03-29

Canada	TDLINX	A. C. Nielsen Company	2006-05-26	1,303,073			2008-01-16	704,839	2023-01-16

Canada	TESTSIGHT	A. C. Nielsen Company	1987-05-12	583,869			1988-09-30	345,542	2018-09-30

Chile	EQ	A. C. Nielsen Company	1997-11-04	395,748	35		1998-06-08	514,086	2018-06-08

Chile	HOMEPANEL	A. C. Nielsen Company	1998-03-18	408,810	35		2002-09-06	641,494	2012-09-06

Chile	HOMESCAN	A. C. Nielsen Company	1998-01-22	403,533	35		1998-09-17	522,018	2008-09-17	Renewal Authrz’d 4/04/2008

Chile	IPS	A. C. Nielsen Company	2004-10-07	662,199	09		2005-03-07	719,283	2015-03-07

Chile	IPS	A. C. Nielsen Company	2004-10-07	662,200	35		2005-03-07	719,284	2015-03-07

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Chile	MY.SPACEMAN	A. C. Nielsen Company	2008-06-11	824,042	09					Application to be Withdrawn

Chile	MYSCAN	A. C. Nielsen Company	2005-12-13	713,901	35		2006-03-28	754,698	2016-03-28

Chile	SCANTRACK	A. C. Nielsen Company	1994-06-03	275,861	09		1995-04-21	729,704	2015-07-22

Chile	SCANTRACK	A. C. Nielsen Company	1992-01-08	196,871	35		1992-09-20	645,697	2012-10-16

Chile	SCANTRACK	A. C. Nielsen Company	1994-06-03	275,862	42		1995-04-21	443,889	2015-07-22

Chile	SPACEMAN	A. C. Nielsen Company	1992-04-16	205,760	09		1992-10-15	652,888	2012-12-20

Chile	SPACEMAN	A. C. Nielsen Company	1992-04-16	205,761	42		1992-10-15	652,889	2012-12-20

Chile	SPACEMAN IMAGE TRACK	A. C. Nielsen Company	2004-12-09	668,887	09		2005-09-07	732,895	2015-09-07

Chile	WINNING BRANDS	A. C. Nielsen Company	1998-03-06	407,627	35		1998-11-30	528,707	2008-11-30	Renewal Authrz’d 4/04/2008

China	ADS@WORK	A. C. Nielsen Company	2004-07-26	4,187,557	09		2006-12-21	4,187,557	2016-12-20

China	ADS@WORK	A. C. Nielsen Company	2004-07-26	4,187,572	35

China	ASSORTMAN	A. C. Nielsen Company	2008-01-04	6,492,328	09

China	ASSORTMAN	A. C. Nielsen Company	2008-01-04	6,492,327	35

China	ASSORTMAN	A. C. Nielsen Company	2008-01-04	6,492,377	38

China	BRAND3	A. C. Nielsen Company	2007-04-19	6,007,412	35

China	DELTAQUAL	A. C. Nielsen Company	2004-07-27	4,190,919	09		2006-11-14	4,190,919	2016-11-13

China	DELTAQUAL	A. C. Nielsen Company	2004-07-27	4,190,918	35		2006-11-14	4,190,918	2016-11-13

China	ENREACH	A. C. Nielsen Company	2006-07-10	5,471,037	35

China	HOMEPANEL	A. C. Nielsen Company	1998-02-09	98/000-010763	35		1999-05-21	1,277,492	2019-05-20

China	HOMESCAN	A. C. Nielsen Company	1998-02-25	98/000-15359	35		1999-05-21	1,277,478	2019-05-20

China	MY.SPACEMAN	A. C. Nielsen Company	2008-06-04	6,764,627	09					Application to be Withdrawn

China	MYSCAN	A. C. Nielsen Company	2005-12-12	5,057,646	35

China	PACKS@WORK	A. C. Nielsen Company	2004-07-27	4,190,921	09		2006-11-14	4,190,921	2016-11-13

China	PACKS@WORK	A. C. Nielsen Company	2004-07-27	4,190,920	35		2007-11-28	4,190,920	2017-11-27

China	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-08-25	98/000-97455	16		1999-11-07	1,330,448	2009-11-07	Registration to be Allowed to Lapse 11/07/2009

China	PRICEITRIGHT	A. C. Nielsen Company	2006-08-28	5,571,538	09

China	PRICEITRIGHT	A. C. Nielsen Company	2006-08-28	5,571,537	35

China	QUICKMERCH	A. C. Nielsen Company	1998-06-12	98/000-63857	09		1999-11-14	1,333,827	2009-11-14	Registration to be Allowed to Lapse 11/14/2009

China	SCANTRACK	A. C. Nielsen Company	2004-07-02	4,149,557	35		2007-12-14	4,149,557	2017-12-13

China	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-01-24	5,138,528	09		2009-03-21	5,138,528	2019-03-20

China	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-01-24	5,138,527	35

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
China	YOUR VOICE A REWARDING EXPERIENCE (Chinese/English)	A. C. Nielsen Company	2005-06-13	4,717,261	09		2008-04-14	4,717,261	2018-04-13

China	YOUR VOICE A REWARDING EXPERIENCE (Chinese/English)	A. C. Nielsen Company	2005-06-13	4,717,260	35

China	YOUR VOICE A REWARDING EXPERIENCE (Chinese/English)	A. C. Nielsen Company	2005-06-13	4,717,259	42

Colombia	AEM	A. C. Nielsen Company	1989-08-18	307,770	35		1993-07-26	142,435	2013-07-26

Colombia	EQ	A. C. Nielsen Company	1997-10-17	97-061,134	35		1998-06-30	209,675	2018-06-30

Colombia	HOMEPANEL	A. C. Nielsen Company	1998-01-14	98-001,222	35		1998-07-31	211,139	2018-07-31

Colombia	HOMESCAN	A. C. Nielsen Company	1998-01-14	98-001,223	35		1998-07-31	211,140	2018-07-31

Colombia	HOT BASKETS	A. C. Nielsen Company	2000-09-05	66,654	35		2001-05-08	235,769	2011-05-08

Colombia	INA	A. C. Nielsen Company	1989-08-18	307,783	35		1997-06-23	203,789	2017-06-23

Colombia	INAH	A. C. Nielsen Company	1989-08-18	307,785	35		1993-07-26	142,718	2013-07-26

Colombia	INC	A. C. Nielsen Company	1989-08-18	307,784	35		1993-09-14	142,429	2013-09-14

Colombia	INF*ACT	A. C. Nielsen Company	1989-10-26	312,177	09		1992-06-15	137,830	2017-06-15

Colombia	INF*ACT	A. C. Nielsen Company	1989-08-18	307,773	35		1993-09-14	142,432	2013-09-14

Colombia	INF*ACT	A. C. Nielsen Company	1989-10-26	312,176	42		1992-06-15	137,829	2017-06-15

Colombia	INHB	A. C. Nielsen Company	1989-08-18	307,788	35		1993-09-14	142,427	2013-09-14

Colombia	INT	A. C. Nielsen Company	1989-08-18	307,786	35		1993-06-01	140,900	2013-06-01

Colombia	LARGE SCALE DISTRIBUTION ANALYSIS	A. C. Nielsen Company	2000-04-13	00-027,310	35		2001-01-03	235,515	2011-01-03

Colombia	MAJERS	A. C. Nielsen Company	1989-08-18	307,771	35		1994-01-06	161,962	2014-01-06

Colombia	MEDIA ADVISOR	A. C. Nielsen Company	1994-10-18	94-047,455	09		1995-08-30	181,687	2015-08-30

Colombia	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	08-057,849	09					Application to be Withdrawn

Colombia	MYSCAN	A. C. Nielsen Company	2005-12-06	05-123,808	35		2006-07-06	317,857	2016-07-06

Colombia	NCI	A. C. Nielsen Company	1989-08-18	307,779	35		1993-09-14	142,439	2013-09-14

Colombia	NDI	A. C. Nielsen Company	1989-08-18	307,782	35		1993-09-14	142,433	2013-09-14

Colombia	NFI	A. C. Nielsen Company	1989-08-18	307,778	35		1993-09-14	142,430	2013-09-14

Colombia	NHI	A. C. Nielsen Company	1989-08-18	307,780	35		1993-09-14	142,438	2013-09-14

Colombia	NITE	A. C. Nielsen Company	2000-09-05	66,657	09

Colombia	NRI	A. C. Nielsen Company	1989-08-18	307,787	35		1993-09-14	142,428	2013-09-14

Colombia	NWSS	A. C. Nielsen Company	1989-08-18	307,774	35		1993-09-14	142,431	2013-09-14

Colombia	RETAIL DECISION REPORT - REPORTES DECISIÓN RETAIL	A. C. Nielsen Company	2000-09-05	66,659	35		2003-07-28	270,711	2013-07-28

Colombia	SABINE	A. C. Nielsen Company	1989-08-18	307,777	35		1993-09-14	143,009	2013-09-14

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class		National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Colombia	SCANTRACK	A. C. Nielsen Company	1986-09-29	261,119	35			1990-06-12	129,186	2015-06-12

Colombia	SOS	A. C. Nielsen Company	1989-08-18	92-307,776	35			1997-05-30	228,532	2017-05-30

Colombia	SPACEMAN	A. C. Nielsen Company	1989-08-08	307,100	09			1993-07-07	141,744	2013-07-07

Colombia	SPACEMAN IMAGE TRACK	A. C. Nielsen Company	2004-12-10	04-123,998	09			2005-08-29	301,963	2015-08-29

Colombia	SPACEMAX	A. C. Nielsen Company	1989-08-18	307,772	35			1993-09-14	142,434	2013-09-14

Colombia	STORE TRACK	A. C. Nielsen Company	2000-04-13	00-027,307	35			2000-12-21	231,423	2010-12-21

Colombia	STORE TRACK EVALUATOR	A. C. Nielsen Company	2006-11-01	06-111,133	35			2007-11-09	346,109	2017-11-09

Colombia	WEB EXPRESS	A. C. Nielsen Company	2003-12-30	03-113,244	35			2004-07-30	285,881	2014-07-30

Colombia	WINNING BRANDS	A. C. Nielsen Company	1998-03-06	98-012,412	35			1998-08-19	211,448	2018-08-19

Costa Rica	MY.SPACEMAN	A. C. Nielsen Company	2008-06-10	2008-5637	09						Application to be Withdrawn

Costa Rica	RETAIL INDEX	A. C. Nielsen Company	2006-10-23	2006-0009920	35			2007-05-28	167,825	2017-05-28

Costa Rica	SCANTRACK	A. C. Nielsen Company	2006-12-22	2006-12023	35			2007-06-25	168,971	2017-06-25

Costa Rica	SPACEMAN	A. C. Nielsen Company	1998-11-30	20533	09			1999-05-18	113,761	2009-05-18	Renewal Authrz’d 1/29/2009

Costa Rica	STORETRACK	A. C. Nielsen Company	2008-04-17	01/2008-	35			2008-12-18	183,500	2018-12-18

Denmark	BRAND3	A. C. Nielsen Company	2007-04-11	VA 2007 01406	35			2007-08-07	VR 2007 01406	2017-08-07

Denmark	EUROMETER	A. C. Nielsen Company	1990-07-04	VA 1990 05238	35			1991-08-23	VR 1991 05320	2011-08-23

Denmark	MARKET*MONITOR	A. C. Nielsen Company	2002-05-21	VA 2002 02140	35	42		2002-08-08	VR 2002 02800	2012-08-08

Denmark	MARKET*NAVIGATOR	A. C. Nielsen Company	2002-05-21	VA 2002 02135	35	42		2002-07-26	VR 2002 02696	2012-07-26

Denmark	MARKET*TRACK	A. C. Nielsen Company	2002-08-08	VA 2002 03112	35			2002-08-19	VR 2002 02907	2012-08-19

Denmark	MINERVA SNAP*SHOT	A. C. Nielsen Company	2002-05-21	VA 2002 02138	35	42		2002-07-26	VR 2002 02697	2012-07-26

Denmark	NORDIC MARKET*MONITOR	A. C. Nielsen Company	2002-05-21	VA 2002 02141	35	42		2002-08-08	VR 2002 02801	2012-08-08

Denmark	NORDIC MARKET*NAVIGATOR	A. C. Nielsen Company	2002-05-21	VA 2002 02136	35	42		2002-05-28	VR 2002 01869	2012-05-28

Denmark	PROFIL	A. C. Nielsen Company	2002-05-21	VA 2002 02139	35	42		2002-08-08	VR 2002 02799	2012-08-08

Denmark	SCANDINAVIAN	A. C. Nielsen Company	2002-05-21	VA 2002 02142	35	42		2002-08-08	VR 2002 02802	2012-08-08

	MARKET*MONITOR

Denmark	SCANDINAVIAN	A. C. Nielsen Company	2002-05-21	VA 2002 02137	35	42		2002-05-28	VR 2002 01871	2012-05-28

	MARKET*NAVIGATOR

Denmark	SPACEMAN	A. C. Nielsen Company	1989-04-26	VA 1989 02995	09			1991-11-08	VR 1991 07842	2011-11-08

Denmark	WINNING BRANDS	A. C. Nielsen Company	1998-03-04	VA 2000 03267	35			2000-11-02	VR 2000 05052	2010-11-02

Dominican Republic	MY.SPACEMAN	A. C. Nielsen Company	2008-06-30	2008-27992	09						Application to be Withdrawn

Ecuador	AEM	A. C. Nielsen Company	1994-11-15	51,824	35			1995-12-27	DNPI-1346-95-	2015-12-27

Ecuador	INF*ACT	A. C. Nielsen Company	1994-11-15	51,827	09			1996-09-27	DNPI-894-96-	2016-09-27

Ecuador	MEDIA ADVISOR	A. C. Nielsen Company	1994-11-15	51,834	09			1995-12-22	DNIP-4665-95-	2015-12-22

Ecuador	MY.SPACEMAN	A. C. Nielsen Company	2008-06-12	200,592	09						Application to be Withdrawn

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Ecuador	NCI	A. C. Nielsen Company	1994-11-15	51,825	35		1995-12-27	DNIP-1347-95-	2015-12-27

Ecuador	NDI	A. C. Nielsen Company	1994-11-15	51,826	35		1995-12-27	DNIP-1348-95-	2015-12-27

Ecuador	NFI	A. C. Nielsen Company	1994-11-15	51,835	35		1995-12-27	DNIP-1351-95-	2015-12-27

Ecuador	NRI	A. C. Nielsen Company	1994-11-15	51,836	35		1995-12-27	DNIP-1352-95-	2015-12-27

Ecuador	SCANTRACK	A. C. Nielsen Company	1994-11-15	51,832	35		1995-12-27	DNPI-1350-95-	2015-12-27

Ecuador	SPACEMAN	A. C. Nielsen Company	1994-11-15	51,833	09		1996-09-27	2565-IEPI	2016-09-27

Ecuador	SPACEMAN MERCHANDISING CENTRAL	A. C. Nielsen Company	1998-09-22	91,021	09		2000-08-30	5950-00 DNPI	2010-08-30

Egypt	MY.SPACEMAN	A. C. Nielsen Company	2008-06-08	218007	09					Application to be Withdrawn

El Salvador	HOMESCAN	A. C. Nielsen Company	2006-08-15	E-60389-2006	35		2007-12-04	35 Book 97	2017-12-04

El Salvador	RETAIL INDEX	A. C. Nielsen Company	2006-08-15	E-60390-2006	35		2007-05-11	46 Book 84	2017-05-11

El Salvador	SPACEMAN	A. C. Nielsen Company	2006-08-15	E-60391-2006	09		2007-10-30	47 Book 95	2017-10-30

European Community Trademarks (CTM)	DECISIONSMART	A. C. Nielsen Company	2005-08-24	4,603,461	09 42		2006-08-25	4,603,461	2015-08-24

European Community Trademarks (CTM)	EUROMETER	A. C. Nielsen Company	1996-10-16	358,259	35		1998-11-30	358,259	2016-10-16

European Community Trademarks (CTM)	HOMEPANEL	A. C. Nielsen Company	1998-01-19	726,646	35		2001-08-06	726,646	2018-01-19

European Community Trademarks (CTM)	HOMESCAN	A. C. Nielsen Company	1998-01-19	726,612	35		1999-11-03	726,612	2018-01-19

European Community Trademarks (CTM)	INF*ACT	A. C. Nielsen Company	1996-04-01	143,776	09 16 35 42		1998-10-16	143,776	2016-04-01

European Community Trademarks (CTM)	I-SIGHT	A. C. Nielsen Company	2002-07-05	2,766,749	09 35		2003-11-17	2,766,749	2012-07-05

European Community Trademarks (CTM)	MY.SPACEMAN	A. C. Nielsen Company	2008-06-04	6,963,409	09 38					Application to be Withdrawn

European Community Trademarks (CTM)	MYSCAN	A. C. Nielsen Company	2005-12-02	4,760,781	35		2007-01-09	4,760,781	2015-12-02

European Community Trademarks (CTM)	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-09-03	920,272	16		1999-10-18	920,272	2018-09-03

European Community Trademarks (CTM)	SCANTRACK	A. C. Nielsen Company	1997-12-30	717,272	35		1999-07-02	717,272	2017-12-30

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
European Community Trademarks (CTM)	SPACEMAN	A. C. Nielsen Company	1996-04-01	143,172	09 16 35 41 42		1998-11-20	143,172	2016-04-01

European Community Trademarks (CTM)	WHAT’S IN STORE	A. C. Nielsen Company	2005-09-26	4,652,582	35		2007-02-15	4,652,582	2015-09-26

Finland	BRAND*TRACK	A. C. Nielsen Company	1996-02-16	960,837	35 42		1997-06-13	206,295	2017-06-13	Disclaims: BRAND and TRACK

Finland	INF*ACT	A. C. Nielsen Company	1988-03-01	880,916	09 16 42		1990-04-20	107,215	2010-04-20

Finland	MARKET*NAVIGATOR	A. C. Nielsen Company	2002-10-30	T2002/03118	09 16 35		2006-08-31	236,529	2016-08-31

Finland	SCANTRACK	A. C. Nielsen Company	1988-03-01	880,917	35		1990-04-20	107,216	2010-04-20

Finland	SPACEMAN	A. C. Nielsen Company	1989-05-02	892,228	09		1991-12-05	115,213	2011-12-05

France	BRAND3	A. C. Nielsen Company	2007-04-13	07/3,494,603	35		2007-09-14	07/3 494 603	2017-04-13

France	EQ	A. C. Nielsen Company	1997-12-05	97/707,525	35		1998-06-19	97/707,525	2017-12-05

France	HOMESCAN	A. C. Nielsen Company	1994-12-12	94/548,577	35		1994-12-12	94/548,577	2014-12-11

France	INF*ACT	A. C. Nielsen Company	1981-12-23	616,233	37 42		1991-11-27	1,708,243	2011-11-27

France	SABINE	A. C. Nielsen Company	1982-03-03	622,491	35		1982-03-03	1,197,149	2012-03-03

France	SPACEMAN	A. C. Nielsen Company	1990-09-12	263,663	42		1990-09-12	1,619,273	2010-09-12

France	WINNING BRANDS	A. C. Nielsen Company	1998-03-04	3,048,668	35		2001-02-02	00 3 048 668	2018-03-04

Germany	BRAND3	A. C. Nielsen Company	2007-04-10	307 234	35		2007-07-02	30,723,448	2017-04-30

Germany	SCANTRACK	A. C. Nielsen Company	1981-11-25	N17898/35 Wz	35		1982-06-30	1,035,076	2011-11-30

Germany	SPACEMAN	A. C. Nielsen Company	1991-02-06	N23773/35 Wz	35 41 42		1993-09-07	2,044,193	2011-02-28

Greece	EQ	A. C. Nielsen Company	1997-10-21	134,840	35		1999-06-17	134,840	2007-10-21	Renewal Authrz’d 5/03/2007

Greece	WINNING BRANDS	A. C. Nielsen Company	2000-03-21	89	35		2002-10-17	89	2010-03-21

Guatemala	HOMESCAN	A. C. Nielsen Company	2006-10-18	M- M-8826- 2006	35		2007-06-21	150,259	2017-06-20

Guatemala	MY.SPACEMAN	A. C. Nielsen Company	2008-06-16	M- M-5055- 2008	09					Application to be Withdrawn

Guatemala	MYSCAN	A. C. Nielsen Company	2005-12-21	M- M-9507- 2005	35		2006-07-12	143,629	2016-07-11

Guatemala	RETAIL INDEX	A. C. Nielsen Company	2006-08-07	M- M-6308- 2006	35

Guatemala	SCANTRACK	A. C. Nielsen Company	1995-02-03	777-95	35		1996-10-18	79,646	2016-10-17

Guatemala	SPACEMAN	A. C. Nielsen Company	1995-02-03	776-95	09		1996-10-18	79,647	2016-10-17

Guatemala	SPACEMAN MERCHANDISING CENTRAL	A. C. Nielsen Company	1998-09-29	M- M-7617- 8	09		2000-01-12	102,041	2010-01-11	Registration to be Allowed to Lapse 01/11/2010

Honduras	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	19786-08	09					Application to be Withdrawn

Honduras	RETAIL INDEX	A. C. Nielsen Company	2006-08-11	28849-2006	35		2007-02-27	12,180	2017-02-27

Honduras	SPACEMAN	A. C. Nielsen Company	2006-08-11	28850-2006	09		2007-07-18	101,191	2017-07-18

Hong Kong	ADS@WORK	A. C. Nielsen Company	2004-07-23	300254934	09 35		2004-12-13	300254934	2014-07-23

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Hong Kong	ASSORTMAN	A. C. Nielsen Company	2007-12-05	301007171	09 35		2008-05-15	301007171	2017-12-05

Hong Kong	BRAND3	A. C. Nielsen Company	2007-04-10	300847026	35					Applicaton to be Withdrawn

Hong Kong	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-10	300175022	35		2004-08-12	300175022	2014-03-10

Hong Kong	DELTAQUAL	A. C. Nielsen Company	2004-07-26	300256437	09 35		2004-12-13	300256437	2014-07-25

Hong Kong	ENREACH	A. C. Nielsen Company	2006-07-06	300674820	35		2006-10-31	300674820	2016-07-05

Hong Kong	HOMESCAN	A. C. Nielsen Company	1999-12-08	99/18032	35		2001-04-12	B04478/2001	2016-12-08

Hong Kong	MY.SPACEMAN	A. C. Nielsen Company	2008-06-03	301130192	09					Application to be Withdrawn

Hong Kong	MYSCAN	A. C. Nielsen Company	2005-11-30	300538984	35		2006-05-30	300538984	2015-11-29

Hong Kong	PACKS@WORK	A. C. Nielsen Company	2004-07-26	300256446	09 35		2004-12-13	300256446	2014-07-25

Hong Kong	PRICEITRIGHT	A. C. Nielsen Company	2006-08-23	300706716	09 35

Hong Kong	SCANTRACK	A. C. Nielsen Company	2004-06-30	300242153	35		2004-11-19	300242153	2014-06-29

Hong Kong	SPACEMAN	A. C. Nielsen Company	1990-04-02	2744/90	09		1990-04-02	3427/1992	2011-04-02

Hong Kong	SPACEMAN	A. C. Nielsen Company	1990-06-27	5235/90	16		1990-06-27	2677/1993	2011-06-27

Hong Kong	SPACEMAN/LIVE	A. C. Nielsen Company	1990-04-02	2745/90	09		1990-04-02	330/1993	2011-04-02

Hong Kong	SPACEMAN/LIVE	A. C. Nielsen Company	1990-06-27	5234/90	16		1990-06-27	2676/1993	2011-06-27

Hungary	EQ	A. C. Nielsen Company	1997-10-14	M97-03769	35		1998-09-30	154,012	2017-10-14

Hungary	WINNING BRANDS	A. C. Nielsen Company	1998-03-06	M98-00826	35		1999-01-29	155,399	2018-03-06

India	ADS@WORK	A. C. Nielsen Company	2004-07-28	1,299,005	09 35		2006-03-28	1,299,005	2014-07-28

India	ASSORTMAN	A. C. Nielsen Company	2007-12-04	1,627,486	09 35

India	BRAND3 (Filed as ITU)	A. C. Nielsen Company	2007-04-20	1,551,642	35

India	CONCEPTS@WORK (Filed as ITU)	A. C. Nielsen Company	2004-03-16	1,272,799	35

India	DELTAQUAL	A. C. Nielsen Company	2004-08-04	1,300,543	09 35		2007-08-16	1,300,543	2014-08-04

India	ENREACH (Filed as ITU)	A. C. Nielsen Company	2006-07-14	1,470,147	35

India	HOMEPANEL	A. C. Nielsen Company	2004-07-09	1,295,161	35		2005-12-09	1,295,161	2014-07-09

India	HOMESCAN	A. C. Nielsen Company	2004-07-02	1,294,054	35		2005-12-09	1,294,054	2014-07-02

India	MYSCAN (Filed as ITU)	A. C. Nielsen Company	2005-12-01	1,403,093	35

India	PACKS@WORK	A. C. Nielsen Company	2004-07-30	1,299,652	09 35

India	PRICEITRIGHT	A. C. Nielsen Company	2006-08-29	1,482,595	09 35

India	SCANTRACK (Filed as ITU)	A. C. Nielsen Company	2008-05-26	1,691,234	35

India	SPACEMAN	A. C. Nielsen Company	1994-08-08	636,289	09		2003-03-21	636,289	2018-08-08

India	YOUR VOICE	A. C. Nielsen Company	2006-10-19	1,498,060	09 35 42

Indonesia	ADS@WORK	A. C. Nielsen Company	2004-08-13	D00.2004.2344	35		2006-04-12	IDM	2014-08-13

Indonesia	ASSORTMAN	A. C. Nielsen Company	2008-01-28	D00.2008.0031	09

Indonesia	ASSORTMAN	A. C. Nielsen Company	2008-01-28	D00.2008.0031	35

Indonesia	CONCEPTS@WORK	A. C. Nielsen Company	2004-04-14	J00 2004	35		2005-11-17	IDM	2014-04-14

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments

Indonesia	DELTAQUAL	A. C. Nielsen Company	2004-08-13	D00.2004.2345	09		2006-12-15	IDM	2014-08-13

Indonesia	DELTAQUAL	A. C. Nielsen Company	2004-08-13	J00.2004.2345	35		2006-12-15	IDM	2014-08-13

Indonesia	ENREACH	A. C. Nielsen Company	2006-07-14	J00.2006.0224	35

Indonesia	EQ	A. C. Nielsen Company	1998-02-25	J98-3103	35		1999-10-29	433,844	2008-02-25	Renewal Authrz’d 10/26/2007

Indonesia	HOMEPANEL	A. C. Nielsen Company	2004-07-28	J00 2004	35		2006-03-08	IDM	2014-07-28

Indonesia	HOMESCAN	A. C. Nielsen Company	2004-07-28	J00 2004	35		2006-03-08	IDM	2014-07-28

Indonesia	MY.SPACEMAN	A. C. Nielsen Company	2008-07-04	D00.2008.0243	09					Application to be

				79						Withdrawn

Indonesia	MYSCAN	A. C. Nielsen Company	2005-12-14	J00.2005.0280	35		2007-07-31	IDM	2015-12-14

Indonesia	PACKS@WORK	A. C. Nielsen Company	2004-08-13	D00.2004.2345	09		2006-04-12	IDM	2014-08-13

Indonesia	PACKS@WORK	A. C. Nielsen Company	2004-08-13	D00.2004.2346	35		2006-04-12	KDM	2014-08-13

Indonesia	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1999-07-14	D99-11699	16		2001-01-03	460,591	2009-07-14	Registration to be Allowed to Lapse 7/14/2009

Indonesia	SCANTRACK	A. C. Nielsen Company	2004-07-28	J00 2004	35		2006-03-08	IDM	2014-07-28

Indonesia	SPACEMAN	A. C. Nielsen Company	2001-05-16	D00 2001	09		2002-04-02	503,471	2011-05-16

Indonesia	SPACEMAN MERCHANDISING CENTRAL	A. C. Nielsen Company	1999-07-14	D99-11700	09		2000-12-26	459,929	2009-07-14	Registration to be

										Allowed to Lapse 07/14/2009

Indonesia	WHAT’S IN STORE	A. C. Nielsen Company	2004-11-01	JOO 2004	35		2006-06-27	IDM	2014-11-01

Indonesia	WINNING BRANDS	A. C. Nielsen Company	2008-09-26	J00 2008	35

Indonesia	YOUR VOICE	A. C. Nielsen Company	2006-11-20	D00 2006	09

Indonesia	YOUR VOICE	A. C. Nielsen Company	2006-11-20	J00 2006	35

Indonesia	YOUR VOICE	A. C. Nielsen Company	2006-11-20	J00 2006	42

Ireland	SPACEMAN	A. C. Nielsen Company	1989-05-03	89/653	09		1989-05-16	131,295	2010-05-16

Israel	EQ	A. C. Nielsen Company	1997-10-20	115,412	35		1999-01-07	115,412	2014-10-20

Israel	HOMEPANEL	A. C. Nielsen Company	1998-01-13	117,119	35		1999-03-08	117,119	2019-01-13

Israel	HOMESCAN	A. C. Nielsen Company	1998-01-13	117,120	35		1999-03-08	117,120	2019-01-13

Israel	MY.SPACEMAN	A. C. Nielsen Company	2008-06-05	212,215	09					Application to be Withdrawn

Israel	WINNING BRANDS	A. C. Nielsen Company	1998-03-05	118,339	35		1999-11-04	118,339	2019-03-05	Disclaims: BRANDS

Italy	BRAND3	A. C. Nielsen Company	2007-05-08	RM 2007	35

Italy	EQ	A. C. Nielsen Company	1997-11-26	RM 1997 C005774	35		2000-02-10	785,278	2007-11-27	Renewal Authrz’d 5/03/2007

Italy	EUROMETER	A. C. Nielsen Company	1990-08-31	41483C/90	35		1990-08-31	601,206	2010-08-31

Italy	INF*ACT	A. C. Nielsen Company	1992-07-29	RM 1992	09 42		1995-02-28	643,746	2012-07-29

Italy	SPACEMAN	A. C. Nielsen Company	1989-09-14	41637C/89	42		1992-05-18	892,321	2009-09-03	Registration to be Allowed to Lapse 9/3/2009

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Italy	WINNING BRANDS	A. C. Nielsen Company	1998-03-04	RM 2000 C007244	35		2003-08-07	903,648	2008-03-04	Renewal Authrz’d 2/15/2008

Japan	ADS@WORK	A. C. Nielsen Company	2004-07-23	2004-68136	09 35		2005-03-04	4,843,198	2015-03-04

Japan	ASSORTMAN	A. C. Nielsen Company	2007-12-06	2007-121717	09 35		2008-10-03	5,170,571	2018-10-03

Japan	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-10	2004-22249	35		2004-10-01	4,807,238	2014-10-01

Japan	DELTAQUAL	A. C. Nielsen Company	2004-07-26	2004-68764	09 35		2005-03-11	4,846,219	2015-03-11

Japan	ECOS (Electronic Chain Ordering Service)	A. C. Nielsen Company	1988-05-11	63 52336		26	1990-09-21	2,262,997	2010-09-21

Japan	ENREACH	A. C. Nielsen Company	2006-07-06	2006-63234	35

Japan	HOMEPANEL	A. C. Nielsen Company	1998-02-20	10-13118	35		1999-05-28	4,278,355	2019-05-28

Japan	HOMESCAN	A. C. Nielsen Company	1998-02-20	10-13117	35		1999-05-28	4,278,354	2019-05-28

Japan	INF*ACT	A. C. Nielsen Company	1988-07-15	63 80751	16		1991-06-28	2,316,484	2011-06-28

Japan	MY.SPACEMAN	A. C. Nielsen Company	2008-06-09	2008-44923	09					Application to be Withdrawn

Japan	MYSCAN	A. C. Nielsen Company	2005-11-30	2005-112,365	35		2006-07-21	4,971,667	2016-07-21

Japan	PACKS@WORK	A. C. Nielsen Company	2004-07-26	2004-68765	09 35		2005-03-11	4,846,220	2015-03-11

Japan	PRICEITRIGHT	A. C. Nielsen Company	2006-08-23	2006-78705	09 35		2007-10-19	5,085,096	2017-10-19

Japan	PROMONITOR	A. C. Nielsen Company	2003-08-26	2003-072965	35		2006-02-03	4,925,163	2016-02-03

Japan	QUICKMERCH	A. C. Nielsen Company	1998-05-14	10-41106	09		1999-07-16	4,296,085	2009-07-16	Registration to be Allowed to Lapse 7/16/2009

Japan	SCAN*PRO	A. C. Nielsen Company	1988-07-15	63 80748	16		1991-06-28	2,316,481	2011-06-28

Japan	SCAN*PRO	A. C. Nielsen Company	1993-03-09	5-22239	35		1996-11-29	3,227,007	2006-11-29	Renewal Authrz’d 9/01/2006

Japan	SCAN*PRO	A. C. Nielsen Company	1993-03-09	5-22240	42		1997-05-23	3,313,789	2007-05-23	Renewal Authrz’d 9/01/2006

Japan	SCANTRACK	A. C. Nielsen Company	1992-09-28	4-219161	35		1995-10-31	3,080,725	2015-10-31

Japan	SPACEMAN	A. C. Nielsen Company	1983-12-01	S58-113688	09		1987-07-23	1,966,265	2017-07-23

Japan	SPACEMAN	A. C. Nielsen Company	1992-09-28	4-219163	35		1995-10-31	3,080,726	2015-10-31

Japan	VENDEX	A. C. Nielsen Company	1987-08-05	62 88929		26	1990-06-28	2,242,639	2010-06-28

Japan	WHAT’S IN STORE	A. C. Nielsen Company	2004-10-18	2004-95010	35		2006-07-21	4,971,529	2016-07-21

Japan	WINNING BRANDS	A. C. Nielsen Company	1998-03-04	10-18314	35		2000-01-28	4,356,356	2010-01-28

Korea (South)	ADS@WORK	A. C. Nielsen Company	2004-07-23	2004-2617	35		2005-12-12	14,572	2015-12-12

Korea (South)	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-10	2004-5248	35		2006-03-13	129,300	2016-03-13

Korea (South)	DELTAQUAL	A. C. Nielsen Company	2004-07-27	2004-2649	09 35		2005-08-25	13,473	2015-08-25

Korea (South)	ENREACH	A. C. Nielsen Company	2006-07-21	41-2006-	35		2007-06-21	41-0150261	2017-06-21

Korea (South)	HOMEPANEL	A. C. Nielsen Company	1998-01-12	98-185	35		1999-01-12	52,028	2019-01-12

Korea (South)	HOMESCAN	A. C. Nielsen Company	1998-01-12	98-186	35		1999-01-12	52,029	2019-01-12

Korea (South)	MY.SPACEMAN	A. C. Nielsen Company	2008-06-03	2008-27112	09					Application to be Withdrawn

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Korea (South)	MYSCAN	A. C. Nielsen Company	2005-11-30	2005-27239	35		2006-10-26	139,345	2016-10-26

Korea (South)	PEOPLEMETER	A. C. Nielsen Company	1988-07-15	88-1484	35		1989-11-03	10,500	2009-11-03	Renewal Authrz’d 12/01/2008

Korea (South)	QUICKMERCH	A. C. Nielsen Company	1998-06-24	98-16105	09		1999-07-21	451,291	2009-07-21	Registration to be Allowed to Lapse 7/21/2009

Korea (South)	SCANTRACK	A. C. Nielsen Company	2004-07-13	2004-15323	35		2007-08-21	153,412	2017-08-21

Korea (South)	SPACEMAN	A. C. Nielsen Company	1989-05-16	89-11816	09		1990-11-28	205,876	2010-11-27

Korea (South)	SPACEMAN	A. C. Nielsen Company	1989-07-05	89-1770	42		1990-10-15	12,450	2010-10-15

Korea (South)	SPACEMAN MERCHANDISING CENTRAL	A. C. Nielsen Company	1998-09-14	98-23780	09		1999-08-18	452,887	2009-08-18	Registration to be Allowed to Lapse 8/18/2009

Korea (South)	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-01-26	2006-314	09 35		2006-12-22	18,435	2016-12-22

Korea (South)	WHAT’S IN STORE	A. C. Nielsen Company	2004-10-18	2004-22222	35		2006-03-16	129,413	2016-03-16

Malaysia	ADS@WORK	A. C. Nielsen Company	2004-07-28	2004/10799	09		2007-04-09	04/010799	2014-07-28

Malaysia	ADS@WORK	A. C. Nielsen Company	2004-07-28	2004/10800	35		2007-04-21	04/010800	2014-07-28

Malaysia	ASSORTMAN	A. C. Nielsen Company	2007-12-07	07/024070	09

Malaysia	ASSORTMAN	A. C. Nielsen Company	2007-12-07	07/024069	35		2009-03-30	07/024069	2017-12-07

Malaysia	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-13	2004/03053	35		2008-05-14	04/003053	2014-03-13

Malaysia	DELTAQUAL	A. C. Nielsen Company	2004-07-29	2004/10925	09		2007-04-09	04/010925	2014-07-29

Malaysia	DELTAQUAL	A. C. Nielsen Company	2004-07-29	2004/10926	35		2007-04-20	04/010926	2014-07-29

Malaysia	ENREACH	A. C. Nielsen Company	2006-07-10	06/012030	35

Malaysia	MY.SPACEMAN	A. C. Nielsen Company	2008-06-10	08/011270	09					Application to be Withdrawn

Malaysia	MYSCAN	A. C. Nielsen Company	2005-12-08	05/020717	35		2007-12-12	05/020717	2015-12-08

Malaysia	PACKS@WORK	A. C. Nielsen Company	2004-07-29	2004/10927	09		2007-04-09	04/010927	2014-07-29

Malaysia	PACKS@WORK	A. C. Nielsen Company	2004-07-29	2004/10928	35		2007-04-20	04/010928	2014-07-29

Malaysia	SCANTRACK (Filed as ITU)	A. C. Nielsen Company	2007-02-16	2007/002979	35

Malaysia	SPACEMAN	A. C. Nielsen Company	1990-06-11	MA/3735/90	09		1999-05-27	90/003735	2017-06-11

Malaysia	SPACEMAN	A. C. Nielsen Company	1990-06-11	MA/3736/90	16		1994-07-16	90/03796	2011-06-11

Malaysia	SPACEMAN/LIVE	A. C. Nielsen Company	1990-06-11	MA/3737/90	09		1995-12-14	90/03737	2011-06-11

Malaysia	SPACEMAN/LIVE	A. C. Nielsen Company	1990-06-11	MA/3738/90	16		1994-08-24	90/03738	2011-06-11

Malaysia	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-02-03	06/001471	09		2007-09-08	06/001471	2016-02-03

Malaysia	WINNING BRANDS	A. C. Nielsen Company	1998-05-08	MA/5642/98	35		2007-05-26	98/005642	2018-05-08	Disclaims: BRANDS

Malaysia	YOUR VOICE	A. C. Nielsen Company	2006-10-06	06/018271	09		2008-08-15	06/018271	2016-10-06

Malaysia	YOUR VOICE	A. C. Nielsen Company	2006-10-06	06/018272	35		2008-11-25	06/018272	2016-10-06

Malaysia	YOUR VOICE	A. C. Nielsen Company	2006-10-06	06/018273	42		2008-05-30	06/018273	2016-10-06

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Mexico	BRAND3	A. C. Nielsen Company	2007-04-16	848,666	35		2007-07-24	994,446	2017-04-16
Mexico	CITYBUS	A. C. Nielsen Company	2001-01-15	466,127	35		2001-03-30	694,063	2011-01-15
Mexico	DAILY STORE TRACK	A. C. Nielsen Company	1998-07-24	341,150	35		1998-09-29	588,449	2018-07-24
Mexico	DAILY STORE TRACK EVALUATOR	A. C. Nielsen Company	2001-08-14	501,441	35		2001-10-31	722,592	2011-08-14
Mexico	EQ	A. C. Nielsen Company	1997-10-24	312,081	35		1999-12-01	635,117	2017-10-24
Mexico	GEO-LARGE SCALE DISTRIBUTON ANALYSIS	A. C. Nielsen Company	2004-01-28	639,393	35		2004-02-25	822,060	2014-01-28
Mexico	HOMEPANEL	A. C. Nielsen Company	1998-01-20	320,137	35		1998-02-27	571,986	2018-01-20
Mexico	HOMESCAN	A. C. Nielsen Company	1998-01-20	312,138	35		1998-02-27	571,987	2018-01-20
Mexico	INF*ACT	A. C. Nielsen Company	1986-12-26	18,838	42		1987-10-19	334,179	2011-12-26
Mexico	MARKET TRACK	A. C. Nielsen Company	1996-01-10	251,718	16		1996-02-15	516,882	2016-01-10
Mexico	MARKET TRACK	A. C. Nielsen Company	1996-01-10	251,719	35		1996-02-15	516,883	2016-01-10
Mexico	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	939,266	09		2008-06-30	1,049,094	2018-06-06	Registration to be Withdrawn
Mexico	MYSCAN	A. C. Nielsen Company	2005-12-06	754,693	35		2005-12-21	915,388	2015-12-06
Mexico	PRICEITRIGHT	A. C. Nielsen Company	2006-09-08	805,520	09		2007-08-08	996,933	2016-09-08
Mexico	PRICEITRIGHT	A. C. Nielsen Company	2006-09-08	805,521	35		2007-06-26	989,650	2016-09-08
Mexico	PRICETRACK	A. C. Nielsen Company	2004-07-14	666,484	35		2004-08-10	845,905	2014-07-14
Mexico	RETAIL INDEX	A. C. Nielsen Company	2003-01-13	583,324	35		2003-02-26	780,630	2013-01-13
Mexico	RETAILER*FACTS and Design	A. C. Nielsen Company	2004-06-30	664,231	35		2006-10-13	957,477	2014-06-30
Mexico	SCANTRACK	A. C. Nielsen Company	1995-03-03	226,095	35		1995-10-26	508,145	2015-03-03
Mexico	SPACEMAN	A. C. Nielsen Company	1990-11-14	101,005	09		1991-10-15	400,826	2010-11-14
Mexico	WINNING BRANDS	A. C. Nielsen Company	1998-03-17	326,170	35		1999-10-26	629,346	2018-03-17
Montenegro	MY.SPACEMAN	A. C. Nielsen Company	2008-07-07	Z-239/08	09					Application to be Withdrawn
Morocco	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	117,836	09					Application to be Withdrawn
New Zealand	ADS@WORK	A. C. Nielsen Company	2004-07-23	715,737	09 35		2005-01-27	715,737	2014-07-23
New Zealand	AGB MCNAIR	A. C. Nielsen Company	1997-06-04	277,718	35		1998-09-14	B277,718	2014-06-04	Disclaims: MCNAIR
New Zealand	ASSORTMAN	A. C. Nielsen Company	2007-08-15	773,956	09 35 42
New Zealand	BRAND3	A. C. Nielsen Company	2007-04-10	766,478	35		2007-10-11	766,478	2017-04-10
New Zealand	BRANDSCAN	A. C. Nielsen Company	1997-06-04	277,721	35		1998-03-06	277,721	2014-06-04
New Zealand	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-10	709,357	35		2004-03-10	709,357	2014-03-10
New Zealand	DELTAQUAL	A. C. Nielsen Company	2004-07-26	715,835	09 35		2005-02-10	715,835	2014-07-26
New Zealand	ENREACH	A. C. Nielsen Company	2006-07-06	750,833	35		2007-01-11	750,833	2016-07-06
New Zealand	HOMEPANEL	A. C. Nielsen Company	1998-01-09	287,126	35		1998-11-12	287,126	2015-01-09

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
New Zealand	HOMESCAN	A. C. Nielsen Company	1998-01-09	287,127	35		1998-11-12	287,127	2015-01-09

New Zealand	MARKET INFORMATION DIGEST	A. C. Nielsen Company	1993-05-27	227,219	16		1998-08-19	227,219	2014-05-27

New Zealand	MARKET INFORMATION DIGEST	A. C. Nielsen Company	1993-05-27	227,220	35		1998-08-19	227,220	2014-05-27

New Zealand	MARKET TRACK	A. C. Nielsen Company	1992-05-11	218,184	35		1999-03-24	B218,184	2013-05-11

New Zealand	MRL	A. C. Nielsen Company	1998-02-12	288,293	35		1999-05-20	B288,293	2015-02-12

New Zealand	MYSCAN	A. C. Nielsen Company	2005-11-30	739,640	35		2006-10-12	739,640	2015-11-30

New Zealand	PACKS@WORK	A. C. Nielsen Company	2004-07-26	715,833	09 35		2005-01-27	715,833	2014-07-26

New Zealand	PROMOTRACK	A. C. Nielsen Company	1993-05-27	227,221	16		1996-11-20	227,221	2014-05-27

New Zealand	PROMOTRACK	A. C. Nielsen Company	1993-05-27	227,222	35		1996-11-20	227,222	2014-05-27

New Zealand	PRRADS	A. C. Nielsen Company	2000-04-14	612,611	09		2000-05-26	612,611	2017-04-14

New Zealand	PRRADS	A. C. Nielsen Company	1999-10-29	601,968	35		2000-09-07	601,968	2016-10-29

New Zealand	SCANTRACK	A. C. Nielsen Company	1988-05-02	182,570	35		1988-05-02	B182,570	2019-05-02

New Zealand	SHOPPERSCAN	A. C. Nielsen Company	1997-06-04	277,723	35		1998-03-06	277,723	2014-06-04

New Zealand	SPACEMAN	A. C. Nielsen Company	1989-05-18	193,258	09		1989-05-18	193,258	2010-05-18

New Zealand	SPRINT	A. C. Nielsen Company	1994-05-19	237,054	35		1996-10-04	237,054	2015-05-19

New Zealand	WINNING BRANDS	A. C. Nielsen Company	1998-03-04	289,275	35		1998-03-04	289,275	2015-03-04

New Zealand	YOUR VOICE	A. C. Nielsen Company	2004-12-01	722,270	09 35 42		2005-08-11	722,270	2014-12-01

Nicaragua	RETAIL INDEX	A. C. Nielsen Company	2006-08-09	2006-02800	35		2007-11-16	0703070 LM	2017-11-16

Nicaragua	SPACEMAN	A. C. Nielsen Company	2006-08-09	2006-02801	09		2007-11-16	0703071 LM	2017-11-15

Norway	BRAND*TRACK	A. C. Nielsen Company	1995-12-06	1995/07647	35 42		1997-01-30	179,535	2017-01-30

Norway	EUROMETER	A. C. Nielsen Company	1990-07-04	1990/03447	35		1991-12-19	148,155	2011-12-19

Norway	INF*ACT	A. C. Nielsen Company	1992-07-09	1992/03497	35 42		1993-08-26	158,969	2013-08-26

Norway	I-SIGHT	A. C. Nielsen Company	2002-07-04	2002/06100	09 35		2003-02-27	217,929	2013-02-27

Norway	MARKET TRACK	A. C. Nielsen Company	1992-12-22	1992/06397	35 42		1994-08-04	163,957	2014-08-04

Norway	MARKET*NAVIGATOR	A. C. Nielsen Company	2002-05-22	2002/04519	35		2002-11-21	216,682	2012-11-21

Norway	MINERVA	A. C. Nielsen Company	1996-06-27	1996/03936	35		1997-09-25	185,301	2017-09-25

Norway	MINERVA SNAP*SHOT	A. C. Nielsen Company	2002-05-22	2002/04518	35		2004-09-09	224,180	2014-09-09

Norway	MY.SPACEMAN	A. C. Nielsen Company	2008-06-05	2008/07450	09 38		2008-09-29	247,849	2018-09-29	Registration to be Withdrawn

Norway	NORDIC MARKET*NAVIGATOR	A. C. Nielsen Company	2002-05-22	2002/04520	35		2002-11-21	216,683	2012-11-21

Norway	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-12-18	1998/11704	35		1999-06-17	198,072	2019-06-17

Norway	SCANDINAVIAN MARKET*NAVIGATOR	A. C. Nielsen Company	2002-05-22	2002/04521	35		2002-11-21	216,684	2012-11-21

Norway	SCANNER DATA	A. C. Nielsen Company	1994-03-08	1994/01433	35 42		1996-06-06	173,761	2016-06-06

Norway	SCANTRACK	A. C. Nielsen Company	1993-01-20	1993/00280	35 42		1994-02-17	161,504	2014-02-17

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Norway	SPACEMAN	A. C. Nielsen Company	1998-08-11	1998/07161	09		1999-02-04	195,768	2019-02-04

Panama	MY.SPACEMAN	A. C. Nielsen Company	2008-07-09	172688	09					Application to be Withdrawn

Panama	RETAIL INDEX	A. C. Nielsen Company	2006-09-21	154541-01	35		2007-06-25	154541	2016-09-21	Disclaims: RETAIL

Panama	SCANTRACK	A. C. Nielsen Company	2006-09-21	154543-01	35		2007-04-13	154,543	2016-09-21

Panama	SPACEMAN	A. C. Nielsen Company	2006-09-21	154540-01	09		2007-04-13	154,540	2016-09-21

Panama	STORETRACK	A. C. Nielsen Company	2006-09-21	154542-01	35		2007-04-13	154,542	2016-09-21

Paraguay	MY.SPACEMAN	A. C. Nielsen Company	2008-06-11	20539/2008	09					Application to be Withdrawn

Paraguay	NRI	A. C. Nielsen Company	2003-08-06	20102-2003	35		2004-03-05	266,223	2014-03-05

Paraguay	SCANTRACK	A. C. Nielsen Company	2003-08-06	20103-2003	35		2003-12-31	265,504	2013-12-31

Paraguay	SPACEMAN	A. C. Nielsen Company	2003-07-25	19057-2003	09		2003-12-31	265,499	2013-12-31

Peru	HOMESCAN	A. C. Nielsen Company	2006-06-23	282,737	35		2006-09-25	43,492	2016-09-25

Peru	INF*ACT	A. C. Nielsen Company	1996-03-07	5088	09		2001-08-14	73,938	2011-08-14

Peru	MYSCAN	A. C. Nielsen Company	2005-12-07	262,727	35		2006-03-15	41,195	2016-03-15

Peru	NRI	A. C. Nielsen Company	1996-10-23	24,633	35		1997-02-18	9,940	2017-02-18

Peru	SCANTRACK	A. C. Nielsen Company	2003-04-11	177,920-2003	35		2003-10-13	33,550	2013-10-13

Peru	SPACEMAN	A. C. Nielsen Company	1996-03-07	5090	09		1996-07-16	27,872	2016-07-26

Philippines	ASSORTMAN	A. C. Nielsen Company	2008-01-07	4-2008-000200	09 35		2008-09-29	4-2008-000200	2018-09-29

Philippines	DELTAQUAL	A. C. Nielsen Company	2004-08-04	4-2004-006942	09 35		2007-05-26	4-2004-006942	2016-05-26

Philippines	ENREACH	A. C. Nielsen Company	2006-07-10	4-2006-007431	35		2007-03-05	4-2006-007431	2017-03-05

Philippines	EQ	A. C. Nielsen Company	1998-02-23	4-1998-001261	35		2003-01-20	4-1998-001261	2013-01-20

Philippines	HOMEPANEL	A. C. Nielsen Company	2004-07-08	4-2004-006014	35		2007-01-22	4-2004-006014	2017-01-22

Philippines	MY.SPACEMAN	A. C. Nielsen Company	2008-06-03	4-2008-006750	09					Application to be Withdrawn

Philippines	PRICEITRIGHT	A. C. Nielsen Company	2008-04-11	4-2008-004185	09 35		2008-09-29	4-2008-004185	2018-09-29

Philippines	SPACEMAN	A. C. Nielsen Company	1992-01-07	79,081	09		1993-07-09	55,621	2013-07-09

Philippines	WHAT’S IN STORE	A. C. Nielsen Company	2004-10-25	4-2004-009980	35		2006-09-18	4-2004-009980	2016-09-18

Philippines	WINNING BRANDS	A. C. Nielsen Company	1998-04-29	03133	35		2005-11-10	4-1998-003133	2015-11-10	Disclaims: BRANDS

Philippines	YOUR VOICE (Filed as ITU)	A. C. Nielsen Company	2006-10-12	4-2006-011198	09 35 42

Poland	BRAND3	A. C. Nielsen Company	2007-04-12	Z-323,925	35		2008-07-09	NR-209670	2017-04-12

Poland	WINNING BRANDS	A. C. Nielsen Company	1998-03-09	Z-184,389	35		2001-01-09	127,012	2018-03-09

Portugal	BRAND3	A. C. Nielsen Company	2007-04-13	414,273	35		2007-08-28	414,273	2017-08-28

Portugal	EQ	A. C. Nielsen Company	1997-10-22	326,749	35		1998-05-12	326,749	2018-05-12

Portugal	SCANTRACK	A. C. Nielsen Company	1986-09-09	236,800	35		1992-01-13	236,800	2012-01-13

Portugal	SPACEMAN	A. C. Nielsen Company	1989-07-13	257,095	09		1992-12-07	257,095	2012-12-07

Portugal	SPACEMAN	A. C. Nielsen Company	1989-07-13	257,096	42		1992-12-07	257,096	2012-12-07

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Portugal	WINNING BRANDS	A. C. Nielsen Company	2000-09-11	349,763	35		2001-08-31	349,763	2011-08-31

Puerto Rico	MY.SPACEMAN	A. C. Nielsen Company	2008-07-07		09					Application to be Withdrawn

Puerto Rico	MYSCAN	A. C. Nielsen Company	2005-12-06	67,034	35		2006-08-04	67,034	2015-12-06

Puerto Rico	SCANTRACK	A. C. Nielsen Company	2005-11-15	67,410	35		2006-08-07	67,410	2015-11-15

Puerto Rico	SPACEMAN	A. C. Nielsen Company	1999-03-08	44,839	09		2000-09-29	44,839	2009-03-08	Renewal Authrz’d 12/01/2008

Romania	MYSCAN	A. C. Nielsen Company	2005-12-02	M2005-12318	35		2006-09-11	073339	2015-12-02

Russia	EQ	A. C. Nielsen Company	1997-10-16	1997/715564	35 36 39 41 42		1999-05-21	175,243	2017-10-16

Russia	HOMEPANEL	A. C. Nielsen Company	1998-01-14	1998/701115	16 35 36 41		1999-08-18	178,757	2018-01-14

					42

Russia	HOMESCAN	A. C. Nielsen Company	1998-01-14	1998/701114	16 35 36 41		1999-06-07	175,812	2018-01-14

					42

Russia	INF*ACT	A. C. Nielsen Company	1994-09-30	1994/034901	09 42		1996-02-15	137,833	2014-09-30

Russia	INF*ACT (In Cyrillic Letters)	A. C. Nielsen Company	1994-09-30	1994/034900	09		1996-02-15	137,832	2014-09-30

Russia	MY.SPACEMAN	A. C. Nielsen Company	2008-06-09	2008/718213	09 38					Application to be Withdrawn

Russia	MYSCAN	A. C. Nielsen Company	2005-12-05	2005/731269	35		2007-03-14	322,467	2015-12-05

Russia	PRICEITRIGHT	A. C. Nielsen Company	2006-08-28	2006/724541	09 35		2007-11-14	337,339	2016-08-28

Russia	SCANTRACK	A. C. Nielsen Company	1994-09-30	1994/034903	35		1996-02-15	137,835	2014-09-30

Russia	SCANTRACK (In Cyrillic Letters)	A. C. Nielsen Company	1994-09-30	1994/034906	35		1996-02-15	137,838	2014-09-30

Russia	SPACEMAN	A. C. Nielsen Company	1994-09-30	1994/034899	09 42		1996-02-15	137,831	2014-09-30

Russia	SPACEMAN (In Cyrillic Letters)	A. C. Nielsen Company	1994-09-30	1994/034902	09 42		1996-02-15	137,834	2014-09-30

Russia	WINNING BRANDS	A. C. Nielsen Company	1998-03-10	1998/703853	16 35 36 41		1999-08-19	178,798	2018-03-10

Saudi Arabia	MY.SPACEMAN	A. C. Nielsen Company	2008-07-09	132,840	09					Application to be Withdrawn

Saudi Arabia	MYSCAN	A. C. Nielsen Company	2006-02-20	103,294	35		2006-11-28	875/60	2015-11-02

Singapore	ADS@WORK	A. C. Nielsen Company	2004-07-26	T04/12255E	09		2005-03-15	T04/12255E	2014-07-26

Singapore	ADS@WORK	A. C. Nielsen Company	2004-07-26	T04/12256C	35		2005-03-15	T04/12256C	2014-07-26

Singapore	ASSORTMAN	A. C. Nielsen Company	2007-12-06	T07/23093F	09 35

Singapore	BRAND3	A. C. Nielsen Company	2007-04-11	T07/07672D	35		2007-04-11	T07/07672D	2017-04-11

Singapore	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-12	T04/04020F	35		2006-06-06	T04/04020F	2014-03-12

Singapore	DELTAQUAL	A. C. Nielsen Company	2004-07-27	T04/12328D	09		2005-02-23	T04/12328D	2014-07-27

Singapore	DELTAQUAL	A. C. Nielsen Company	2004-07-27	T04/12329B	35		2005-02-23	T04/12329B	2014-07-27

Singapore	ENREACH	A. C. Nielsen Company	2007-07-07	07/07/2006	35		2006-11-02	T06/13529H	2016-07-07

Singapore	HOMEPANEL	A. C. Nielsen Company	1998-01-16	T98/00449G	35		1998-01-16	T98/00449G	2018-01-16

Singapore	HOMESCAN	A. C. Nielsen Company	1998-01-16	S/448/98	35		1998-01-16	T98/00448I	2018-01-16

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Singapore	MARKETTRACK	A. C. Nielsen Company	2004-07-01	T04/10620G	35		2004-07-01	T04/10620G	2014-07-01

Singapore	MYSCAN	A. C. Nielsen Company	2005-12-01	T05/24482D	35		2006-06-06	T05/24482D	2015-12-01

Singapore	NETWATCH	A. C. Nielsen Company	1997-12-18	S/15379/97	35		2001-12-26	T97/15379J	2017-12-18

Singapore	PACKS@WORK	A. C. Nielsen Company	2004-07-27	T04/12322E	09		2004-07-27	T04/12322E	2014-07-27

Singapore	SCANTRACK	A. C. Nielsen Company	2004-07-01	T04/10624Z	35		2005-03-02	T04/10624Z	2014-07-01

Singapore	SPACEMAN	A. C. Nielsen Company	1990-06-09	S/4222/90	09		1990-06-09	T90/04222E	2017-06-09

Singapore	SPACEMAN	A. C. Nielsen Company	1991-03-01	S/1958/91	42		1991-03-01	T91/01958H	2011-03-01

Singapore	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-01-27	T06/01815A	09		2006-01-27	T06/01815A	2016-01-27

Singapore	TOMORROW’S LEADING CITIES	A. C. Nielsen Company	2006-01-27	T06/01818F	35		2007-04-02	T06/01818F	2016-01-27

Singapore	WINNING BRANDS	A. C. Nielsen Company	1998-10-28	S/10805/98	35		2003-01-14	T98/10805E	2018-10-28	Disclaims: BRANDS

Singapore	YOUR VOICE	A. C. Nielsen Company	2004-12-08	T04/21573A	09		2004-12-08	T04/21573A	2014-12-08

Singapore	YOUR VOICE	A. C. Nielsen Company	2004-12-08	T04/21574Z	35		2005-04-25	T04/21574Z	2014-12-08

Singapore	YOUR VOICE	A. C. Nielsen Company	2004-12-08	T04/21575H	42		2007-03-21	T04/21575H	2014-12-08

South Africa	EQ	A. C. Nielsen Company	1997-10-17	1997/15806	35		2001-02-13	1997/15806	2017-10-17

South Africa	HOMEPANEL	A. C. Nielsen Company	1998-01-12	1998/00376	35		2001-09-03	1998/00376	2018-01-13

South Africa	MYSCAN	A. C. Nielsen Company	2005-12-02	2005/25930	35

South Africa	PRICEITRIGHT	A. C. Nielsen Company	2006-08-24	2006/20047	09

South Africa	PRICEITRIGHT	A. C. Nielsen Company	2006-08-24	2006/20048	35

South Africa	WINNING BRANDS	A. C. Nielsen Company	1998-03-05	1998/03473	35		2001-09-03	1998/03473	2018-03-05

Spain	SPACEMAN	A. C. Nielsen Company	1989-07-19	1,512,384	42		1989-07-19	1,512,384	2009-07-19	Registration to be Allowed to Lapse 7/19/2009

Spain	WINNING BRANDS	A. C. Nielsen Company	2000-07-25	2,335,078	35		2001-01-22	2,335,078	2010-07-25

Sweden	ACNIELSEN EQ	A. C. Nielsen Company	1997-11-28	1997/10695	35		1999-10-22	333,557	2009-10-22

Sweden	BRAND*TRACK	A. C. Nielsen Company	1996-02-05	1996/01748	35 42		1996-09-20	317,419	2016-09-20

Sweden	BRAND3	A. C. Nielsen Company	2007-04-10	2007/03239	35		2007-07-06	390,027	2017-07-06

Sweden	EUROMETER	A. C. Nielsen Company	1990-07-06	1990/06330	35		1992-03-13	231,410	2012-03-13

Sweden	MINERVA SNAP*SHOT	A. C. Nielsen Company	2002-07-03	2002/04471	35 42		2002-12-20	359,186	2012-12-20

Sweden	SCANTRACK	A. C. Nielsen Company	1986-09-03	1986/06612	35		1993-08-06	250,642	2013-08-06

Sweden	SPACEMAN	A. C. Nielsen Company	1989-04-27	1989/04146	09		1991-08-16	225,754	2011-08-16

Sweden	SPACEMAN	A. C. Nielsen Company	1989-06-21	1989/05967	42		1991-06-07	223,993	2011-06-07

Switzerland	ACNIELSEN	A. C. Nielsen Company	1998-10-15	08498/1998	09 16 35 42		1999-05-12	461,244	2018-10-15

Switzerland	BRAND3	A. C. Nielsen Company	2007-04-11	53925/2007	35		2007-08-02	560,805	2017-04-11

Switzerland	INF*ACT	A. C. Nielsen Company	1990-01-05	00211/1990	09 16		1990-10-19	378,549	2010-01-05

Switzerland	I-SIGHT	A. C. Nielsen Company	2002-07-05	05938/2002	09 35		2002-11-26	505,068	2012-07-05

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Clas	Registration Date	Registration Number	Renewal Date	Comments
Switzerland	PATHFINDER ANALYSIS LIBRARY	A. C. Nielsen Company	1998-10-07	08251/1998	16 35		1999-04-27	459,915	2018-10-07

Switzerland	SPACEMAN	A. C. Nielsen Company	1989-11-15	08482/1989	09		1990-08-16	377,324	2009-11-15	Renewal Authrz’d 4/30/2009

Taiwan	ADS@WORK	A. C. Nielsen Company	2004-07-29	93,035,438	09		2005-09-01	1,170,631	2015-08-31

Taiwan	ADS@WORK	A. C. Nielsen Company	2004-07-29	93,035,439	35		2005-07-16	1,164,874	2015-07-15

Taiwan	ASSORTMAN	A. C. Nielsen Company	2007-12-05	96,057,424	09 35		2008-11-01	1,336,338	2018-10-31

Taiwan	CONCEPTS@WORK	A. C. Nielsen Company	2004-03-31	93,014,374	35		2005-01-16	1,137,557	2015-01-15

Taiwan	DELTAQUAL	A. C. Nielsen Company	2004-07-29	93,035,436	09		2005-09-01	1,170,630	2015-08-31

Taiwan	DELTAQUAL	A. C. Nielsen Company	2004-07-29	93,035,437	35		2005-07-16	1,164,873	2015-07-15

Taiwan	ENREACH	A. C. Nielsen Company	2006-07-07	95,035,319	35		2007-09-16	1,280,644	2017-09-15

Taiwan	HOMESCAN	A. C. Nielsen Company	1998-01-17	(87) 2805	35		1999-06-01	109,863	2009-05-31	Renewal Authrz’d 2/02/2009

Taiwan	MY.SPACEMAN	A. C. Nielsen Company	2008-06-04	97,026,481	09					Application to be Withdrawn

Taiwan	MYSCAN	A. C. Nielsen Company	2005-12-01	94,058,301	35		2006-09-01	1,226,934	2016-08-31

Taiwan	PACKS@WORK	A. C. Nielsen Company	2004-07-29	93,035,421	09		2005-09-01	1,170,629	2015-08-31

Taiwan	PACKS@WORK	A. C. Nielsen Company	2004-07-29	93,035,423	35		2005-07-16	1,164,872	2015-07-15

Taiwan	QUICKMERCH	A. C. Nielsen Company	1998-05-20	(87) 24116	09		2000-11-01	911,520	2010-10-31

Taiwan	SCANTRACK	A. C. Nielsen Company	1997-06-07	(86) 28508	35	08	1998-06-16	100,862	2008-06-15	Renewal Authrz’d 10/29/2007

Taiwan	SPACEMAN	A. C. Nielsen Company	1989-09-08	(78) 41564		11	1990-11-16	48,665	2010-11-15

Taiwan	SPACEMAN	A. C. Nielsen Company	1989-06-12	(78) 27421		72	1990-09-16	498,712	2010-09-15

Taiwan	SPACEMAN MERCHANDISING	A. C. Nielsen Company	1998-09-15	(87) 45774	09		2001-02-16	930,415	2011-02-15
	CENTRAL

Taiwan	WHAT’S IN STORE	A. C. Nielsen Company	2004-10-28	93,050,257	35		2005-09-01	1,171,927	2015-08-31

Taiwan	WINNING BRANDS	A. C. Nielsen Company	1998-03-16	(87) 11636	35		1999-07-01	111,111	2009-06-30	Renewal Authrz’d 2/02/2009

Taiwan	YOUR VOICE A REWARDING	A. C. Nielsen Company	2005-03-30	94014628	09 35 42		2006-08-01	1,222,135	2016-07-31
	EXPERIENCE

Taiwan	YOUR VOICE A REWARDING EXPERIENCE (Chinese characters)	A. C. Nielsen Company	2005-03-30	94014629	09 35 42		2006-08-01	1,222,136	2016-07-31	Disclaims Phrase: A REWARDING EXPERIENCE

Thailand	ASSORTMAN	A. C. Nielsen Company	2007-12-07	681,372	09

Thailand	ASSORTMAN	A. C. Nielsen Company	2007-12-07	681,373	35

Thailand	DEEMAR	A. C. Nielsen Company	1998-07-28	365,699	35		1999-05-06	BOR 7907	2018-07-28

Thailand	DELTAQUAL	A. C. Nielsen Company	2004-08-05	561,260	09		2005-07-15	KOR 222,696	2014-08-05

Thailand	DELTAQUAL	A. C. Nielsen Company	2004-08-05	561,261	35		2005-03-23	BOR 25439	2014-08-05

Thailand	ENREACH	A. C. Nielsen Company	2006-07-12	631,692	35		2008-08-29	BOR 39499	2016-07-12

Thailand	HOMESCAN	A. C. Nielsen Company	2004-07-02	557,549	35		2005-04-07	BOR 25773	2014-07-02

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Thailand	MY.SPACEMAN	A. C. Nielsen Company	2008-06-16	698,793	09					Application to be Withdrawn

Thailand	MYSCAN	A. C. Nielsen Company	2005-12-02	611,675	35		2006-07-12	BOR 30564	2015-12-02

Thailand	PACKS@WORK	A. C. Nielsen Company	2004-08-05	561,262	09		2005-11-30	KOR 230,975	2014-08-05

Thailand	PACKS@WORK	A. C. Nielsen Company	2004-08-05	561,263	35		2005-05-12	BOR 26251	2014-08-05	Disclaims: “@”

Thailand	PRICEITRIGHT	A. C. Nielsen Company	2006-09-05	637,945	09		2007-12-06	KOR 272,206	2016-09-05

Thailand	PRICEITRIGHT	A. C. Nielsen Company	2006-09-05	637,946	35		2007-05-24	BOR 33641	2016-09-05

Thailand	SCANTRACK	A. C. Nielsen Company	2004-07-02	557,550	35		2005-04-07	BOR 25774	2014-07-02

Thailand	SPACEMAN	A. C. Nielsen Company	1990-07-23	204,770	09		1990-07-23	KOR 122,383	2010-07-22

Thailand	SPACEMAN	A. C. Nielsen Company	1990-07-23	204,771	16		1990-07-23	KOR 121,941	2010-07-22

Thailand	SPACEMAN/LIVE	A. C. Nielsen Company	1990-07-23	204,772	09		1990-07-23	KOR 122,416	2010-07-22

Thailand	SPACEMAN/LIVE	A. C. Nielsen Company	1990-07-23	204,773	16		1990-07-23	KOR 121,940	2010-07-22

Thailand	WHAT’S IN STORE	A. C. Nielsen Company	2004-10-28	570,484	35		2005-07-01	BOR 26812	2014-10-28	Disclaims: STORE

Thailand	WINNING BRANDS	A. C. Nielsen Company	1998-07-28	365,694	35		1999-07-07	BOR 8264	2008-07-28	Disclaims: BRANDS

Thailand	YOUR VOICE	A. C. Nielsen Company	2006-12-20	648,394	09		2008-06-10	KOR 281432	2016-12-20

Thailand	YOUR VOICE	A. C. Nielsen Company	2006-12-20	648,395	35		2008-01-08	BOR 36757	2016-12-20

Thailand	YOUR VOICE	A. C. Nielsen Company	2006-12-20	648,396	42		2007-12-06	BOR 36277	2016-12-20

Turkey	EQ	A. C. Nielsen Company	1997-10-22	65,314/97	35		1997-10-22	193,435	2017-10-22

Turkey	I-SIGHT	A. C. Nielsen Company	2002-07-01	70,564	09 35		2002-07-01	2002/16082	2012-07-01

Turkey	MY.SPACEMAN	A. C. Nielsen Company	2008-06-06	2008/34168	09 38					Application to be Withdrawn

Turkey	RIPPLEEFFECT	A. C. Nielsen Company	2007-08-10	2007-42888	09 35 42		2008-06-18	2007-42888	2017-08-10

Turkey	WINNING BRANDS	A. C. Nielsen Company	1998-05-06	26,139	35		1998-05-06	201,421	2018-05-06

Ukraine	MY.SPACEMAN	A. C. Nielsen Company	2008-06-12	M 2008 12077	09 38					Application to be Withdrawn

United Kingdom	BAR*TRACK	A. C. Nielsen Company	2002-11-29	2,317,201	35		2004-06-25	2,317,201	2012-11-29

United Kingdom	BRAND3	A. C. Nielsen Company	2007-04-12	2,452,337	35		2007-09-07	2,452,337	2017-04-12

United Kingdom	INF*ACT	A. C. Nielsen Company	1993-07-14	1,541,701	09		1994-11-25	1,541,701	2010-07-14	Disclaims: * (asterisk) and INF

United Kingdom	PUB*TRACK	A. C. Nielsen Company	1999-12-23	2,218,237	35		2000-06-09	2,218,237	2009-12-23

United Kingdom	SCAN*PRO	A. C. Nielsen Company	1996-07-04	2,104,396	35		1998-03-06	2,104,396	2016-07-04

United States	INF*ACT	A. C. Nielsen Company	1970-03-25	72/354,994	42		1971-06-08	90,914,536	2011-06-08

United States	SPACEMAN	A. C. Nielsen Company	1982-08-13	379,792	09		1986-01-28	1,380,148	2006-01-28

Uruguay	CATAGORY STORE	A. C. Nielsen Company	2001-05-03	331,117	09		2001-10-12	331,117	2011-10-12

Uruguay	CATEGORY STORE	A. C. Nielsen Company	2002-09-09	339,251	09		2003-05-29	339,251	2012-09-09

Uruguay	INF*ACT	A. C. Nielsen Company	2001-04-06	330,611	09		2002-01-09	330,611	2012-01-09

Uruguay	MY.SPACEMAN	A. C. Nielsen Company	2008-06-09	392,859	09					Application to be Withdrawn

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Uruguay	NITE	A. C. Nielsen Company	2001-04-17	330,776	09		2001-09-25	330,776	2011-09-25

Uruguay	NRI	A. C. Nielsen Company	2001-04-06	330,610	35		2001-09-19	330,610	2011-09-19

Uruguay	PRICE TRACK	A. C. Nielsen Company	2001-04-06	330,612	35		2002-08-09	330,612	2012-08-09

Uruguay	SCANTRACK	A. C. Nielsen Company	2001-04-06	330,613	35		2001-09-19	330,613	2011-09-19

Uruguay	SPACEMAN	A. C. Nielsen Company	1992-01-27	251,010	09 42		1992-05-08	340,656	2012-05-08

Uruguay	SPACEMAN/LIVE	A. C. Nielsen Company	1992-01-27	251,009	09		1992-05-08	340,655	2012-05-08

Uruguay	STORE TRACK	A. C. Nielsen Company	2001-04-06	330,614	35		2002-08-09	330,614	2012-08-09

Uruguay	STORE TRACK EVALUATOR	A. C. Nielsen Company	2003-11-10	351,083	35		2004-09-06	351,083	2014-09-06

Uruguay	TOTAL STORE VISION COMPLETA DE SU NEGOCIO Design (Landscape)	A. C. Nielsen Company	2003-12-08	351,651	35		2004-09-06	351,651	2014-09-06

Uruguay	TOTAL STORE VISION COMPLETA DE SU NEGOCIO Design (Portrait)	A. C. Nielsen Company	2003-12-04	351,607	35		2004-09-06	351,607	2014-09-06

Uruguay	VENICE	A. C. Nielsen Company	1992-01-27	251,011	09		1992-05-08	340,657	2012-05-08

Uruguay	WEB EXPRESS and Design	A. C. Nielsen Company	2004-05-24	354,798	35		2004-11-29	354,798	2014-11-29

Venezuela	EQ	A. C. Nielsen Company	1998-01-26	1143-1998	35		1999-02-26	S009493	2009-02-26	Renewal Authrz’d 12/01/2008

Venezuela	HOMESCAN	A. C. Nielsen Company	2006-07-03	14295-2006	35				2016-09-13	Registration granted 3/30/2007 - waiting for receipt of reg cert - PTO significantly backlogged

Venezuela	MY.SPACEMAN	A. C. Nielsen Company	2008-07-28	14514-2008	09					Application to be Withdrawn

Venezuela	MYSCAN	A. C. Nielsen Company	2005-12-09	27507-2005	35

Venezuela	SCANTRACK	A. C. Nielsen Company	1986-09-16	12,660	16	38	1989-02-20	137,213	2004-02-20	Renewal appl filed 02/05/2004; Venezuelan PTO taking long time to record and report renewals

Venezuela	SPACEMAN	A. C. Nielsen Company	2008-07-28	14516-2008	09

Venezuela	WINNING BRANDS	A. C. Nielsen Company	1998-03-12	4322-1998	35		1999-02-26	S009635	2009-02-26	Renewal Authrz’d

Vietnam	ADS@WORK	A. C. Nielsen Company	2004-11-17	4-2004-12773	09 35		2006-10-11	75,982	2014-11-17

Vietnam	ASSORTMAN	A. C. Nielsen Company	2007-11-30	4-2007-24574	09 35		2009-02-11	119,273	2017-11-30

Vietnam	CONCEPTS@WORK	A. C. Nielsen Company	2004-04-16	4-2004-03508	35		2005-11-22	68,245	2014-04-16

Vietnam	DELTAQUAL	A. C. Nielsen Company	2004-08-26	4-2004-08719	09 35		2006-03-15	70,637	2014-08-25

Vietnam	ENREACH	A. C. Nielsen Company	2006-07-26	4-2006-12000	35		2008-03-07	97,195	2016-07-26

Vietnam	EQ	A. C. Nielsen Company	1997-12-11	36,727	35		1999-07-08	31,433	2017-12-11

Active Global Trademarks Owned by A. C. NIELSEN COMPANY, LLC

Note: Includes Trademarks held by A. C. Nielsen Company; Recordation of change to A. C. Nielsen Company, LLC in process

Total Records: 685

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Vietnam	HOMEPANEL	A. C. Nielsen Company	2004-08-02	4-2004-07699	35		2005-12-09	68,673	2014-08-02

Vietnam	HOMESCAN	A. C. Nielsen Company	2004-08-02	4-2004-07697	35		2005-12-09	68,671	2014-08-02

Vietnam	MY.SPACEMAN	A. C. Nielsen Company	2008-06-03	4-2008-11715	09					Application to be Withdrawn

Vietnam	MYSCAN	A. C. Nielsen Company	2005-12-09	4-2005-16764	35		2008-02-05	95,719	2015-12-09

Vietnam	PACKS@WORK	A. C. Nielsen Company	2004-08-25	4-2004-08718	09 35		2006-01-19	69,720	2014-08-25

Vietnam	SCANTRACK	A. C. Nielsen Company	2004-08-02	4-2004-07698	35		2005-12-09	68,672	2014-08-02

Vietnam	SPACEMAN	A. C. Nielsen Company	1998-08-26	39,337	09		1999-12-27	32,975	2018-08-26

Vietnam	WINNING BRANDS	A. C. Nielsen Company	1998-04-24	38,170	35		1999-07-22	31,560	2008-04-24	Renewal Authrz’d 10/29/2007; Disclaims: BRANDS

Vietnam	YOUR VOICE A REWARDING EXPERIENCE and Design	A. C. Nielsen Company	2008-05-16	4-2008-10363	09 35 42

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Argentina	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,026	09		2001-08-21	1,807,455	2010-10-18

Argentina	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,027	16		2001-08-21	1,807,456	2010-10-18

Argentina	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,028	35		2001-08-21	1,807,457	2010-10-18

Argentina	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,029	42		2001-08-21	1,807,458	2010-10-18

Argentina	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-04	2,545,558	35		2006-05-03	2,082,637	2016-05-03

Argentina	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-04	2,545,559	42		2006-05-04	2,083,142	2016-05-04

Argentina	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,030	09		2001-08-21	1,807,459	2010-10-18

Argentina	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,031	16		2001-08-21	1,807,460	2010-10-18

Argentina	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,032	35		2001-08-21	1,807,461	2010-10-18

Argentina	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-21	2,230,033	42		2001-08-21	1,807,462	2010-10-18

Argentina	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-01	2,692,553	09		2007-10-25	2,190,404	2017-10-25

Argentina	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-01	2,692,554	35		2007-10-25	2,190,403	2017-10-25

Argentina	ACNIELSEN SELECT	CZT/ACN Trademarks, L.L.C.	1999-11-05	2,250,564	35		2001-06-01	1,832,027	2011-06-01

Argentina	ACNIELSEN TENDENCIAS	CZT/ACN Trademarks, L.L.C.	1999-06-11	2,223,902	09		2000-08-29	1,803,338	2010-08-29

Argentina	ACNIELSEN TENDENCIAS	CZT/ACN Trademarks, L.L.C.	1999-06-11	2,223,903	16		2000-08-29	1,803,339	2010-08-29

Argentina	ACNIELSEN TRENDS	CZT/ACN Trademarks, L.L.C.	1999-06-11	2,223,900	09		2000-08-29	1,803,336	2010-08-29

Argentina	ACNIELSEN TRENDS	CZT/ACN Trademarks, L.L.C.	1999-06-11	2,223,901	16		2000-08-29	1,803,337	2010-08-29

Argentina	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	2,375,620	09		2005-12-12	2,057,823	2015-12-12

Argentina	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	2,375,621	16		2003-04-13	1,921,981	2013-04-13

Argentina	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	2,375,622	35		2003-04-14	1,921,982	2013-04-14

Argentina	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,661	09		2008-03-17	2,219,470	2018-03-17

Argentina	NIELSEN	CZT/ACN Trademarks, L.L.C.	1990-12-20	1,784,404	16		1994-03-31	1,509,672	2014-03-31

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Argentina	NIELSEN	CZT/ACN Trademarks, L.L.C.	1990-12-20	1,784,405	35		1994-05-31	1,521,010	2004-05-31	Renewal Appl No. 2,505,335 Filed 4/01/2004 - per LCnsl, PTO has not yet released renewal confirmation

Argentina	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,664	42		2008-02-08	2,213,516	2018-02-08

Argentina	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-05	2,727,248	09		2008-01-30	2,212,197	2018-01-30

Argentina	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-05	2,727,249	35		2008-01-30	2,212,198	2018-01-30

Argentina	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,665	09		2008-04-24	2,228,024	2018-04-24

Argentina	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,666	16		2008-02-08	2,213,517	2018-02-08

Argentina	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,667	35		2008-02-08	2,213,518	2018-02-08

Argentina	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-13	2,728,668	42		2008-02-08	2,213,519	2018-02-08

Australia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-10-08	775,224	09 16 35 42		2000-12-06	775,224	2018-10-08

Australia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-05-15	835,264	09 35 42		2001-11-22	835,264	2010-05-15

Australia	ACNIELSEN CONVERT	CZT/ACN Trademarks, L.L.C.	2005-10-26	1,082,361	09 35		2006-06-19	1,082,361	2015-10-26

Australia	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-30	972,252	35		2004-06-16	972,252	2013-09-30

Australia	ACNIELSEN MAILTRACK	CZT/ACN Trademarks, L.L.C.	2001-04-20	873,228	35		2002-02-26	873,228	2011-04-20

Australia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-14	912,912	09 16 35		2003-03-24	912,912	2012-05-24

Australia	NIELSEN	CZT/ACN Trademarks, L.L.C.	1980-05-06	345,839	35		1980-05-06	B345,839	2011-05-06

Australia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-08	1,159,939	35		2009-02-04	1,159,939	2017-02-08

Australia	NIELSEN	CZT/ACN Trademarks, L.L.C.	1980-05-06	345,841	42		1980-05-06	B345,841	2011-05-06

Australia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-06	1,159,534	09 35 38		2007-12-21	1,159,534	2017-02-06

Australia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-08	1,159,943	09 16 35 38		2008-06-04	1,159,943	2017-02-08

Australia	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-07-29	1,067,501	09 35		2006-07-11	1,067,501	2015-07-29

Austria	NIELSEN	CZT/ACN Trademarks, L.L.C.	1988-10-24	AM 4808/1988	35		1991-01-31	134,440	2010-01-31

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Austria	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2007-12-28	AM 8896/2007	35		2008-05-29	245,195	2018-05-31

Azerbaijan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-01	AZ 99.4247	09 16 35 42		2000-03-10	AZ 2000 0295	2018-12-01

Azerbaijan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	AZ-2002/0175	09 16 35		2003-07-30	AZ 2003 0741	2012-05-17

Azerbaijan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2005-04-19	2005 0443	09 16 35 42		2006-06-19	2006 0435	2015-04-19

Azerbaijan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-30	2007-0362	09 35

Azerbaijan	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	2007 0233	09 16 35 42

Bahrain	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-28	66963	09

Bahrain	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-28	66962	35

Bangladesh	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-01-30	89,831	09

Bangladesh	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-01-30	89,830	16

Bangladesh	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	104,625	09

Bangladesh	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	104,624	16

Bangladesh	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2008-05-21	114,998	35

Bangladesh	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2008-07-15	114,997	42

Belarus	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	BY-1998-1901	09 16 35 42		2001-03-29	13527	2018-11-26

Belarus	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-14	2006-2567	09 35

Belarus	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-18	BY-2002-10000	09 16 35		2004-08-27	19745	2012-05-18

Belarus	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-16	2007-0556	09 35

Belarus	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-30	2007-1145	09 16 35 42

Benelux	NIELSEN	CZT/ACN Trademarks, L.L.C.	1987-01-06	691,177	35		1987-01-06	150,689	2010-01-06

Bolivia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-07-31	SM-2773	09		2007-10-19	111286-C	2017-10-19

Bolivia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-07-31	SM-2774	35		2007-10-19	111288-C	2017-10-19

Bolivia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-14	SM-1603	09		2004-08-30	95849-C	2014-08-30

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Bolivia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-14	SM-1601	16		2007-03-01	107739-C	2017-03-01

Bolivia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-14	SM-1602	35		2004-09-01	96097-C	2014-09-01

Bolivia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-13	07000508	09		2007-10-16	111176-C	2017-10-16

Bolivia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-13	07000509	35		2007-10-16	111177-C	2017-10-16

Bolivia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-05-18	SM-1799	09

Bolivia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-05-18	SM-1800	16		2008-03-07	112522-C	2018-03-07

Bolivia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-05-18	SM-1801	35		2008-03-07	112520-C	2018-03-07

Bolivia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-05-18	SM-1802	42		2008-03-07	112521-C	2018-03-07

Brazil	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,730	09		2004-09-21	822,267,730	2014-09-21

Brazil	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,748	16		2004-09-21	822,267,748	2014-09-21

Brazil	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,756	35		2004-09-21	822,267,756	2014-09-21

Brazil	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,756	42		2004-09-21	200,049,550	2014-09-21

Brazil	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,780	09		2005-05-24	822,267,780	2015-05-24

Brazil	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,799	16		2005-05-24	822,267,799	2015-05-24

Brazil	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,772	35 42	40.20 40.36	2006-12-19	822,267,772	2016-12-19

Brazil	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-08	822,788,322	35					Appl to be allowed to run its course w/o intervention - will not respond to any Office Action

Brazil	ACNIELSEN.CBPA	CZT/ACN Trademarks, L.L.C.	1999-12-10	822,267,764	35		2004-09-21	822,267,764	2014-09-21

Brazil	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,381	09

Brazil	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,373	16

Brazil	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,357	35

Brazil	NIELSEN	CZT/ACN Trademarks, L.L.C.	1971-12-22	710,220,529	35	40.36	1983-10-04	710,220,529	2013-10-04

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Brazil	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,365	42

Brazil	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	828,998,140	09

Brazil	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	828,998,108	35

Brazil	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,330	09

Brazil	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,349	16

Brazil	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,322	35

Brazil	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	829,037,314	42

Brazil	NIELSEN ONLINE	CZT/ACN Trademarks, L.L.C.	2008-08-08	829,915,478	09	09.40/55

Brazil	NIELSEN ONLINE	CZT/ACN Trademarks, L.L.C.	2008-08-08	829,915,451	35	38.10/40.15/32 /34/36

Brazil	NIELSEN ONLINE	CZT/ACN Trademarks, L.L.C.	2008-09-11	829,957,464	38	38.10

Bulgaria	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	59,468	09 16 35		2004-04-27	47,772	2012-05-16

Bulgaria	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-28	72,843	09 16 35 42		2006-05-23	54,960	2014-07-28

Canada	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2000-08-02	1,069,657			2002-06-06	TMA 563,133	2017-06-06

Canada	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2001-05-02	1,101,998			2002-11-25	TMA 571,222	2017-11-25	Disclaims: ADVISOR

Canada	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2000-08-02	1,069,656			2002-06-28	TMA 564,146	2017-06-28

Canada	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-05-12	1,058,739			2003-12-12	TMA 597,329	2018-12-12

Canada	ACNIELSEN KNOWLEDGEWORKS	CZT/ACN Trademarks, L.L.C.	2000-10-30	1,080,674			2002-10-25	TMA 569,604	2017-10-25

Canada	KNOWLEDGEWORKS	CZT/ACN Trademarks, L.L.C.	2000-10-30	1,080,673			2002-10-25	TMA 569,603	2017-10-25

Canada	MARKET TRACK	CZT/ACN Trademarks, L.L.C.	1989-07-26	637,122			1990-09-14	TMA 373,464	2020-09-14	Disclaims: MARKET

Canada	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-14	1,140,831			2005-11-24	TMA 653,400	2020-11-24

Canada	NDI	CZT/ACN Trademarks, L.L.C.	1954-09-03	226,572			1955-03-04	100,278	2015-03-04

Canada	NFI	CZT/ACN Trademarks, L.L.C.	1954-09-03	226,575			1955-03-04	100,279	2015-03-04

Canada	NIELSEN	CZT/ACN Trademarks, L.L.C.	1954-09-03	226,571			1955-05-13	100,657	2015-05-13

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Canada	NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-02-27	1,337,149

Canada	NIELSEN ANSWERS (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-02-02	1,333,915

Canada	NIELSEN CLEAR DECISIONS (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-05-15	1,395,760

Canada	NIELSEN CONFECTIONERY TOBACCO INDEX	CZT/ACN Trademarks, L.L.C.	1980-09-22	459,014			1981-10-16	263,214	2011-10-16	Disclaims: CONFECTIONERY/T OBACCO INDEX

Canada	NIELSEN ELECTRONIC REPORT BOOK	CZT/ACN Trademarks, L.L.C.	1980-09-22	459,018			1981-10-16	263,082	2011-10-16	Disclaims: ELECTRONIC REPORT BOOK

Canada	nielsen Logo (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-02-27	1,337,151

Canada	NIELSEN MARKETTRACK	CZT/ACN Trademarks, L.L.C.	2007-12-21	1,377,130			2008-12-11	TMA 730,731	2023-12-11

Canada	NIELSEN MEDIA RESEARCH	CZT/ACN Trademarks, L.L.C.	1997-05-05	844,176			2001-12-03	554,851	2016-12-03	Disclaims: MEDIA RESEARCH

Canada	NIELSEN PRICE AND PROMOTION SERVICE	CZT/ACN Trademarks, L.L.C.	1980-09-22	459,019			1984-06-22	292,124	2014-06-22	Disclaims: PRICE & PROMOTION SERVICE

Chile	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-15	435,418	09 16		1999-07-19	544,769	2009-07-19	Renewal Authrz’d 4/30/2009

Chile	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-15	435,419	35 42		1999-07-19	544,770	2009-07-19	Renewal Authrz’d 4/30/2009

Chile	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-08	662,297	35 42		2005-06-07	727,170	2015-06-07

Chile	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-15	435,420	09 16		1999-07-19	544,771	2009-07-19	Registration to be Allowed to Lapse 7/19/2009

Chile	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-15	435,421	35 42		1999-07-19	544,772	2009-07-19	Registration to be Allowed to Lapse 7/19/2009

Chile	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-24	568,635	09 16		2003-03-24	660,960	2013-03-24

Chile	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-24	568,636	35		2003-03-24	660,961	2013-03-24

Chile	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	762,849	09 16		2007-10-05	798,086	2017-10-05

Chile	NIELSEN	CZT/ACN Trademarks, L.L.C.		186,364	35		1991-09-06	611,736	2011-12-05

Chile	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	762,850	35 42		2007-10-05	798,146	2017-10-05

Chile	NIELSEN	CZT/ACN Trademarks, L.L.C.		192,617	42		1992-01-08	624,179	2012-03-08

Chile	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-05-02	772,049	09		2008-08-26	825,594	2018-08-26

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Chile	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-05-02	772,050	35		2008-05-28	817,751	2018-05-28

Chile	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	762,851	09 16		2007-10-05	798,147	2017-10-05

Chile	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	762,852	35 42		2007-10-05	798,148	2017-10-05

China	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39865	09		2000-05-21	1,399,517	2010-05-20

China	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39866	16		2000-03-28	1,377,952	2010-03-27

China	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2002-01-24	3,078,515	35		2004-02-14	3,078,515	2014-02-13

China	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39867	35		2000-04-28	1,391,609	2010-04-27

China	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39850	42		2000-04-28	1,391,709	2010-04-27

China	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39861	09		2000-05-21	1,399,519	2010-05-20

China	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39862	16		2000-03-28	1,377,953	2010-03-27

China	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39863	35		2000-04-28	1,391,610	2010-04-27

China	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-11	98/001-39864	42		2000-04-28	1,391,711	2010-04-27

China	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-19	2000-087348	35		2001-10-21	1,655,808	2011-10-21

China	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-19	2000-087354	42		2001-12-14	1,683,901	2011-12-14

China	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1998-10-27	98/001-21158	35		2000-03-21	1,377,424	2010-03-21

China	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-29	3,738,765	35		2005-09-14	3,738,765	2015-09-13

China	ACNIELSEN WINNING BRANDS	CZT/ACN Trademarks, L.L.C.	2004-07-02	4,149,558	35		2007-12-14	4,149,558	2017-12-13

China	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	3,177,413	09		2003-06-28	3,177,413	2013-06-27

China	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	3,177,414	16		2003-08-07	3,177,414	2013-08-07

China	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	3,177,412	35		2003-10-14	3,177,412	2013-10-13

China	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,777	09

China	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-09-24	94,097,128	09		1996-10-07	877,206	2016-10-06

China	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,778	16

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
China	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,779	35

China	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-09-24	94,097,130	35		1996-11-21	903,717	2016-11-20
China	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,780	38					Agree to transfer mark to CL 38

China	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-09-24	94,097,132	42		2006-08-28	867,993	2016-08-27

China	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-07	5,933,434	35

China	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-07	5,933,435	38

China	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,781	09

China	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,782	16

China	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,783	35

China	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-06	5,931,784	42					Agree to transfer mark to CL 38

China	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-08-12	4,833,249	35

China	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-08-12	4,833,248	09		2008-08-28	4,833,248	2018-08-27

China	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-08-12	4,833,247	35

Colombia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025916	09		1999-12-31	223,357	2009-12-31

Colombia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025918	16		1999-11-12	222,470	2009-11-12

Colombia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025920	35		1999-11-12	222,471	2009-11-12

Colombia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025922	42		1999-11-12	222,472	2009-11-12

Colombia	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-06	04/099637	35		2005-05-20	297,867	2015-05-20

Colombia	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-06	04/099638	42		2005-05-20	297,868	2015-05-20

Colombia	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025924	09		1999-11-12	222,473	2009-11-12

Colombia	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025926	16		1999-11-12	222,474	2009-11-12

Colombia	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025928	35		1999-11-12	222,475	2009-11-12

Colombia	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-04-29	99/025930	42		1999-11-12	222,476	2009-11-12

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Colombia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	06/078182	09		2007-02-28	330,267	2017-02-28

Colombia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	06/078185	35		2007-02-28	330,266	2017-02-28

Colombia	ACNIELSEN WORKSTATION PLUS	CZT/ACN Trademarks, L.L.C.	2003-11-28	03/105087	09		2004-09-30	287,694	2014-09-30

Colombia	INDICE NIELSEN	CZT/ACN Trademarks, L.L.C.	1985-02-08	85/241380	35		1988-02-22	120,305	2013-02-22

Colombia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-04	02/047374	09		2003-03-21	265,917	2013-03-21

Colombia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-04	02/047377	16		2003-03-21	265,922	2013-03-21

Colombia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-04	02/047380	35		2003-03-21	265,270	2013-03-21

Colombia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015068	09		2007-09-06	341,918	2017-09-06

Colombia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015071	16		2007-09-06	341,917	2017-09-06

Colombia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015074	35		2007-09-06	341,916	2017-09-06

Colombia	NIELSEN	CZT/ACN Trademarks, L.L.C.	1988-12-16	88/296308	35		1991-12-12	137,296	2016-12-12

Colombia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015077	42		2007-09-06	341,915	2017-09-06

Colombia	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1990-11-22	90/332309	16		1994-08-24	163,719	2014-08-24

Colombia	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1990-11-22	90/332310	35		1994-08-26	166,639	2014-08-26

Colombia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	07/012956	09		2007-08-23	337,331	2017-08-23

Colombia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	07/012958	35		2007-08-23	337,332	2017-08-23

Colombia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015079	09		2007-09-06	341,914	2017-09-06

Colombia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015084	16		2007-09-06	341,913	2017-09-06

Colombia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015085	35		2007-09-06	341,912	2017-09-06

Colombia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	07/015087	42		2007-09-06	341,911	2017-09-06

Colombia	TENDENCIAS ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-03-08	05/021306	09		2005-10-19	305,150	2015-10-19

Colombia	TENDENCIAS ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-03-08	05/021308	16		2005-10-19	305,149	2015-10-19

Costa Rica	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000430	09		2006-07-06	159,942	2016-07-06

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Costa Rica	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000436	16		2006-07-06	159,943	2016-07-06

Costa Rica	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000437	35		2006-07-06	159,941	2016-07-06

Costa Rica	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000438	42		2006-07-06	159,940	2016-07-06

Costa Rica	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000403	35		2007-06-05	168,085	2017-06-05

Costa Rica	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-01-16	2006-0000404	42		2006-11-03	163,491	2016-11-03

Costa Rica	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-29	2006-0007919	09		2007-01-26	165,287	2017-01-26

Costa Rica	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-29	2006-0007940	35		2007-01-26	165,509	2017-01-26

Costa Rica	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1601	09		2007-10-19	170,770	2017-10-19

Costa Rica	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1602	16		2007-10-19	170,771	2017-10-19

Costa Rica	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1603	35		2007-10-19	170,772	2017-10-19

Costa Rica	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1608	42		2007-10-19	170,773	2017-10-19

Costa Rica	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1609	09		2007-10-29	170,934	2017-10-29

Costa Rica	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1610	35		2007-10-29	170,935	2017-10-29

Costa Rica	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1605	09		2007-10-19	170,768	2017-10-19

Costa Rica	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1606	16		2007-10-19	170,776	2017-10-19

Costa Rica	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1607	35		2007-10-19	170,775	2017-10-19

Costa Rica	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007-1604	42		2007-10-19	170,774	2017-10-19

Croatia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-08	Z 2004 1096A	09 16 35		2005-07-01	Z2004 1096	2014-07-08

Croatia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-14	Z 2004 1126A	09 16 35 42		2005-09-09	Z2004 1126	2014-07-14

Croatia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	Z 2007 0238A	09 35		2007-10-25	Z2007 0238	2017-02-07

Croatia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	Z 2007 0349A	09 16 35 42		2007-12-06	Z2007 0349	2017-02-27

Cyprus	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-03	51809	09		2005-11-25	51809	2019-12-03

Cyprus	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-03	51810	16		2005-11-25	51810	2019-12-03

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Cyprus	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-03	51811	35		2005-11-25	51811	2019-12-03

Cyprus	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-12-03	51812	42		2005-11-25	51812	2019-12-03

Cyprus	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-03	51813	09		2005-11-25	51813	2019-12-03

Cyprus	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-03	51814	16		2005-11-25	51814	2019-12-03

Cyprus	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-03	51815	35		2005-11-25	51815	2019-12-03

Cyprus	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-12-03	51816	42		2005-11-25	51816	2019-12-03

Czech Republic	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	179,882	09 16 35		2003-06-25	254,946	2012-05-17

Czech Republic	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-06-25	460,255	35		2008-11-05	301,590	2018-06-25

Denmark	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1989-02-03	VA 1989 00743	16 35		1991-10-04	VR 1991 06535	2011-10-04

Dominican Republic	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-07	2006-53779	09		2006-11-09	157449	2016-11-29

Dominican Republic	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-09	2004-65063	09		2004-10-30	144696	2014-10-30

Dominican Republic	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-09	2004-65061	16		2004-10-30	144695	2014-10-30

Dominican Republic	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-10	2004-65062	35		2004-12-30	145499	2014-12-30

Dominican Republic	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-04	2004-63575	09		2005-01-15	145851	2015-01-15

Dominican Republic	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-04	2004-63573	16		2004-10-03	144571	2014-10-30

Dominican Republic	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-04	2004-63576	35

Dominican Republic	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-04	2004-63574	42		2006-07-30	155296	2016-07-30

Dominican Republic	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-19	2007-12538	09

Dominican Republic	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-19	2007-12537	35

Dominican Republic	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-23	2007-21668	09		2007-06-27	161342	2017-06-27

Dominican Republic	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-23	2007-21665	16		2007-06-14	161258	2017-06-14

Dominican Republic	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-23	2007-21666	35		2007-06-14	161379	2017-06-14

Dominican Republic	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-23	2007-21667	42		2007-06-14	161410	2017-06-14

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Ecuador	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-08	173,973	09		2007-06-22	4998-07	2017-06-22

Ecuador	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-08	173,974	35		2007-06-22	1783-07	2017-06-22

Ecuador	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-23	124,086	09		2002-12-17	20,912	2012-12-17

Ecuador	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-23	124,070	16		2002-12-17	20,911	2012-12-17

Ecuador	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-23	124,069	35		2003-02-26	7,484	2013-02-26

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,926	09		2007-08-30	6268-07	2017-08-30

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-11-15	51,831	09		1997-12-03	DNPI-4402-97-MICIP	2017-12-03

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,927	16		2007-08-30	6269-07	2017-08-30

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-11-15	51,830	16		1997-12-03	DNPI-4401-97-MICIP	2017-12-03

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	1992-10-13	16,675	35		1993-03-07	DNPI-4188-MICIP	2013-03-07

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,921	35		2007-08-30	2758-07	2017-08-30

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,920	42		2007-08-30	2757-07	2017-08-30

Ecuador	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-11-15	51,828	42		1997-12-03	DNPI-1711-97-MICIP	2017-12-03

Ecuador	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-13	180,593	09		2007-08-28	6485-07	2017-08-28

Ecuador	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-12	180,592	35		2007-08-28	2718-07	2017-08-28

Ecuador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,925	09		2007-08-30	6608-07	2017-08-30

Ecuador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,924	16		2007-08-30	6607-07	2017-08-30

Ecuador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,923	35		2007-08-30	2760-07	2017-08-30

Ecuador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	180,922	42		2007-08-30	2759.07	2017-08-30

Egypt	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,862	09		2003-06-10	127,862	2009-10-25	Renewal Authrz’d 4/30/2009

Egypt	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,863	16		2004-03-14	127,863	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,864	35		2003-06-10	127,864	2009-10-25	Renewal Authrz’d 4/30/2009

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Egypt	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,865	42		2003-06-10	127,865	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,866	09		2004-03-14	127,866	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,867	16		2003-06-10	127,867	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,868	35		2003-06-10	127,868	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-25	127,869	42		2003-06-10	127,869	2009-10-25	Registration to be Allowed to Lapse 10/25/2009

Egypt	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-07-02	152,521	09		2006-03-03	152,521	2012-07-02

Egypt	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-07-02	152,522	16		2006-03-03	152,522	2012-07-02

Egypt	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-07-02	152,523	35		2006-03-03	152,523	2012-07-02

Egypt	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-18	196,621	09

Egypt	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-18	196,622	35

Egypt	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	198,184	09

Egypt	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	198,185	16

Egypt	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	198,186	35

Egypt	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-20	198,187	42

El Salvador	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-11	53281-2005	09		2006-10-03	43 (Book 71)	2016-10-03

El Salvador	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-11	53282-2005	16		2006-10-03	41 (Book 71)	2016-10-03

El Salvador	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-11	E53283-2005	35		2006-09-06	148 (Book 69)	2016-09-06

El Salvador	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-11	E53284-2005	42		2006-10-09	165 (Book 71)	2016-10-09

El Salvador	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-11	E60343-2006	35		2007-04-26	150 (Book 83)	2017-04-26

El Salvador	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-11	E60344-2006	42

El Salvador	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-15	E60399-2006	09		2007-08-14	87 (Book 89)	2017-08-14

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
El Salvador	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-15	E60400-2006	35		2007-04-24	77 (Book 83)	2017-04-24

El Salvador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65025-2007	09		2007-11-21	26 (Book 96)	2017-11-21

El Salvador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65026-2007	16		2007-09-28	140 (Book 92)	2017-09-28

El Salvador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65027-2007	35		2007-11-22	47 (Book 96)	2017-11-22

El Salvador	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65028-2008	42		2007-10-30	35 (Book 95)	2017-10-30

El Salvador	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65029-2007	09		2007-10-30	243 (Book 94)	2017-10-30

El Salvador	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-23	E65030-2007	35		2007-10-16	42 (Book 94)	2017-10-16

El Salvador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	E-E-65031-2007	09		2007-10-30	45 (Book 95)	2017-10-30

El Salvador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	E-E-65032-2007	16		2007-10-30	6 (Book 95)	2017-10-30

El Salvador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	E-E-65033-2007	35		2007-10-30	241 (Book 94)	2017-10-30

El Salvador	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	E-E-65034-2007	42		2007-10-15	243 (Book 93)	2017-10-15

European Community Trademarks (CTM)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-09-30	943,845	09 16 35 42		2000-07-06	943,845	2018-09-30

European Community Trademarks (CTM)	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-05-18	1,663,392	09 35		2001-09-05	1,663,392	2010-05-18

European Community Trademarks (CTM)	ACNIELSEN BUSINESS FOCUS	CZT/ACN Trademarks, L.L.C.	2002-07-05	2,766,467	35		2004-03-23	2,766,467	2012-07-05

European Community Trademarks (CTM)	ACNIELSEN ERATINGS	CZT/ACN Trademarks, L.L.C.	2000-05-10	1,648,526	35		2001-05-21	1,648,526	2010-05-10

European Community Trademarks (CTM)	ACNIELSEN GLOBAL PASSPORT	CZT/ACN Trademarks, L.L.C.	2002-09-25	2,863,330	09 35		2004-06-07	2,863,330	2012-09-25

European Community Trademarks (CTM)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-15	2,697,662	09 16 35		2004-02-25	2,697,662	2012-05-15

European Community Trademarks (CTM)	NIELSEN	CZT/ACN Trademarks, L.L.C.	1996-04-01	143,818	09 16 35 37 41 42		1998-11-20	143,818	2016-04-01

European Community Trademarks (CTM)	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	5,712,609	09 16 35 38 41 42		2008-03-12	5,712,609	2017-02-23

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
European Community Trademarks (CTM)	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-05	5,666,045	09 35		2008-01-22	5,666,045	2017-02-05

European Community Trademarks (CTM)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	5,712,807	09 16 35 42		2008-12-11	5,712,807	2017-02-23

European Community Trademarks (CTM)	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-08-17	4,595,971	09 35		2006-08-22	4,595,971	2015-08-17

European Community Trademarks (CTM)	NIELSENLINX	CZT/ACN Trademarks, L.L.C.	2007-08-23	6,224,075	09 35		2008-08-01	6,224,075	2017-08-23

Finland	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1993-03-23	931,279	35		1994-02-21	130,931	2014-02-21

Finland	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2009-01-14	T2009 00086	35

France	ACNIELSEN ERATINGS	CZT/ACN Trademarks, L.L.C.	1999-11-19	99/824,079	16 35		2000-04-21	99/824,079	2009-11-19	Registration to be Allowed to Lapse 11/19/2009

France	ERATINGS	CZT/ACN Trademarks, L.L.C.	1999-11-19	99/824,080	16 35		2000-04-21	99/824,080	2009-11-19	Registration to be Allowed to Lapse 11/19/2009

Georgia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2005-04-18	34151/03-2005	09 16 35 42		2006-07-12	M-16722	2016-07-12

Georgia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	42214/03-2007	09 16 35 42		2008-04-29	M-18385	2018-04-29

Germany	NIELSEN ADALERT	CZT/ACN Trademarks, L.L.C.	2005-02-24	30510917 0	09 35 42		2005-10-05	30510917	2015-02-28

Germany	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-12-12	30 2008 079 726.6	35

Guatemala	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-15	M8543-2005	09		2006-05-08	142,251	2016-05-07

Guatemala	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-15	M8544-2005	16		2006-06-22	143,297	2016-06-21

Guatemala	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-15	M8545-2005	35		2006-06-20	143,207	2016-06-19

Guatemala	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-15	M8546-2005	42		2006-07-11	143,576	2016-07-10

Guatemala	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-07	M6309-2006	35		2007-02-20	147,243	2017-02-20

Guatemala	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-14	M6750-2006	42		2007-04-03	148,237	2017-04-02

Guatemala	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-14	M6749-2006	09

Guatemala	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-14	M6748-2006	35		2007-03-28	148,019	2017-03-27

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Guatemala	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-20	3325-2002	35		2003-08-13	125,121	2013-08-12

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	1995-06-28	4503-1995	09		1997-09-03	086638	2017-09-02

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1524-2007	09		2007-09-18	151,922	2017-09-17

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	1995-06-28	4501-1995	16		1997-09-10	086797	2017-09-10

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1523-2007	16		2007-09-18	151,872	2017-09-17

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1522-2007	35		2007-09-18	151,920	2017-09-17

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	1995-02-03	796-1995	35		1997-07-08	085550	2017-07-07

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	1995-06-28	4502-1995	42		1997-09-10	086801	2017-09-09

Guatemala	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1526-2007	42		2007-09-20	152,023	2017-09-19

Guatemala	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-15	M-1346-2007	09		2007-11-07	152,985	2017-11-06

Guatemala	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-15	M-1343-2007	35		2007-09-13	151,775	2017-09-12

Guatemala	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1519-2007	09		2007-09-18	151,857	2017-09-17

Guatemala	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1518-2007	16		2007-09-18	151,858	2017-09-17

Guatemala	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1520-2007	35		2007-09-18	152,009	2017-09-17

Guatemala	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	M-1542-2007	42		2007-09-18	151,855	2017-09-17

Honduras	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-10	31783-05	09		2006-07-28	97,731	2016-07-28

Honduras	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-10	31780-05	16		2006-08-02	97,683	2016-08-02

Honduras	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-10	31781-05	35		2006-07-28	11,517	2016-07-28

Honduras	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-10	31782-05	42		2006-08-02	11,510	2016-08-02

Honduras	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-11	28846-2006	35		2007-06-19	12,422	2017-06-19

Honduras	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-11	28845-2006	42		2007-06-19	12,421	2017-06-19

Honduras	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-11	28847-2006	35		2007-02-22	12,163	2017-02-22

Honduras	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-29	02007045	09		2003-03-24	87,050	2013-03-24

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Honduras	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-29	02007048	16		2003-08-18	88,499	2013-08-18

Honduras	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-29	02007049	35		2003-03-24	8,943	2013-03-24

Honduras	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-06-05	19734-08	09		2009-01-15	107,803	2019-01-15

Honduras	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-13	19455-07	16		2008-01-23	103,545	2018-01-23

Honduras	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-13	19456-07	35		2008-01-23	13,037	2018-01-23

Honduras	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-13	19457-07	42

Honduras	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-06-21	20840-07	09		2008-01-23	103,510	2018-01-23

Honduras	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-06-13	19458-07	35		2008-01-23	13,038	2018-01-23

Honduras	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2008-06-05	19735-08	09		2009-02-03	108,031	2019-02-03

Honduras	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-13	09459-07	16		2008-01-23	103,544	2018-01-23

Honduras	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-13	09460-07	35		2008-01-23	13,039	2018-01-23

Honduras	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-13	09461-07	42		2008-01-24	13,052	2018-01-24

Hong Kong	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-23	1998/15615	09 16 35 38 42		2000-02-15	2000 02831AA	2015-11-23

Hong Kong	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-23	1998/15619	09 16 35 42		2000-06-19	2000 B08544AA	2015-11-23

Hong Kong	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-07-31	3006/91795	09 35		2007-01-24	3006/91795	2016-07-30

Hong Kong	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1999-04-08	1999/04138	35		2000-06-29	09094	2016-04-08	Disclaims: EQ

Hong Kong	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-29	3000/86049	35		2004-03-18	3000/86049	2013-09-28

Hong Kong	ACNIELSEN WHAT’S IN STORE	CZT/ACN Trademarks, L.L.C.	2004-10-18	3003/03380	35		2006-05-02	3003/03380	2014-10-17

Hong Kong	ACNIELSEN WINNING BRANDS	CZT/ACN Trademarks, L.L.C.	1999-03-27	1999/03740	35		2000-08-10	2000/10927	2016-03-27	Disclaims: WINNING BRANDS

Hong Kong	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-15	3002/50677	09 16 35 42		2005-04-01	3002/50677	2014-07-14

Hong Kong	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	3008/11287	09 35		2007-07-17	3008/11287	2017-02-06

Hong Kong	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-14	3008/16174	09 16 35 42		2017-07-17	3008/16174	2017-02-14

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Hong Kong	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-07-29	3004/66920	35		2006-02-14	3004/66920	2015-07-28

Hungary	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-13	M02-02291	09 16 35		2004-10-29	179,886	2012-05-13

India	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-27	883,710	09		2006-09-25	883,710	2009-10-27

India	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-10-27	883,709	16		2005-04-25	883,709	2009-10-27

India	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-27	883,708	09		2006-08-18	883,708	2009-10-27	Disclaims: GLOBE DESIGN, except as substantially shown

India	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-10-27	883,707	16		2007-08-01	883,707	2009-10-27	Disclaims: GLOBE DESIGN, except as substantially shown

India	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-07	1,476,860	09 35

India	ACNIELSEN EQ (Stylized)	CZT/ACN Trademarks, L.L.C.	1998-09-28	821,286	16

India	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2004-07-02	1,294,053	35		2005-12-09	1,294,053	2014-07-02

India	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-20	1,105,582	16		2006-09-12	554,772	2012-05-20	Disclaims: N

India	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2003-09-22	1,239,027	35		2007-03-30	1,239,027	2013-09-22

India	N Design and NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2002-05-20	1,105,581	09					Published 09/16/2006; Disclaims: N and NIELSEN

India	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-08-08	636,284	09		2004-01-13	287,681	2014-08-08

India	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-08-08	636,285	16		2005-03-31	636,285	2014-08-08

India	NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-03-15	1,540,409	09 16 35 42

India	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-14	1,531,067	09 35

India	nielsen Logo (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-03-15	1,540,410	09 16 35 42

India	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-07-29	1,375,070	35		2007-03-29	1,375,070	2015-07-29

Indonesia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-05-05	J99-7188	35		2000-12-15	458,096	2009-05-05	Renewal Authrz’d 1/29/2009

Indonesia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-05-05	J99-7189	42		2000-12-15	458,097	2009-05-05	Renewal Authrz’d 1/29/2009

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Indonesia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-30	D00.2006.0283 91	09

Indonesia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-30	D00.2006.0283 92	35

Indonesia	ADS@WORK	A. C. Nielsen Company	2004-08-13	D00.2004.2344	35		2006-04-12	IDM	2014-08-13

Indonesia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-14	D00 2002 12654.12784	09		2003-07-08	542,320	2012-06-14

Indonesia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-17	D00 2002 12749.12879	16		2003-07-14	542,910	2012-06-17

Indonesia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-14	J00 2002 12668.12798	35		2003-07-09	542,550	2012-06-14

Indonesia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-13	D00.2004.2344 4.23638	09		2006-04-12	IDM 0000/69105	2014-08-13

Indonesia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-13	D00.2004.2344 5.23639	16		2006-04-12	IDM 0000/69106	2014-08-13

Indonesia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-13	J00.2004.2344 6.23640	35		2006-04-12	IDM 0000/69107	2014-08-13

Indonesia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-13	J00.2004.2344 7.23641	42		2006-04-12	IDM 0000/69108	2014-08-13

Indonesia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-19	D00.2007.0049 60	09

Indonesia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-19	J00.2007.0049 61	35

Indonesia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-21	D00.2007.0053 22	09

Indonesia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-21	D00.2007.0053 21	16

Indonesia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-21	D00.2007.0053 20	35

Indonesia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-21	D00.2007.0053 19	42

Indonesia	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-08-19	J00.2005.0159 35	35		2007-04-25	IDM 0001/19166	2015-08-19

Ireland	NIELSEN	CZT/ACN Trademarks, L.L.C.	1989-05-23	2827/89	09		1989-05-23	136,313	2010-05-23

Ireland	NIELSEN	CZT/ACN Trademarks, L.L.C.	1989-05-23	2828/89	16		1989-05-23	136,314	2010-05-23

Ireland	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-06-11	2008/01170	35		2009-02-21	239,525	2018-06-11

Israel	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,914	09		1999-11-04	122,914	2019-10-02

Israel	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,915	16		1999-11-04	122,915	2019-10-02

Israel	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,916	35		1999-11-04	122,916	2019-10-02

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Israel	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,917	42		1999-11-04	122,917	2019-10-02

Israel	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,918	09		1999-11-04	122,918	2019-10-02

Israel	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.CZT/ACN Trademarks, L.L.C.	1998-10-02	122,919	16		1999-11-04	122,919	2019-10-02

Israel	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,920	35		1999-11-04	122,920	2019-10-02

Israel	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-10-02	122,921	42		1999-11-04	122,921	2019-10-02

Israel	NIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-19	186,763	09		2007-08-07	186,763	2016-01-19

Israel	NIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-19	186,764	16		2007-08-07	186,764	2016-01-19

Israel	NIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-19	186,765	35		2007-08-07	186,765	2016-01-19

Israel	NIELSEN	CZT/ACN Trademarks, L.L.C.	2006-01-19	186,766	38		2007-10-14	186,766	2016-01-19

Israel	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	197,591	09		2008-11-05	197,591	2017-02-07

Israel	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	197,592	35		2008-11-05	197,592	2017-02-07

Israel	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	198,291	09		2008-09-03	198,291	2017-03-08

Israel	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	198,292	16		2008-09-03	198,292	2017-03-08

Israel	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	198,293	35		2008-09-03	198,293	2017-03-08

Israel	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	198,294	42		2008-09-03	198,294	2017-03-08

Italy	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1991-07-12	RM91C002553	09 16 35 42		1991-07-12	613,250	2011-07-12

Japan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-02-05	11-9919	09 16 35 42		2001-05-18	4,475,705	2011-05-18

Japan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-02-05	11-9920	09 16 35 42		2001-05-18	4,475,706	2011-05-18

Japan	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-23	2000-70138	09 35		2001-07-19	4,492,765	2011-07-19

Japan	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1999-02-05	11-9918	35		2000-09-08	4,415,935	2010-09-08

Japan	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-29	2003-84496	35		2004-05-28	4,774,763	2014-05-28

Japan	N DESIGN and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-20	2002-40962	09 16 35		2003-07-11	4,690,972	2013-07-11

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Japan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	2007-12567	09 16 35 42		2007-11-30	5,095,364	2017-11-30

Japan	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1991-12-25	3-133759	16		1994-05-31	2,667,844	2014-05-31

Japan	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1992-09-28	4-219165	35		1995-06-30	3,049,231	2015-06-30

Japan	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1992-09-28	4-219166	42		1996-05-31	3,151,485	2016-05-31

Japan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007-10020	09 35		2008-01-25	5,106,916	2018-01-25

Japan	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	2007-12568	09 16 35 42		2007-11-30	5,095,365	2017-11-30

Jordan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-09-01	55342	09		2001-02-15	55342	2016-09-01

Jordan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-09-01	55341	16		2001-02-15	55341	2016-09-01

Jordan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2000-02-13	60302	35		2002-08-21	60302	2010-02-13

Jordan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2000-02-13	60300	42		2002-08-21	60300	2010-02-13

Jordan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-08-31	55339	09		1999-08-31	55339	2016-08-31

Jordan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-08-31	55340	16		1999-08-31	55340	2016-08-31

Jordan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2000-02-13	60301	35		2002-08-21	60301	2010-02-13

Jordan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2000-02-13	60299	42		2002-08-21	60299	2010-02-13

Jordan	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-09-21	88201	09		2006-09-21	88201	2016-09-21

Jordan	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-09-21	88202	35		2006-09-21	88202	2016-09-21

Jordan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	67027	09		2003-08-24	67027	2012-06-26	Disclaims: N

Jordan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	66944	16		2003-08-24	66944	2012-06-26	Disclaims: N

Jordan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	66945	35		2003-08-24	66945	2012-06-26	Disclaims: N

Jordan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-22	90641	09		2007-09-18	90641	2017-02-22

Jordan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-22	90667	35		2007-09-18	90667	2017-02-22

Kazakhstan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-27	12,996	09 16 35 42		2001-01-30	11,150	2018-11-27

Kazakhstan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	KZ 20,690	09 16 35		2004-01-31	KZ 16311	2012-05-17

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments

Kazakhstan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	37,804	09 35		2008-10-15	26,578	2017-02-07

Kazakhstan	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-06	38,199	09 16 35 42		2008-09-15	26,385	2017-03-06

Kenya	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-04	48,273	09		2004-07-13	48,273	2018-12-04

Kenya	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-04	48,274	16		2003-07-25	48,274	2018-12-04

Kenya	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-04	1,568	35		2006-02-15	1,568	2018-12-04

Kenya	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-04	1,569	42		2005-03-05	1,569	2018-12-04

Kenya	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02	59,565	09 35		2007-02-05	59,565	2016-08-02

Kenya	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-28	53,226	09		2006-09-04	53,226	2012-06-28

Kenya	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-28	53,227	16		2006-09-04	53,227	2012-06-28

Kenya	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-28	2,886	35		2005-02-17	2886	2012-06-28

Kenya	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-04-16	60,982	09 16 35 42		2008-04-23	60,982	2017-04-16

Kenya	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-05	60,745	09 35		2007-12-13	60,745	2017-03-05

Kenya	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-04-16	60,983	09 16 35 42

Korea (South)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-25	98-1554	09 16 35 42		1999-12-29	773	2009-12-29	Renewal Authrz’d 12/01/2008

Korea (South)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-25	98-1555	09 16 35 42		1999-12-29	772	2009-12-29	Registration to be Allowed to Lapse 12/29/2009

Korea (South)	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-29	2003-20713	35		2004-11-08	107,989	2014-11-08

Korea (South)	ACNIELSEN WINNING BRANDS	CZT/ACN Trademarks, L.L.C.	1999-02-25	99-1913	35		1999-12-29	58,724	2009-12-29	Registration to be Allowed to Lapse 12/29/2009

Korea (South)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-21	2002-1788	09 16 35		2004-02-24	9,357	2014-02-24

Korea (South)	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-12	2007-606	09 16 35 42		2008-04-01	22,827	2018-04-01

Korea (South)	NIELSEN	CZT/ACN Trademarks, L.L.C.	1988-11-25	88-2367	35		1990-02-26	11,054	2010-02-26

Korea (South)	NIELSEN (Korean characters)	CZT/ACN Trademarks, L.L.C.	1991-03-13	91-987	35		1992-07-15	16,706	2012-07-15

Korea (South)	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007-550	09 35		2007-10-22	21,332	2017-10-22

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Korea (South)	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-12-10	2008-31263	35

Korea (South)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-12	2007-607	09 16 35 42		2008-04-01	22,828	2018-04-01

Korea (South)	NIELSEN WINNING BRANDS	CZT/ACN Trademarks, L.L.C.	2008-12-10	2008-31264	35

Kosovo	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-06	6054	09 16 35 42

Kosovo	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2008-11-10	6056	09 35

Kosovo	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2008-11-10	6055	09 16 35 42

Kuwait	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-18	94782	09		2009-02-10	75,407	2018-05-17

Kuwait	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-18	94783	35

Lebanon	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-06	4453/IP	09 16 35		2004-08-07	98990	2019-08-07

Lebanon	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-06	4454/IP	09 16 35 42		2004-08-07	98991	2019-08-07

Lebanon	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-08-30	5527	09 16 35 42		2007-09-12	112807	2022-09-12

Malaysia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-28	MA/13746/98	09		2001-05-14	98/013746	2018-11-28

Malaysia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-28	MA/13745/98	16		2002-04-29	98/013745	2018-11-28

Malaysia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-28	MA/13744/98	35		2002-08-12	98/013744	2018-11-28

Malaysia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-28	MA/13743/98	42		2002-05-14	98/013743	2018-11-28

Malaysia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-04	2006/13784	09

Malaysia	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-04	2006/13783	35		2008-05-15	06/013783	2016-08-04

Malaysia	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2005-07-27	2005/12468	35		2007-12-27	05/012468	2010-12-27	Disclaims: EQ

Malaysia	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-10-06	2003/13500	35		2007-08-07	03/013500	2013-10-06	Disclaims: “I”

Malaysia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-20	2002/10127	09

Malaysia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-20	2002/10128	16		2007-06-05	02/010128	2012-08-20

Malaysia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-20	2002/10129	35

Malaysia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-27	2004/10739	09

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Malaysia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-27	2004/10740	16		2008-12-03	04/010740	2014-07-27

Malaysia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-27	2004/10741	35		2007-06-06	04/010741	2014-07-27

Malaysia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-27	2004/10742	42

Malaysia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-12	2007/02550	09

Malaysia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-12	2007/02549	35		2008-11-18	07/002549	2017-02-12

Malaysia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	2007/03522	09					Appl filed as series marks (color and b/w)

Malaysia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	2007/03521	16		2009-03-05	07/003521	2017-03-01

Malaysia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	2007/03519	35		2009-02-20	07/003519	2017-03-01

Malaysia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	2007/03518	38					Appl filed as series marks (color and b/w)

Malaysia	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-08-11	2005/13486	35		2007-11-26	05/013486	2015-08-11

Mexico	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,858	09		2000-06-22	661,067	2009-07-28	Renewal Authrz’d 4/30/2009

Mexico	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,859	16		2000-05-31	657,531	2009-07-28	Registration to be Allowed to Lapse 7/28/2009

Mexico	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,865	35		2000-05-31	657,533	2009-07-28	Renewal Authrz’d 4/30/2009

Mexico	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,860	42		2000-05-31	657,532	2009-07-28	Registration to be Allowed to Lapse 7/28/2009

Mexico	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-14	682,263	35		2004-10-29	858,545	2014-10-14

Mexico	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-14	682,264	42		2004-10-29	858,546	2014-10-14

Mexico	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,863	09		2000-03-30	648,830	2009-07-28	Registration to be Allowed to Lapse 7/28/2009

Mexico	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,864	16		2000-03-30	648,831	2009-07-28	Registration to be Allowed to Lapse 7/28/2009

Mexico	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,862	35		2000-04-18	650,354	2009-07-28	Registration to be Allowed to Lapse 7/28/200

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Mexico	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-07-28	384,861	42		2000-06-27	664,988	2009-07-28	Registration to be Allowed to Lapse 7/28/2009

Mexico	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-05	429,156	09		2000-07-25	664,614	2010-06-05

Mexico	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2000-06-05	429,155	35		2000-07-25	664,613	2010-06-05

Mexico	ACNIELSEN SELECT	CZT/ACN Trademarks, L.L.C.	2000-11-10	457,630	09		2001-02-28	689,707	2010-11-10

Mexico	ACNIELSEN SELECT	CZT/ACN Trademarks, L.L.C.	2000-11-10	457,629	35		2001-02-28	689,706	2010-11-10

Mexico	ACNIELSEN WEB EXPRESS	CZT/ACN Trademarks, L.L.C.	2005-06-07	721,611	35		2006-03-20	924,693	2015-06-07

Mexico	ACNIELSEN WEB EXPRESS	CZT/ACN Trademarks, L.L.C.	2005-11-08	749,345	42		2005-11-24	910,310	2015-11-08

Mexico	INDICE ACNIELSEN DE ALIMENTOS	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,479	35		2002-05-23	748,082	2012-04-10

Mexico	INDICE ACNIELSEN DE BEBIDAS	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,480	35		2002-05-23	748,083	2012-04-10

Mexico	INDICE ACNIELSEN DE GOLOSINAS	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,484	35		2002-05-16	747,144	2012-04-10

Mexico	INDICE ACNIELSEN DE HIGIENE Y BELLEZA	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,481	35		2002-05-16	747,141	2012-04-10

Mexico	INDICE ACNIELSEN DE LICORES	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,482	35		2002-05-16	747,142	2012-04-10

Mexico	INDICE ACNIELSEN DE USO DOMESTICO	CZT/ACN Trademarks, L.L.C.	2002-04-10	542,483	35		2002-05-16	747,143	2012-04-10

Mexico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-20	552,761	09		2003-07-31	757,924	2012-06-20

Mexico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-20	552,763	16		2004-01-23	818,299	2012-06-20

Mexico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-20	552,762	35		2004-12-17	864,766	2012-06-20

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,010	09		2007-04-12	979,904	2017-02-27

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,011	16		2007-04-11	979,616	2017-02-27

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,012	35		2007-04-11	979,617	2017-02-27

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	1987-10-14	32,531	35 36 42		1988-01-28	341,813	2012-10-14

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,013	42		2007-04-11	979,618	2017-02-27

Mexico	NIELSEN	CZT/ACN Trademarks, L.L.C.	1990-05-15	86,948	42		1991-10-14	400,714	2010-05-15

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Mexico	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-04-19	849,477	09		2007-05-30	987,025	2017-04-19

Mexico	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-04-19	849,478	35		2008-02-19	1,023,965	2017-04-19

Mexico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,014	09		2007-04-19	980,761	2017-02-27

Mexico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,015	16		2007-04-19	983,254	2017-02-27

Mexico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,016	35		2007-05-18	984,205	2017-02-27

Mexico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	839,018	42		2007-04-19	980,762	2017-02-27

Moldova	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-27	MD 008281	09 16 35 42		2000-01-05	6970	2008-11-27	Renewal Authrz’d 6/23/2008

Moldova	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-22	MD 011341	09 16 35		2003-07-03	MD 9631	2012-05-22

Moldova	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-20	MD 015199	09 16 35 42		2005-10-07	12826	2014-07-20

Moldova	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-08	MD 020693	09 35		2008-05-16	16435	2017-02-08

Moldova	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	MD 020801	09 16 35 42		2008-05-19	16452	2017-02-26

Monaco	NIELSEN	CZT/ACN Trademarks, L.L.C.	1966-08-10	8796	35		1981-07-13	96-17311	2016-08-10

New Zealand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,589	09		1999-05-11	301,589	2015-11-20

New Zealand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,590	16		1999-05-11	301,590	2015-11-20

New Zealand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,591	35		1999-05-11	301,591	2015-11-20

New Zealand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,592	42		1999-05-11	301,592	2015-11-20

New Zealand	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,593	09		1999-05-17	301,593	2015-11-20

New Zealand	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,594	16		1999-05-17	301,594	2015-11-20

New Zealand	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,595	35		1999-05-17	301,595	2015-11-20

New Zealand	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-20	301,596	42		1999-05-17	301,596	2015-11-20

New Zealand	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-07-31	752,325	09 35		2006-07-31	752,325	2016-07-31

New Zealand	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1998-06-17	293,902	35		1998-12-21	293,902	2015-06-17

New Zealand	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-09-30	702,381	35		2004-07-05	702,381	2013-09-13

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
New Zealand	NIELSEN	CZT ACNTrademarks, L.L.C.	2004-07-14	715,257	09 16 35 42			715,257	2014-07-14

New Zealand	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-14	763,495	09 16 35 42		2007-08-16	763,495	2017-02-14

New Zealand	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1989-05-10	193,059	16		1989-05-10	B193,059	2010-05-10

New Zealand	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1989-05-10	193,060	35		1989-05-10	B193,060	2010-05-10

New Zealand	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	763,066	09 35		2007-08-09	763,066	2017-02-07

New Zealand	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-14	763,494	09 16 35 42		2007-08-16	763,494	2017-02-14

Nicaragua	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-11-11	2005-03788	09 16 35 42		2006-10-23	602,576	2016-10-22

Nicaragua	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-08-09	2006-02802	35 42		2007-11-16	703,072	2017-11-15

Nicaragua	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	2006-02803	09 35		2007-11-16	703,073	2017-11-15

Nicaragua	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-16	2007-00569	09 16 35 42		2007-11-15	703,047	2017-11-15

Nicaragua	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007-00450	09 35		2007-10-30	702,771	2017-10-29

Nicaragua	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-16	2007-00570	09 16 35 42		2008-09-29	08 02425	2018-09-28

Nigeria	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-02-08	39195/99	09

Nigeria	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-02-25	39447/99	16

Nigeria	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-02-08	TP 39196/99	09

Nigeria	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-02-08	TP 39446/99	16

Nigeria	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-24	TP 164509/06	09

Nigeria	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-10-03	TP 66931	09

Nigeria	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-10-03	TP 66932	16

Nigeria	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-01	TP 171165/07	09

Nigeria	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-06-19	TP 175298/07	35

Nigeria	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-12	171409/07	09

Nigeria	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-12	171410/07	16

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Norway	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-01	1998-11041	09 16 35 42		1999-04-23	197,157	2019-04-23

Norway	ACNIELSEN BUSINESS FOCUS	CZT/ACN Trademarks, L.L.C.	2002-07-04	2002-06099	09 35		2003-03-06	218,029	2013-03-06

Norway	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-07-04	2002-06098	09 16 35		2003-05-08	218,839	2013-05-08

Norway	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-14	2007-01837	09 16 35 42		2008-08-13	247,206	2018-08-13

Norway	NIELSEN	CZT/ACN Trademarks, L.L.C.	1989-01-10	1989-00103	35		1991-06-06	145,376	2011-06-06

Norway	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007-01479	09 35		2007-11-16	242,411	2017-11-16

Norway	NIELSEN BRAND BANK	CZT/ACN Trademarks, L.L.C.	1997-06-23	1997-04991	42		2000-02-10	201,407	2010-02-10

Norway	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-07-21	2008-07774	35		2008-09-25	247,804	2018-09-25

Norway	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-14	2007-01836	09 16 35 42		2008-08-13	247,205	2018-08-13

Oman	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-18	50536	09		2009-03-15	50536	2018-05-18

Oman	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-18	50537	35		2009-03-15	50537	2018-05-18

Panama	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-12-20	147,652	09		2006-08-01	147,652	2015-12-20

Panama	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-12-20	147,653	16		2006-08-01	147,653	2015-12-20

Panama	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-12-20	147,654	35		2006-08-01	147,654	2015-12-20

Panama	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2005-12-20	147,655	42		2006-08-01	147,655	2015-12-20

Panama	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-21	138,381	35		2005-03-28	138,381	2014-10-21

Panama	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-21	138,382	42		2005-03-28	138,382	2014-10-21

Panama	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-22	153,825	09		2006-08-22	153,825-01	2016-08-22

Panama	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-22	153,826	35		2006-08-22	153,826-01	2016-08-22

Panama	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	121,733	09

Panama	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	121,732	16

Panama	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-26	121,734	35		2003-08-04	121,734	2012-06-26

Panama	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,717	09		2008-05-06	163,717	2017-08-01

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Panama	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,718	16		2008-05-06	163,718	2017-08-01

Panama	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,719	35		2008-05-06	163,719	2017-08-01

Panama	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,720	42		2008-05-06	163,720	2017-08-01

Panama	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-27	159,309	09		2008-01-21	159,309-01	2017-02-27

Panama	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-27	159,310	35		2008-01-21	159,310-01	2017-02-27

Panama	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,714	09		2008-05-05	163,714	2017-08-01

Panama	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,713	16		2008-05-05	163,713	2017-08-01

Panama	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,715	35		2008-05-05	163,715	2017-08-01

Panama	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-08-01	163,716	42		2008-05-05	163,716	2017-08-01

Paraguay	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2003-07-11	17,447	09		2004-03-18	266,393	2014-03-18

Paraguay	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2003-07-11	17,452	16		2004-03-18	266,394	2014-03-18

Paraguay	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2003-08-19	21147/2003	35

Paraguay	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2003-08-19	21148/2003	42		2004-09-07	271,160	2014-09-07

Paraguay	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	4598/2007	09

Paraguay	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	4599/2007	16		2008-03-18	308,599	2018-03-18

Paraguay	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	4600/2007	35		2008-03-18	308,600	2018-03-18

Paraguay	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	4601/2007	42		2008-03-18	308,601	2018-03-18

Paraguay	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02	22152/2006	09		2007-06-29	300,055	2017-06-29	Appl Amended from ACNIELSEN ANSWERS

Paraguay	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02	22153/2006	35		2007-10-10	303,549	2017-10-10

Paraguay	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	4602/2007	09

Paraguay	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	4603/2007	16		2007-11-15	305,146	2017-11-15

Paraguay	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	4604/2007	35		2007-11-15	305,147	2017-11-15

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Paraguay	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	4605/2007	42		2007-11-15	305,148	2017-11-15

Peru	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-06-23	282,736	35		2007-02-12	45,201	2017-02-12

Peru	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-06-23	282,696	42		2007-02-12	45,200	2017-02-12

Peru	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-03	286,587	09		2006-10-18	120,612	2016-10-18

Peru	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-03	286,588	35		2006-10-20	43,853	2016-10-20

Peru	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	152,287	09		2002-11-04	84,527	2012-11-04

Peru	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	152,286	16		2002-10-31	84,384	2012-10-31

Peru	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-16	152,285	35		2002-10-31	30,816	2012-10-31

Peru	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,345	09		2007-10-10	131,404	2017-10-10

Peru	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,344	16		2007-09-24	130,948	2017-09-24

Peru	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,343	35		2007-09-24	47,540	2017-09-24

Peru	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,342	38		2007-10-11	47,735	2017-10-11

Peru	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1990-12-03	178,531	16		1991-05-08	90,925	2016-05-08

Peru	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1990-12-03	178,532	35		1991-05-08	8,570	2016-05-08

Peru	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	305,349	09		2007-05-21	127,492	2017-05-21

Peru	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	305,350	35		2007-05-21	46,290	2017-05-21

Peru	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,351	09		2007-09-19	130,895	2017-09-19

Peru	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,348	16		2007-09-19	130,894	2017-09-19

Peru	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,347	35		2007-09-19	47,504	2017-09-19

Peru	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-20	306,346	38		2007-09-19	47,503	2017-09-19

Philippines	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	4-1998-008698	09 16 35 42		2005-12-19	4-1998-008698	2015-12-19

Philippines	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-11-26	4-1998-008694	09 16 35 42		2004-09-18	4-1998-008694	2014-09-18

Philippines	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	4-2007-001273	09 35		2008-05-28	4-2007-001273	2018-05-28

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Philippines	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-09	4-2007-001360 09 16 35 42			2007-10-08	4-2007-001360	2017-10-08

Philippines	NIELSEN MEDIA CAPSULE (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2009-06-08	4-2009-005669	09 35 38 42

Poland	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-28	Z-250938	09 16 35		2006-09-04	173,351	2012-05-28

Poland	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-01-07	Z-334853	35

Puerto Rico	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-04	063429	35		2006-02-15	63,429	2014-10-04

Puerto Rico	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-10-04	063430	42		2006-02-15	63,430	2014-10-04

Puerto Rico	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02		09					Awaiting advice re: serial number

Puerto Rico	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02		35					Awaiting advice re: serial number

Puerto Rico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-21	57,449	09		2004-06-09	57,449	2012-05-21

Puerto Rico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-21	57,448	16		2004-06-09	57,448	2012-05-21

Puerto Rico	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-21	57,450	35		2004-06-09	57,450	2012-05-21

Puerto Rico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,666	09

Puerto Rico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,664	16

Puerto Rico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,665	35

Puerto Rico	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,663	42

Puerto Rico	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-06	72,165	09

Puerto Rico	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-06	72,164	35

Puerto Rico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,768	09

Puerto Rico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,668	16

Puerto Rico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,776	35

Puerto Rico	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-06-12	73,667	42

Qatar	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-28	51551	09		2009-04-08	51551	2018-05-28

Qatar	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-05-28	51552	35		2009-04-12	51552	2018-05-28

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration date	Registration Number	Renewal Date	Comments
Romania	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-22	RO M2002/002889	09 16 35		2003-05-22	51,019	2012-05-22

Romania	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-15	M2004/06168	09 16 35 42		2005-07-15	61,829	2014-07-15

Russia	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	1998/718804	09 16 35 42		2000-03-06	185,572	2018-11-26

Russia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-08	2002/715129	09 16 35		2004-05-06	268,232	2012-08-08

Russia	NIELSEN	CZT/ACN Trademarks, L.L.C.	1994-09-30	1994/034904	09 16 42 35 37		1996-02-15	137,836	2014-09-30

Russia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-05	2007/705830	09 16 35 42		2008-06-05	351,899	2017-03-05

Russia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-08	2007/704212	09 35		2008-07-02	354,290	2017-02-08

Russia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-05	2007/705829	09 16 35 42		2008-06-17	352,935	2017-03-05

Serbia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-06	Z-1086/2004	09 16 35		2006-02-23	50072	2014-08-06

Serbia	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-08-06	Z-1087/2004	09 16 35 42		2006-02-23	50075	2014-08-06

Serbia	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-14	Z-277/2007	09 35		2008-05-12	55015	2017-02-14

Serbia	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-16	Z-555/2007	09 16 35 42		2008-05-21	55067	2017-03-16

Singapore	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	T98/11866B	09		2002-01-29	T98/11866B	2018-11-26

Singapore	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	T98/11867J	16		2002-01-29	T98/11867J	2018-11-26

Singapore .	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	T98/11868I	35		2002-01-29	T98/11868I	2018-11-26

Singapore	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-26	T98/11869G	42		2002-01-29	T98/11869G	2018-11-26

Singapore	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02	T06/15552C	35		2006-08-02	T06/15552C	2016-08-02

Singapore	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-10-02	T03/15759B	35		2004-08-03	T03/15759B	2013-10-02

Singapore	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-16	T02/12521B	09		2002-08-16	T02/12521B	2012-08-16

Singapore	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-16	T02/12522J	16		2002-08-16	T02/12522J	2012-08-16

Singapore	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-16	T02/12523I	35		2002-08-16	T02/12523I	2012-08-16

Singapore	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-23	T04/12146Z	09		2005-07-05	T04/12146Z	2014-07-23

Singapore	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-23	T04/12147H	16		2004-07-23	T04/12147H	2014-07-23

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Singapore	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-23	T04/12148F	35		2006-10-19	T04/12148F	2014-07-23

Singapore	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-23	T04/12149D	42		2004-07-23	T04/12149D	2014-07-23

Singapore	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	T07/02890H	09		2007-09-19	T07/02890H	2017-02-09

Singapore	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	T07/02891F	35		2007-06-26	T07/02891F	2017-02-09

Singapore	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-06-18	T08/08016D	35		2008-06-18	T08/08016D	2018-06-18

Singapore	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	T07/04467I	09		2007-09-21	T07/04467I	2017-03-01	Appl filed as series marks (color and b/w)

Singapore	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	T07/04470I	16		2007-07-10	T07/04470I	2017-03-01	Appl filed as series marks (color and b/w)

Singapore	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	T07/04474A	35		2007-07-10	T07/04474A	2017-03-01	Appl filed as series marks (color and b/w)

Singapore	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-01	T07/04475Z	42		2007-09-13	T07/04475Z	2017-03-01	Appl filed as series marks (color and b/w)

Singapore	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-08-08	T05/13745I	35		2006-08-03	T05/13745I	2015-08-08

Slovakia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-15	SK 1437-2002	09 16 35		2003-12-15	204,696	2012-05-15

Slovenia	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-24	SI Z200270699	09 16 35		2003-08-19	SI 200270699	2012-05-24

South Africa	IMS CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2008/10870	09

South Africa	IMS CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2008/10871	38

South Africa	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-15	2002/06726	09		2006-08-08	2002/06726	2012-05-15

South Africa	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-15	2002/06727	16		2006-08-08	2002/06727	2012-05-15

South Africa	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-15	2002/06728	35		2006-08-08	2002/06728	2012-05-15

South Africa	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03592	09

South Africa	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03593	16

South Africa	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03594	35

South Africa	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03595	42

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
South Africa	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007/02389	09

South Africa	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	2007/02390	35

South Africa	NIELSEN CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2008/10872	09

South Africa	NIELSEN CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2008/10873	38

South Africa	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03596	09

South Africa	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03597	16

South Africa	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03598	35

South Africa	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	2007/03599	42

South Africa	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-08-08	2005/16291	09		2008-11-03	2005/16291	2015-08-08

South Africa	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2005-08-08	2005/16292	35		2008-11-03	2005/16292	2015-08-08

Spain	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-06-16	2833038/02	35		2008-11-24	2,833,038	2018-06-16

Sweden	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1991-09-20	91-07999	09 16 35		1995-01-27	263,680	2015-01-27

Switzerland	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-11	57147/2006	09 35		2006-11-08	552,030	2016-08-11

Switzerland	ACNIELSEN BUSINESS FOCUS	CZT/ACN Trademarks, L.L.C.	2002-07-05	05939/2002	35		2002-11-20	504,840	2012-07-05

Switzerland	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-28	05699/2002	09 16 35		2002-08-28	502,105	2012-06-28

Switzerland	NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-28	05698/2002	09 16 35		2002-08-14	502,071	2012-06-28

Switzerland	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-05-10	54998/2007	09 16 35 42		2007-08-02	560,842	2017-08-02

Switzerland	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-08	51502/2007	09 35		2007-05-01	557,961	2017-02-08

Switzerland	NIELSEN HOMESCAN	CZT/ACN Trademarks, L.L.C.	2008-08-21	60326/2008	35		2009-01-20	581,804	2018-08-21

Switzerland	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-05-10	54999/2007	09 16 35 42		2007-08-03	560,830	2017-05-10

Taiwan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62067	09		2000-05-01	890,842	2010-04-30	Renewal Authrz’d 4/30/2009

Taiwan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62068	16		2000-11-01	912,228	2010-10-31	Registration to be Allowed to Lapse 10/31/2010

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Taiwan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62071	09		2000-06-16	894,278	2010-04-30	Registration to be Allowed to Lapse 4/30/2010; Associated w/ ACNIELSEN (CL 9)

Taiwan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62072	16		2001-02-01	928,168	2010-10-31	Registration to be Allowed to Lapse 10/31/2010; Associated w/ ACNIELSEN (CL 16)

Taiwan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62073	35		2000-04-16	123,053	2009-12-31	Registration to be Allowed to Lapse 12/31/2009; Associated w/ ACNIELSEN (CL 35)

Taiwan	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-24	(87) 62074	42		2000-08-16	127,925	2010-06-30	Registration to be Allowed to Lapse 6/30/2010; Associated w/ ACNIELSEN (CL 42)

Taiwan	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1999-02-26	(88) 08026	35		2000-09-01	128,215	2009-12-31	Registration to be Allowed to Lapse 12/31/2009; Disclaims: EQ

Taiwan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	(91) 020035	09		2003-08-16	1,053,699	2015-08-31

Taiwan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	(91) 020036	16		2003-06-16	1,047,270	2013-06-15

Taiwan	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	(91) 020037	35		2003-08-01	184,667	2013-07-31

Taiwan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	9370339210	09		2005-07-16	1,163,616	2015-07-15

Taiwan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	9370339240	16		2005-07-16	1,164,002	2015-07-15

Taiwan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	9370339250	35		2005-11-01	1,180,061	2015-10-31

Taiwan	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	9370339260	42		2005-11-01	1,180,275	2015-10-31

Taiwan	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	096007020	09 35		2007-11-16	1,288,830	2017-11-15

Taiwan	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-27	096008842	09 16 35 42		2009-01-01	1,345,368	2019-01-01

Tanganyika (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-03-08	26653	09		1999-03-08	26653	2016-03-08

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Tanganyika (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-03-08	26652	16		1999-03-08	26652	2016-03-08

Tanganyika (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-03-08	000 821	35		2000-10-31	821	2016-03-08

Tanganyika (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-03-08	000 820	42		2000-10-31	820	2016-03-08

Tanganyika (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-03-08	SM 824	09

Tanganyika (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-03-08	SM 825	16

Tanganyika (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2004-03-11	000 824	35

Tanganyika (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-03-11	000 825	42

Tanganyika (Tanzania)	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-01	003 695	09		2008-01-30	32328	2013-08-01

Tanganyika (Tanzania)	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-01	001 063	35

Tanganyika (Tanzania)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-09-30	000 112	09

Tanganyika (Tanzania)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-09-30	000 113	16		2004-01-30	30009	2009-09-30	Registration to be Allowed to Lapse 9/30/2009

Tanganyika (Tanzania)	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-23	6046	09

Tanganyika (Tanzania)	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-08	1652	35

Tanganyika (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	6047	09

Tanganyika (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	5082	16

Tanganyika (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	1656	35

Tanganyika (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	1657	42

Thailand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-01-28	379,507	09		2000-04-07	Kor. 111,574	2009-01-28	Renewal Authrz’d 9/18/2008

Thailand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-01-28	379,508	16		1999-11-30	Kor. 102,926	2009-01-28	Renewal Authrz’d 9/18/2008

Thailand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-01-28	379,509	35		2000-01-25	Bor. 9354	2009-01-28	Renewal Authrz’d 9/18/2008

Thailand	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-01-28	379,510	42		2000-01-25	Bor. 9353	2009-01-28	Renewal Authrz’d 9/18/2008

Thailand	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-07	634,804	09

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Thailand	ACNIELSEN EQ	CZT/ACN Trademarks, L.L.C.	1999-12-20	406,698	35		1999-12-20	Bor. 11,658	2009-12-19	Disclaims: EQ

Thailand	ACNIELSEN I-SCAN	CZT/ACN Trademarks, L.L.C.	2003-10-06	532,320	35		2004-11-09	Bor. 23,650	2013-10-05	Disclaims: I-SCAN

Thailand	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-10-01	499,464	09		2003-08-25	Kor. 183,692	2012-09-30

Thailand	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-10-01	499,465	16		2003-06-10	Kor. 180,731	2012-09-30

Thailand	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-10-01	499,466	35		2003-08-28	Bor. 20,121	2012-09-30

Thailand	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	559,468	09		2005-07-01	Kor. 222,041	2014-07-21

Thailand	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	559,469	16		2005-07-01	Kor. 214,077	2014-07-21

Thailand	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	559,470	35		2005-07-01	Bor. 26,018	2014-07-21

Thailand	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-21	559,471	42		2005-07-01	Bor. 27,456	2014-07-21

Thailand	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-12	653,104	09

Thailand	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-12	653,105	35		2008-07-02	SM 38,775	2017-02-11

Thailand	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	654,076	09		2008-11-18	TM 289,438	2017-02-21

Thailand	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	654,077	16		2008-04-04	TM 278,722	2017-02-21

Thailand	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	654,078	35		2008-05-14	SM 38,234	2017-02-21

Thailand	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-22	654,079	42		2008-03-31	SM 37,737	2017-02-21

Thailand	NIELSEN MEDIA COMPASS	CZT/ACN Trademarks, L.L.C.	2005-08-10	599,577	35					Disclaims: MEDIA

Turkey	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2001-03-16	21,710	09 16		2001-03-16	2001 04718	2011-03-16

Turkey	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2001-03-16	21,708	35 42		2001-03-16	2001 04716	2011-03-16

Turkey	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2001-03-16	21,711	09 16		2001-03-16	2001 04719	2011-03-16

Turkey	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2001-03-16	21,709	35 42		2001-03-16	2001 04717	2011-03-16

Turkey	ACNIELSEN BUSINESS FOCUS	CZT/ACN Trademarks, L.L.C.	2002-07-01	70565/22	09 35		2002-07-01	2002 16083	2012-07-01

Turkey	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-20	53275/22	09 16 35		2002-05-20	2002 12175	2012-05-20

Turkey	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-03-06	2007/10907	09 16 35 42		2007-03-06	2007 10907	2017-03-06

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Turkey	NIELSEN	CZT/ACN Trademarks, L.L.C.	1993-03-29	24823/93	16		1993-03-29	143,651	2013-03-29

Turkey	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2008-03-12	2008/14299	09 35		2009-04-13	2008 14299	2018-03-12

Turkey	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	2007/09343	09 16 35 42		2007-02-26	2007 09343	2017-02-26

Uganda	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-15	22073	09		2000-02-09	22073	2019-12-15

Uganda	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-15	22074	16		2000-02-09	22074	2019-12-15

Uganda	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-15	22071	09		2001-10-22	22071	2019-12-15	Associated w/ ACNIELSEN in CL 09

Uganda	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1998-12-15	22072	16		2002-03-01	22072	2015-12-15	Associated w/ ACNIELSEN in CL 09

Uganda	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	29032	09		2007-07-18	29032	2013-08-09

Uganda	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-30	25131	09		2003-07-01	25131	2009-08-30

Uganda	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-08-30	25132	16		2003-07-01	25132	2009-08-30	Registration to be Allowed to Lapse 8/30/2009

Uganda	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-13	29576	09

Uganda	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-07	29637	09

Uganda	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-07	29638	16

Ukraine	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-27	UA98114588	09 16 35 42		2002-03-15	23,628	2018-11-27

Ukraine	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-22	UA2002-054089	09 16 35		2004-12-15	45,356	2012-05-22

Ukraine	NIELSEN	CZT/ACN Trademarks, L.L.C.	2004-07-30	UA 2004-0708066	09 16 35 38 42		2006-05-15	62,112	2014-07-30

Ukraine	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-07	M2007-01710	09 35		2008-07-10	93,982	2017-02-07

Ukraine	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	M2007-02918	09 16 35 38

United Arab Emirates	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-03-26	109,758	09

United Arab Emirates	NIELSEN	CZT/ACN Trademarks, L.L.C.	2008-03-26	109,759	35

United Kingdom	ACNIELSEN BASES	CZT/ACN Trademarks, L.L.C.	2005-09-13	2,401,430B	35		2007-03-09	2,401,430B	2015-09-13

United Kingdom	ACNIELSEN WINNING BRANDS	CZT/ACN Trademarks, L.L.C.	2000-04-12	2,229,125	35		2000-09-22	2,229,125	2010-04-12

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United Kingdom	BASES	CZT/ACN Trademarks, L.L.C.	2005-09-13	2,401,430A	35		2007-03-09	2,401,430A	2015-09-13

United Kingdom	IMS CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2,487,515	09 38		2008-12-12	2,487,515	2018-05-14

United Kingdom	MEDIA ADVISOR	CZT/ACN Trademarks, L.L.C.	1992-09-17	1,513,592	09		1992-09-17	B1,513,592	2009-09-17	Registration to be Allowed to Lapse 9/17/2009; Disclaims: MEDIA, ADVISOR

United Kingdom	N device	CZT/ACN Trademarks, L.L.C.	1994-05-03	1,570,930	09		1994-05-03	B1,570,930	2011-05-03	Disclaims: N

United Kingdom	N device	CZT/ACN Trademarks, L.L.C.	1994-05-03	1,570,931	16		1994-05-03	B1,570,931	2011-05-03	Disclaims: N

United Kingdom	N device	CZT/ACN Trademarks, L.L.C.	1994-05-03	1,570,932	35		1994-05-03	B1,570,932	2011-05-03	Disclaims: N

United Kingdom	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1992-11-26	1,519,877	16		1992-11-26	1,519,877	2009-11-26

United Kingdom	NIELSEN CLEAR DECISIONS	CZT/ACN Trademarks, L.L.C.	2008-05-14	2,487,516	09 38		2008-12-12	2,487,516	2018-05-14

United Kingdom	NIELSEN EQ	CZT/ACN Trademarks, L.L.C.	2008-06-13	2,490,100	35		2008-12-26	2,490,100	2018-06-13

United Kingdom	NIELSEN FACT FINDERS	CZT/ACN Trademarks, L.L.C.	1992-11-26	1,519,882	16		1992-11-26	1,519,882	2009-11-26	Disclaims: FACT, FINDERS

United Kingdom	NIELSEN MEDIA ADVISOR	CZT/ACN Trademarks, L.L.C.	1992-09-17	1,513,593	35		1992-09-17	1,513,593	2009-09-17	Registration to be Allowed to Lapse 9/17/2009; Disclaims: MEDIA ADVISOR

United Kingdom	NIELSEN with Horizontal Micrometer	CZT/ACN Trademarks, L.L.C.	1979-06-26	1,116,487	09		1979-06-26	1,116,487	2010-06-26	Disclaims: NIELSEN

United Kingdom	NIELSEN with Horizontal Micrometer	CZT/ACN Trademarks, L.L.C.	1979-06-26	1,116,488	16		1979-06-26	1,116,488	2010-06-26

United States	iOYE! NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-10	77/444,874	35 38 41 45

United States	iOye! nielsen Logo (black/ white) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-10	77/444,868	35 38 41 45

United States	iOye! nielsen Logo (color) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-10	77/444,861	35 38 41 45

United States	HEY! NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-09-10	77/275,825	35 38 41 45

United States	Hey! Nielsen Logo (black/ white) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-09-10	77/275,836	35 38 41 45

United States	Hey! Nielsen Logo (color) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-09-10	77/275,832	35 38 41 45

United States	IMS CLEAR DECISIONS (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-16	77/449,756	09 42					Appl to Become Abandoned 8/24/2009

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915
Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-09	78/127,453	09 16 35		2007-04-17	3,230,380	2017-04-17

United States	NIELSEN	CZT/ACN Trademarks, L.L.C.	1948-08-17	563,626	35		1951-04-10	540,915	2011-04-10

United States	NIELSEN (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-01-30	77/094,981	09 16 35 38 41 42

United States	NIELSEN (Split N)	CZT/ACN Trademarks, L.L.C.	1988-06-30	73/737,542	16 35		1989-08-15	1,551,874	2009-08-15	Registration to be Allowed to Lapse 8/15/2009

United States	NIELSEN CLEAR DECISIONS (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-16	77/449,760	09 42

United States	NIELSEN IN-STORE (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-07-12	77/227,867	35 42					Disclaims: IN- STORE

United States	nielsen Logo (Black/White) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-01-30	77/094,963	09 16 35 38 41 42

United States	nielsen Logo (Color) (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-01-30	77/094,959	09 16 35 38 41 42

United States	NIELSEN MOBILE (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-11-26	77/336,641	09 16 35 42					Disclaims: MOBILE

United States	NIELSEN ONLINE (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-05-28	77/484,826	09 35 38 41 42					Disclaims ONLINE

United States	NIELSEN OUTDOOR	CZT/ACN Trademarks, L.L.C.	2003-12-02	78/334,921	09 35		2005-10-04	3,005,008	2015-10-04	Disclaims: OUTDOOR

United States	NIELSEN PREVIEW (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2008-04-01	77/436,567	35 38 41					Disclaims: PREVIEW

United States	NIELSEN RINGSCAN	CZT/ACN Trademarks, L.L.C.	2005-03-10	78/584,295	35		2007-08-07	3,276,708	2017-08-07

United States	NIELSEN SPORTS	CZT/ACN Trademarks, L.L.C.	2004-07-26	78/456,473	09 16 35		2007-08-07	3,276,288	2017-08-07	Disclaims: SPORTS

United States	NIELSENPEDIA	CZT/ACN Trademarks, L.L.C.	2007-04-17	77/158,327	35		2008-03-11	3,394,297	2018-03-11

United States	NIELSENTREND (Filed as ITU)	CZT/ACN Trademarks, L.L.C.	2007-07-12	77/227,997	35 42					Appl to Become Abandoned 8/10/2009

Uruguay	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	2001-05-08	331,216	09 16 35 42		2001-10-12	331,216	2011-10-12

Uruguay	ACNIELSEN | TOTAL STORE	CZT/ACN Trademarks, L.L.C.	2005-12-22	367,620	35		2006-11-30	367,620	2016-11-30

Uruguay	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2004-09-30	357,499	35 42		2005-05-13	357,499	2015-05-13

Uruguay	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	2002-11-20	331,217	09 16 35 42		2002-09-26	331,217	2012-09-26

Uruguay	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-06-18	341,868	09 16 35		2003-02-21	341,868	2013-02-21

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Uruguay	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-15	378,072	09 16 35 42		2008-03-25	378,072	2018-03-25

Uruguay	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-15	378,073	09 16 35 42		2008-03-25	378,073	2018-03-25

Uzbekistan	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-11-27	98/01139.3	09 16 35 42		1999-10-19	9,191	2008-11-27	Renewal Authrz’d 6/23/2008

Uzbekistan	NIELSEN ANSWER	CZT/ACN Trademarks, L.L.C.	2007-09-20	MGU 2007/1571	09 35		2008-07-09	MGU 16894	2017-09-20

Uzbekistan	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-09-20	MGU 2007/1528	09 16 35 42		2008-07-09	MGU 16893	2017-09-20

Venezuela	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-06-29	14190-2006	35				2017-02-21	Registration granted 2/21/2007 - waiting receipt of Reg Cert.

Venezuela	ACNIELSEN ADVISOR	CZT/ACN Trademarks, L.L.C.	2006-06-29	14191-2006	42				2017-02-21	Registration granted 2/21/2007 - waiting receipt of Reg Cert.

Venezuela	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	17424-2006	09				2017-03-30	Registration granted 7/02/2007- waiting receipt of Reg Cert

Venezuela	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-09	17425-2006	35				2017-03-30	Registration granted - as of 7/02/2007 awaiting Reg Cert;

Venezuela	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-30	7963-2002	09		2004-11-10		2014-11-10	Per LCnsl (1/07/2005), there is a significant delay issuing registration certificates

Venezuela	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-30	7964-2002	16		2004-11-10		2014-11-10	Per LCnsl (1/07/2005), there is a significant delay issuing registration certificates

Venezuela	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-30	7965-2002	35		2004-11-10		2014-11-10	Per LCnsl (1/07/2005), there is a significant delay issuing registration certificates

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-26	3460-2007	09		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - waiting for advice re: reg number
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	1989-03-07	3272-1989	09		1994-02-16	29,124	2004-02-16	Renewal Authorized 10/14/2003 - awaiting advice from PTO re: details
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-26	3461-2007	16		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - waiting for advice re: reg number
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	1989-03-07	3264-1989	16	38	1994-02-16	152,885	2004-02-16	Renewal Authorized 10/14/2003 - waiting for advice from PTO re: details
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-26	3462-2007	35		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - awaiting advice re: registration number
Venezuela	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-26	3463-2007	42		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - awaiting advice re: registration number
Venezuela	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	2481-2007	09		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - waiting for advice re: reg number
Venezuela	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-09	2482-2007	35		2007-09-05		2017-09-05	Registration Granted 9/05/2007 - waiting for advice re: reg number
Venezuela	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	3464-2007	09

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Venezuela	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	3465-2007	16

Venezuela	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	3466-2007	35				2018-08-13	Registration Granted 8/13/2008 - awaiting advice re: registration number

Venezuela	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-26	3467-2007	42		2008-08-13		2018-08-13	Registration Granted 8/13/2008 - waiting for advice re: reg number

Venezuela	NIELSEN PRICETRACK	CZT/ACN Trademarks, L.L.C.	2009-04-24	6905-2009	35

Vietnam	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1998-12-28	040517	09 16 35 42		2001-10-05	38,484	2008-12-28	Renewal Authrz’d 9/17/2008

Vietnam	ACNIELSEN I- SCAN	CZT/ACN Trademarks, L.L.C.	2004-08-02	4-2004-07700	35		2005-12-09	68,674	2014-08-02

Vietnam	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-07-09	4-2002-04070	09 16 35		2003-10-27	50,240	2012-07-09

Vietnam	NIELSEN	CZT/ACN Trademarks, L.L.C.	2007-02-23	4-2007-03276	09 16 35 42		2008-05-29	102,119	2017-02-23

Vietnam	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-03-08	4-2007-04004	09 35		2008-11-24	114,496	2017-03-08

Vietnam	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-02-23	4-2007-03275	09 16 35 42

Vietnam	NIELSENLINX	CZT/ACN Trademarks, L.L.C.	2007-10-05	4-2007-20061	09 35		2008-12-11	116,038	2017-10-05

Zanzibar (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-02-23	63/1999	09		1999-02-23	56/1999	2013-02-23

Zanzibar (Tanzania)	ACNIELSEN	CZT/ACN Trademarks, L.L.C.	1999-02-23	62/1999	16		1999-02-23	55/1999	2013-02-23

Zanzibar (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-02-23	64/1999	09		1999-02-23	57/1999	2013-02-23

Zanzibar (Tanzania)	ACNIELSEN and Globe Design	CZT/ACN Trademarks, L.L.C.	1999-02-23	65/1999	16		1999-02-23	58/1999	2013-02-23

Zanzibar (Tanzania)	ACNIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2006-08-02	337/2006	09		2007-12-06	337/2006	2020-08-02

Zanzibar (Tanzania)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	192/2002	09		2002-05-17	123/2002	2016-05-17

Active Global Trademarks CZT/ACN TRADEMARKS, L.L.C.

Total Records: 915

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Zanzibar (Tanzania)	N Design and NIELSEN	CZT/ACN Trademarks, L.L.C.	2002-05-17	193/2002	16		2002-05-17	124/2002	2016-05-17

Zanzibar (Tanzania)	NIELSEN ANSWERS	CZT/ACN Trademarks, L.L.C.	2007-02-13	44/2007	09		2007-12-06	44/2007	2021-02-13

Zanzibar (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	59/2007	09		2007-12-06	59/2007	2021-03-08

Zanzibar (Tanzania)	nielsen Logo	CZT/ACN Trademarks, L.L.C.	2007-03-08	60/2007	16		2007-12-06	60/2007	2021-03-08

Active Global Trademarks Owned by NetRatings, LLC

Note: Includes Trademarks held in other entity names; Recordation of change to NetRatings, LLC needs to be done or is in process

Total Records: 39

Country	Mark	Registrant	Filing Date	Application Number	International Class			National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Argentina	NETRATINGS	NetRatings, Inc.	2000-06-02	2289986		35			2001-11-09	1851005	2011-11-09

Australia	ADCENSUS	Jupiter Media Metrix, Inc.	2000-05-16	835362		35			2000-11-15	835362	2010-05-16	4/8/2002 Assigned to NetRatings, Inc. - not recorded yet

Australia	ADRELEVANCE	Jupiter Media Metrix, Inc.	2000-05-16	835364		35			2001-04-17	835364	2010-05-16	4/8/2002 Assigned to NetRatings, Inc. - not recorded yet

Brazil	NETRATINGS	NetRatings, Inc.	2000-11-28	823424090		35

Canada	ADRELEVANCE	NetRatings, Inc.	2000-05-23	1060233		35			2002-12-18	TMA 572503	2017-12-18

China	NETRATINGS	NetRatings, Inc.	2000-06-19	1655807		35			2001-10-21	1655807	2011-10-20

Denmark	NET METER	NetValue SA	1998-07-09	VA 03018/1998	35	38	42		2000-09-29	VR 2000/04508	2010-09-29	12/12/2003 Purchased by NetRatings, Inc. - not recorded yet

European	MEGAPANEL	NetValue SA	2001-11-26	002476661	35	42			2003-04-01	002476661	2011-11-26	12/12/2003
Community												Purchased by
Trademarks (CTM)												NetRatings, Inc. - not recorded yet

European Community Trademarks (CTM)	NETRATINGS and Design	NetRatings, Inc.	2001-04-25	002195329	09	16	35		2003-02-03	002195329	2011-04-25

France	AD IMPACT	NetValue (S.A.)	2000-10-11	00/3057283	09	35	38		2001-03-16	00/3057283	2010-10-10	12/12/2003 Purchased by NetRatings, Inc. - not recorded yet

France	ADMETER	NetValue (S.A.)	2000-02-28	00/3010629	09	38	42		2000-08-04	00/3010629	2010-02-27	12/12/2003 Purchased by NetRatings, Inc. - not recorded yet

France	NETVALUE NETMETER (Stylized)	NetValue (S.A.)	2000-02-29	00/3010940		09			2000-08-04	00/3010940	2010-02-28	12/12/2003 Purchased by NetRatings, Inc. - not recorded yet

Hungary	NETRATINGS	NetRatings, Inc.	2000-06-01	M00 02931		35			2001-05-30	165113	2010-06-01

Indonesia	NETRATINGS	NetRatings, Inc.	2000-07-24	J00 16359		35			2001-07-05	482090	2010-07-24

International	NETVALUE NETMETER (Stylized)	NetValue (S.A.)	2000-08-04	00/3010940		09			2000-08-04	739926	2010-08-04	12/12/2003 Purchased by NetRatings, Inc. - not recorded yet; Based on French Reg and Extended to: UK

Active Global Trademarks Owned by NetRatings, LLC

Note: Includes Trademarks held in other entity names; Recordation of change to NetRatings, LLC needs to be done or is in process

Total Records: 39

Country	Mark	Registrant	Filing Date	Application Number	International Class		National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Israel	NETRATINGS	NetRatings, Inc.	2000-06-01	138484	35			2002-07-02	138484	2021-06-01	Disclaims: RATINGS, NET

Japan	NETRATINGS	NetRatings, Inc.	1999-10-23	H11-096706	35			2001-08-03	4495531	2011-08-03

Japan	NETRATINGS and Design	NetRatings K.K.	1999-11-10	H11-103468	35			2000-12-08	4439275	2010-12-08

Malaysia	NETRATINGS	NetRatings, Inc.	2000-06-05	2000-07152	35				2000- 07152	2010-06-05

Mexico	ADCONTACT	Jupiter Media Metrix, Inc.	2001-01-29	468280	35			2002-02-13	734384	2011-01-29	4/8/2002 Assigned to NetRatings, Inc. - not recorded yet

Mexico	NETRATINGS	NetRatings, Inc.	2000-08-15	441947	35			2000-09-29	673918	2010-08-15

New Zealand	NETRATINGS	NetRatings, Inc.	1999-11-01	602097	35			2001-03-08	602097	2016-11-01

Norway	AD ALERT	Media Metrix Inc	2000-05-18	2000/05804	35			2000-09-28	204989	2010-09-26	4/8/2002 Assigned to NetRatings, Inc. - not recorded yet

Norway	ADCENSUS	Jupiter Media Metrix Inc	2000-05-18	2000/05803	35	42		2000-12-28	206327	2010-12-28	4/8/2002 Assigned
											to NetRatings, Inc. - not recorded yet
Norway	ADRELEVANCE	Jupiter Media Metrix Inc	2000-05-18	2000/05801	35	42		2000-12-28	206325	2010-12-28	4/8/2002 Assigned
											to NetRatings, Inc. - not recorded yet

Norway	AR and Design	Jupiter Media Metrix Inc	2000-05-18	2000/05802	35	42		2000-12-28	206326	2010-12-28	4/8/2002 Assigned
											to NetRatings, Inc. - not recorded yet

Norway	CLOUDPROBER	Jupiter Media Metrix Inc	2001-01-31	2001/01491	09			2001-09-06	210273	2011-09-06	4/8/2002 Assigned
											to NetRatings, Inc. - not recorded yet

Norway	NETRATINGS and Design	NetRatings Inc	2001-08-01	2001/09285	35			2002-10-03	215945	2012-10-03

Singapore	NETRATINGS	NetRatings, Inc.	2000-03-03	T00/3336A	35			2002-01-28	T00/3336A	2010-03-03

South Africa	NETRATINGS	NetRatings, Inc.	2000-06-01	2000-11060	35

Switzerland	NETRATINGS and Design	NetRatings, Inc.	2001-05-31	06652/2000	35	42		2002-04-04	497400	2011-05-31

Taiwan	NETRATINGS	NetRatings, Inc.	2000-06-20	89031613	35			2001-07-16	145469	2011-07-15

Thailand	NETRATINGS and Design	NetRatings, Inc.	2001-06-13	456307	35			2002-04-05	BOR 15598	2011-06-13

United States	@PLAN	NetRatings, LLC	1996-08-16	75/151,532	35			1998-10-13	2,196,315	2018-10-13

United States	AD ALERT	NetRatings, LLC	2000-02-28	75/928,673	35			2001-06-19	2,462,859	2011-06-19

United States	ADRELEVANCE	NetRatings, LLC	1999-02-16	75/643,158	35			2001-09-11	2,488,315	2011-09-11

United States	MEGAPANEL	NetRatings, LLC	2002-04-08	76/392,688	35	42		2004-06-01	2,847,198	2014-06-01

United States	NETRATINGS	NetRatings, LLC	1997-11-05	75/385,045	09	35		2001-04-24	2,446,679	2011-04-24

Active Global Trademarks Owned by NetRatings, LLC

Note: Includes Trademarks held in other entity names; Recordation of change to NetRatings, LLC needs to be done or is in process

Total Records: 39

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	NETVIEW	NetRatings, LLC	2002-11-13	76/466,462	35		2004-01-06	2,803,463	2014-01-06

Active Trademarks Owned by Nielsen IAG, Inc.

Total Records: 1

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	REWARDTV	Nielsen IAG, Inc.	2000-07-19	76/092,228	35 41		2004-09-28	2,888,099	2014-09-28

Active Global Trademarks Owned by Nielsen Mobile, LLC

Total Records: 5

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Australia	TELEPHIA	Nielsen Mobile, LLC	2000-03-16	828,020	35		2001-04-05	828,020	2010-03-16

Canada	TELEPHIA	Nielsen Mobile, LLC	2001-04-05	1,098,609			2003-02-26	TMA 576,457	2018-02-26

Canada	TELEPHIA and Design	Nielsen Mobile, LLC	2001-04-05	1,098,607			2003-05-27	TMA 582,496	2018-05-27

European Community Trademarks (CTM)	TELEPHIA	Nielsen Mobile, LLC	2000-03-21	1,566,975	35		2001-05-28	1,566,975	2010-03-21

United States	ShareTracker	Nielsen Mobile, LLC	2004-01-20	78/354,544	35		2005-02-10	3,008,062	2015-02-10	On Supplemental Register

United States	TELEPHIA	Nielsen Mobile, LLC	1999-10-18	75/824,639	35		2001-08-28	2,481,537	2011-08-28

Active Global Trademarks Owned by Nielsen National Research Group, Inc.

Total Records: 5

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
European Community Trademarks (CTM)	NRG	Nielsen National Research Group, Inc.	1998-06-29	862,938	35		2001-03-13	862,938	2018-06-29

United States	C.I.N.E.S.Y.S.	Nielsen National Research Group, Inc.	1993-03-29	74/372,630	09		1996-10-08	2,006,483	2016-10-08

United States	C.I.N.E.S.Y.S.	Nielsen National Research Group, Inc.	1993-03-29	74/372,368	42		1994-01-11	1,816,279	2014-01-11

United States	MOVIEVIEW	Nielsen National Research Group, Inc.	1997-12-29	75/411,961	35		1999-12-07	2,297,418	2009-12-07

United States	NRG	Nielsen National Research Group, Inc.	1997-12-29	75/411,963	35		1999-07-27	2,264,364	2019-07-27

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Argentina	BASES	AC Nielsen (US), Inc. New Owner to be recorded as The Nielsen Company (US), LLC		1,896,261	35		1994-07-29	2,007,690	2015-01-26

Australia	CIPHER	Decisions Made Easy Pty. Ltd. New Owner to be recorded as The Nielsen Company (US), LLC	2004-10-25	1,026,716	35		2005-04-19	1,026,716	2014-10-25	Assigned to Nielsen Decisions Made Easy, Inc. pursuant to Sales & Purchase Agmt dated 8/2008; to be recorded

Australia	CRUNCH	Decisions Made Easy Pty. Ltd. New Owner to be recorded as The Nielsen Company (US), LLC	2004-10-25	1,026,580	09 42		2005-03-31	1,026,580	2014-10-25	Assigned to Nielsen Decisions Made Easy, Inc. pursuant to Sales & Purchase Agmt dated 8/2008; to be recorded

Australia	DR KNOW	Decisions Made Easy Pty. Ltd. New Owner to be recorded as The Nielsen Company (US), LLC	2004-10-25	1,026,551	35		2005-03-01	1,026,551	2014-10-25	Assigned to Nielsen Decisions Made Easy, Inc. pursuant to Sales & Purchase Agmt dated 8/2008; to be recorded

Australia	R&R (and Design)	The Nielsen Company (US), LLC	1998-05-08	761,746	16		1999-07-16	761,746	2018-05-08

Brazil	BASES	AC Nielsen (US), Inc. New Owner to be recorded as The Nielsen Company (US), LLC	1995-11-23	818,954,779	35		2004-02-17	818,954,779	2014-02-17

Canada	AD*VIEWS	The Nielsen Company (US), LLC	2001-04-18	1,100,128			2005-05-05	639,205	2019-05-05	Disclaims: AD

Canada	BASES	The Nielsen Company (US), LLC	1983-08-24	508,479			1984-05-18	291,035	2014-05-18

Canada	BDS	The Nielsen Company (US), LLC	2006-06-28	1,307,227			2007-06-21	TMA 690,624	2022-06-21

Canada	BEHAVIORSCAPE	The Nielsen Company (US), LLC	2005-10-05	1274730			2008-10-17	TMA 726,277	2023-10-17

Canada	BEHAVIOURSCAPE	The Nielsen Company (US), LLC	2005-10-05	1274731			2008-10-10	TMA 725,789	2023-10-10

Canada	BOREALIS	The Nielsen Company (US), LLC	2006-05-03	1,300,170			2009-03-10	TMA 736,049	2024-03-10

Canada	BROADCAST DATA SYSTEMS	The Nielsen Company (US), LLC	2006-06-28	1,307,229			2008-07-30	TMA 719,746	2023-07-30

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Canada	COMPACT DATA	The Nielsen Company (US), LLC	1988-03-17	603,078			1990-02-23	TMA 365,715	2020-02-23	Disclaims: DATA

Canada	EDI Logo	The Nielsen Company (US), LLC	1996-09-18	823,564			2000-01-26	TMA 522,260	2015-01-26	Disclaims: EDI

Canada	NTI	The Nielsen Company (US), LLC	1969-10-21	326,944			1970-09-18	171,451	2015-09-18

Canada	PRIZM	The Nielsen Company (US), LLC	2005-02-15	1,247,306			2007-02-17	TMA 681,750	2022-02-16

Canada	PRIZM CANADA	The Nielsen Company (US), LLC	1996-02-23	805,209			1997-03-27	TMA 473,959	2012-03-27	Disclaims CANADA

Canada	R & R	The Nielsen Company (US), LLC	2004-02-23	1,207,267			2005-09-22	TMA 648,807	2020-09-22

Canada	R&R and Design	The Nielsen Company (US), LLC	2004-02-18	1,206,769			2008-01-08	TMA 704,057	2023-01-08

Canada	SINGLE SOURCE	The Nielsen Company (US), LLC	2003-01-13	1,164,558			2004-11-22	626,219	2019-11-22

Canada	SOUNDSCAN	The Nielsen Company (US), LLC	2006-06-28	1,307,231			2007-10-01	TMA 697,551	2022-10-01

Canada	SPECTRA ADVANTAGE	The Nielsen Company (US), LLC	2003-01-22	1165659			2004-06-21	TMA 613,206	2019-06-21

Canada	SPORTSQUEST	The Nielsen Company (US), LLC	1998-08-25	888,273			2000-04-20	526,880	2015-04-20

Canada	SPOTTRAC (Filed as ITU)	The Nielsen Company (US), LLC	2006-10-13	1,320,115

Canada	THE WORLDWIDE BOX OFFICE AUTHORITY	The Nielsen Company (US), LLC	1999-08-16	1,025,769			2001-05-30	545,874	2016-05-30	Disclaims: BOX OFFICE and WORLDWIDE

Canada	TV and Design	The Nielsen Company (US), LLC	1997-05-05	844,177			2001-01-12	539,603	2016-01-12

Canada	TV VIEWER	The Nielsen Company (US), LLC	2001-09-06	1,115,031			2003-11-18	594,945	2018-11-18	Disclaims: TV and VIEWER

Canada	VIDEOSCAN	The Nielsen Company (US), LLC	2006-06-28	1,307,232			2007-09-27	TMA 697,456	2022-09-27

European Community Trademarks (CTM)	CIPHER	Decisions Made Easy Pty Limited New Owner to be recorded as The Nielsen Company (US), LLC	2004-06-07	3,873,486	09 35 42		2006-05-19	3,873,486	2014-06-07	Assigned to Nielsen Decisions Made Easy, Inc. pursuant to Sales & Purchase Agmt dated 8/2008; to be recorded

European Community Trademarks (CTM)	DR KNOW	Decisions Made Easy Pty Limited Eventual Owner The Nielsen Company (US), LLC	2004-06-07	3,873,452	09 35 42		2005-10-10	3,873,452	2014-06-07	Assigned to Nielsen Decisions Made Easy, Inc. pursuant to Sales & Purchase Agmt dated 8/2008; to be recorded

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
European Community Trademarks (CTM)	R&R (and Design)	The Nielsen Company (US), LLC	1998-01-12	721,530	16		1999-05-25	721,530	2018-01-12

European Community Trademarks (CTM)	SOUNDSCAN	The Nielsen Company (US), LLC	2006-06-20	5,149,398	35		2007-05-22	5,149,398	2016-06-20

European Community Trademarks (CTM)	THE WORLDWIDE BOX OFFICE AUTHORITY	The Nielsen Company(US), LLC	1999-07-02	1,246,636	09 16 35 42		2000-11-06	1,246,636	2009-07-02	Registration to be Allowed to Lapse 7/02/2009

France	BASES	AC Nielsen (US), Inc.	1995-08-30	95/586,216	35		1996-02-09	95/586,216	2015-08-29

France	OPIGNON MARKETING and Design	AC Nielsen (US), Inc.	2003-04-09	03/3,219,580	09 35 38 42			03/3,219,580	2013-04-08

Germany	BASES	AC Nielsen (US), Inc. New Owner to be recorded as The Nielsen Company (US), LLC	1995-08-30	39 535 687.3	35		1996-08-20	39,535,687	2015-08-30

Germany	WIZZAD	The Nielsen Company (US), LLC	2003-07-21	30,336,207 3	09 35 42		2003-09-22	30,336,207	2013-07-30

Hong Kong	BASES	The Nielsen Company (US), LLC	1995-08-30	95/10,859	35		1998-06-12	B05823	2014-08-30

Japan	EDI Logo	ACNielsen EDI, Inc. New Owner to be recorded as The Nielsen Company (US), LLC	1997-08-27	9-152498	16		2000-05-19	4,384,698	2010-05-19

Mexico	BASES	The Nielsen Company (US), LLC	1995-09-27	244,055	35		1997-04-23	546,180	2015-09-27

Mexico	Radio & Musica	Radio & Records, Inc. New Owner to be recorded as The Nielsen Company (US), LLC	2000-10-19	453,754	16		2000-12-20	682,771	2010-10-19

Mexico	THE WORLDWIDE BOX OFFICE AUTHORITY	Nielsen EDI, Inc.	2000-10-20	453,996	09		2003-11-27	815,511	2010-10-20
		New Owner to be recorded as The Nielsen Company (US), LLC

Mexico	THE WORLDWIDE BOX OFFICE AUTHORITY	Nielsen EDI, Inc.	2000-10-20	454,003	16		2001-01-31	686,276	2010-10-20
		New Owner to be recorded as The Nielsen Company (US), LLC

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
Mexico	THE WORLDWIDE BOX OFFICE AUTHORITY	Nielsen EDI, Inc.	2000-10-20	454,002	35		2001-03-27	691,197	2010-10-20
		New Owner to be
		recorded as The Nielsen
		Company (US), LLC

Mexico	THE WORLDWIDE BOX OFFICE AUTHORITY	Nielsen EDI, Inc.	2000-10-20	454,001	42		2001-03-27	691,196	2010-10-20
		New Owner to be recorded as The Nielsen Company (US), LLC

Spain	BASES	AC Nielsen (US) Inc. New Owner to be recorded as The Nielsen Company (US), LLC	1995-08-31	1,983,041	35		1996-02-05	1,983,041	2015-08-31

Spain	BOOKSCAN	Nielsen Entertainment, LLC New Owner to be recorded as The Nielsen Company (US), LLC	2006-03-23	M2702420-2	35		2006-10-16	2,702,420	2016-03-23

United Kingdom	BRAND FX	The Nielsen Company(US), LLC	1998-06-23	2170259	09		2001-06-01	2170259	2018-06-23

United Kingdom	CRUNCH	Decisions Made Easy Pty Limited New Owner to be recorded as The Nielsen Company (US), LLC	2007-06-14	2,458,515	09 35 42		2008-02-08	2,458,515	2017-06-14	Assigned to Nielsen Decisions Made Easy, Inc. 8/2008; Change to be recorded

United Kingdom	MEDIA ROI	The Nielsen Company (US), LLC	2000-05-17	2232912	09		2000-10-20	2,232,912	2010-05-17

United Kingdom	PRIZM	The Nielsen Company (US), LLC	1987-10-06	1,323,287	42		1991-08-16	1,323,287	2018-10-06

United Kingdom	VRP	The Nielsen Company (US), LLC	1999-10-06	2210529	09 35 41 42		2000-06-30	2210529	2009-10-06	Registration to be Allowed to Lapse 10/06/2009

United States	“ANSWERS IN REAL TIME”	The Nielsen Company (US), LLC	1995-06-05	74/684,784	42		1996-04-02	1,965,802	2016-04-02

United States	A2/M2 (Filed as ITU)	The Nielsen Company (US), LLC	2006-06-21	78/913,006	09 16 35 42

United States	ACNIELSEN ANSWERS	The Nielsen Company (US), LLC	2000-05-23	76/054,377	35 42		2003-12-09	2,791,781	2013-12-09	Registration to be Allowed to Lapse 12/09/2009

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	ACNIELSEN BUSINESS FOCUS	The Nielsen Company (US), LLC	2005-04-20	78/613,008	35 42		2007-01-02	3,195,111	2017-01-02	Disclaims: BUSINESS

United States	ACNIELSEN STRATEGIC PLANNER	The Nielsen Company (US), LLC	2001-01-08	76/191,142	35		2004-05-25	2,845,367	2014-05-25	Disclaims: STRATEGIC PLANNER

United States	ACTIVE ROCK	The Nielsen Company (US), LLC	1995-10-06	75/002,699	16		1996-12-24	2,026,179	2016-12-24	On Supplemental Register; Disclaims: ROCK

United States	AD*VIEWS	The Nielsen Company (US), LLC	1992-08-28	74/308,651	09 35 37 42		1993-12-14	1,810,540	2013-12-14

United States	ADSELECT	The Nielsen Company (US), LLC	2005-02-28	78/576,620	35 42		2007-08-14	3,280,538	2017-08-14

United States	ADULT STANDARDS	The Nielsen Company (US), LLC	1999-11-03	75/838,907	16		2000-06-13	2,358,926	2010-06-13	On Supplemental Register

United States	ADVANCING THE SCIENCE AND ART OF MARKETING	The Nielsen Company (US), LLC	1998-10-26	75/577,800	35 41		2000-06-20	2,359,476	2010-06-20

United States	ANSWERS INTERACTIVE	The Nielsen Company (US), LLC	2004-09-01	78/477,074	42		2006-11-28	3,177,985	2016-11-28	Disclaims: INTERACTIVE

United States	ANYTIME ANYWHERE MEDIA MEASUREMENT (Filed as ITU)	The Nielsen Company (US), LLC	2006-06-21	78/913,055	09 16 35 42					Disclaims: MEDIA MEASUREMENT

United States	AOR	The Nielsen Company (US), LLC	1985-08-05	73/551,737	16		1986-09-09	1,408,432	2016-09-09

United States	AOR TRACKS	The Nielsen Company (US), LLC	1985-08-05	73/551,839	16		1986-09-09	1,408,433	2016-09-09

United States	AUDIENCE WATCH	The Nielsen Company (US), LLC	2004-12-27	76/625,833	09		2006-01-10	3,039,734	2016-01-10	Disclaims: AUDIENCE

United States	AUDIOAUDIT ADVANTAGE	The Nielsen Company (US), LLC	2001-06-14	76/271,124	35		2003-12-30	2,800,854	2013-12-30

United States	AUTOMATED DISCOVERY MARKETS	The Nielsen Company (US), LLC	2007-08-22	77/260,501	35		2008-10-21	3,519,093	2018-10-21	Disclaims: MARKETS

United States	BASES	The Nielsen Company (US), LLC	1980-01-21	73/246,843	35		1982-08-24	1,206,443	2012-08-24

United States	BASES CHATTERBOX	The Nielsen Company (US), LLC	2006-06-05	78/900,617	35		2007-03-20	3,220,180	2017-03-20

United States	BASES DECISIONPOINT	The Nielsen Company (US), LLC	2005-06-06	78/644,208	35		2007-01-23	3,202,885	2017-01-23

United States	BASES FINDTIME	The Nielsen Company (US), LLC	2005-10-13	78/732,673	35		2008-04-22	3,415,821	2018-04-22	Associated w/ BASES, BASES PRODUCT ADVISOR, BASES PRICE ADVISOR and BASES ATTVISOR

United States	BASES INTROSCAPE	The Nielsen Company (US), LLC	2005-07-08	78/660,016	35		2008-02-19	3,386,369	2018-02-19

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	Nation8al Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	BASES MBA	The Nielsen Company (US), LLC	2007-02-02	77/098,323	35		2008-06-17	3,450,342	2008-06-17

United States	BASES PRICE ADVISOR	The Nielsen Company (US), LLC	2000-04-25	76/033,606	35		2003-04-15	2,708,097	2013-04-15	On Supplemental Register

United States	BASES PRODUCT ADVISOR	The Nielsen Company (US), LLC	2000-03-30	76/013,877	35		2004-05-25	2,846,930	2014-05-25	On Supplemental Register; Disclaims: ADVISOR

United States	BASES SNAPSHOT	The Nielsen Company (US), LLC	2006-06-05	78/900,633	35		2007-10-09	3,307,054	2017-10-09

United States	BDS	The Nielsen Company (US), LLC	2003-06-19	76/524,917	35		2005-07-26	2,975,200	2015-07-26

United States	BIZ FAX	The Nielsen Company (US), LLC	1988-09-07	73/750,605	16		1989-11-07	1,565,271	2009-11-07	Registration to be Allowed to Lapse 11/7/2009; On Supplemental Register

United States	BOOK SCAN and Design	The Nielsen Company (US), LLC	2000-11-11	76/164,764	35		2003-07-15	2,737,694	2013-07-15	Registration to be Allowed to Lapse 7/18/2009; Disclaims: BOOK

United States	BOOKSCAN	The Nielsen Company (US), LLC	2000-11-14	76/166,045	35		2003-08-19	2,753,695	2013-08-19

United States	BRAND3 (Filed as ITU)	The Nielsen Company (US), LLC	2007-04-06	77/150,621	35

United States	BRANDFX	The Nielsen Company (US), LLC	1997-12-30	75/412,299	09		2001-09-04	2,485,525	2011-09-04	Disclaims: BRAND

United States	BREAKERS	The Nielsen Company (US), LLC	1978-02-21	73/159,273	16		1979-03-27	1,115,858	2009-03-27	On Supplemental Register

United States	BROADCAST DATA SYSTEMS	The Nielsen Company (US), LLC	2003-06-19	76/524,919	35		2005-11-29	3,019,003	2015-11-29

United States	BUDGETFX	The Nielsen Company (US), LLC	2000-06-21	76/073,994	35		2003-01-28	2,679,554	2013-01-28

United States	BUSINESS- FACTS	The Nielsen Company (US), LLC	2007-10-16	77/305,541	16 35		2008-12-16	3,545,958	2018-12-16

United States	BUSINESS- FACTS	The Nielsen Company (US), LLC	1985-10-23	73/564,646	35		1987-06-16	1,443,709	2017-06-16	On Supplemental Register

United States	CBP	The Nielsen Company (US), LLC	2002-12-20	78/196,769	35 42		2004-12-14	2,911,688	2014-12-14

United States	CHART FAX	The Nielsen Company (US), LLC	1988-09-07	73/750,608	16		1989-11-14	1,566,622	2009-11-14	Registration to be Allowed to Lapse 11/14/2009; On Supplemental Register

United States	CI consumer insight Logo	The Nielsen Company (US), LLC	2007-05-23	77/188,082	41		2009-03-17	3,589,635	2019-03-17

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	CINEMACUME	The Nielsen Company (US), LLC	2004-05-14	78/418,865	09		2006-09-12	3,143,051	2016-09-12

United States	CIPHER	The Nielsen Company (US), LLC	2004-06-17	78/436,716	09		2006-06-20	3,105,978	2016-06-20

United States	CIPHER WEB	The Nielsen Company (US), LLC	2004-06-17	78/436,709	09		2006-05-02	3,087,201	2016-05-02

United States	CIVICIQ (Filed as ITU)	The Nielsen Company (US), LLC	2008-04-08	77/443,196	09 35					Application to Become Abandoned 8/27/2009

United States	CLARITAS	The Nielsen Company (US), LLC	1987-11-27	73/697,893	09		1988-08-09	1,499,354	2018-08-09

United States	CLARITAS	The Nielsen Company (US), LLC	1980-09-04	73/276,676	42		1981-12-01	1,180,624	2011-12-01

United States	CLARITAS (Stylized)	The Nielsen Company (US), LLC	1989-03-06	73/785,040	09 35		1990-01-02	1,574,539	2010-01-02

United States	CONCEPTS@WORK	The Nielsen Company (US), LLC	2007-07-26	77/239,418	35		2008-01-22	3,372,792	2018-01-22

United States	CONNEXIONS	The Nielsen Company (US), LLC	2001-01-17	76/194,842	09 35		2004-12-21	2,913,465	2014-12-21

United States	CONSUMER 360	The Nielsen Company (US), LLC	2003-02-10	76/488,708	41		2004-08-24	2,876,313	2014-08-24	(Conference- related); Disclaims: CONSUMER

United States	CONSUMER 360 YOUR CONNECTION TO ACTIONABLE INSIGHTS and Design	The Nielsen Company (US), LLC	2003-02-10	76/488,707	41		2004-09-28	2,888,349	2014-09-28	(Conference- related): Disclaims: CONSUMER

United States	CONSUMER CLOUT	The Nielsen Company (US), LLC	1988-08-30	73/749,277	42		1990-01-16	1,578,260	2010-01-16	Disclaims CONSUMER

United States	CONSUMER TRADE AREAS	The Nielsen Company (US), LLC	2005-12-28	78/781,446	35		2007-01-30	3,204,767	2017-01-30	On Supplemental Register

United States	CONSUMERPOINT	The Nielsen Company (US), LLC	1999-04-07	75/677,592	09 35 42		2002-06-11	2,579,244	2012-06-11

United States	CONVENIENCE TRACK	The Nielsen Company (US), LLC	1998-04-20	75/470,721	35		2002-10-01	2,628,520	2012-10-01

United States	CONVERGENCE AUDIT	The Nielsen Company (US), LLC	2007-06-06	77/198,890	09 16 35		2008-08-05	3,479,015	2018-08-05	Disclaims: AUDIT

United States	COUNTRY INDICATOR	The Nielsen Company (US), LLC	1999-07-29	75/763,238	16		2000-09-26	2,390,633	2010-09-26	On Supplemental Register

United States	CREATIVE*VIEWS	The Nielsen Company (US), LLC	2006-04-26	78/870,020	35 42		2007-10-02	3,304,535	2017-10-02

United States	CRUNCH	The Nielsen Company (US), LLC	2004-06-17	78/436,719	09		2006-09-12	3,141,164	2016-09-12

United States	CULTURE POINT MODEL	The Nielsen Company (US), LLC	2004-02-11	78/366,116	35		2005-03-08	2,930,745	2015-03-08	Disclaims: MODEL

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	DAYTIME POPULATION	The Nielsen Company (US), LLC	1986-03-03	73/585,416	42		1987-08-18	1,453,745	2017-08-18	On Supplemental Register

United States	DCS (Filed as ITU)	The Nielsen Company (US), LLC	2007-08-07	77/248,932	35

United States	DECISIONSMART (Filed as ITU)	The Nielsen Company (US), LLC	2004-10-12	78/498,333	09 42

United States	DELTAQUAL	The Nielsen Company (US), LLC	2007-07-26	77/239,443	35		2008-01-22	3,372,793	2018-01-22

United States	DEMOGRAPHICS USA	The Nielsen Company (US), LLC	2003-07-28	78/279,459	09		2005-01-11	2,917,269	2015-01-11

United States	DEMOGRAPHICS USA	The Nielsen Company (US), LLC	1996-01-16	75/226,292	16		1998-01-06	2,127,296	2018-01-06

United States	DESIGNS@WORK	The Nielsen Company (US), LLC	2007-07-26	77/239,466	35		2008-01-22	3,372,794	2018-01-22

United States	DIRECTORY OF CONVENIENCE STORES	The Nielsen Company (US), LLC	2003-08-01	76/534,012	09 16		2005-03-01	2,928,524	2015-03-01	Disclaims: DIRECTORY

United States	DMA	The Nielsen Company (US), LLC	1979-10-29	73/237,008	35		1981-06-09	1,157,555	2011-06-09

United States	DR. KNOW	The Nielsen Company (US), LLC	2004-06-17	78/436,721	35		2006-08-15	3,130,768	2016-08-15

United States	ELECTRONIC PROMOTION KIT	The Nielsen Company (US), LLC	2002-05-30	76/414,886	35		2005-10-18	3,008,030	2015-10-18	On Supplemental Register
United States	EM-DEM	The Nielsen Company (US), LLC	2002-09-12	76/449,281	09		2003-07-08	2,734,600	2013-07-08	Registration to be Allowed to Lapse 7/8/2009
United States	ENTERPRISE ROLLUP	The Nielsen Company (US), LLC	1999-02-10	75/637,326	09		2000-08-22	2,378,862	2010-08-22	Disclaims: ENTERPRISE
United States	EQ	The Nielsen Company (US), LLC	2002-09-27	78/168,625	35		2005-09-22	2,995,719	2015-09-13
United States	FANLINKS	The Nielsen Company (US), LLC	2005-03-18	78/590,278	35 42		2007-01-23	3,202,766	2017-01-23
United States	FAX TALK	The Nielsen Company (US), LLC	1988-09-07	73/750,604	16		1989-11-07	1,565,270	2009-11-07	Registration to be Allowed to Lapse 11/7/2009; On Supplemental Register
United States	FDMS	The Nielsen Company (US), LLC	2007-08-22	77/260,481	35		2008-10-21	3,519,091	2018-10-21
United States	FILM LOCATION AND SALES HEARTBEAT	The Nielsen Company (US), LLC	2004-12-22	78/537,197	35		2006-01-24	3,050,131	2016-01-24	Disclaims: “FILM EDUCATON AND SALES”
United States	FILMSOURCE	The Nielsen Company (US), LLC	1995-12-15	75/043,110	09		1997-08-05	2,085,412	2017-08-05
United States	FILMSOURCE	The Nielsen Company (US), LLC	1995-06-05	74/684,782	42		1996-03-26	1,964,310	2016-03-26
United States	FINANCIAL CLOUT	The Nielsen Company (US), LLC	1996-02-01	75/052,035	36		1997-07-01	2,075,237	2017-07-01	Disclaims FINANCIAL

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	FLASH	The Nielsen Company (US), LLC	2004-12-22	78/537,265	16 35		2006-07-18	3,116,249	2016-07-18

United States	FULL DISCOVERY MARKETS	The Nielsen Company (US), LLC	2007-08-22	77/260,498	35		2008-10-21	3,519,092	2018-10-21	Disclaims: MARKETS

United States	GALAXY	The Nielsen Company (US), LLC	1993-03-29	74/372,342	09 35		1997-01-14	2,030,446	2017-01-14	Renewal Authrz/d 1/05/2007

United States	GOING FOR ADDS	The Nielsen Company (US), LLC	2004-01-28	78/359,082	16		2005-05-24	2,956,131	2015-05-24	On Supplemental Register

United States	GOING FOR ADDS	The Nielsen Company (US), LLC	2003-06-10	78/260,238	41		2005-12-13	3,030,814	2015-12-13	On Supplemental Register

United States	GOING FOR ADDS RADIO	The Nielsen Company (US), LLC	2004-02-17	78/369,460	41		2006-06-06	3,102,376	2016-06-06	On Supplemental Register

United States	GRABIX	The Nielsen Company (US), LLC	2006-03-06	78/830,329	09 41		2007-05-01	3,236,590	2017-05-01

United States	GRABIX.COM (Filed as ITU)	The Nielsen Company (US), LLC	2006-03-06	78/830,335	35 41 42

United States	HEALTHSCAPE (Filed as ITU)	The Nielsen Company (US), LLC	2008-06-17	77/500,545	35

United States	HIGH- VOLUME RETAILERS	The Nielsen Company (US), LLC	2003-09-03	78/295,268	09 16		2005-01-04	2,916,818	2015-01-04	On Supplemental Register

United States	HIGH- VOLUME RETAILERS THE ALTERNATE CHANNEL SOURCEBOOK	The Nielsen Company (US), LLC	2003-09-03	78/295,270	09 16		2005-01-04	2,916,819	2015-01-04	On Supplemental Register

United States	HISPANIC CABLE LINKS	The Nielsen Company (US), LLC	2002-03-08	76/380,717	09		2003-11-25	2,787,271	2013-11-29	Disclaims: “HISPANIC CABLE”

United States	HOMESCAN	The Nielsen Company (US), LLC	1998-07-27	75/526,334	35		2000-03-28	2,334,638	2010-03-28

United States	HOT FAX	The Nielsen Company (US), LLC	1988-09-07	73/750,607	16		1989-06-20	1,544,410	2009-06-20

United States	IMODEL	The Nielsen Company (US), LLC	2002-10-23	76/462,442	09		2003-10-21	2,775,101	2013-10-21	Registration to be Allowed to Lapse 10/21/2009

United States	IMS CAMPAIGNRF	The Nielsen Company (US), LLC	2007-05-10	77/177,814	09		2008-06-17	3,447,951	2018-06-17	Disclaims: CAMPAIGNRF

United States	IMS CHAID EXPLORER	The Nielsen Company (US), LLC	2005-11-22	78/759,239	09 42		2007-10-09	3,309,164	2017-10-09	Disclaims: CHAID

United States	IMSOUTDOOR	The Nielsen Company (US), LLC	2004-05-26	78/425,165	09 35		2006-10-17	3,159,987	2016-10-17

United States	IMSOUTDOOR NAVIGATOR	The Nielsen Company (US), LLC	2004-05-26	78/425,542	35		2007-06-12	3,252,256	2017-06-12

United States	INTEGRAS	The Nielsen Company (US), LLC	2007-06-25	77/215,020	35		2008-08-05	3,479,114	2018-08-05

United States	INTELLISERV	The Nielsen Company (US), LLC	2001-10-01	76/320,049	35		2004-11-16	2,902,633	2014-11-16

United States	INTROSCAPE	The Nielsen Company (US), LLC	2007-09-07	77/274,209	35		2008-04-22	3,414,452	2018-04-22

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	INTROTARGETER	The Nielsen Company	2002-08-30	76/446,227	35		2004-05-25	2,845,952	2014-05-25
		(US), LLC

United States	ITEMFINDER	The Nielsen Company	2005-06-07	78/645,133	35		2006-09-05	3,140,697	2016-09-05	On Supplemental
		(US), LLC								Register

United States	IXPRESS	The Nielsen Company	2007-08-07	77/249,419	09 35		2008-11-04	3,526,408	2018-11-04
		(US), LLC

United States	KEEPINGTRAC	The Nielsen Company	2006-05-01	78/873,657	09 35 42		2008-01-22	3,374,207	2018-01-22
		(US), LLC

United States	KIDSCOPE (Filed as ITU)	The Nielsen Company	2008-05-08	77/768,827	35 42
		(US), LLC

United States	LABELTRENDS	The Nielsen Company	2004-07-20	78/453,216	35 42		2007-03-13	3,218,608	2017-03-13
		(US), LLC

United States	LIFEP$YCLE (Stylized)	The Nielsen Company	1991-07-10	74/183,665	41		1993-03-02	1,755,784	2013-03-02
		(US), LLC

United States	LIM	The Nielsen Company	2006-05-26	78/894,747	35		2007-08-07	3,278,013	2017-08-07
		(US), LLC

United States	LIQUORTRACK	The Nielsen Company	2002-05-17	78/129,609	35		2003-12-16	2,796,141	2013-12-16
		(US), LLC

United States	LOCAL CUSTOM TOOLBOX (Filed as ITU)	The Nielsen Company (US), LLC	2008-01-24	77/379,845	35 42					Disclaims: “LOCAL CUSTOM”

United States	LOCAL MARKET PLANNER	The Nielsen Company	2005-03-09	78/583,524	35 42		2006-12-12	3,184,702	2016-12-12	Disclaims: “LOCAL
		(US), LLC								MARKET”

United States	LOCAL ROLLUP	The Nielsen Company (US), LLC	1999-10-19	75/672,815	09		2001-04-03	2,440,001	2011-04-03	Registration to be Allowed to Lapse 4/3/2011; Disclaims: LOCAL

United States	MARKET AUDIT	The Nielsen Company	1996-02-14	75/057,628	09		1998-10-20	2,196,887	2018-10-20	Disclaims MARKET
		(US), LLC

United States	MARKET SCOPE	The Nielsen Company	2003-08-01	76/534,022	16		2004-08-03	2,868,878	2014-08-03
		(US), LLC

United States	MARKETBREAKS	The Nielsen Company	2002-12-23	76/477,687	09 35		2004-08-03	2,870,271	2014-08-03
		(US), LLC

United States	MARKETLENS	The Nielsen Company	1994-01-18	74/479,631	09		1995-03-07	1,881,960	2015-03-07
		(US), LLC

United States	MARKETSCAN	The Nielsen Company	1988-01-28	73/708,135	09		1989-09-19	1,556,594	2009-09-19
		(US), LLC

United States	MEDIAEFFECTS (Filed as ITU)	The Nielsen Company	2006-05-03	78/875,164	09 35 42
		(US), LLC

United States	MEGABASE	The Nielsen Company	1986-01-06	73/576,519	35 42		1986-07-29	1,403,405	2016-07-29
		(US), LLC

United States	MICROVISION	The Nielsen Company	1990-01-19	74/021,302	35		1991-09-10	1,656,419	2011-09-10
		(US), LLC

United States	MMS	The Nielsen Company	1999-01-29	75/630,623	16		1999-11-02	2,290,749	2009-11-02	On Supplemental
		(US), LLC								Register

United States	MONITOR-PLUS	The Nielsen Company	1988-06-05	73/602,537	35		1987-01-06	1,424,225	2017-01-06
		(US), LLC

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	MOST ADDED	The Nielsen Company (US), LLC	1977-11-14	73/148,541	16		1979-09-11	1,125,082	2009-09-11	On Supplemental Register

United States	MOVIE*SENTRY	The Nielsen Company (US), LLC	2003-10-22	78/316,894	35		2005-07-12	2,966,465	2015-07-12	Registration to Be Allowed to Lapse 7/12/2011

United States	MULTI*FACTS	The Nielsen Company (US), LLC	1993-11-15	74/458,264	16		1995-11-28	1,937,762	2015-11-28

United States	MULTIREACH	The Nielsen Company (US), LLC	1995-03-09	74/644,059	09		1996-02-13	1,956,213	2016-02-13

United States	MUSIC FAX	The Nielsen Company (US), LLC	1988-09-07	73/750,602	16		1989-11-07	1,565,269	2009-11-07	Registration to be Allowed to Lapse 11/07/2009; On Supplemental Register

United States	MYCBP	The Nielsen Company (US), LLC	2002-12-20	78/196,771	35 42		2004-12-14	2,911,689	2014-12-14

United States	N NIELSEN EDI FLASH and Design	The Nielsen Company (US), LLC	2004-12-22	78/537,267	16 35		2006-03-28	3,073,098	2016-03-28	Agree to Ass’n w/ EDI and BOFFO BOX OFFICE FLASH FIGURES ONLINE

United States	NACAT	The Nielsen Company (US), LLC	2005-04-21	78/613,869	09		2006-04-11	3,079,639	2016-04-11

United States	NAVE	The Nielsen Company (US), LLC	2005-03-25	78/595,097	09		2008-05-27	3,435,942	2018-05-27

United States	NAVE II	The Nielsen Company (US), LLC	2005-03-25	78/595,093	09		2008-06-10	3,445,143	2018-06-10

United States	NAVE IIC	The Nielsen Company (US), LLC	2006-01-04	78/785,001	09		2009-03-31	3,598,521	2019-03-31	Disclaims: IIC

United States	NET*FACTS	The Nielsen Company (US), LLC	1987-07-13	73/671,551	35		1988-02-23	1,477,979	2018-02-23

United States	NHSI	The Nielsen Company (US), LLC	1999-11-30	75/859,680	09		2002-12-17	2,661,157	2012-12-17

United States	NHSI	The Nielsen Company (US), LLC	1999-11-30	75/860,646	16		2002-01-29	2,533,399	2012-01-29

United States	NHSI	The Nielsen Company (US), LLC	1999-11-30	75/859,682	35		2000-11-07	2,402,063	2010-11-07

United States	NHSI	The Nielsen Company (US), LLC	1999-11-30	75/859,683	42		2002-04-02	2,554,723	2012-04-02

United States	NHTI	The Nielsen Company (US), LLC	1999-11-30	75/860,776	09		2001-11-20	2,508,750	2011-11-20

United States	NHTI	The Nielsen Company (US), LLC	1999-11-30	75/860,798	35		2000-11-07	2,402,068	2010-11-07

United States	NHTI	The Nielsen Company (US), LLC	1999-11-30	75/860,775	42		2002-03-26	2,551,647	2012-03-26

United States	NIELSEN ANSWERS	The Nielsen Company (US), LLC	2007-01-29	77/093,364	35 42		2008-12-09	3,544,156	2018-12-09

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	NIELSEN CINEMA	The Nielsen Company (US), LLC	2003-05-27	76/517,228	16 35		2005-08-09	2,983,633	2015-08-09	Disclaims: CINEMA

United States	NIELSEN CINEMA	The Nielsen Company (US), LLC	2003-05-27	76/517,227	35		2005-08-09	2,983,632	2015-08-09	Disclaims: CINEMA

United States	NIELSEN FOCUS (Filed as ITU)	The Nielsen Company (US), LLC	2009-03-31	77/703,065	09 35

United States	NIELSEN HISPANIC HOMEVIDEO INDEX	The Nielsen Company (US), LLC	2000-09-29	76/137,696	09 16 35		2003-11-04	2,779,979	2013-11-04

United States	NIELSEN HOMEVIDEO INDEX	The Nielsen Company (US), LLC	1980-08-13	73/273,926	35		1982-01-26	1,188,037	2012-01-26

United States	NIELSEN KIDSCOPE (Filed as ITU)	The Nielsen Company (US), LLC	2008-05-08	77/468,826	35

United States	NIELSEN MEDIA RESEARCH	The Nielsen Company (US), LLC	1996-11-06	75/194,064	09		2001-11-27	2,512,912	2011-11-27	Disclaims: MEDIA RESEARCH

United States	NIELSEN MEDIA RESEARCH	The Nielsen Company (US), LLC	1996-11-06	75/194,065	16		2000-07-18	2,367,336	2010-07-18	Disclaims: MEDIA RESEARCH

United States	NIELSEN MEDIA RESEARCH	The Nielsen Company (US), LLC	1996-11-06	75/194,066	35		2001-05-01	2,448,024	2011-05-01	Disclaims: MEDIA RESEARCH

United States	NIELSEN MEDIA RESEARCH	The Nielsen Company (US), LLC	1996-11-06	75/194,067	42		2001-10-30	2,502,257	2011-10-30	Disclaims: MEDIA RESEARCH

United States	NIELSEN RADIO ADVISOR (Filed as ITU)	The Nielsen Company (US), LLC	2009-05-08	77/732,625	09

United States	NIELSEN RADIOVIEWS (Filed as ITU)	The Nielsen Company (US), LLC	2009-05-08	77/732,631	09

United States	NIELSEN SCHOLASTIC SERVICES	The Nielsen Company (US), LLC	2009-06-03	77/751,768	41

United States	NIELSEN UNIVERSAL READER	The Nielsen Company (US), LLC	2005-04-21	78/613,866	09		2006-06-13	3,103,595	2016-06-13	Disclaims: “UNIVERSAL READER”

United States	NORA (Filed as ITU)	The Nielsen Company (US), LLC	2006-05-26	78/893,660	35 42

United States	NORA NIELSEN ON DEMAND REPORTING & ANALYTICS (Filed as ITU)	The Nielsen Company (US), LLC	2006-05-26	78/893,661	35 42					Disclaims: “ON DEMAND REPORTING & ANALYTICS”

United States	NQUEST	The Nielsen Company (US), LLC	2002-02-26	76/375,231	35		2005-07-26	2,976,872	2015-07-26

United States	NSI	The Nielsen Company (US), LLC	1995-01-17	74/621,716	35		1996-07-23	1,988,073	2016-07-23

United States	NSS	The Nielsen Company (US), LLC	1994-05-02	74/519,201	16		1995-02-28	1,880,624	2015-02-28

United States	NTI	The Nielsen Company (US), LLC	1949-10-22	71/586,704	35		1951-08-28	547,323	2011-08-28

United States	NUR	The Nielsen Company (US), LLC	2005-04-21	78/613,872	09		2006-09-12	3,143,559	2016-09-12

United States	ON THE RADIO	The Nielsen Company (US), LLC	1999-07-29	75/763,240	16		2000-05-16	2,351,049	2010-05-16

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	ON THE RECORD	The Nielsen Company (US), LLC	1999-07-29	75/763,241	16		2000-05-16	2,351,050	2010-05-16

United States	OPPORTUNITY FINDER	The Nielsen Company (US), LLC	2002-09-24	76/452,463	35		2005-12-13	3,029,703	2015-12-13

United States	OPTACCUME	The Nielsen Company (US), LLC	2004-05-14	78/418,862	09 35		2005-12-06	3,024,710	2015-12-06

United States	OPTIMAX	The Nielsen Company (US), LLC	2000-04-11	76/023,019	42		2001-10-23	2,499,893	2011-10-23

United States	PACKS@WORK	The Nielsen Company (US), LLC	2007-07-25	77/238,703	35		2008-01-22	3,372,790	2018-01-22

United States	PINECONE RESEARCH	The Nielsen Company (US), LLC	2002-09-25	76/452,562	35		2005-01-04	2,916,601	2015-01-04	Disclaims: RESEARCH

United States	PLACE*VALUES	The Nielsen Company (US), LLC	2007-05-16	77/182,921	09 35 42		2008-11-04	3,528,356	2018-11-04

United States	PLACE*VIEWS	The Nielsen Company (US), LLC	2004-10-08	78/496,728	35 42		2006-08-15	3,130,952	2016-08-15

United States	POCKETPIECE	The Nielsen Company (US), LLC	1993-03-29	74/372,606	16		1993-12-07	1,809,171	2013-12-07

United States	POP-FACTS	The Nielsen Company (US), LLC	1986-03-03	73/585,415	16		1986-09-23	1,410,464	2016-09-23

United States	POP-FACTS	The Nielsen Company (US), LLC	1986-03-03	73/585,424	42		1986-09-23	1,410,929	2016-09-23

United States	POWERED BY HOMESCAN	The Nielsen Company (US), LLC	2000-11-10	76/163,269	35		2003-12-09	2,791,907	2013-12-09

United States	POWERPLAY	The Nielsen Company (US), LLC	2005-10-24	78/738,926	09		2007-11-06	3,331,624	2017-11-06

United States	PRE-BASES	The Nielsen Company (US), LLC	1992-04-06	74/262,819	35		1992-12-01	1,737,005	2012-12-01

United States	PRICEITRIGHT (Filed as ITU)	The Nielsen Company (US), LLC	2006-08-01	78/942,497	09 35

United States	PRIMELOCATION	The Nielsen Company (US), LLC	2006-12-19	77/067,233	09 35		2008-10-07	3,513,145	2018-10-07	Disclaims: LOCATION

United States	PRINCIPAL MOVIEGOERS	The Nielsen Company (US), LLC	2002-05-14	76/407,726	35		2004-06-01	2,848,491	2014-06-01	Disclaims: MOVIEGOERS

United States	PRINT*VIEWS	The Nielsen Company (US), LLC	2004-11-08	78/513,220	35 42		2006-01-17	3,045,599	2016-01-17

United States	PRIZM	The Nielsen Company (US), LLC	1987-11-27	73/697,895	09		1989-09-26	1,557,671	2009-09-26

United States	PROFILE-ON-DEMAND	The Nielsen Company (US), LLC	2006-12-20	77/068,828	35		2008-06-24	3,455,901	2018-06-24	On Supplemental Register

United States	QUICK*VIEWS	The Nielsen Company (US), LLC	2003-01-14	76/482,370	35		2005-08-23	2,987,782	2015-08-23

United States	R & R	The Nielsen Company (US), LLC	1983-10-24	73/449,295	16		1987-04-14	1,436,373	2017-04-14

United States	R&R (and Design)	The Nielsen Company (US), LLC	1998-05-21	75/489,056	16		2000-06-06	2,354,520	2010-06-06

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	R&R TODAY	The Nielsen Company (US), LLC	2008-07-02	77/513,374	41		2009-03-10	3,586,155	2019-03-10

United States	RADIO & RECORDS	The Nielsen Company (US), LLC	1978-02-21	73/159,272	16		1981-03-31	1,149,767	2011-03-31

United States	RESTAGER	The Nielsen Company (US), LLC	1993-05-28	74/395,848	35		1995-06-06	1,897,695	2015-06-06

United States	RETAIL ACVIEW	The Nielsen Company (US), LLC	2004-07-12	78/449,175	35 42		2006-03-07	3,066,792	2016-03-07	Disclaims: RETAIL

United States	RETAIL MARKET POWER	The Nielsen Company (US), LLC	2005-02-15	76/631,030	35		2007-12-25	3,360,162	2017-12-25	Disclaims: RETAIL MARKET

United States	RETAIL TENANT DIRECTORY	The Nielsen Company (US), LLC	2003-08-01	76/534,011	09		2005-05-31	2,956,549	2015-05-31	Disclaims: “TENANT DIRECTORY”

United States	RETAIL TENANT DIRECTORY	The Nielsen Company (US), LLC	2003-04-01	76/502,682	16		2006-03-07	3,064,700	2016-03-07	Disclaims: DIRECTORY

United States	ROLLUP	The Nielsen Company (US), LLC	1995-03-09	74/644,056	09		1996-02-13	1,956,212	2016-02-13

United States	SCAN*FACT	The Nielsen Company (US), LLC	1989-11-22	74/004,513	35		1990-08-28	1,611,122	2010-08-28

United States	SCANTRACK	The Nielsen Company (US), LLC	1979-09-13	239,033	35		1981-08-11	1,164,868	2011-08-11

United States	SHOPPER MISSIONS (Filed as ITU)	The Nielsen Company (US), LLC	2006-01-09	78/787,613	16 35 42					Disclaims: SHOPPER

United States	SMOOTH JAZZ	The Nielsen Company (US), LLC	2003-10-20	78/316,079	16		2005-02-22	2,928,422	2015-02-22	On Supplemental Register

United States	SOAR (Filed as ITU)	The Nielsen Company (US), LLC	2007-08-17	77/258,172	35

United States	SOUNDSCAN	The Nielsen Company (US), LLC	1993-05-19	74/392,370	35		1994-10-04	1,856,925	2014-10-04

United States	SOUNDSCAN and Design	The Nielsen Company (US), LLC	1993-05-19	74/392,365	35		1994-10-11	1,857,872	2014-10-11

United States	SOVA	The Nielsen Company (US), LLC	1992-06-29	74/289,277	35		1993-02-09	1,751,521	2013-02-09

United States	SPECTRA	The Nielsen Company (US), LLC	2000-10-17	76/148,046	09 35		2002-07-23	2,597,206	2012-07-23

United States	SPECTRA ADVANTAGE	The Nielsen Company (US), LLC	1998-02-26	75/440,976	35		1999-09-28	2,280,810	2009-09-28	Registration to be Allowed to Lapse 9/29/2009

United States	SPECTRA HISPANIQ	The Nielsen Company (US), LLC	2004-02-10	78/365,896	35		2005-04-19	2,941,875	2015-04-19	Disclaims: HISPANIC

United States	SPECTRA HISPANIQ and Design	The Nielsen Company (US), LLC	2004-02-10	78/365,898	35		2005-04-19	2,941,876	2015-04-19	Disclaims: HISPANIC

United States	SPECTRA/BASES INTROTARGETER	The Nielsen Company (US), LLC	2002-08-30	76/446,149	35		2004-05-25	2,845,951	2014-05-25

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	Interational Class	National Local Class	Regisrtation Date	Registration Number	Renewal Date	Comments
United States	SPONSORSHIP SCORECARD	The Nielsen Company (US), LLC	2004-05-28	78/427,036	35		2006-04-25	3,086,423	2016-04-25	Disclaims: SPONSORSHIP

United States	SPORTSQUEST	The Nielsen Company (US), LLC	1998-03-17	75/451,785	35		1999-12-28	2,304,787	2009-12-28

United States	SPOTTRAC	The Nielsen Company (US), LLC	2006-04-26	78/870,015	09		2007-09-11	3,292,186	2017-09-11

United States	STELLAR (Filed as ITU)	The Nielsen Company (US), LLC	2008-05-05	77/465,932	35 42

United States	STRATEGY ADVISOR	The Nielsen Company (US), LLC	1998-09-21	75/555,838	35		2001-06-05	2,458,730	2011-06-05	On Supplemental Register

United States	STREET TALK	The Nielsen Company (US), LLC	1977-11-14	73/148,539	16		1979-09-11	1,125,081	2019-09-11	On Supplemental Register

United States	TAP	The Nielsen Company (US), LLC	1997-10-27	75/379,470	35		2000-09-19	2,386,774	2010-09-19

United States	TDLINX	The Nielsen Company (US), LLC	2001-07-17	76/286,865	09 35		2003-04-15	2,706,279	2013-04-15

United States	TDLINX and Design	The Nielsen Company (US), LLC	2001-07-17	76/286,866	09 35		2003-04-15	2,706,280	2013-04-15

United States	THE BACK PAGE	The Nielsen Company (US), LLC	1977-11-14	73/148,534	16		1979-09-11	1,125,078	2009-09-11	Registration to be Allowed to Lapse 9/11/2009; On Supplemental Register

United States	THE CONVERGENCE AUDIT	The Nielsen Company (US), LLC	1998-05-19	75/487,720	09 16 35		2001-06-05	2,458,712	2011-06-05

United States	THE RELEASE SCHEDULE	The Nielsen Company (US), LLC	1995-12-06	75/028,394	16		1997-09-30	2,100,788	2017-09-30

United States	THE WORLDWIDE BOX OFFICE AUTHORITY	The Nielsen Company (US), LLC	1999-07-08	75/751,006	35		2001-02-06	2,426,350	2011-02-06	Disclaims: BOX OFFICE

United States	THE WORLDWIDE BOX OFFICE AUTHORITY	The Nielsen Company (US), LLC	1999-07-08	75/751,007	41		2002-03-26	2,553,319	2012-03-26	Disclaims: BOX OFFICE

United States	THEATRE ATLAS	The Nielsen Company (US), LLC	2003-03-18	78/226,796	16		2004-01-20	2,806,763	2014-01-20

United States	THERASCORE	The Nielsen Company (US), LLC / Marketing	2004-07-20	78/453,468	35		12/23/2005	3,027,546	2015-12-13

United States	TRADE DIMENSIONS	The Nielsen Company (US), LLC	2000-06-13	76/069,140	09 35		2002-04-23	2,563,116	2012-04-23	Disclaims: TRADE

United States	TRANSACTIONS ARE POWER	The Nielsen Company (US), LLC	1997-10-27	75/379,603	35		2000-03-14	2,327,647	2010-03-14

United States	UNLOCK THE POWER OF MEDIA	The Nielsen Company (US), LLC	1998-09-04	75/548,852	35		2000-08-08	2,374,350	2010-08-08

United States	VIDEO*SENTRY	The Nielsen Company (US), LLC	2004-04-14	78/401,550	35 42		2005-12-13	3,030,543	2015-12-13	Registration to be Allowed to Lapse 12/13/2011

Active Global Trademarks Owned by The Nielsen Company (US), LLC

Total Records: 292

Country	Mark	Registrant	Filing Date	Application Number	International Class	National Local Class	Registration Date	Registration Number	Renewal Date	Comments
United States	VIDEOSCAN	The Nielsen Company (US), LLC	2006-05-31	78/897,157	35		2007-03-20	3,220,156	2017-03-20
United States	VIEWERS IN PROFILE	The Nielsen Company (US), LLC	1965-11-12	72/232,581	42		1967-03-14	825,898	2017-03-14
United States	VIP	The Nielsen Company (US), LLC	1965-11-12	72/232,582	35		1967-02-14	824,208	2017-02-14
United States	VIRTUAL ISSUE	The Nielsen Company (US), LLC	1997-12-05	75/401,194	09		2001-06-12	2,459,976	2011-06-12	Disclaims: VIRTUAL
United States	WEBCUME	The Nielsen Company (US), LLC	2004-04-28	78/408,678	09 35		2006-09-05	3,139,932	2016-09-05
United States	WEBRF	The Nielsen Company (US), LLC	2000-01-05	75/898,371	35		2002-12-17	2,663,806	2012-12-17	Disclaims: WEB
United States	WINNING BRANDS	The Nielsen Company (US), LLC	1998-03-31	75/460,440	35		2001-07-24	2,471,877	2011-07-24
United States	YPD	The Nielsen Company (US), LLC	1985-12-05	73/586,008	42		1986-10-14	1,413,799	2016-10-14

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
ADWEEK	ARGENTINA	PENDING	016, 041	2.813.863	4/1/2008			VNU Business Media, Inc.

BILLBOARD (Cl. 16)	ARGENTINA	REGISTERED	016	1.621.922	4/2/1993	2.175.770	09/16/88	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	ARGENTINA	REGISTERED	016	1.778.344	11/16/1990	1.731.379	04/16/99	VNU Business Media, Inc.

BRANDWEEK	ARGENTINA	PENDING	016	2.813.861	4/1/2008			VNU Business Media, Inc.

BRANDWEEK	ARGENTINA	PENDING	041	2.813.862	4/1/2008			Nielsen Business Media, Inc.

CLIO (Cl. 35)	ARGENTINA	REGISTERED	035	2.615.375		2.076.895	09/05/95	BPI Communications, Inc.

CLIO (Cl. 38)	ARGENTINA	REGISTERED	038	1.949.601	11/30/1994	1.975,631	03/24/04	VNU Business Media, Inc.

CLIO (Cl. 41)	ARGENTINA	REGISTERED	041	1.949.602	11/30/1994	1.975,630	03/24/04	VNU Business Media, Inc.

ERETAILING WORLD (Class 16)	ARGENTINA	REGISTERED	016, 035	2.260.052		1.830.843	05/23/01	VNU Business Media, Inc.

ERETAILING WORLD (Class 35)	ARGENTINA	REGISTERED	035	2.260,053		1.830.845	05/23/01	VNU Business Media, Inc.

MEDIAWEEK	ARGENTINA	PENDING	016	2.813.859	4/1/2008			VNU Business Media, Inc.

MEDIAWEEK	ARGENTINA	PENDING	041	2.813.860	4/1/2008			VNU Business Media, Inc.

MEDTRADE	ARGENTINA	REGISTERED	041	2,099,611	8/26/1997	1,704,294	11/12/99	VNU Business Media, Inc.

MEDTRADE	ARGENTINA	REGISTERED	035	2,099,291	8/22/1997	1,707,199	12/01/98	VNU Business Media, Inc.

MISCELLANEOUS DESIGN (Statuett	ARGENTINA	REGISTERED	041	2.615.378		2.076.898	09/05/95	VNU Business Media, Inc.

MISCELLANEOUS DESIGN (Statuett	ARGENTINA	REGISTERED	035	2.615.376		2.076.896	09/05/95	VNU Business Media, Inc.

MISCELLANEOUS DESIGN (Statuett	ARGENTINA	REGISTERED	038	2.615.377		2.076.897	09/05/95	VNU Business Media, Inc.

OLL 2001 LATIN AMERICA	ARGENTINA	REGISTERED	035	2.340.406	6/1/2001	1.911.470	01/27/03	VNU Business Media, Inc.

ONLINE LEARNING 2001 LATIN AME	ARGENTINA	REGISTERED	035	2.339.999	5/30/2001	1.898.794	11/19/02	VNU Business Media, Inc.

SUPERBRANDS	ARGENTINA	REGISTERED	016	2.275.275	3/21/2000	1.840.171	08/13/01	VNU Business Media, Inc.

ACTION SPORTS RETAILER	AUSTRALIA	REGISTERED	016	479,744	1/18/1988	B479,744	01/18/98	Pacifica Publishing Corp.

ACTION SPORTS RETAILER	AUSTRALIA	REGISTERED	035	480,949	2/5/1988	B480,949	02/05/88	Pacifica Publishing Corp.

BILLBOARD (Cl. 16)	AUSTRALIA	REGISTERED	016	183,783	10/29/1963	183,783	03/31/65	VNU Business Media, Inc.

BILLBOARD (Cl. 41)	AUSTRALIA	REGISTERED	041	449,593	8/4/1986	449,593	04/13/89	VNU Business Media, Inc.

BILLBOARD (Cl. 41, 42)	AUSTRALIA	REGISTERED	041, 042	725653	1/15/1997	725653	07/30/97	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN	AUSTRALIA	REGISTERED	025, 041, 042	713555	7/23/1996	713555	07/31/97	VNU Business Media, Inc.

CLIO (Cl. 41)	AUSTRALIA	REGISTERED	041	621,852	2/3/1994	621,852	03/07/96	VNU Business Media, Inc.

ERETAILING WORLD	AUSTRALIA	PENDING	016, 041, 035	815971	12/2/1999			VNU Business Media, Inc.

INTERBIKE	BELGIUM	REGISTERED	035	694794	4/2/1991	495775	04/02/91	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	BENELUX	REGISTERED	016	565747	12/1/1971	083857	12/01/71	BPI Communications, Inc.

BILLBOARD HOT 100	BENELUX	REGISTERED	016, 041	842069	2/7/1995	0565363	02/07/95	VNU Business Media, Inc.

EUROCHART HOT 100	BENELUX	REGISTERED	016, 041	0839282	12/19/1994	0563807	12/19/94	BPI Communications, Inc.

MEDTRADE	BENELUX	REGISTERED	035, 041	855.685		584666	09/15/95	VNU Business Media, Inc.

SUPERBRANDS (stylized)	BENELUX	REGISTERED	016	925337	10/21/1998	641,268	06/02/99	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	BRAZIL	REGISTERED	016	790126516	10/13/1981	790.126.516	10/13/01	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	BRAZIL	REGISTERED	016	821.130.846	8/6/2002	821.130.846	08/06/02	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 41)	BRAZIL	REGISTERED	041	819.079.227	3/22/1996	819079227	04/09/02	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 42)	BRAZIL	REGISTERED	042	819.050.970	3/22/1996	819.050.970	11/07/00	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
BRANDWEEK	BRAZIL	REGISTERED	016	821.979.698	2/10/2000	821.979.698	07/25/06	ASM Communications, INC.

CLIO (CL. 41)	BRAZIL	REGISTERED	041	817301348	5/23/1995	817301348	05/23/95	VNU Business Media, Inc.

MEDTRADE	BRAZIL	REGISTERED	035	820446092	12/30/1997	820446092	09/27/05	VNU Business Media, Inc.

MEDTRADE	BRAZIL	REGISTERED	041	820447625	1/5/1998			VNU Business Media, Inc.

SUPERBRANDS	BRAZIL	ALLOWED	016	821.979.701	2/10/2000			ASM Communications, INC.

BILLBOARD (Cl. 16)	BULGARIA	REGISTERED	016	11786	8/21/1990	18804	05/28/92	VNU Business Media, Inc.

AB AMUSEMENT BUSINESS	CANADA	REGISTERED	N/A	782423	5/12/1995	467703	12/16/96	VNU Business Media, Inc.

ADWEEK (word mark)	CANADA	REGISTERED		1237100	11/12/2004	1237100	11/03/06	VNU Business Media, Inc.

AIRPLAY MONITOR	CANADA	REGISTERED	N/A	808,056	3/25/1996	TMA501617	09/30/98	VNU Business Media, Inc.

AMUSEMENT BUSINESS	CANADA	REGISTERED	N/A	564,017	6/6/1986	369,833	06/29/90	VNU Business Media, Inc.

AMUSEMENT BUSINESS (Stylized)	CANADA	REGISTERED		782,422	5/12/1995	TMA460149	07/12/96	VNU Business Media, Inc.

AUDARENA STADIUM GUIDE	CANADA	REGISTERED	N/A	563,765	5/8/1986	337,991	03/11/88	VNU Business Media, Inc.

BACK STAGE	CANADA	REGISTERED	N/A	757,234	6/14/1994	460,704	08/02/96	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	CANADA	REGISTERED	N/A	278,571	10/29/1963	135,798	05/15/64	VNU Business Media, Inc.

BRANDWEEK	CANADA	REGISTERED		1040705	12/23/1999	TMA574,863	01/31/03	VNU Business Media, Inc.

CAVALCADE OF ACTS AND ATTRACTI	CANADA	REGISTERED		564013	6/6/1986	337,951	03/11/88	VNU Business Media, Inc.

CLIO (Cl. 41)	CANADA	REGISTERED	041	1237185	11/15/2004	TMA651,100	10/21/05	VNU Business Media, Inc.

COUTURE	CANADA	REGISTERED	035	1,100,144	4/18/2001	TMA579,795	04/23/03	VNU Business Media, Inc.

EDITOR & PUBLISHER	CANADA	REGISTERED		0222487	12/14/1953	UCA048319	12/14/53	VNU Business Media, Inc.

EUROPA STAR	CANADA	REGISTERED	016, 035	1299051	4/25/2006	697,487	09/28/07	VNU Business Media, Inc.

INTERBIKE	CANADA	REGISTERED	035	678,994	4/2/1991	TMA421,668	12/31/93	VNU Business Media, Inc.

PROGRESSIVE GROCER	CANADA	REGISTERED	016	025098500	5/16/1959	TMA116072	11/27/59	VNU Business Media, Inc.

SALES AND MARKETING MANAGEMENT	CANADA	REGISTERED	001, 002	745,485	1/13/1994	498,179	07/31/98	VNU Business Media, Inc.

SUPERBRANDS	CANADA	PENDING		1,191,618	10/8/2003			VNU Business Media, Inc.

THE BILLBOARD HOT 100	CANADA	REGISTERED		899,158	12/11/1998	TMA580,475	05/01/03	VNU Business Media, Inc.

THE BOOK STANDARD	CANADA	ALLOWED	N/A	1,221,959	6/28/2004			VNU Business Media, Inc.

THE FOURTH ESTATE	CANADA	REGISTERED		222,475	12/14/1953	UCA048315	12/14/53	VNU Business Media, Inc.

THE SPORTING GOODS DEALER & De	CANADA	REGISTERED		453,394	5/8/1980	TMA 294,724	09/07/99	VNU Business Media, Inc.

WORLD WOOD REVIEW	CANADA	REGISTERED		793,851	10/2/1995	TMA476375	05/15/97	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	CHILE	REGISTERED	016	424.528	8/19/1988	524.813	10/21/98	BPI Communications, Inc.

ERETAILING WORLD	CHILE	REGISTERED	016, 035	478,333		574,219	09/25/00	VNU Business Media, Inc.

ACTION SPORTS RETAILER	CHINA	PENDING	035	6077535	5/29/2007			Nielsen Business Media, Inc.

BILLBOARD (Cl. 16)	CHINA	REGISTERED	016	90-41715	10/8/1990	608977	08/30/02	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 25)	CHINA	REGISTERED	025	970007910	1/14/1997	1196627	08/07/98	BPI Communications, Inc.

BILLBOARD LIVE (Cl. 42)	CHINA	REGISTERED	042	970007912	1/24/1997	1,471,917	11/07/00	VNU Business Media, Inc.

CINEASIA	CHINA	REGISTERED	041	3232580	7/4/2002	3,232,580	10/20/03	Sunshine Group Worldwide, LLC

CLIO (Cl. 41)	CHINA	REGISTERED	041	960008929	1/16/1996	1,061,791	07/21/97	VNU Business Media, Inc.

HEALTH & FITNESS	CHINA	PENDING	035	6077533	5/29/2007			Nielsen Business Media, Inc.

OUTDOOR RETAILER	CHINA	PENDING	035	6077534	5/29/2007			Nielsen Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner

BILLBOARD (Cl. 16)	COLOMBIA	REGISTERED	016	182721	6/6/1979	100567	05/17/83	Nielsen Business Media, Inc.

CLIO (Cl. 41)	COLOMBIA	REGISTERED	041	07075957	7/25/2007	346650	02/13/08	Nielsen Business Media, Inc.

BILLBOARD (Cl. 16)	CZECH REPUBLIC	REGISTERED	016	N/A	8/29/1990	169,002	12/20/91	VNU Business Media, Inc.

CLIO (Cl. 41)	CZECH REPUBLIC	REGISTERED	041	144173	6/24/1999	232,619	04/24/01	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	DENMARK	REGISTERED	016	310878	7/18/1978	VR 1980 02627	07/11/80	VNU Business Media, Inc.

ADWEEK	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035, 041	91,207	4/1/1996	91,207	07/09/98	VNU Business Media, Inc.

ADWEEK (word mark-Classes 35	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	042	4.113.957	11/12/2004	4.113.957	01/24/06	VNU Business Media, Inc.

ADWEEK GLOBAL MARKETING	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035, 041	001872506	9/25/2000	001872506	02/26/02	VNU Business Media, Inc.

ADWEEK’S WORK	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 041, 042	3.752.482	4/12/2004	3.752.482	08/08/05	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	009, 016, 025	126,474	4/1/1996	000126474	11/17/99	VNU Business Media, Inc.

BILLBOARD (Cls. 38 & 41)	EUROPEAN COMMUNITY TRADEMARK	PENDING	038, 041	3.654.332	2/19/2004	3654332	05/16/06	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN (Cl. 2	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	025, 041, 042	260,984	4/1/1996	260984	09/24/98	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 25,41,42)	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	025, 041, 042	260,968	5/8/1996	260968	06/30/98	VNU Business Media, Inc.

CINEMA EXPO INTERNATIONAL	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	035	002759710	7/3/2002	002759710	03/07/07	Sunshine Group Worldwide, LLC

CLIO (Cl. 35, 41)	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	035, 041	1238195	6/30/1999	1,238,195	09/01/00	VNU Business Media, Inc.

COUTURE	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035, 041	002223782	5/4/2001	002223782	10/18/02	VNU Business Media, Inc.

EUROCHART HOT 100	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 025, 041	410,654	12/4/1996	410,654	11/25/98	BPI Communications, Inc.

EUROPA STAR (Classes 16 and 35	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035, 045	4695409	11/2/2005	4695409	09/20/07	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
HOT 100	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 025, 041	410,522	12/4/1996	410,522	09/23/98	VNU Business Media, Inc.

MEDTRADE (Class 35 and 41)	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	035, 041	000210013	4/1/1996	000210013	02/19/96	VNU Business Media, Inc.

MISCELLANEOUS DESIGN (Statuett	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	035, 041	1238070	6/30/1999	1,238,070	09/01/00	VNU Business Media, Inc.

OUTDOOR RETAILER	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035	003396413	10/9/2003	003396413	02/01/05	VNU Business Media, Inc.

THE BOOK STANDARD	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	016, 035, 041	003893881	6/25/2004	3893881	11/16/05	VNU Business Media, Inc.

THE HOLLYWOOD REPORTER & Desig	EUROPEAN COMMUNITY TRADEMARK	REGISTERED	009, 016, 035	91,074	4/1/1996	91,074	09/23/98	HR Industries, Inc.

BRANDWEEK	EUROPEAN PATENT CONVENT	REGISTERED	016, 035, 041	126,573	4/1/1996	126,573	10/29/98	VNU Business Media, Inc.

BRANDWEEK SUPERBRANDS	EUROPEAN PATENT CONVENT	REGISTERED	016, 035, 041	002083079	1/24/2001	002083079	11/08/02	VNU Business Media, Inc.

MEDIAWEEK	EUROPEAN PATENT CONVENT	REGISTERED	016, 035, 041	126,383	4/1/1996	126,383	11/03/99	VNU Business Media, Inc.

ADWEEK (Classes 16 and 35)	FEDERATION OF RUSSIA	REGISTERED	016, 041	2005727295	10/26/2005	318157	10/30/06	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	FEDERATION OF RUSSIA	REGISTERED	016	126367	9/19/1990	96187	09/19/00	Nielsen Business Media, Inc.

CLIO (Cl. 41)	FEDERATION OF RUSSIA	REGISTERED	041	94-0380693	11/1/1994	141848	03/17/96	BPI Communications, Inc.

PRESENTATIONS	FEDERATION OF RUSSIA	REGISTERED	016	2003700678	1/14/2003	264042	02/26/04	VNU Business Media, Inc.

SUPERBRANDS	FEDERATION OF RUSSIA	REGISTERED	016	98704057	3/12/1998	195388	10/17/00	Nielsen Business Media, Inc.

ACTION SPORTS RETAILER	FRANCE	REGISTERED	016, 035	023198158	12/6/2002		12/06/02	VNU Business Media, Inc.

ASR	FRANCE	REGISTERED	035	03 3 219 078	4/4/2003	03 3 219 078	09/12/03	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	FRANCE	REGISTERED	016	81.072	11/4/1963	1.496.735	11/03/88	VNU Business Media, Inc.

CLIO	FRANCE	REGISTERED	035, 041	296525	7/8/1991	1677591	06/18/01	VNU Business Media, Inc.

CLIO TROPHY	FRANCE	REGISTERED	035, 041	296526	7/8/1991	1677592	06/18/01	VNU Business Media, Inc.

INTERBIKE	FRANCE	REGISTERED	035	278 051	4/4/1991 1	743 121	04/04/91	VNU Business Media, Inc.

SUPERBRANDS	FRANCE	REGISTERED	016	98/722.784	3/13/1998	98/722.784	08/21/98	ASM Communications, INC.

BILLBOARD (Cl. 16)	GEORGIA	REGISTERED	016	4088/03-93	7/28/1993	10568	08/26/98	VNU Business Media, Inc.

AB AMUSEMENT BUSINESS	GERMANY	REGISTERED	016	39519530.6	5/9/1995	39519530	05/03/96	VNU Business Media, Inc.

ASR	GERMANY	REGISTERED	016, 035	39724303.0	5/28/1997	39724303	07/15/97	Nielsen Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner

BILLBOARD (Cl. 16)	GERMANY	REGISTERED	016	DD-W64535/16	9/14/1990	DD653363	06/17/93	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	GERMANY	REGISTERED	016	792792	10/29/1963	792,792	08/07/64	VNU Business Media, Inc.

CLIO (Cl. 35, 41)	GERMANY	REGISTERED	035, 041	C44767/35 Wz	3/8/1998	2070928	07/12/94	VNU Business Media, Inc.

INTERBIKE	GERMANY	REGISTERED	035	30338079.9/35	7/28/2003	30338079.9	06/17/04	VNU Business Media, Inc.

OUTDOOR RETAILER	GERMANY	REGISTERED	016, 035	397 24 304.9	5/28/1997	39724304	07/11/97	Miller Freeman, Inc.

ADWEEKASIA	HONG KONG	REGISTERED	016	8312/1998	6/25/1998	B13075/1999	10/27/99	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	HONG KONG	REGISTERED	016	8526/1997	6/20/1997	200002005	01/31/00	VNU Business Media, Inc.

BILLBOARD (Cl. 9)	HONG KONG	REGISTERED	009	199802450	2/26/1998	199900875	01/21/99	VNU Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 1	HONG KONG	REGISTERED	016	8627/1997	6/24/1997	200002006	01/31/00	VNU Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 9	HONG KONG	REGISTERED	009	199802545	2/28/1998	199902520	03/03/99	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN (Cl. 2	HONG KONG	REGISTERED	025	9194/1996	7/26/1996	11604/1999	09/22/99	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN (Cl. 4	HONG KONG	REGISTERED	043	9196/1996	7/26/1996	199808708	08/26/98	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN (Cl. 4	HONG KONG	REGISTERED	041	9195/1996	7/26/1996	11894/1998	11/17/98	VNU Business Media, Inc.

BRANDWEEK	HONG KONG	REGISTERED	016	99/19525	12/24/1999	2000B13878	10/18/00	ASM Communications, INC.

INTERBIKE	HONG KONG	REGISTERED	016	5844	1/1/1991	B02316 1993	08/09/91	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	HUNGARY	REGISTERED	016	3300/90	8/28/1990	140 054	12/30/91	VNU Business Media, Inc.

INTERBIKE	HUNGARY	REGISTERED	035	M92 05633	11/5/1997	143 886	04/30/97	VNU Business Media, Inc.

MEDTRADE	INDIA	PENDING	016	991,966	2/22/2001			VNU Business Media, Inc.

PROGRESSIVE GROCER	INDIA	PUBLISHED	016, 041	1467370	7/5/2006			VNU Business Media, Inc.

THE BOLLYWOOD REPORTER	INDIA	PENDING	016	1596229	8/30/2007			Nielsen Business Media, Inc.

THE BOLLYWOOD REPORTER (Class	INDIA	PENDING	041	1596228	8/30/2007			Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER (Class	INDIA	PENDING	016	1600742	9/11/2007			Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER (Class	INDIA	PENDING	041	1599915	9/10/2007			Nielsen Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 1	INDONESIA	REGISTERED	016	D95— 22111	11/23/1995	IDM000077393	08/07/97	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 25)	INDONESIA	REGISTERED	025	D99— 202 69	11/16/1999	471165		VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 41)	INDONESIA	REGISTERED	041	D97— 2342	2/3/1997	405468	11/14/97	VNU Business Media, Inc.

BILLBOARD LIVE (Class 041)	INDONESIA	REGISTERED	041	D97— 2341	2/3/1997	IDM000123724	11/11/97	VNU Business Media, Inc.

BILLBOARD LIVE (Class 043)	INDONESIA	REGISTERED	043	D97— 2341	2/3/1997	IDM000123723	11/11/97	VNU Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 1	ISRAEL	REGISTERED	016	100268	8/22/1995	100268	08/05/97	VNU Business Media, Inc.

INTERBIKE	ITALY	REGISTERED	035		4/3/1991	612,093	04/03/91	VNU Business Media, Inc.

SUPERBRANDS	ITALY	REGISTERED	016	RM98C001305	3/13/1998	838321	03/08/01	ASM Communications, INC.

AMUSEMENT BUSINESS	JAPAN	REGISTERED	026	35114/86	4/7/1986	2094570	11/30/88	VNU Business Media, Inc.

BILLBOARD (Cl. 14)	JAPAN	REGISTERED	014	9-28319	11/9/1995	4040706	08/08/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 15)	JAPAN	REGISTERED	015	7-115655	11/9/1995	4451421	02/09/01	Nielsen Business Media, Inc.

BILLBOARD (Cl. 16)	JAPAN	REGISTERED	016	7-115656	11/9/1995	4455947	03/02/01	Nielsen Business Media, Inc.

BILLBOARD (Cl. 18)	JAPAN	REGISTERED	018	7-115657	11/9/1995	3,369,074	02/27/98	Nielsen Business Media, Inc.

BILLBOARD (Cl. 20)	JAPAN	REGISTERED	020	7-115658	11/9/1995	4128990	03/27/98	Nielsen Business Media, Inc.

BILLBOARD (Cl. 21)	JAPAN	REGISTERED	021	7-115659	11/9/1995	4077190	10/31/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 24)	JAPAN	REGISTERED	024	7-115660	11/9/1995	3363283	11/28/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 25)	JAPAN	REGISTERED	025	7-115661	11/9/1995	4,467,947	04/20/01	Nielsen Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class Appl./Serial No.		File Date	Reg. No.	Reg. Date	Owner

BILLBOARD (Cl. 28)	JAPAN	REGISTERED	028	7-115662	11/9/1995	4,451,422	02/09/01	Nielsen Business Media, Inc.

BILLBOARD (Cl. 3)	JAPAN	REGISTERED	003	7-115652	11/9/1995	4094465	12/19/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 30)	JAPAN	REGISTERED	030	9-163947	11/9/1995	4265736	04/23/99	Nielsen Business Media, Inc.

BILLBOARD (Cl. 32)	JAPAN	REGISTERED	032	7-115664	11/9/1995	4089988	12/12/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 33)	JAPAN	REGISTERED	033	7-115665	11/9/1995	4063452	10/03/97	Nielsen Business Media, Inc.

BILLBOARD (Cl. 34)	JAPAN	REGISTERED	034	7-115666	11/9/1995	4089989	12/12/97	Nielsen Business Media, Inc.

BILLBOARD (Class 16)	JAPAN	REGISTERED	016	2004-519749	9/29/1980	1664965	03/22/04	Nielsen Business Media, Inc.

BILLBOARD (Cls. 38 & 41)	JAPAN	REGISTERED	038, 041	2004-10407	2/6/2004	4,854,284	04/08/05	Nielsen Business Media, Inc.

BILLBOARD (Katakana)	JAPAN	REGISTERED	009, 016			891410	03/02/01	Nielsen Business Media, Inc.

BILLBOARD (stylized 1)—Cl. 1	JAPAN	REGISTERED	016	4-108431	4/30/1992	3151423	05/31/96	Nielsen Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 2	JAPAN	REGISTERED	025	7-115661	11/9/1995	4467947	04/20/01	VNU Business Media, Inc.

BILLBOARD (stylized 2)—Cl. 9	JAPAN	REGISTERED	009	7-115653	11/5/1995	4528548	12/14/01	Nielsen Business Media, Inc.

BILLBOARD CAFE	JAPAN	REGISTERED	041	4-121505	6/8/1992	3151428	05/31/96	Nielsen Business Media, Inc.

BILLBOARD EXTRA (Stylized—Cl	JAPAN	REGISTERED	016	H05— 055887	6/8/1993	3337912	08/08/97	Nielsen Business Media, Inc.

BILLBOARD LIVE & DESIGN (Cl. 4	JAPAN	REGISTERED	041	8-81863	7/24/1996	4209251	11/13/98	Nielsen Business Media, Inc.

BILLBOARD LIVE (Cl. 42)	JAPAN	REGISTERED	042	7-93771	9/13/1995	4128035	03/27/98	Nielsen Business Media, Inc.

BILLBOARD LIVE (Cls. 38 & 41)	JAPAN	REGISTERED	038, 041	2004-10408	2/6/2004	4,854,285	04/08/05	Nielsen Business Media, Inc.

BRANDWEEK	JAPAN	REGISTERED	016	2000-6783	2/1/2000	4,431,319	11/10/00	VNU Business Media, Inc.

BRANDWEEK SUPERBRANDS	JAPAN	REGISTERED	016	2000-132791		4,528,619	12/14/01	VNU Business Media, Inc.

CLIO (Cl. 41)	JAPAN	REGISTERED	041	61141-93	6/18/1993	3,356,239	10/31/97	Nielsen Business Media, Inc.

CLIO (Cl. 41)	JAPAN	REGISTERED	041	130209/97	6/20/1997	4,419,613	09/22/00	Nielsen Business Media, Inc.

ERETAILING WORLD	JAPAN	REGISTERED	035	11-112689	12/7/1999	4454839	02/23/01	VNU Business Media, Inc.

HOT 100 (Cl. 16)	JAPAN	REGISTERED	26(L	287773	8/1/1990	2,722,646	08/01/97	Nielsen Business Media, Inc.

HOT 100 (Cl. 25)	JAPAN	REGISTERED	014	287772	8/1/1990	2,695,414	09/30/94	Nielsen Business Media, Inc.

INTERBIKE (Class 35—Trade Sh	JAPAN	REGISTERED	035	2005-116233	12/12/2005	5013285	12/22/06	Nielsen Business Media, Inc.

MEDTRADE	JAPAN	REGISTERED	035, 041	9-148650	8/12/1997	4,473,059	05/11/01	Nielsen Business Media, Inc.

SOURCEDIRECT (Class 35)	JAPAN	REGISTERED	035	2006-14840	2/21/2006	4991878	09/29/06	Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER	JAPAN	REGISTERED	016	5-275	1/7/1993	3077332	09/29/95	HR Industries, Inc.

OUTDOOR RETAILER	MACAO	REGISTERED	035	N/30036	7/17/2007	N/30036	01/29/08	Nielsen Business Media, Inc.

ACTION SPORTS RETAILER	MACAO	REGISTERED	035	N/30035	7/17/2007	N/30035	01/29/08	Nielsen Business Media, Inc.

HEALTH & FITNESS	MACAO	PUBLISHED	035	N/30037	7/17/2007	N/30037		Nielsen Business Media, Inc.

AB AMUSEMENT BUSINESS	MEXICO	REGISTERED	016	226753	3/10/1995	525490	07/11/96	VNU Business Media, Inc.

AMUSEMENT BUSINESS (Stylized)	MEXICO	REGISTERED	016	226754	3/10/1995	611507	05/28/99	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	MEXICO	REGISTERED	016	236437	10/16/1979	236437	11/16/79	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 25)	MEXICO	REGISTERED	025	285434	1/29/1997	650,165	04/18/00	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 41)	MEXICO	REGISTERED	041	285436	1/29/1997	551,291	06/25/97	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 42)	MEXICO	REGISTERED	042	285435	1/29/1997	551,290	06/25/97	VNU Business Media, Inc.

BRANDWEEK	MEXICO	PENDING	016	407545	1/21/2000			VNU Business Media, Inc.

SUPERBRANDS	MEXICO	PENDING	016	407544	1/21/2000			VNU Business Media, Inc.

COUTURE	MONACO	REGISTERED	035	22,856	6/8/2001	01.22574	06/08/01	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
CLIO (Cl. 41)	NEW ZEALAND	REGISTERED	041	234137	2/10/1994	234137	06/10/96	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	NORWAY	REGISTERED	016	780.210	1/24/1978	106.655	11/27/80	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	POLAND	REGISTERED	016	Z-99010	5/14/1991	74054	02/10/94	VNU Business Media, Inc.

CLIO (Cl. 41)	POLAND	REGISTERED	041	119,602	3/18/1993	84005	07/14/95	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	ROMANIA	REGISTERED	016	24481	5/15/1991	R18534	05/15/91	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	SINGAPORE	REGISTERED	016	T97/08271J	7/11/1997	T97/08271J	07/11/97	Nielsen Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	SINGAPORE	REGISTERED	016	T97/08534E	7/17/1997	T97/08534E	07/17/97	Nielsen Business Media, Inc.

BILLBOARD LIVE (Cl. 25)	SINGAPORE	REGISTERED	025	T97/005534H	1/16/1997	T97/00553H	07/29/96	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 41)	SINGAPORE	REGISTERED	041	T97/00554F	1/16/1997	T97/00554F	01/16/97	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 42)	SINGAPORE	REGISTERED	042	555/97	1/16/1997	T97/00555D	01/17/97	VNU Business Media, Inc.

MEDTRADE	SINGAPORE	REGISTERED	035	T00/07179D	4/29/2000	T00/07179D	04/29/00	VNU Business Media, Inc.

MEDTRADE	SINGAPORE	REGISTERED	041	T00/07180H	4/29/2000	T00/07180H	04/29/00	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	SLOVAK REPUBLIC	REGISTERED	016	O-58426-90	8/19/1990	169002	12/20/91	VNU Business Media, Inc.

CLIO (Cl. 41)	SLOVAK REPUBLIC	REGISTERED	041	1609-99	6/25/1999	193,650	12/15/00	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	SOUTH AFRICA	PENDING	016	2002/12126	8/14/2002	2002/12126	09/28/06	VNU Business Media, Inc.

MEDTRADE (Class 35)	SOUTH AFRICA	REGISTERED	035	97/12158	8/12/1997	097/12158	08/23/97	VNU Business Media, Inc.

MEDTRADE (Class 41)	SOUTH AFRICA	REGISTERED	041	97/12159	8/12/1997	097/12159	08/12/97	VNU Business Media, Inc.

BILLBOARD (Cl. 41)	SOUTH KOREA	REGISTERED	041	41-2001-8207	5/4/2001	41-84433	03/07/03	VNU Business Media, Inc.

BILLBOARD (Cl. 42)	SOUTH KOREA	REGISTERED	042	41-2000-16264	6/7/2000	41-75211	04/18/02	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	SOUTH KOREA	REGISTERED	052	11420/1985	7/5/1985	128325	08/07/86	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 25)	SOUTH KOREA	REGISTERED	025	40-199-18940	6/3/1999	478357	10/06/00	VNU Business Media, Inc.

BILLBOARD LIVE (Cl. 41)	SOUTH KOREA	REGISTERED	111	97-2492	2/25/1997	48281	10/21/98	VNU Business Media, Inc.

CLIO (Cl. 35)	SOUTH KOREA	REGISTERED	035	51-2004-631	6/2/2004	41-24005	06/03/94	VNU Business Media, Inc.

CLIO (Cl. 41)	SOUTH KOREA	REGISTERED	041	93-1530	6/2/2004	41-24004	06/03/94	VNU Business Media, Inc.

THE HOLLYWOOD REPORTER & Desig	SOUTH KOREA	REGISTERED	016	40-2001-17017	4/20/2001	40-526132	07/24/02	HR Industries, Inc.

BILLBOARD (Cl. 16)	SPAIN	REGISTERED	016	947045	7/2/1978	947045	03/20/91	VNU Business Media, Inc.

SUPERBRANDS	SPAIN	REGISTERED	016	2.149.268	3/11/1998	2149268	10/05/98	ASM Communications, INC.

BILLBOARD (Cl. 16)	SWEDEN	REGISTERED	016	78-3584	7/18/1978	172 550	06/19/80	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	SWITZERLAND	REGISTERED	016	4913	8/29/1983	327528	02/09/84	VNU Business Media, Inc.

Design of Braided Pole	SWITZERLAND	REGISTERED		2632/1992.2	3/26/1992	397,176	12/10/92	VNU Business Media, Inc.

OUTDOOR RETAILER	SWITZERLAND	REGISTERED	016, 035	05145/2003	10/10/2003	519533		VNU Business Media, Inc.

THE NATIONAL HOME HEALTH CARE	SWITZERLAND	REGISTERED	016	2733/1991.1	4/22/1991	391,631	03/26/92	VNU Business Media, Inc.

BILLBOARD (stylized 2) - Cl. 1	TAIWAN	REGISTERED	049	79-50033	11/17/1990	526128	06/16/91	VNU Business Media, Inc.

CLIO (Class 35)	TAIWAN	REGISTERED	035	82012023		S66678	10/16/93	VNU Business Media, Inc.

CLIO (Class 41)	TAIWAN	REGISTERED	041	82012024		S66595	10/16/93	VNU Business Media, Inc.

INTERBIKE	TAIWAN	REGISTERED	035			00056966	04/16/02	VNU Business Media, Inc.

CINEASIA	THAILAND	REGISTERED	041	SM19524	7/4/2002	491569	07/04/03	Sunshine Group Worldwide, LLC

BILLBOARD	TURKEY	PENDING	016, 041	2006/47408	10/2/2006	2006/47408	07/30/07	Nielsen Business Media, Inc.

BILLBOARD (Cl. 16)	UKRAINE	REGISTERED	016	126367/SU	9/19/1990	5049	05/31/94	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner

EUROPA STAR (Classes 16 and 35	UKRAINE	REGISTERED	016, 035	M200512946	10/28/2005	89059	03/25/08	Nielsen Business Media, Inc.

BRANDWEEK SUPERBRANDS	UNITED KINGDOM	REGISTERED	016, 035 041	2242463	8/14/2000	2242463	03/02/01	VNU Business Media, Inc.

CLIO (CI. 35)	UNITED KINGDOM	REGISTERED	035	1528959	3/8/1993	1528959	07/29/94	VNU Business Media, Inc.

CLIO (CI. 41)	UNITED KINGDOM	REGISTERED	041	1528960	3/8/1993	1528960	07/22/94	VNU Business Media, Inc.

INTERBIKE	UNITED KINGDOM	PENDING	035	2483348	3/27/2008			Nielsen Business Media, Inc.

AB	UNITED STATES	REGISTERED	016	75/001,898	10/5/1995	1,995,711	08/20/96	VNU Business Media, Inc.

ACCESS DESIGN	UNITED STATES	REGISTERED	035	78/532,242	12/14/2004	3,096,803	05/23/06	VNU Business Media, Inc.

ACTION SPORTS RETAILER	UNITED STATES	REGISTERED	035	78/234,004	4/4/2003	3,080,359	04/11/06	VNU Business Media, Inc.

ACTION SPORTS RETAILER TRADE E	UNITED STATES	REGISTERED	042	73/712,349	2/22/1988	1,686,845	05/12/92	VNU Business Media, Inc.

ACTORFEST (Class 35)	UNITED STATES	REGISTERED	035	78/813,359	2/13/2006	3,196,435	01/09/07	VNU Business Media, Inc.

ADFREAK	UNITED STATES	REGISTERED	035, 041	78/521,634	11/23/2004	3,125,827	08/08/06	VNU Business Media, Inc.

ADWEEK (Stylized)	UNITED STATES	REGISTERED	016	73/625,384	10/15/1986	1,442,070	06/09/87	VNU Business Media, Inc.

ADWEEK (word mark - Class 16)	UNITED STATES	REGISTERED	016	78/188,927	11/26/2002	2,788,877	12/02/03	VNU Business Media, Inc.

ADWEEK (word mark - Class 41)	UNITED STATES	Registered	041	78/417,213	5/12/2004	2,997,512	09/20/05	VNU Business Media, Inc.

AIRPLAY MONITOR	UNITED STATES	REGISTERED	016	74/364,012	3/3/1993	1,844,376	07/12/94	VNU Business Media, Inc.

AMERICAN ARTIST [See note 1]	UNITED STATES	REGISTERED	016	72/263,738	2/1/1967	855,124	08/20/68	Nielsen Business Media, Inc.

AMERICAN ARTIST (Class 41) [See note 1]	UNITED STATES	REGISTERED	041	78/971,486	9/11/2006	3,272,440	07/31/07	Nielsen Business Media, Inc.

AMUSEMENT BUSINESS	UNITED STATES	REGISTERED	016	72/112,022	1/18/1961	734,198	07/10/62	VNU Business Media, Inc.

ASD/AMD	UNITED STATES	REGISTERED	035, 016	77/212,797	6/22/2007	3,388,265	02/26/08	Nielsen Business Media, Inc.

ASR	UNITED STATES	REGISTERED	016, 035	76/455,684	10/4/2002	2,822,408	03/16/04	VNU Business Media, Inc.

ASR LINEUP	UNITED STATES	REGISTERED	016	78/502,949	10/21/2004	3,037,893	01/03/06	VNU Business Media, Inc.

AUDARENA STADIUM	UNITED STATES	REGISTERED	016	73/252,790	3/6/1980	1,193,612	04/13/82	VNU Business Media, Inc.

BACK STAGE	UNITED STATES	REGISTERED	016	73/579,302	1/24/1986	1,404,920	08/12/86	VNU Business Media, Inc.

BACK STAGE WEST	UNITED STATES	REGISTERED	016	74/493,680	2/23/1994	1,879,722	02/21/95	VNU Business Media, Inc.

BACKSTAGE.COM	UNITED STATES	REGISTERED	041	75/381,697	10/30/1997	2,452,299	05/22/01	VNU Business Media, Inc.

BICYCLE RETAILER AND INDUSTRY	UNITED STATES	REGISTERED	016	75/651,517	3/2/1999	2,335,400	03/28/00	VNU Business Media, Inc.

BILLBOARD (CI. 16)	UNITED STATES	REGISTERED	016	72/463,894	7/25/1973	986,949	06/25/74	VNU Business Media, Inc.

BILLBOARD (CI. 35)	UNITED STATES	PUBLISHED	035	77/273,122	9/6/2007			VNU Business Media, Inc.

BILLBOARD (stylized 1) - CI. 1	UNITED STATES	REGISTERED	016	71/672,626	9/2/1954	606,753	05/31/55	VNU Business Media, Inc.

BILLBOARD (stylized 2) - CI. 1	UNITED STATES	REGISTERED	016	73/654,996	4/13/1987	1,528,168	03/07/89	VNU Business Media, Inc.

BILLBOARD (stylized 2) - CI. 2	UNITED STATES	REGISTERED	025	75/034,111	12/18/1995	2,082,353	07/22/97	VNU Business Media, Inc.

BILLBOARD (stylized 2) - CI. 9	UNITED STATES	REGISTERED	009	74/051,725	4/23/1990	1,660,589	10/15/91	VNU Business Media, Inc.

BILLBOARD 200	UNITED STATES	REGISTERED	016	74/208,175	9/30/1991	1,704,965	08/04/92	VNU Business Media, Inc.

BILLBOARD BULLETIN	UNITED STATES	REGISTERED	016	75/212,555	12/12/1996	2,160,124	05/26/98	VNU Business Media, Inc.

BILLBOARD LIVE & DESIGN (CI. 4	UNITED STATES	REGISTERED	041, 042	75/978,749	11/28/1995	2,290,642	11/02/99	VNU Business Media, Inc.

BILLBOARD LIVE (CI. 25)	UNITED STATES	REGISTERED	025	75/978,494	7/29/1996	2,319,617	02/15/00	VNU Business Media, Inc.

BILLBOARD LIVE (CI. 41 and 43)	UNITED STATES	PUBLISHED	043, 041	77/357,212	12/20/2007			Nielsen Business Media, Inc.

BILLBOARD MUSIC AWARDS	UNITED STATES	REGISTERED	041	78/494,024	10/4/2004	3,023,506	12/06/05	VNU Business Media, Inc.

BILLBOARD RADIO	UNITED STATES	PENDING	038, 041	77/451,129	4/17/2008			Nielsen Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
BILLBOARD SONG CONTEST	UNITED STATES	REGISTERED	041	73/698,698	12/3/1987	1,538,506	05/09/89	VNU Business Media, Inc.

BILLBOARD UNDERGROUND	UNITED STATES	REGISTERED	041	77/003,414	9/20/2006	3,267,250	07/24/07	VNU Business Media, Inc.

BILLBOARD.COM	UNITED STATES	REGISTERED	041	75/219,798	12/30/1996	2,202,505	11/10/98	VNU Business Media, Inc.

BIN	UNITED STATES	REGISTERED	042	74/133,984	1/28/1991	1,686,904	05/12/92	VNU Business Media, Inc.

BPI ENTERTAINMENT NEWS WIRE	UNITED STATES	REGISTERED	042	73/820,467	8/21/1989	1,653,267	08/06/91	BPI Communications, Inc.

BRAND BUILDERS (word mark - 2)	UNITED STATES	REGISTERED	016	78/420,971	5/18/2004	2,989,342	08/30/05	VNU Business Media, Inc.

BRANDWEEK	UNITED STATES	REGISTERED	016	74/258,878	3/25/1992	1,820,584	02/08/94	VNU Business Media, Inc.

BRANDWEEK.COM	UNITED STATES	REGISTERED	042	75/577,580	10/27/1998	2,331,543	03/21/00	VNU Business Media, Inc.

BUSINESS TRAVEL NEWS	UNITED STATES	REGISTERED	016	73/482,455	5/29/1984	1,339,800	06/04/85	VNU Business Media, Inc.

BUSINESS TRAVEL NEWS	UNITED STATES	REGISTERED	016	74/082,311	7/26/1990	1,679,341	03/17/92	VNU Business Media, Inc.

BUYING POWER INDEX	UNITED STATES	REGISTERED	035	73/733,834	6/13/1988	1,576,716	01/09/90	VNU Business Media, Inc.

BUZZ 100	UNITED STATES	REGISTERED	041	77/319,230	11/1/2007	3,435,858	05/27/08	Nielsen Business Media, Inc.

CINEASIA	UNITED STATES	REGISTERED	035	76/355,304	1/4/2002	2,708,773	04/22/03	VNU Business Media, Inc.

CINEMA EXPO INTERNATIONAL	UNITED STATES	REGISTERED	035	76/355,697	1/4/2002	2,674,583	01/14/03	VNU Business Media, Inc.

CLIO (Cl. 16)	UNITED STATES	REGISTERED	016	76/470,470	11/27/2002	2,837,926	05/04/04	VNU Business Media, Inc.

CLIO (Cl. 41)	UNITED STATES	REGISTERED	041	73/191,144	10/30/1978	1,134,824	05/06/80	VNU Business Media, Inc.

COMMERCIAL PROPERTY NEWS	UNITED STATES	REGISTERED	016	76/101,750	8/2/2000	2,561,348	04/16/02	VNU Business Media, Inc.

COMMERCIAL PROPERTY WORLD	UNITED STATES	REGISTERED	035, 041	73/811,917	7/11/1989	1,623,960	11/20/90	VNU Business Media, Inc.

COMPUCHAIN	UNITED STATES	REGISTERED	035	74/000,870	11/16/1989	1,603,998	06/26/90	VNU Business Media, Inc.

CONTENT & CONTACT	UNITED STATES	REGISTERED	041	78/383,515	3/12/2004	3,030,454	12/13/05	VNU Business Media, Inc.

CONTRACT	UNITED STATES	REGISTERED	016	73/709,271	2/2/1988	1,507,103	10/04/88	VNU Business Media, Inc.

CONVENIENCE STORE INDUSTRY REP	UNITED STATES	REGISTERED	016	73/154,211	1/4/1978	1,136,761	06/10/80	VNU Business Media, Inc.

CONVENIENCE STORE NEWS	UNITED STATES	REGISTERED	016	73/154,166	1/3/1978	1,136,760	06/10/80	VNU Business Media, Inc.

CORPORATE TRAVEL	UNITED STATES	REGISTERED	016	73/708,663	2/1/1988	1,532,452	03/28/89	VNU Business Media, Inc.

CORPORATE TRAVEL WORLD	UNITED STATES	REGISTERED	035, 041	73/811,914	7/11/1989	1,642,976	04/30/91	VNU Business Media, Inc.

COUTURE	UNITED STATES	REGISTERED	035	76/262,268	5/24/2001	2,690,044	02/25/03	VNU Business Media, Inc.

COUTURE INTERNATIONAL JEWELER	UNITED STATES	REGISTERED	016	78/535,926	12/21/2004	3,119,380	07/25/06	VNU Business Media, Inc.

COUTURE JEWELLERY COLLECTION A	UNITED STATES	REGISTERED	035, 041	78/861,889	4/14/2006	3,206,217	02/06/07	VNU Business Media, Inc.

CREATIVE SEMINAR	UNITED STATES	REGISTERED	041	75/673,536	4/2/1999	2,366,107	07/11/00	VNU Business Media, Inc.

DDI	UNITED STATES	REGISTERED	016	78/325,911	11/11/2003	2,958,589	05/31/05	VNU Business Media, Inc.

Design of Braided Pole	UNITED STATES	REGISTERED	035, 041	74/244,745	2/10/1992	1,722,374	10/06/92	VNU Business Media, Inc.

DESIGNOW	UNITED STATES	REGISTERED	035	78/304,876	9/24/2003	3,101,541	06/06/06	VNU Business Media, Inc.

DIGITAL MUSIC LIVE!	UNITED STATES	PUBLISHED	035	77/355,649	12/19/2007			Nielsen Business Media, Inc.

DIGITAL MUSIC LIVE! (Class 41)	UNITED STATES	PENDING	041	77/355,665	12/19/2007			VNU Business Media, Inc.

DIRECTOR POWER	UNITED STATES	REGISTERED	041	75/537,681	8/17/1998	2,453,593	05/22/01	HR Industries, Inc.

DIRECTOR POWER	UNITED STATES	REGISTERED	016	75/521,090	7/17/1998	2,313,448	02/01/00	HR Industries, Inc.

DISPLAY & DESIGN IDEAS	UNITED STATES	REGISTERED	016	74/675,973	5/18/1995	1,960,489	03/05/96	VNU Business Media, Inc.

E&P (Stylized)	UNITED STATES	REGISTERED	016	72/263,661	1/31/1967	838,831	11/14/67	VNU Business Media, Inc.

EDITOR & PUBLISHER	UNITED STATES	PUBLISHED	016, 041	77/327,352	11/12/2007			Nielsen Business Media, Inc.

EDITOR & PUBLISHER MARKET GUID	UNITED STATES	REGISTERED	016	71/651,650	8/11/1953	601,689	02/01/55	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
EDITOR & PUBLISHER THE FOURTH	UNITED STATES	REGISTERED	016	71/260,677	1/26/1928	243,753	06/26/28	VNU Business Media, Inc.
EMB EMBROIDERY / MONOGRAM BUS	UNITED STATES	REGISTERED	016	76/091,663	7/17/2000	2,623,117	09/24/02	VNU Business Media, Inc.

EPPY	UNITED STATES	REGISTERED	041	75/465,463	4/7/1998	2,244,053	05/04/99	VNU Business Media, Inc.

EUROPA STAR (Class 16)	UNITED STATES	REGISTERED	016	78/841,058	3/20/2006	3,212,899	02/27/07	VNU Business Media, Inc.

EUROPA STAR (Class 35)	UNITED STATES	REGISTERED	035, 045	78/841,062	3/20/2006	3,222,177	03/27/07	VNU Business Media, Inc.

FACILITIES DESIGN & MANAGEMENT	UNITED STATES	REGISTERED	016	73/709,272	2/2/1998	1,547,308	07/11/89	VNU Business Media, Inc.

FILM JOURNAL INTERNATIONAL	UNITED STATES	REGISTERED	016	76/355,618	1/4/2002	2,768,767	09/30/03	VNU Business Media, Inc.

FIRST IN HOLLYWOOD	UNITED STATES	PUBLISHED	016, 041	77/408,237	2/28/2008			Nielsen Business Media, Inc.

FLY FISHING RETAILER	UNITED STATES	REGISTERED	016	75/395,124	11/24/1997	2,241,385	04/20/99	VNU Business Media, Inc.

FUEL FOR THOUGHT (Class 16)	UNITED STATES	REGISTERED	016	78/264,643	6/19/2003	2,905,358	11/23/04	HR Industries, Inc.

FUEL FOR THOUGHT (Class 41)	UNITED STATES	REGISTERED	041	78/264,649	6/19/2003	2,928,300	02/22/05	HR Industries, Inc.

GIFT & STATIONERY BUSINESS	UNITED STATES	REGISTERED	016	73/722,033	4/12/1988	1,523,036	01/31/89	VNU Business Media, Inc.

GLOBAL MUSIC PULSE	UNITED STATES	REGISTERED	016	74/222,793	11/18/1991	1,768,293	04/27/93	VNU Business Media, Inc.

GLOBALSHOP	UNITED STATES	REGISTERED	035	75/066,296	3/1/1996	2,203,112	11/10/98	VNU Business Media, Inc.

GREATEST GAINERS	UNITED STATES	REGISTERED	016	75/471,809	4/21/1998	2,361,215	06/27/00	VNU Business Media, Inc.

HD	UNITED STATES	REGISTERED	016, 035	74/520,855	5/9/1994	1,895,079	05/23/95	VNU Business Media, Inc.

HEATSEEKERS	UNITED STATES	REGISTERED	016	74/222,749		1,920,850	09/19/95	VNU Business Media, Inc.

HIGH VOLUME DECORATOR SUMMIT	UNITED STATES	REGISTERED	041	78/414,160	5/6/2004	2,988,375	08/23/05	VNU Business Media, Inc.

HIGHLIGHTS	UNITED STATES	REGISTERED	016	74/493,682	2/23/1994	1,950,085	01/23/96	Nielsen Business Media, Inc.

HOLLYWOOD HYPERLINKS	UNITED STATES	REGISTERED	041	75/126,565	6/27/1996	2,179,876	08/11/98	HR Industries, Inc.

HOLLYWOODREPORTER.COM	UNITED STATES	REGISTERED	041	75/395,937	11/25/1997	2,245,657	05/18/99	Nielsen Business Media, Inc.

HOSPITALITY DESIGN	UNITED STATES	REGISTERED	035	74/170,632	5/28/1991	1,688,075	05/19/92	Nielsen Business Media, Inc.

HOSPITALITY DESIGN	UNITED STATES	REGISTERED	016	74/251,943	3/4/1992	1,786,313	08/03/93	VNU Business Media, Inc.

HOSPITALITY DESIGN	UNITED STATES	REGISTERED	016	75/314,884	6/26/1997	2,176,761	07/28/98	VNU Business Media, Inc.

HOT 100 (Cl. 16)	UNITED STATES	REGISTERED	016	72/233,867	12/3/1965	831,459	07/04/67	VNU Business Media, Inc.

IMPACT!	UNITED STATES	REGISTERED	016	75/474,516	4/27/1998	2,322,564	02/22/00	VNU Business Media, Inc.

IMPRESSIONS	UNITED STATES	REGISTERED	016	76/091,664	7/17/2000	2,465,790	07/03/01	VNU Business Media, Inc.

INCENTIVE	UNITED STATES	REGISTERED	016	75/188,983	10/28/1996	2,110,693	11/04/97	VNU Business Media, Inc.

INFRONT	UNITED STATES	REGISTERED	035	77/273,141	9/6/2007	3,422,638	05/06/08	Nielsen Business Media, Inc.

INSIDE MEDIA	UNITED STATES	REGISTERED	016	75/661,152	3/16/1999	2,439,634	03/27/01	VNU Business Media, Inc.

INTERBIKE	UNITED STATES	REGISTERED	035	74/103,546	10/4/1990	1,683,179	04/14/92	VNU Business Media, Inc.

KEY ART AWARDS	UNITED STATES	REGISTERED	041	74/095,044	9/10/1990	1,745,378	01/05/93	HR Industries, Inc.

KIDS DRAW [See note 2]	UNITED STATES	REGISTERED	016	78/722,249	9/28/2005	3,226,861	04/10/07	Nielsen Business Media, Inc.

KIRKUS	UNITED STATES	REGISTERED	016, 042	78/508,548	10/29/2004	3,053,954	01/31/06	VNU Business Media, Inc.

KIRKUS	UNITED STATES	REGISTERED	041	78/508,530	10/29/2004	3,172,213	11/14/06	VNU Business Media, Inc.

KIRKUS REVIEWS	UNITED STATES	REGISTERED	016	75/788,022	8/30/1999	2,418,948	01/09/01	Nielsen Business Media, Inc.

KITCHEN & BATH BUSINESS	UNITED STATES	REGISTERED	016	73/709,274	2/2/1988	1,545,323	06/27/89	VNU Business Media, Inc.

LAS VEGAS MERCHANDISE EXPO	UNITED STATES	REGISTERED	035	74/617,544	1/3/1995	1,934,511	11/07/95	VNU Business Media, Inc.

LUXE	UNITED STATES	REGISTERED	016	75/231,655	1/27/1997	2,170,401	06/30/98	VNU Business Media, Inc.

MARKET STATISTICS	UNITED STATES	REGISTERED	035	73/733,835	6/13/1988	1,612,291	09/04/90	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
MARKETPLACE	UNITED STATES	REGISTERED	035	73/802,272	5/24/1989	1,617,848	10/16/90	VNU Business Media, Inc.

MECCA (Class 35)	UNITED STATES	REGISTERED	035	78/645,923	6/8/2005	3,131,271	08/15/06	VNU Business Media, Inc.

MEDIAJOBMARKET	UNITED STATES	PENDING	035	77/481,329	5/22/2008			VNU Business Media, Inc.

MEDIAJOBVINE	UNITED STATES	PENDING	035	77/481,344	5/22/2008			VNU Business Media, Inc.

MEDIAWEEK	UNITED STATES	REGISTERED	042	75/577,579	10/27/1998	2,331,542	03/21/00	VNU Business Media, Inc.

MEDIAWEEK	UNITED STATES	REGISTERED	016	74/036,778	3/5/1990	1,628,290	12/18/90	VNU Business Media, Inc.

MEDTRADE	UNITED STATES	REGISTERED	035, 041	74/388,039	5/10/1993	1,835,642	05/10/94	VNU Business Media, Inc.

MEDTRADE	UNITED STATES	REGISTERED	035, 042	75/246,563	2/24/1997	2,183,575	08/25/98	VNU Business Media, Inc.

MEETING NEWS	UNITED STATES	REGISTERED	016	73/708,664	2/1/1988	1,543,482	06/13/89	VNU Business Media, Inc.

MEETING WORLD	UNITED STATES	REGISTERED	035, 041	73/811,915	7/11/1989	1,627,506	12/11/90	VNU Business Media, Inc.

MEETINGS TODAY	UNITED STATES	REGISTERED	016	74/399,912	6/9/1993	1,860,894	11/01/94	VNU Business Media, Inc.

Miscellaneous Design (DIAMOND)	UNITED STATES	REGISTERED	035	78/366,690	2/12/2004	3,036,652	12/27/05	VNU Business Media, Inc.

MISCELLANEOUS DESIGN (Statuett	UNITED STATES	REGISTERED	041	74/619,921	1/10/1995	1,985,157	07/09/96	VNU Business Media, Inc.

MOBILE BACKSTAGE	UNITED STATES	PUBLISHED	041, 035	77/356,835	12/20/2007			Nielsen Business Media, Inc.

MOBILE ENTERTAINMENT LIVE	UNITED STATES	REGISTERED	035	77/066,637	12/18/2006	3,292,412	09/11/07	VNU Business Media, Inc.

MOBILE ENTERTAINMENT LIVE	UNITED STATES	REGISTERED	041	77/066,641	12/18/2006	3,292,413	09/11/07	VNU Business Media, Inc.

MODERN DAY MARINE MILITARY EXP	UNITED STATES	REGISTERED	035	74/404,667	6/23/1993	1,828,532	03/29/94	VNU Business Media, Inc.

MOVIEWEEK and Design	UNITED STATES	PENDING	035	77/485,328	5/28/2008			Nielsen Business Media, Inc.

MULTI-HOUSING NEWS	UNITED STATES	REGISTERED	016	73/708,781	2/1/1988	1,538,124	05/09/89	VNU Business Media, Inc.

MULTI-HOUSING WORLD	UNITED STATES	REGISTERED	035, 041	73/811,911	7/11/1989	1,627,505	12/11/90	VNU Business Media, Inc.

MUSIC & MEDIA (Stylized)	UNITED STATES	REGISTERED	016	74/221,317	11/12/1991	1,791,549	09/07/93	VNU Business Media, Inc.

MUSICIAN (Stylized)	UNITED STATES	REGISTERED	016	73/702,733	12/24/1987	1,518,860	01/03/89	VNU Business Media, Inc.

NATIONAL JEWELER	UNITED STATES	REGISTERED	016, 042	78/570,417	2/18/2005	3,087,371	05/02/06	VNU Business Media, Inc.

NEW YORK IS BOOK COUNTRY	UNITED STATES	ALLOWED	035	77/279,744	9/14/2007			Nielsen Business Media, Inc.

NEWSPAPERDOM	UNITED STATES	REGISTERED	016	71/294,766	1/14/1930	270,786	05/13/30	VNU Business Media, Inc.

OUTDOOR RETAILER	UNITED STATES	REGISTERED	016, 035	75/480,736	5/7/1998	2,281,007	09/28/99	VNU Business Media, Inc.

PDN	UNITED STATES	REGISTERED	016	74/631,006	2/7/1995	1,999,210	09/10/96	VNU Business Media, Inc.

PHOTO DISTRICT NEWS	UNITED STATES	REGISTERED	016	74/630,917	2/7/1995	2,026,342	12/31/96	VNU Business Media, Inc.

PINNACLE	UNITED STATES	REGISTERED	041	74/181,998	7/3/1991	1,724,339	10/13/92	VNU Business Media, Inc.

PLATINUM CIRCLE AWARDS	UNITED STATES	REGISTERED	041	74/026,090	2/6/1990	1,636,385	02/26/91	VNU Business Media, Inc.

POP 100	UNITED STATES	REGISTERED	016, 041	78/588,484	3/16/2005	3,119,666	07/25/06	VNU Business Media, Inc.

PROGRESSIVE GROCER	UNITED STATES	REGISTERED	016	78/675,903	7/22/2005	3,112,005	07/04/06	VNU Business Media, Inc.

QUIZBEAT	UNITED STATES	PENDING	041	77/466,755	5/6/2008			VNU Business Media, Inc.

RADIO MONITOR	UNITED STATES	REGISTERED	016	78/442,193	6/28/2004	3,096,616	05/23/06	VNU Business Media, Inc.

RETAIL 2020	UNITED STATES	ALLOWED	035	77/273,097	9/6/2007			Nielsen Business Media, Inc.

RING MASTERS	UNITED STATES	REGISTERED	016, 041	78/590,597	3/18/2005	3,245,441	05/22/07	VNU Business Media, Inc.

RISKY BUSINESS	UNITED STATES	PENDING	041	77/123,315				Nielsen Business Media, Inc.

ROSS REPORTS	UNITED STATES	REGISTERED	016	75/258,450	3/17/1997	2,191,939	09/29/98	VNU Business Media, Inc.

ROSS REPORTS TELEVISION & FILM	UNITED STATES	REGISTERED	016	75/462,968	4/3/1998	2,213,123	12/22/98	VNU Business Media, Inc.

SALES AND MARKETING MANAGEMENT	UNITED STATES	REGISTERED	016	73/623,811	10/3/1986	1,458,285	09/22/87	VNU Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner

SALES AND MARKETING MANAGEMENT	UNITED STATES	REGISTERED	041	75/080,042	3/28/1996	2,066,761	06/03/97	VNU Business Media, Inc.

SALES BUILDERS	UNITED STATES	REGISTERED	042	73/671,604	7/13/1987	1,492,691	06/14/88	VNU Business Media, Inc.

SGB SPORTING GOODS BUSINESS	UNITED STATES	REGISTERED	016	76/355,902	1/7/2002	2,654,217	11/26/02	VNU Business Media, Inc.

SHOOT	UNITED STATES	REGISTERED	016	74/435,533	9/13/1993	1,838,679	06/07/94	VNU Business Media, Inc.

SHOWEAST	UNITED STATES	REGISTERED	035	75/754,640	7/19/1999	2,472,821	07/31/01	VNU Business Media, Inc.

SHOWEST	UNITED STATES	REGISTERED	035	73/334,598	10/28/1981	1,212,684	10/12/82	VNU Business Media, Inc.

SHOWEST (California)	UNITED STATES	REGISTERED	041			12732	11/03/81	Sunshine Group Worldwide, LLC

SHOWEST (Utah)	UNITED STATES	REGISTERED	041			25496	11/06/81	Sunshine Group Worldwide, LLC

SHOWEST AWARDS	UNITED STATES	REGISTERED	041	76/065,730	6/1/2000	2,512,105	11/27/01	VNU Business Media, Inc.

SM	UNITED STATES	REGISTERED	016	72/419,499	3/27/1972	963,654	07/10/63	VNU Business Media, Inc.

SMART SUPPLIER	UNITED STATES	REGISTERED	042	78/322,628	11/4/2003	2,986,343	08/16/05	VNU Business Media, Inc.

SOURCEDIRECT (Class 35)	UNITED STATES	REGISTERED	035	78/739,070	10/24/2005	3,228,862	04/10/07	VNU Business Media, Inc.

STAR POWER	UNITED STATES	REGISTERED	016	75/268,379	4/2/1997	2,208,161	12/08/98	HR Industries, Inc.

STAR POWER	UNITED STATES	REGISTERED	041	75/538,378	8/17/1998	2,320,657	02/22/00	HR Industries, Inc.

STAR POWER & Design	UNITED STATES	REGISTERED	016	75/274,975	4/15/1997	2,208,188	12/08/98	HR Industries, Inc.

STUDIOMONITOR	UNITED STATES	PUBLISHED	035	77/279,696	9/14/2007			Nielsen Business Media, Inc.

SUCCESSFUL MEETINGS	UNITED STATES	REGISTERED	016	73/412,719	2/4/1983	1,275,125	04/24/84	VNU Business Media, Inc.

SUCCESSFUL MEETINGS PINNACLE A	UNITED STATES	REGISTERED	041	74/219,422	11/6/1991	1,737,206	12/01/92	VNU Business Media, Inc.

SUPERBRANDS	UNITED STATES	REGISTERED	016	75/020,359	11/15/1995	2,038,457	02/18/97	VNU Business Media, Inc.

SURVEY OF BUYING POWER	UNITED STATES	REGISTERED	016	73/734,746	6/16/1988	1,536,359	04/25/89	VNU Business Media, Inc.

THE ART METHODS & MATERIALS SH [See note 3]	UNITED STATES	REGISTERED	035	75/471,810	4/21/1998	2,291,689	11/09/99	Nielsen Business Media, Inc.

THE AUTHORITY ON MASS, DRUG &	UNITED STATES	REGISTERED	016	76/043,835	5/9/2000	2,817,744	02/24/04	VNU Business Media, Inc.

THE BOLLYWOOD REPORTER	UNITED STATES	PENDING	016	77/223,725	7/6/2007			Nielsen Business Media, Inc.

THE BOLLYWOOD REPORTER (Class	UNITED STATES	PENDING	041	77/223,738	7/6/2007			Nielsen Business Media, Inc.

THE BOOK STANDARD	UNITED STATES	REGISTERED	035, 041	78/432,196	6/9/2004	3,228,474	04/10/07	VNU Business Media, Inc.

THE BOOKSELLER	UNITED STATES	REGISTERED	016	76/302,393	8/21/2001	2,731,281	07/01/03	VNU Business Media, Inc.

THE GOURMET RETAILER	UNITED STATES	REGISTERED	016	73/396,814	9/30/1982	1,309,511	12/11/84	VNU Business Media, Inc.

THE HOLLYWOOD REPORTER & Desig	UNITED STATES	REGISTERED	016	73/213,517	4/30/1979	1,140,385	10/14/80	Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER (Class	UNITED STATES	PENDING	016, 041	77/407,221	2/27/2008			Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER (Styliz	UNITED STATES	REGISTERED	016	72/283,063	10/23/1967	856,584	09/10/68	Nielsen Business Media, Inc.

THE HOLLYWOOD REPORTER STUDIO	UNITED STATES	REGISTERED	016	73/215,262	5/11/1979	1,185,696	01/12/82	Nielsen Business Media, Inc.

THE IMPRINTED SPORTSWEAR SHOWS	UNITED STATES	REGISTERED	035	75/450,670	3/16/1998	2,280,855	09/28/99	VNU Business Media, Inc.

THE JOURNAL OF PETROLEUM MARKE	UNITED STATES	REGISTERED	016	73/720,804	4/6/1988	1,562,833	10/24/89	VNU Business Media, Inc.

THE NATIONAL HOME HEALTH CARE	UNITED STATES	REGISTERED	035	73/673,286	7/20/1987	1,515,707	12/06/88	VNU Business Media, Inc.

THE SPORTING GOODS DEALER	UNITED STATES	REGISTERED	016	73/834,504	10/30/1989	1,618,733	10/23/90	VNU Business Media, Inc.

THE STORE FIXTURING SHOW	UNITED STATES	REGISTERED	035	75/096,228	4/29/1996	2,086,651	08/05/97	VNU Business Media, Inc.

THE VISUAL MERCHANDISING SHOW	UNITED STATES	REGISTERED	035	75/095,505	4/29/1996	2,153,337	04/28/98	VNU Business Media, Inc.

THR and Design	UNITED STATES	PENDING	016, 041	77/408,247	2/28/2008			Nielsen Business Media, Inc.

Nielsen Business Media, Inc.

Active Trademarks

Trademark/Service Mark	Country	Status	Intl Class	Appl./Serial No.	File Date	Reg. No.	Reg. Date	Owner
TOP DOLLAR	UNITED STATES	PUBLISHED	016, 041	77/383,367	1/29/2008			Nielsen Business Media, Inc.

TOP POP	UNITED STATES	REGISTERED	016	73/659,797	5/8/1987	1,494,186	06/28/88	VNU Business Media, Inc.

TRAINING SOLUTIONS	UNITED STATES	REGISTERED	035	78/841,999	3/21/2006	3,214,361	02/27/07	VNU Business Media, Inc.

U.S. DISTRIBUTION JOURNAL	UNITED STATES	REGISTERED	016	73/719,333	3/28/1988	1,542,085	05/30/89	VNU Business Media, Inc.

VARIETY MERCHANDISE SHOW	UNITED STATES	REGISTERED	035	75/075,721	3/20/1996	2,113,473	11/18/97	VNU Business Media, Inc.

VINE	UNITED STATES	PENDING	035	77/481,356	5/22/2008			VNU Business Media, Inc.

VIRTUE POWERED BY ASR	UNITED STATES	PENDING	035	77/466,479	5/6/2008			Nielsen Business Media, Inc.

VITAL REISSUES	UNITED STATES	REGISTERED	016	74/679,136	5/23/1995	1,966,029	04/02/96	VNU Business Media, Inc.

WATCH AFICIONADO	UNITED STATES	REGISTERED	016	78/281,831	8/1/2003	2,946,745	05/03/05	VNU Business Media, Inc.

WATSON-GUPTILL [See note 4]	UNITED STATES	REGISTERED	016	72/265,605	2/28/1967	0,845,021	02/27/68	VNU Business Media, Inc.

WG and Horse Design [See note 4]	UNITED STATES	REGISTERED	016	72/265,606	2/28/1967	844,599	02/20/68	VNU Business Media, Inc.

WHO’S WHERE	UNITED STATES	REGISTERED	016	74/441,385	9/29/1993	1,846,725	07/26/94	VNU Business Media, Inc.

WINTERBIKE	UNITED STATES	REGISTERED	035	78/476,535	8/31/2004	3,099,467	05/30/06	VNU Business Media, Inc.

WOOD TECHNOLOGY	UNITED STATES	REGISTERED	035	76/286,413	7/10/2001	2,676,779	01/21/03	VNU Business Media, Inc.

WORLD RADIO TV HANDBOOK	UNITED STATES	REGISTERED	016	74/513,437	4/18/1994	1,925,407	10/10/95	VNU Business Media, Inc.

YOUR SOURCE FOR OPERATIONAL EX	UNITED STATES	REGISTERED	016	76/049,265	5/16/2000	2,666,937	12/24/02	VNU Business Media, Inc.

BILLBOARD (Nat. 15)	URUGUAY	REGISTERED	001, 002, 007	345.425	3/5/1982	259931	01/25/93	VNU Business Media, Inc.

BILLBOARD (Cl. 16)	VENEZUELA	REGISTERED	038	3955-1979	6/8/1979	101762-F	03/14/83	Nielsen Business Media, Inc.

NOTES: [1] [2] [3] American Artist trademarks, transferred to Interweave Press on 05/30/2008. [4] Watson-Guptill trademarks, transferred to Random House on 05/13/2008.

GROUP I	TRADEMARK LICENSE AGREEMENTS	Schedule 11(a)

BETWEEN U.S. NIELSEN ENTITY OR ENTITIES AND NON-NIELSEN ENTITY OR ENTITIES

LICENSEE	LICENSOR	TRADEMARK /REGISTRATION/ APPLICATION NUMBER	DESCRIPTION
Anaqua	CZT/ACN Trademarks, L.L.C.	NIELSEN / 540,915	Trademark License Agreement Dated Effective December 17, 2008
nielsen Logo /77/094,963
NIELSEN /66/094,959

GROUP I	TRADEMARK LICENSE AGREEMENTS	Schedule 11(a)

BETWEEN U.S. NIELSEN ENTITY AND NON-U.S. NIELSEN ENTITY AND NON-NIELSEN ENTITY

LICENSEE	LICENSOR	TRADEMARK /REGISTRATION/ APPLICATION NUMBER	DESCRIPTION
BBM Nielsen Media Research, Inc., a Canadian corporation	The Nielsen Company (US), LLC, a Delaware Limited Liability Company, Successor to Nielsen Media Research, Inc (“NMR US”), a Delaware U.S. corporporation	TNC US LLC Canadian Registration: Nielsen Media Research /TMA 554851	License and Co-Branding Agreement Dated August 31, 2006

	Nielsen Media Research Limited(:NMR”), a Nova Scotia, Canada corporation	BBM Canadian Application: BBM / 1255206	Amendment Number 1 to License and Co-Branding Agreement Dated April 1, 2008
BBM Canada (“BBM”), a Canadian corporation

GROUP I	TRADEMARK LICENSE AGREEMENTS	Schedule 11(a)

BETWEEN U.S. NIELSEN ENTITY OR ENTITIES AND NON-NIELSEN ENTITY OR ENTITIES

LICENSEE	LICENSOR	TRADEMARK /REGISTRATION / APPLICATION NUMBER	DESCRIPTION
Christian Music Trade Association	The Nielsen Company (US), LLC Successor to Nielsen Entertainment, LLC	SOUNDSCAN / 1,856,925 SOUNDSCAN and Design / 1,857,875 BROADCAST DATA SYSTEMS/ 3,019,003 BDS/2,975,200	Confirmatory Trademark License Agreement Effective as of July 1, 1996 and Executed on September 15, 2006

GROUP II	TRADEMARK LICENSE AGREEMENTS	Schedule 11(a)

BETWEEN NIELSEN ENTITY OR ENTITIES AND NON-NIELSEN ENTITY OR ENTITIES

LICENSEE	LICENSOR	TRADEMARK /REGISTRATION / APPLICATION NUMBER	DESCRIPTION
Wegener Communications, Inc. (U.S.)	The Nielsen Company (US), LLC (U.S.), Successor to Nielsen Media Research, Inc.	CZT/ACN Trademarks, L.L.C. Trademarks: N Design NIELSEN / 3,230,380 - US Registration	License, Development, and Distribution Agreement Dated August 2, 2005

The Nielsen Company (US), LLC Trademarks:
NIELSEN MEDIA RESEARCH / 2,502,257; 2,448,024; 2,367,336; 2,512,912 - US Registrations

Wegener Communications, Inc. (U.S.)	CZT/ACN Trademarks, L.L.C. (U.S.) and The Nielsen Company (US), LLC (U.S.), Successor to Nielsen Media Research, Inc.	CZT/ACN Trademarks, L.L.C. Trademarks: NIELSEN / 540,915 - US Registration NIELSEN / 77/094,981 - US	License, Development, and Distribution Agreement Dated June 24, 2008
Application
NIELSEN Logo / 77/094,963;
77/094,959 - US Applications
NIELSEN /TMA100657 - Canadian
Registration
NIELSEN / 1,337,149 - Canadian
Application
NIELSEN Logo /1,337,151 - Canadian
Application
NIELSEN MEDIA RESEARCH /
TMA554851-Canadian Registration

The Nielsen Company (US), LLC Trademarks:
NIELSEN MEDIA RESEARCH /
2,502,257; 2,448,024; 2,367,336;
2,512,912 - US Registrations
NAVE / 3,435,942 - US Registration
NAVE II / 3,445,143 - US
Registration
NAVE IIC / 73/785,001 - US
Applicatin
SPOTTRAC / 3,292,186 - US
Registration
SPOTTRAC / 1320115 - Canadian
Application

GROUP III	TRADEMARK LICENSE AGREEMENTS	Schedule 11(a)

BETWEEN U.S. NIELSEN ENTITY OR ENTITIES AND ANOTHER U.S. OR NON-U.S. NIELSEN ENTITIY OR ENTITIES

LICENSEE	LICENSOR	TRADEMARK /REGISTRATION / APPLICATION NUMBER	DESCRIPTION
Nielsen Media Research Limited (Canada)	The Nielsen Company (US), LLC	Canadian Registrations:	Trademark License Agreement
	Successor to: Nielsen Media	AD*VIEWS / TMA639205	Dated March 23, 2006
	Research, Inc.	NTI / TMA171451
SINGLE SOURCE / TMA626219
SPORTSQUEST / TMA526880
SPORTWATCH / TMA542117
TV and Design / TMA539603
TV VIEWER / TMA594945

Nielsen Media Research Limited (Canada)	CZT/ACN Trademarks, L.L.C. (U.S.)	Canadian Registrations: N Design NIELSEN /TMA653400 NIELSEN / TMA100657 NIELSEN MEDIA RESEARCH / TMA554851	Trademark License Agreement Dated March 23, 2006 Addendum to Trademark License Agreement Dated August 30, 2006

Amer Research Co. Ltd. (Jordan)	CZT/ACN Trademarks, L.L.C. (U.S.)	Jordanian Registrations: NIELSEN ANSWERS / 90641 (Class 9); 90667 (Class 35)	Agreement for License to use Brand Name and Trademark With Effect from February 13, 2008

ACNielsen Vietnam Limited	CZT/ACN Trademarks, L.L.C. (U.S.)	Vietnamese Registration: NIELSEN / 38484	Trademark License Agreement dated May 28, 2008

Nielsen US Patents Applications Pending	Schedule 11(a)

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00057US01	Continuation	Non Provisional	07/311,146	4,967,273	Granted	14 Feb 1989	30 Oct 1990	14 Feb 2009	Nielsen Media Research, Inc.	TELEVISION PROGRAM TRANSMISSION VERIFICATION METHOD AND APPARATUS

00049US01	Priority	Non Provisional	07/391,136	4,972,503	Granted	08 Aug 1989	20 Nov 1990	08 Aug 2009	Nielsen Media Research, Inc.	METHOD AND APPARATUS FOR DETERMINING AUDIENCE VIEWING HABITS BY JAMMING A CONTROL SIGNAL AND IDENTIFYING THE VIEWERS COMMAND

00051US01	Priority	Non Provisional	07/559,825	5,165,069	Granted	30 Jul 1990	17 Nov 1992	30 Jul 2010	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR NON-INVASIVELY IDENTIFYING THE OPERATIONAL STATUS OF A VCR.

00297US01	Priority	Non Provisional	07/517,835	5,210,820	Granted	02 May 1990	11 May 1993	11 May 2010	Nielsen Broadcast Data Systems	Signal Recognition System and Method

00252US01	Priority	Non Provisional	07/831,770	5,315,093	Granted	05 Feb 1992	24 May 1994	24 May 2011	A.C. Nielsen (US), Inc.	Market Research Method & System for Collecting Retail Store Market Research Data

00251US01	Priority	Non Provisional	07/872,881	5,331,544	Granted	23 Apr 1992	19 Jul 1994	19 Jul 2011	A.C. Nielsen (US), Inc.	Market Research Method and System for Collecting Retail Store and Shopper Market Research Data

00335US01	Priority	Non Provisional	08/011,209	5,379,345	Granted	29 Jan 1993	03 Jan 1995	29 Jan 2013	Nielsen Media Research, Inc.	Method and Apparatus for the Processing of Encoded Data in Conjunction with an Audio Broadcast

00060US02	Secondary	Non Provisional	08/279,271	5,425,100	Granted	22 Jul 1994	13 Jun 1995	22 Jul 2014	Nielsen Media Research, Inc.	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

00011US01	Priority	Non Provisional	07/796,008	5,450,122	Granted	22 Nov 1991	12 Sep 1995	12 Sep 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method

00008US01	Priority	Non Provisional	08/144,289	5,481,294	Granted	27 Oct 1993	02 Jan 1996	27 Oct 2013	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

00007US01	Priority	Non Provisional	08/215,899	5,488,408	Granted	22 Mar 1994	30 Jan 1996	22 Mar 2014	Nielsen Media Research, Inc.	Attachment for Metering Channel Serial Data (SDA)

00060US03	Divisional	Non Provisional	08/351,760	5,526,427	Granted	08 Dec 1994	11 Jun 1996	11 Jun 2013	Nielsen Media Research, Inc.	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

00005US01	Priority	Non Provisional	07/992,383	5,550,928	Granted	15 Dec 1992	27 Aug 1996	27 Aug 2013	Nielsen Media Research, Inc.	Audience Measurement System and Method

00009US01	Secondary	Non Provisional	08/319,929	5,584,050	Granted	07 Oct 1994	10 Dec 1996	07 Oct 2014	Nielsen Media Research, Inc.	PROGRAM MONITORING SYSTEM

00010US01	Priority	Non Provisional	08/309,804	5,594,934	Granted	21 Sep 1994	14 Jan 1997	21 Sep 2014	Nielsen Media Research, Inc.	Real Time Correlation Meter

00063US01	Priority	Non Provisional	08/399,187	5,629,739	Granted	06 Mar 1995	13 May 1997	06 Mar 2015	Nielsen Media Research, Inc.	APPARATUS AND METHOD FOR INJECTING AN ANCILLARY SIGNAL INTO A LOW ENERGY DENSITY PORTION OF A COLOR TELEVISION

NNR1US01	Priority	Non Provisional	08/474,082	5,675,510	Granted	07 Jun 1995	07 Oct 1997	07 Jun 2015	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

00005US02	Divisional	Non Provisional	08/576,467	5,771,307	Granted	21 Dec 1995	23 Jun 1998	15 Dec 2012	Nielsen Media Research, Inc.	Audience Measurement System and Method

NNR2US01	Priority	Non Provisional	08/821,534	5,796,952	Granted	21 Mar 1997	18 Aug 1998	21 Mar 2017	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00215US01	Priority	Non Provisional	08/761,592	5,842,218	Granted	06 Dec 1996	24 Nov 1998	06 Dec 2016	VNU Marketing Information, Inc.	Method, Computer Program Product, and System For A Reorienting Categorization Table

00214US01	Priority	Non Provisional	08/760,909	5,845,284	Granted	06 Dec 1996	01 Dec 1998	06 Dec 2016	VNU Marketing Information, Inc.	Method and Computer Program Product for Creating a Plurality of Mixed Pseudo-Records of Weighted Mixtures of Existing Records in a Database

00061US01	Priority	Non Provisional	08/542,177	5,850,249	Granted	12 Oct 1995	15 Dec 1998	12 Oct 2015	Nielsen Media Research, Inc.	RECEIVER MONITORING SYSTEM WITH LOCAL ENCODING

00014US01	Priority	Non Provisional	08/654,309	5,889,548	Granted	28 May 1996	30 Mar 1999	28 May 2016	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

00389US01	Priority	Non Provisional	09/085,501	5,974,299	Granted	27 May 1998	26 Oct 1999	27 May 2018	Nielsen Media Research, Inc.	AUDIENCE RATING SYSTEM FOR DIGITAL TELEVISION AND RADIO

00408US01	Priority	Non Provisional	08/977,969	6,029,176	Granted	25 Nov 1997	22 Feb 2000	25 Nov 2017	The Nielsen Company (U.S.), Inc.	MANIPULATING AND ANALYZING DATA USING A COMPUTER SYSTEM HAVING A DATABASE MINING ENGINE RESIDING IN MEMORY

00017US01	Priority	Non Provisional	08/607,097	6,035,177	Granted	26 Feb 1996	07 Mar 2000	26 Feb 2016	Nielsen Media Research, Inc.	Simultaneous Transmission of Ancillary and Audio Signals by Means of Perceptual Coding

00247US01	Priority	Non Provisional	08/995,126	6,078,922	Granted	19 Dec 1997	20 Jun 2000	19 Dec 2017	A.C. Nielsen (US), Inc.	Market Research Database Having Historical Control Designator

00246US01	Priority	Non Provisional	08/994,924	6,092,069	Granted	19 Dec 1997	18 Jul 2000	19 Dec 2017	A.C. Nielsen (US), Inc.	Market Research Database Containing Separate Product and Naked Product Information

00084US01	Priority	Non Provisional	09/133,090	6,098,048	Granted	12 Aug 1998	01 Aug 2000	12 Aug 2018	VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING- ACTIVITY SURVEY

00029US01	Priority	Non Provisional	08/707,279	6,108,637	Granted	03 Sep 1996	22 Aug 2000	03 Sep 2016	NMR + NetRatings	CONTENT DISPLAY MONITOR

NNR1US02	Continuation	Non Provisional	08/973,173	6,115,680	Granted	02 Mar 1998	05 Sep 2000	07 Jun 2015	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

NNR2US02	Continuation	Non Provisional	09/120,376	6,138,155	Granted	21 Jul 1998	24 Oct 2000	21 Mar 2017	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00024US01	Priority	Non Provisional	09/116,397	6,272,176	Granted	16 Jul 1998	07 Aug 2001	16 Jul 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

00407US01	Priority	Non Provisional	09/038,380	6,286,005	Granted	03 Nov 1998	04 Sep 2001	03 Nov 2018	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR ANALYZING DATA AND ADVERTISING OPTIMIZATION

00022US01	Priority	Non Provisional	09/111,963	6,327,619	Granted	08 Jul 1998	04 Dec 2001	08 Jul 2018	Nielsen Media Research, Inc.	Metering of Internet Content Using a Control

00303US01	Priority	Non Provisional	08/880,371	6,353,929	Granted	23 Jun 1997	05 Mar 2002	23 Jun 2017	Nielsen Media Research, Inc.	A Cooperative System for Measuring Electronic Media

00021US01	Priority	Non Provisional	09/086,813	6,434,614	Granted	29 May 1998	13 Aug 2002	29 May 2018	Nielsen Media Research, Inc.	Tracking of Internet Advertisements Using Banner Tags

Nielsen Proprietary Confidential	Page 1 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00031US01	Priority	Non Provisional	09/262,253	6,460,079	Granted	04 Mar 1999	01 Oct 2002	04 Mar 2019	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

00245US01	Priority	Non Provisional	08/994,958	6,484,158	Granted	19 Dec 1997	19 Nov 2002	19 Dec 2017	A.C. Nielsen (US), Inc.	Dynamic Rule Based Market Research Database

00024US02	Divisional	Non Provisional	09/882,085	6,504,870	Granted	15 Jun 2001	07 Jan 2003	16 Jul 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

00030US01	Priority	Non Provisional	09/145,090	6,510,462	Granted	01 Sep 1998	21 Jan 2003	01 Sep 2018	Nielsen Media Research, Inc.	COLLECTION OF IMAGES IN WEB USE REPORTING SYSTEM

00318US02	Continuation	Non Provisional	09/082,395	6,512,796	Granted	20 May 1998	28 Jan 2003	09 Jul 2017	Nielsen Media Research, Inc.	Method and Apparatus for Inserting and Retrieving Data in an Audio Signal

00015US02	Divisional	Non Provisional	09/859,764	6,513,161	Granted	17 May 2001	28 Jan 2003	22 Jan 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

TELE037US01	Priority	Non Provisional	09/271,105	6,516,189	Granted	17 Mar 1999	04 Feb 2003	17 Mar 2019	Telephia, Inc.	SYSTEM AND METHOD FOR GATHERING DATA FROM WIRELESS COMMUNICATION NETWORKS

00023US01	Priority	Non Provisional	09/365,378	6,523,175	Granted	02 Aug 1999	18 Feb 2003	02 Aug 2019	Nielsen Media Research, Inc.	Methods and Apparatus for Identifying the Source of a User Selected Signal Via Intermediate Frequency Probe

00032US01	Priority	Non Provisional	09/285,539	6,529,952	Granted	02 Apr 1999	04 Mar 2003	04 Mar 2019	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE COLLECTION OF COOKIES AND OTHER INFORMATION FROM A PANEL

BUZZ3US01	Priority	Non Provisional	09/796,961	6,584,470	Granted	01 Mar 2001	24 Jun 2003	01 Mar 2021	Buzzmetrics, LTD.	MULTI-LAYERED SEMIOTIC MECHANISM FOR ANSWERING NATURAL LANGUAGE QUESTIONS USING DOCUMENT RETRIEVAL COMBINED WITH INFORMATION EXTRACTION

NNR12US01	Priority	Non Provisional	09/810,389	6,611,839	Granted	15 Mar 2001	26 Aug 2003	15 Mar 2021	NetRatings, Inc.	COMPUTER IMPLEMENTED METHODS FOR DATA MINING AND THE

										PRESENTATION OF BUSINESS METRICS FOR ANALYSIS

00024US03	Divisional	Non Provisional	09/882,089	6,621,881	Granted	15 Jun 2001	16 Sep 2003	16 Jul 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

NNR13US01	Priority	Non Provisional	09/810,676	6,643,635	Granted	15 Mar 2001	04 Nov 2003	15 Mar 2021	NetRatings, Inc.	METHODS FOR DYNAMICALLY ACCESSING, PROCESSING, AND PRESENTING DATA ACQUIRED FROM DISPARATE SOURCES

NNR2CIPUS01	Continuation-in-part	Non Provisional	09/210,235	6,643,696	Granted	11 Dec 1998	04 Nov 2003	21 Jul 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00012US01	Priority	Non Provisional	08/709,180	6,647,548	Granted	06 Sep 1996	11 Nov 2003	06 Sep 2016	Nielsen Media Research, Inc.	Coded/Non-Coded Program Audience Measurement System

00015US01	Priority	Non Provisional	08/786,270	6,675,383	Granted	22 Jan 1997	06 Jan 2004	22 Jan 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

00389CIPUS01	Continuation-in-part	Non Provisional	09/289,758	6,735,775	Granted	12 Apr 1999	11 May 2004	27 May 2018	Nielsen Media Research, Inc.	AUDIENCE RATINGS SYSTEM FOR DIGITAL TELEVISION AND RADIO

TELE039US01	Priority	Non Provisional	09/654,486	6,745,011	Granted	01 Sep 2000	01 Jun 2004	30 Oct 2021	Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

TELE200US02	Secondary	Non Provisional	10/263,782	6,751,295	Granted	04 Oct 2002	15 Jun 2004	04 Oct 2022	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

TELE039CIPUS01	Continuation-in-part	Non Provisional	09/944,843	6,754,470	Granted	31 Aug 2001	22 Jun 2004	01 Sep 2020	Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

NNR2US07	Continuation	Non Provisional	10/224,766	6,763,386	Granted	20 Aug 2002	13 Jul 2004	02 Nov 2021	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

NNR14US01	Priority	Non Provisional	09/826,618	6,775,675	Granted	04 Apr 2001	10 Aug 2004	04 Apr 2021	NetRatings, Inc.	METHODS FOR ABSTRACTING DATA FROM VARIOUS DATA STRUCTURES AND MANAGING THE PRESENTATION OF THE DATA

TELE037CIPUS01	Continuation-in-part	Non Provisional	09/392,012	6,788,926	Granted	08 Sep 1999	07 Sep 2004	17 Mar 2019	Telephia, Inc.	SYSTEM AND METHOD FOR GATHERING DATA FROM WIRELESS COMMUNICATION NETWORKS

00024US04	Divisional	Non Provisional	10/444,409	6,807,230	Granted	23 May 2003	19 Oct 2004	15 Jun 2021	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

TELE201US02	Secondary	Non Provisional	09/953,488	6,807,515	Granted	14 Sep 2001	19 Oct 2004	14 Sep 2021	MSpect, Inc.	WIRELESS NETWORK MONITORING

00039US01	Priority	Non Provisional	09/616,116	6,879,652	Granted	14 Jul 2000	12 Apr 2005	14 Jul 2020	Nielsen Media Research, Inc.	DETECTION OF SIGNAL MODIFICATION IN AUDIO STREAMS WITH EMBEDDED CODE

CLA3US01	Priority	Non Provisional	09/729,129	6,879,960	Granted	01 Dec 2000	12 Apr 2005	01 Dec 2020	Claritas, Inc.	METHOD AND SYSTEM FOR USING CUSTOMER PREFERENCES IN REAL TIME TO CUSTOMIZE A COMMERCIAL TRANSACTION

00108US01	Priority	Non Provisional	10/442,411	6,901,606	Granted	20 May 2003	31 May 2005	20 May 2023	Nielsen Media Research, Inc.	METHOD AND APPARATUS FOR DETECTING TIME-COMPRESSED BROADCAST CONTENT

TELE038US02	Secondary	Non Provisional	09/550,955	6,928,280	Granted	17 Apr 2000	09 Aug 2005	17 Apr 2020	Telephia, Inc.	METHOD AND SYSTEM FOR MEASURING DATA QUALITY OF SERVICE IN A WIRELESS NETWORK USING MULTIPLE REMOTE UNITS AND A BACK END PROCESSOR

NNR13US02	Divisional	Non Provisional	10/654,541	6,959,306	Granted	02 Sep 2003	25 Oct 2005	15 Mar 2021	NetRatings, Inc.	METHODS FOR DYNAMICALLY ACCESSING, PROCESSING, AND

										PRESENTING DATA ACQUIRED FROM DISPARATE SOURCES

00036US02	Secondary	Non Provisional	09/543,480	6,968,564	Granted	06 Apr 2000	22 Nov 2005		Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

00024CIPUS01	Continuation-in-part	Non Provisional	09/428,425	7,006,555	Granted	27 Oct 1999	28 Feb 2006	27 Oct 2019	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

TELE037US03	Continuation	Non Provisional	10/230,525	7,013,136	Granted	28 Aug 2002	14 Mar 2006	17 Mar 2019	Telephia, Inc.	SYSTEM AND METHOD FOR GATHERING DATA FROM WIRELESS COMMUNICATION NETWORKS

00317CIP2US01	Continuation-in-part	Non Provisional	10/465,722	7,039,931	Granted	19 Jun 2003	02 May 2006	23 Oct 2022	Nielsen Media Research, Inc.	Multi-Market Broadcast Tracking, Management and Reporting Method and System

BUZZ2CIP3US01	Continuation-in-part	Non Provisional	09/897,473	7,043,760	Granted	03 Jul 2001	09 May 2006	01 Mar 2021	Buzzmetrics, LTD.	SYSTEM AND METHOD FOR ESTABLISHING AND MANAGING RELATIONSHIPS BETWEEN PSEUDONYMOUS IDENTIFICATIONS AND MEMBERSHIPS IN ORGANIZATIONS

Nielsen Proprietary Confidential	Page 2 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00002US02	Secondary	Non Provisional	10/125,577	7,100,181	Granted	19 Apr 2002	29 Aug 2006	19 Apr 2022	Nielsen Media Research, Inc.	Television Proximity Sensor

00003US01	Priority	Non Provisional	10/047,734	7,117,513	Granted	09 Nov 2001	03 Oct 2006	09 Nov 2021	Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

BUZZ2CIP1US01	Continuation-in-part	Non Provisional	09/879,220	7,185,065	Granted	13 Jun 2001	27 Feb 2007	01 Mar 2021	Buzzmetrics, LTD.	System and Method for Establishing and Evaluating Cross Community Identities in Electronic Forums

BUZZ2US03	Divisional	Non Provisional	11/239,632	7,188,078	Granted	28 Sep 2005	06 Mar 2007	11 Oct 2020	Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

BUZZ2US04	Divisional	Non Provisional	11/239,695	7,188,079	Granted	28 Sep 2005	06 Mar 2007	11 Oct 2020	Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

BUZZ2US01	Priority	Non Provisional	09/686,516	7,197,470	Granted	11 Oct 2000	27 Mar 2007	11 Oct 2020	Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

00083US01	PCT	Non Provisional	10/538,483	7,203,338	Granted	08 Jun 2005	10 Apr 2007	11 Dec 2022	Nielsen Media Research, Inc.	Methods and Apparatus to Count People Appearing in an Image

00102US01	PCT	Non Provisional	10/483,825	7,248,777	Granted	17 Apr 2003	24 Jul 2007	17 Apr 2023	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO DETECT CONTENT SKIPPING BY A CONSUMER OF A RECORDED PROGRAM

TELE038CIPUS01	Continuation-in-part	Non Provisional	09/899,955	7,319,847	Granted	06 Jul 2001	15 Jan 2008	17 Apr 2020	Nielsen Mobile, Inc.	METHOD AND SYSTEM FOR MEASURING DATA QUALITY OF SERVICE IN A WIRELESS NETWORK USING MULTIPLE REMOTE UNITS AND A BACK END PROCESSOR

00002US03	Continuation	Non Provisional	11/037,277	7,343,615	Granted	18 Jan 2005	11 Mar 2008	02 Mar 2023	Nielsen Media Research, Inc.	Television Proximity Sensor

00224US02	Continuation	Non Provisional	11/375,648	7,353,171	Granted	14 Mar 2006	01 Apr 2008	30 Aug 2024	Nielsen Media Research, Inc.	Methods and Apparatus to Operate a Metering Device with Voice Commands

TELE201US03	Divisional	Non Provisional	10/966,850	7,359,835	Granted	15 Oct 2004	15 Apr 2008	04 Jun 2022	MSpect, Inc.	WIRELESS NETWORK MONITORING

BUZZ2US07	Divisional	Non Provisional	11/239,696	7,363,243	Granted	28 Sep 2005	22 Apr 2008	11 Oct 2020	Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

NNR4US01	Secondary	Non Provisional	09/763,338	7,376,722	Granted	05 Sep 2003	20 May 2008	12 Oct 2027	Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

00029US03	Secondary	Non Provisional	09/490,495	7,386,473	Granted	25 Jan 2000	10 Jun 2008	03 Sep 2016	NMR + NetRatings	CONTENT DISPLAY MONITOR

00319US02	Secondary	Non Provisional	10/659,514	7,395,062	Granted	10 Sep 2003	01 Jul 2008	10 Sep 2023	Nielsen Media Research, Inc.	REMOTE SENSING SYSTEM

NNR2CIPUS02	Continuation	Non Provisional	10/653,696	7,406,516	Granted	02 Sep 2003	29 Jul 2008	21 Mar 2017	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00095US01	Continuation	Non Provisional	11/278,917	7,421,628	Granted	06 Apr 2006	02 Sep 2008	02 Jul 2024	Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

00026CIPUS01	Continuation-in-part	Non Provisional	09/955,691	7,421,723	Granted	19 Sep 2001	02 Sep 2008	07 Jan 2019	Nielsen Media Research, Inc.	Detection of Media Links in Broadcast Signals

CLA1US02	Secondary	Non Provisional	09/872,457	7,428,526	Granted	01 Jun 2001	23 Sep 2008	30 Apr 2024	Claritas, Inc.	HOUSEHOLD LEVEL SEGMENTATION METHOD AND SYSTEM

00039US02	Divisional	Non Provisional	10/794,194	7,451,092	Granted	05 Mar 2004	11 Nov 2008	25 Jul 2021	Nielsen Media Research, Inc.	DETECTION OF SIGNAL MODIFICATION IN AUDIO STREAMS WITH EMBEDDED CODE

00211US03	Continuation	Non Provisional	11/298,040	7,460,684	Granted	09 Dec 2005	02 Dec 2008	14 Jun 2024	Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

00038US01	Priority	Non Provisional	09/553,776	7,466,742	Granted	21 Apr 2000	16 Dec 2008	21 Apr 2020	Nielsen Media Research, Inc.	DETECTION OF ENTROPY IN CONNECTION WITH AUDIO SIGNALS

00083US02	Continuation	Non Provisional	11/548,578	7,466,844	Granted	11 Oct 2006	16 Dec 2008	08 Jun 2025	Nielsen Media Research, Inc.	Methods and Apparatus to Count People Appearing in an Image

TELE037US04	Continuation	Non Provisional	11/362,378	7,505,765	Granted	24 Feb 2006	17 Mar 2009	24 Feb 2026	Telephia, Inc.	SYSTEM AND METHOD FOR GATHERING DATA FROM WIRELESS COMMUNICATION NETWORKS

00292US01	Secondary	Non Provisional	11/692,480	7,516,111	Granted	28 Mar 2007	07 Apr 2009	28 Mar 2027	Nielsen Media Research, Inc.	DATA CLASSIFICATION METHODS AND APPARATUS FOR USE WITH DATA FUSION

00334US02	Secondary	Non Provisional	12/088,809	7,523,124	Granted	31 Mar 2008	21 Apr 2009	31 Mar 2028	Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

00041US01	Priority	Non Provisional	09/791,268	6,418,470B2	Granted	22 Feb 2001	09 Jul 2002	22 Feb 2021	Nielsen Media Research, Inc.	METERING OF INTERNET CONTENT USING A CONTROL

00249US01	Priority	Non Provisional	09/329,487		Allowed	10 Jun 1999			A.C. Nielsen (US), Inc.	Method and System for Market Research Data Mining

00033US02	Continuation	Non Provisional	11/143,808		Allowed	02 Jun 2005			Nielsen Media Research, Inc.	AUDIO SIGNATURE EXTRACTION AND CORRELATION

BUZZ5US02	Secondary	Non Provisional	11/245,542		Allowed	30 Sep 2005			Buzzmetrics, LTD.	RETRIEVING TOPICAL SENTIMENTS FROM ONLINE DOCUMENT COLLECTIONS

BUZZ2US06	Continuation	Non Provisional	11/710,742		Allowed	26 Feb 2007			Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

00016US03	Secondary	Non Provisional	08/763,750		Application	11 Dec 1996			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

00020US04	Secondary	Non Provisional	09/076,517		Application	12 May 1998			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

NNR5US01	Priority	Non Provisional	09/266,790		Application	12 Mar 1999			NetRatings, Inc.	METHOD AND APPARATUS FOR MEASURING USER ACCESS TO IMAGE DATA

NNR11US03	Secondary	Non Provisional	09/695,216		Application	25 Oct 2000			NetRatings, Inc.	SYSTEM AND METHOD FOR ESTIMATING PREVALENCE OF DIGITAL CONTENT AND THE WORLD WIDE WEB

00303US02	Continuation	Non Provisional	10/026,872		Application	21 Dec 2001			Nielsen Media Research, Inc.	A Cooperative System for Measuring Electronic Media

TELE200US01	Priority	Provisional	60/369,326		Application	03 Apr 2002		03 Apr 2003	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

NNR15US01	Priority	Non Provisional	10/202,338		Application	24 Jul 2002			netratings corp.	SYSTEM AND METHOD FOR MONITORING SECURE DATA ON A NETWORK

00084US02	Re-issue	Non Provisional	10/211,997		Application	01 Aug 2002			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING-ACTIVITY SURVEY

00389US03	Re-Exam	Non Provisional	90/007,057		Application	01 Jun 2004			Nielsen Media Research, Inc.	AUDIENCE RATING SYSTEM FOR DIGITAL TELEVISION AND RADIO

Nielsen Proprietary Confidential	Page 3 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00221US01	Continuation	Non Provisional	10/576,800		Application	21 Apr 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Fusing Databases

TELE001US01	Priority	Non Provisional	11/445,069		Application	31 May 2006			Telephia	A METHOD AND SYSTEM FOR MEASURING MARKET-SHARE FOR AN ENTIRE TELECOMMUNICATION MARKET

TELE002US01	Priority	Non Provisional	11/486,498		Application	14 Jul 2006			The Nielsen Company (U.S.), Inc.	A METHOD AND SYSTEM FOR MEASURING MARKET INFORMATION FOR WIRELESS TELECOMMUNICATION DEVICES

TELE003US01	Priority	Non Provisional	11/527,219		Application	25 Sep 2006			Telephia, Inc.	METHOD AND SYSTEM FOR ANALYZING WIRELESS MARKETS

00289US03	PCT	Non Provisional	11/571,483		Application	29 Dec 2006			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

BUZZ2CIP2US01	Continuation	Non Provisional	11/651,661		Application	10 Jan 2007			Buzzmetrics, LTD.	System and Method for Establishing and Evaluating Cross Community Identities in Electronic Forums

TELE027US01	Priority	Non Provisional	11/655,554		Application	19 Jan 2007			Telephia	METHOD AND SYSTEM FOR COLLECTING AND PRESENTING MARKET DATA

TELE012US02	Secondary	Non Provisional	11/732,758		Application	03 Apr 2007			Telephia	METRICS FOR MOBILE DEVICE MARKET

TELE015US02	Secondary	Non Provisional	11/732,613		Application	03 Apr 2007			Telephia	METHOD AND SYSTEM FOR PROVIDING MARKET ANALYSIS FOR WIRELESS DATA MARKETS

TELE025US01	Priority	Non Provisional	11/784,883		Application	09 Apr 2007			Telephia	NEW CALL RESULTS FAILURE CLASSIFICATIONS

TELE023US02	Secondary	Non Provisional	11/805,497		Application	22 May 2007			Telephia	METHOD AND SYSTEM FOR GENERATING INFORMATION ABOUT PORTABLE DEVICE ADVERTISING

TELE026US01	Priority	Non Provisional	11/809,318		Application	30 May 2007			Telephia	A METHOD AND SYSTEM FOR MEASURING CROSS TECHNOLOGY WIRELESS COVERAGE

TELE018US02	Secondary	Non Provisional	11/809,464		Application	31 May 2007			Telephia	A METHOD AND SYSTEM FOR COLLECTING WIRELESS INFORMATION TRANSPARENTLY AND NON-INTRUSIVELY

00306US02	Secondary	Non Provisional	11/761,033		Application	11 Jun 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER CONTENT EXPOSURE USING CLOSED CAPTION INFORMATION

TELE022US01	Secondary	Non Provisional	11/824,276		Application	28 Jun 2007			Telephia	METHOD AND SYSTEM FOR COLLECTING INFORMATION ABOUT PORTABLE DEVICE USAGE

TELE031US01	Priority	Non Provisional	11/825,933		Application	09 Jul 2007			Telephia, Inc.	EXTENSIBLE METHOD FOR COLLECTING AUDIENCE MEASUREMENT DATA

00360US02	Secondary	Non Provisional	11/864,161		Application	28 Sep 2007			Nielsen Media Research, Inc.	Connector Retainers and Methods of Securing a Connector in a Receptacle

00338US02	Secondary	Non Provisional	11/870,275		Application	10 Oct 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Codes in Compressed Audio Data Streams

00330US02	Continuation	Non Provisional	11/877,413		Application	23 Oct 2007			Nielsen Media Research, Inc.	Methods and Systems to Meter Media Content Presented on a Wireless Communication Device

00325US02	Continuation	Non Provisional	11/923,141		Application	24 Oct 2007			The Nielsen Company	Method and Apparatus for Identifying Usage of a Television

00341US02	Secondary	Non Provisional	11/933,920		Application	01 Nov 2007			Nielsen Media Research, Inc.	CONNECTOR RETAINERS AND METHODS OF SECURING A CONNECTOR IN A RECEPTACLE

00262US01	PCT	Non Provisional	11/916,428		Application	03 Dec 2007			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

00284US01	PCT	Non Provisional	11/916,511		Application	04 Dec 2007			Nielsen Media Research, Inc.	A Method for Safe Controlled Lighting for Image Processing

00243US01	Continuation	Non Provisional	11/951,864		Application	06 Dec 2007			The Nielsen Company	Methods and Apparatus for Collecting Media Consumption Data Based on Usage Information

00321US02	Continuation	Non Provisional	11/957,082		Application	14 Dec 2007			Nielsen Media Research, Inc.	Methods, Systems, and Apparatus for Multi-Purpose Metering

00342US02	Secondary	Non Provisional	11/966,414		Application	28 Dec 2007			Nielsen Company	SYSTEMS AND METHODS TO PRE-SCALE MEDIA CONTENT TO FACILITATE AUDIENCE MEASUREMENT

In-Store CUS01	Priority	Non Provisional	12/019,280		Application	24 Jan 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO SURVEY A RETAIL ENVIRONMENT

00344US02	Secondary	Non Provisional	12/023,844		Application	31 Jan 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER VIDEO GAME PLAY

00336US02	Secondary	Non Provisional	12/030,722		Application	13 Feb 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO REACH THROUGH TO BUSINESS LOGIC SERVICES

00368US02	Secondary	Non Provisional	12/032,519		Application	15 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR CONTENT DISTRIBUTED BY THE INTERNET

00357US03	Continuation	Non Provisional	12/034,489		Application	20 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO IDENTIFY AUDIO STREAM

00012US03	Continuation	Non Provisional	12/035,853		Application	22 Feb 2008			Nielsen Media Research, Inc.	Coded/Non-Coded Program Audience Measurement System

00305US02	Secondary	Non Provisional	12/064,565		Application	22 Feb 2008			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media

00378US02	Secondary	Non Provisional	12/035,974		Application	25 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COLLECT MEDIA MONITORING INFORMATION

00379US02	Secondary	Non Provisional	12/048,131		Application	13 Mar 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO CREATE A MEDIA MEASUREMENT REFERENCE DATABASE FROM A PLURALITY OF DISTRIBUTED SOURCES

IntroscapeUS02	Secondary	Non Provisional	12/048,782		Application	14 Mar 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO IMPROVE MARKET LAUNCH PERFORMANCE

00352US03	Secondary	Non Provisional	12/049,030		Application	14 Mar 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO FACILITATE SALES ESTIMATES

00362US05	Secondary	Non Provisional	12/052,849		Application	21 Mar 2008			Nielsen Media Research, Inc.	DIGITAL RIGHTS MANAGEMENT AND AUDIENCE MEASUREMENT SYSTEMS AND METHODS

Nielsen Proprietary Confidential	Page 4 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00367US01	Priority	Non Provisional	12/055,887		Application	26 Mar 2008			Nielsen Media Research, Inc.	HIGH PERFORMANCE AUDIENCE ESTIMATION

00311US02	PCT	Non Provisional	12/088,747		Application	31 Mar 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Monitor Media Content on a Consumer Network

00310US02	PCT	Non Provisional	12/088,798		Application	31 Mar 2008			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

00313US02	Secondary	Non Provisional	12/088,802		Application	31 Mar 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

00395US01	Priority	Non Provisional	12/100,264		Application	09 Apr 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO PLAY AND CONTROL PLAYING OF MEDIA CONTENT IN A WEB PAGE

00394US01	Priority	Non Provisional	12/101,033		Application	10 Apr 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus for Auditing Signage

00371US02	Secondary	Non Provisional	12/100,953		Application	10 Apr 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Model Set-Top Box Data

00387US01	Priority	Non Provisional	12/101,738		Application	11 Apr 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO GENERATE AND USE CONTENT-AWARE WATERMARKS

00320US03	Continuation	Non Provisional	12/106,040		Application	18 Apr 2008			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

Place-Based1US01	Priority	Non Provisional	12/148,769		Application	22 Apr 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO MONITOR AUDIENCE EXPOSURE TO MEDIA USING DURATION-BASED DATA

In-Store BUS02	Secondary	Non Provisional	12/110,095		Application	25 Apr 2008			Nielsen Media Research, Inc.	SYSTEMS AND APPARATUS TO DETERMINE SHOPPER TRAFFIC IN RETAIL ENVIRONMENTS

In-Store AUS04	Secondary	Non Provisional	12/110,164		Application	25 Apr 2008			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO MONITOR CONSUMER TRAFFIC RELATED TO A RETAIL ENVIRONMENT

In-Store AUS03	Secondary	Non Provisional	12/110,146		Application	25 Apr 2008			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO MONITOR CONSUMER TRAFFIC RELATED TO A RETAIL ENVIRONMENT

00351US02	Secondary	Non Provisional	12/110,951		Application	28 Apr 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR GENERATING SIGNATURES

NTrends-1US01	Priority	Provisional	61/049,583		Application	01 May 2008		01 May 2009	The Nielsen Company (U.S.), Inc.	METHODS AND SYSTEMS TO FACILITATE ETHNOGRAPHIC MEASUREMENTS

00294US08	Continuation	Non Provisional	12/117,181		Application	08 May 2008			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology

IMS-1US01	Priority	Non Provisional	12/119,245		Application	12 May 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO PROVIDE A CHOICE SELECTION WITH DATA PRESENTATION

00403US01	Priority	Non Provisional	12/121,534		Application	15 May 2008			The Nielsen Company (U.S.), Inc.	SYSTEM AND METHODS FOR METERING AND ANALYZING ENERGY CONSUMPTION OF EVENTS WITHIN A PORTABLE DEVICE

00358US02	Secondary	Non Provisional	12/138,604		Application	13 Jun 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO WEIGHT INCOMPLETE RESPONDENT DATA

TELE030US01	Priority	Non Provisional	12/140,896		Application	17 Jun 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Analyze Communication System Transceivers

CONS-1US01	Priority	Non Provisional	12/142,037		Application	19 Jun 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO RESPOND TO CALLS

00106US02	Continuation	Non Provisional	12/144,915		Application	24 Jun 2008			Nielsen Media Research, Inc.	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

00386US02	Secondary	Non Provisional	12/164,967		Application	30 Jun 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COLLECT MEDIA EXPOSURE INFORMATION

00384US02	Secondary	Non Provisional	12/164,842		Application	30 Jun 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETERMINE BOARD EXPOSURE LEVELS

In-Store EUS01	Priority	Non Provisional	12/164,819		Application	30 Jun 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO MONITOR SHOPPERS IN A RETAIL ENVIRONMENT

00323US02	Continuation	Non Provisional	12/166,955		Application	02 Jul 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Using Radar to Monitor Audiences in Media Environments

00316US03	PCT	Non Provisional	12/160,183		Application	07 Jul 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Recruit Call Center Personnel

00390US01	Priority	Provisional	61/081,846		Application	18 Jul 2008		18 Jul 2009	The Nielsen Company (U.S.), Inc.	SYSTEM AND METHODS TO MONTOR AND ANALYZE EVENTS ON WIRELESS DEVICES TO PREDICT WIRELESS NETWORK RESOURCE USAGE

00422US01	Priority	Provisional	61/081,964		Application	18 Jul 2008		18 Jul 2009	The Nielsen Company (US), LLC	METHODS AND APPARATUS FOR AUDIO SIGNATURE MATCHING AND WATERMARK DETECTION FOR MEDIA CONTENT SUBJECTED TO TIME SCALING

00026CIPUS02	Continuation	Non Provisional	12/181,910		Application	29 Jul 2008			Nielsen Media Research, Inc.	Detection of Media Links in Broadcast Signals

00353US02	Secondary	Non Provisional	12/181,911		Application	29 Jul 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS FOR AUDIENCE MEASUREMENT USING GLOBAL SIGNATURE REPRESENTATION AND MATCHING

00396US02	Secondary	Non Provisional	12/181,841		Application	29 Jul 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS FOR NONINTRUSIVE MONITORING OF WEB BROWSER USAGE

00391US01	Priority	Provisional	61/087,539		Application	08 Aug 2008		08 Aug 2009	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COUNT PERSONS IN A MONITORED ENVIRONMENT

Bases-1US01	Priority	Non Provisional	12/199,336		Application	27 Aug 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO CALIBRATE A CHOICE FORECASTING SYSTEM FOR USE IN MARKET SHARE FORECASTING

CLA1US03	Continuation	Non Provisional	12/202,805		Application	02 Sep 2008			Claritas, Inc.	HOUSEHOLD LEVEL SEGMENTATION METHOD AND SYSTEM

00359US02	Secondary	Non Provisional	12/204,297		Application	04 Sep 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Monitor In-Home Advertisement Exposure

CONS-6US01	Priority	Provisional	61/094,777		Application	05 Sep 2008		05 Sep 2009	The Nielsen Company	Methods and Apparatus to Create Modeling Groups for Use in Trade Promotion Response Models

Nielsen Proprietary Confidential	Page 5 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
CONS-8US01	Priority	Provisional	61/094,691		Application	05 Sep 2008		05 Sep 2009	The Nielsen Company	Statistical Estimation of Trade Promotion Pantry Loading Using Point Of Sale Data

00329US01	Priority	Non Provisional	12/234,458		Application	19 Sep 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Detect Carrying of a Portable Audience Measurement Device

00348US02	Secondary	Non Provisional	12/239,412		Application	26 Sep 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Measure Brand Exposure in Media Streams

In-Store FUS01	Priority	Non Provisional	12/239,245		Application	26 Sep 2008			Nielsen Media Research, Inc.	Protective Guards for Mounting an Identification Tag on a Shopping Carrier

00366US01	Priority	Non Provisional	12/239,425		Application	26 Sep 2008			The Nielsen Company	METHODS AND APPARATUS TO SPECIFY REGIONS OF INTEREST IN VIDEO FRAMES

00406US01	Priority	Non Provisional	12/240,683		Application	29 Sep 2008			Nielsen Media Research, Inc.	Methods And Apparatus For Determining The Operating State of Audio-Video Devices

00412US01	Priority	Non Provisional	12/240,756		Application	29 Sep 2008			The Nielsen Company	Methods and Apparatus to Visually Detect and Identify Web Page Components

00028US03	Continuation	Non Provisional	12/242,395		Application	30 Sep 2008			Nielsen Media Research, Inc.	USE OF BROWSER HISTORY FILE TO DETERMINE WEBSITE REACH

00380US02	Secondary	Non Provisional	12/242,192		Application	30 Sep 2008			Nielsen Media Research, Inc.	Systems and Methods to Associate Related Market Broadcast Detections into National Detections

00409US01	Priority	Non Provisional	12/242,337		Application	30 Sep 2008			The Nielsen Company	Methods and Apparatus for determining whether a Media Presentation Device is in an On State or an Off State

TELE035US01	Priority	Non Provisional	12/243,633		Application	01 Oct 2008			Telephia	Method and System for Measuring Market Share for Voice Over Internet Protocol Carriers

TELE036US01	Priority	Non Provisional	12/243,699		Application	01 Oct 2008			Telephia	Methods and Apparatus to Monitor Subscriber Activity

00372US03	Secondary	Non Provisional	12/249,619		Application	10 Oct 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO PERFORM AUDIO WATERMARKING AND WATERMARK DETECTION AND EXTRACTION

00429US01	Priority	Provisional	61/108,380		Application	24 Oct 2008		24 Oct 2009	Nielsen Media Research, Inc.	Stacking Method for Enhanced Watermark Detection

00413US01	Priority	Non Provisional	12/260,775		Application	29 Oct 2008			The Nielsen Company (US), LLC	IR Distance Detector to Measure Compliance

00411US01	Priority	Non Provisional	12/261,899		Application	30 Oct 2008			The Nielsen Company	AUDIO SIGNATURE MATCHING BY CORRELATION OF AUDIO CURVE FEATURES

00404US01	Priority	Non Provisional	12/263,150		Application	31 Oct 2008			The Nielsen Company	Naive Bayes system to determine operating state of a media device

00385US02	Secondary	Non Provisional	12/263,079		Application	31 Oct 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Perform Consumer Surveys

00423US01	Priority	Provisional	61/110,274		Application	31 Oct 2008		31 Oct 2009	The Nielsen Company (US), LLC	Set Top Box Based Metering

00373US02	Secondary	Non Provisional	12/266,380		Application	06 Nov 2008			The Nielsen Company	METHODS AND APPARATUS FOR GENERATING SIGNATURES

00211US04	Continuation	Non Provisional	12/269,733		Application	12 Nov 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

CONS-3US01	Priority	Provisional	61/118,163		Application	26 Nov 2008		26 Nov 2009	The Nielsen Company	Healthcare Segmentation

00418US01	Priority	Provisional	61/118,268		Application	26 Nov 2008		26 Nov 2009	The Nielsen Company (US), LLC	Audio Encoding/Decoding for Use in Shopper Location and Tracking and Advertisement Presentation

CONS-9US01	Priority	Provisional	61/122,208		Application	12 Dec 2008		12 Dec 2009	The Nielsen Company (U.S.), Inc.	Reports Specification Automation

00421US01	Priority	Non Provisional	12/336,338		Application	16 Dec 2008			The Nielsen Company (US), LLC	Geo IP lookup in combination with demographic information to link media devices with the demographic composition of a geographic area

00370US02	Secondary	Non Provisional	12/341,854		Application	22 Dec 2008			The Nielsen Company (U.S.), Inc.	Systems and Methods for Consumer Price Index Determination Using Panel-Based Market Research Data

00405US01	Priority	Non Provisional	12/346,416		Application	30 Dec 2008			The Nielsen Company (US), LLC	On-Off shipping status of portable device

00416US01	Priority	Non Provisional	12/346,423		Application	30 Dec 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO ENFORCE A POWER OFF STATE OF AN AUDIENCE MEASUREMENT DEVICE DURING SHIPPING

00417US01	Priority	Non Provisional	12/346,430		Application	30 Dec 2008			The Nielsen Company (US), LLC	Auto On/Off Via Audio Spectrum Shift Detection

00388US02	Secondary	Non Provisional	12/350,223		Application	07 Jan 2009			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO MONITOR, VERIFY, AND RATE THE PERFORMANCES OF AIRINGS OF COMMERCIALS

CONS-3US02	Secondary	Non Provisional	12/357,486		Application	22 Jan 2009			The Nielsen Company	Healthcare Segmentation

00392US01	Priority	Provisional	61/147,363		Application	26 Jan 2009		26 Jan 2010	The Nielsen Company (US), LLC	Watermarks that allow video to be searchable.

00365US02	Secondary	Non Provisional	12/361,991		Application	29 Jan 2009			The Nielsen Company	METHODS AND APPARATUS FOR PERFORMING VARIABLE BLOCK LENGTH WATERMARKING OF MEDIA

TELE049US01	Priority	Provisional	61/148,251		Application	29 Jan 2009			The Nielsen Company (US), LLC	Broadband Market Share Metrics

TELE045US01	Priority	Non Provisional	61/148,263		Application	29 Jan 2009			Unknown	Broadband Market Share Metrics

00383US02	Secondary	Non Provisional	12/363,040		Application	30 Jan 2009			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO GENERATE SMART TEXT

00438US01	Priority	Non Provisional	12/368,028		Application	09 Feb 2009			The Nielsen Company (US), LLC	METHOD FOR MODELING CONSUMER AWARENESS FOR PRODUCTS WITH CHANGING ATTRIBUTES IN A CONSUMER PURCHASE MODEL

00249US02	Continuation	Non Provisional	12/371,723		Application	16 Feb 2009			A.C. Nielsen (US), Inc.	Method and System for Market Research Data Mining

00292US02	Continuation	Non Provisional	12/389,162		Application	19 Feb 2009			Nielsen Media Research, Inc.	DATA CLASSIFICATION METHODS AND APPARATUS FOR USE WITH DATA FUSION

BUZZ5US03	Continuation	Non Provisional	12/395,239		Application	27 Feb 2009			Buzzmetrics, LTD.	RETRIEVING TOPICAL SENTIMENTS FROM ONLINE DOCUMENT COLLECTIONS

Nielsen Proprietary Confidential	Page 6 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00334US03	Continuation	Non Provisional	12/400,962		Application	10 Mar 2009			Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

NNR2US10	Continuation	Non Provisional	12/406,924		Application	18 Mar 2009			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

TELE048US01	Priority	Non Provisional	12/406,538		Application	18 Mar 2009			The Nielsen Company (US), LLC	Method to Identify and Separate active subscriber base from the dormant subscriber base in the wireless networks to arrive at accurate subscriber market share.

00096US01	Priority	Non Provisional	12/413,360		Application	27 Mar 2009			The Nielsen Company (US), LLC	AUTOMATIC DETECTION OF TELEVISION POST-PRODUCTION VIDEO AUGMENTATION (TICKER TAPE)

00381US02	Secondary	Non Provisional	12/414,289		Application	30 Mar 2009			The Nielsen Company	SYSTEMS AND METHODS TO GENERATE AN ENERGY CONSUMPTION INDEX

CONS-6US02	Secondary	Non Provisional	12/414,812		Application	31 Mar 2009			The Nielsen Company	Methods and Apparatus to Create Modeling Groups for Use in Trade Promotion Response Models

In-Store HUS01	Priority	Non Provisional	12/415,506		Application	31 Mar 2009			The Nielsen Company (US), LLC	Fusion of Counting and Travel Path for Store Tracking

TELE033US01	Priority	Non Provisional	12/418,266		Application	03 Apr 2009			Telephia	SYSTEM AND METHOD FOR AUDIENCE METERING USING PATTERN RECOGNITION

00432US01	Priority	Non Provisional	12/430,717		Application	27 Apr 2009			The Nielsen Company (US), LLC	Face Gender Classification by Random Processing With Support Vector Machine

NTrends-1US02	Secondary	Non Provisional	12/434,294		Application	01 May 2009			The Nielsen Company (U.S.), Inc.	METHODS AND SYSTEMS TO FACILITATE ETHNOGRAPHIC MEASUREMENTS

00454US01	Priority	Provisional	61/174,708		Application	01 May 2009		01 May 2010	The Nielsen Company (US), LLC	Audio Encoding and Decoding

00450US01	Priority	Provisional	61/174,787		Application	01 May 2009			The Nielsen Company (US), LLC	Mobile Trigger Invention

CONS-4US01	Priority	Non Provisional	12/435,874		Application	05 May 2009			The Nielsen Company (US), LLC	Improved method and system for baselining

00454US02	Secondary	Non Provisional	12/464,811		Application	12 May 2009			The Nielsen Company (US), LLC	Audio Encoding and Decoding

00430US01	Priority	Non Provisional	12/474,906		Application	29 May 2009			The Nielsen Company (US), LLC	Determining viewer interaction in enhanced or interactive TV applications

00431US01	Priority	Non Provisional	12/475,757		Application	01 Jun 2009			The Nielsen Company (US), LLC	Planar Microstrip Folded Dipole with Matching Network for use with Wireless RF Transceivers

00407US02	Divisional	Non Provisional	09/814,622		Published	22 Mar 2001			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR ANALYZING DATA AND ADVERTISING OPTIMIZATION

00042US01	Priority	Non Provisional	09/883,546		Published	18 Jun 2001			Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

00020US02	Divisional	Non Provisional	09/909,224		Published	19 Jul 2001			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

IAG-1US02	Secondary	Non Provisional	09/917,792		Published	31 Jul 2001			Nielsen IAG	Computerized System and Method for Increasing the Effectiveness of Advertising

TELE046US02	Secondary	Non Provisional	10/237,478		Published	06 Sep 2002			Telephia, Inc.	METHOD AND SYSTEM FOR COLLECTING AND ANALYZING MARKET DATA IN A MOBILE COMMUNICATIONS SYSTEM

NNR10US01	PCT	Non Provisional	10/148,370		Published	10 Oct 2002			NetRatings, Inc.	METHOD FOR MEASURING AND ANALYZING AUDIENCE ON COMMUNICATION NETWORKS

00317US02	Continuation-in-part	Non Provisional	10/274,018		Published	18 Oct 2002			Nielsen Media Research, Inc.	Method and Apparatus for the Analysis of Broadcast Data renamed - Multi-Market Broadcast Tracking Management and Reporting Method and System

00303US03	Continuation	Non Provisional	10/283,953		Published	30 Oct 2002			Nielsen Media Research, Inc.	A Cooperative System for Measuring Electronic Media

00016US02	Divisional	Non Provisional	10/284,409		Published	31 Oct 2002			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

00015US03	Continuation	Non Provisional	10/693,549		Published	24 Oct 2003			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

BUZZ4US01	Priority	Non Provisional	10/801,758		Published	16 Mar 2004			Buzzmetrics, LTD.	METHOD FOR DEVELOPING A CLASSIFIER FOR CLASSIFYING COMMUNICATIONS

00001US02	PCT	Non Provisional	10/492,471		Published	12 Apr 2004			Nielsen Media Research, Inc.	Method and Apparatus for Identifying a Digital Audio Signal

CLA2US01	Priority	Non Provisional	10/829,405		Published	21 Apr 2004			Claritas, Inc.	METHOD AND APPARATUS FOR POPULATION SEGMENTATION

NNR2US08	Continuation	Non Provisional	10/864,071		Published	08 Jun 2004			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00091US01	Continuation	Non Provisional	10/867,190		Published	14 Jun 2004			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA

00092US02	Continuation	Non Provisional	10/970,585		Published	21 Oct 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

NNR6US01	PCT	Non Provisional	10/477,979		Published	01 Nov 2004			Unknown	METHOD OF OPTIMISING CONTENT PRESENTED TO A USER WITHIN A COMMUNICATIONS NETWORK

CLA2CIPUS01	Continuation-in-part	Non Provisional	11/119,235		Published	29 Apr 2005			Claritas, Inc.	METHOD AND APPARATUS FOR POPULATION SEGMENTATION

00106US01	Continuation	Non Provisional	11/138,576		Published	26 May 2005			Nielsen Media Research, Inc.	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

NNR11US04	Continuation	Non Provisional	11/144,110		Published	03 Jun 2005			NetRatings, Inc.	SYSTEM AND METHOD FOR ESTIMATING PREVALENCE OF DIGITAL CONTENT AND THE WORLD WIDE WEB

00082US01	PCT	Non Provisional	10/538,692		Published	10 Jun 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Detecting a Composition of an Audience of an Information Presenting Device

00067US02	PCT	Non Provisional	10/540,611		Published	24 Jun 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Transcoding Metadata

Nielsen Proprietary Confidential	Page 7 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00104US02	PCT	Non Provisional	10/530,233		Published	06 Sep 2005			Nielsen Media Research, Inc.	Methods and Apparatus to Present Survey Information

00105US02	Continuation	Non Provisional	11/237,251		Published	08 Sep 2005			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

00093US02	PCT	Non Provisional	11/312,789		Published	20 Dec 2005			Nielsen Media Research, Inc.	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast Systems

15 & 20US01	Continuation	Non Provisional	11/339,269		Published	25 Jan 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Monitor Reception of Programs and Content by Broadcast Receivers

BUZZ8US03	Divisional	Non Provisional	11/346,589		Published	02 Feb 2006			Buzzmetrics, LTD.	CONSUMER TO BUSINESS INTERMEDIARY AND DIALOGUE ENABLER

00089US01	PCT	Non Provisional	10/570,567		Published	27 Feb 2006			Nielsen Media Research, Inc.	AUDIO BASED METHODS AND APPARATUS FOR DETECTING A CHANNEL CHANGE EVENT

00204US02	Continuation	Non Provisional	11/363,765		Published	28 Feb 2006			Nielsen Media Research, Inc.	Holographic Watermarking of Video Sequences - Methods and Apparatus for Embedding and Recovering an Image for use with video content

BUZZ1US03	Divisional	Non Provisional	11/517,417		Published	01 Mar 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

BUZZ2CIP3US02	Divisional	Non Provisional	11/372,191		Published	10 Mar 2006			Buzzmetrics, LTD.	SYSTEM AND METHOD FOR ESTABLISHING AND MANAGING RELATIONSHIPS BETWEEN PSEUDONYMOUS IDENTIFICATIONS AND MEMBERSHIPS IN ORGANIZATIONS

00100US01	Continuation	Non Provisional	11/372,582		Published	10 Mar 2006			Nielsen Media Research, Inc.	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

00208US01	Continuation	Non Provisional	11/388,555		Published	24 Mar 2006			Nielsen Media Research, Inc.	TV On/Off Detection Using Visible Screen Emissions

00209US01	Continuation	Non Provisional	11/388,262		Published	24 Mar 2006			Nielsen Media Research, Inc.	Method of Detecting LCD Television Display On/Off Using Optical Sensor

00317CIP2US02	Continuation	Non Provisional	11/400,944		Published	10 Apr 2006			Nielsen Media Research, Inc.	Multi-Market Broadcast Tracking, Management and Reporting Method and System

00203US02	Continuation	Non Provisional	11/404,276		Published	14 Apr 2006			Nielsen Media Research, Inc.	Identifying Audio in Large Databases Using the Times Between Audio Features

00225US03	PCT	Non Provisional	11/405,067		Published	17 Apr 2006			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

BUZZ6US02	Secondary	Non Provisional	11/454,301		Published	16 Jun 2006			Buzzmetrics, LTD.	Segmenting Weblogs Into Posts (or: Extracting Structured Data From Weblogs)

00231US02	PCT	Non Provisional	10/596,858		Published	27 Jun 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal

00074US01	Continuation	Non Provisional	11/457,666		Published	14 Jul 2006			Nielsen Media Research, Inc.	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement

00234US02	PCT	Non Provisional	10/589,149		Published	11 Aug 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Determine Audience Viewing of Video-On- Demand Programs

00261US02	PCT	Non Provisional	11/465,260		Published	17 Aug 2006			Nielsen Media Research, Inc.	Method and Apparatus to Determine Audience Viewing of Recorded Programs

00232US03	Continuation	Non Provisional	11/465,389		Published	17 Aug 2006			Nielsen Media Research, Inc.	Apparatus and Methods for Game Measurement

00107US01	Continuation	Non Provisional	11/466,684		Published	23 Aug 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Detect an Internally Generated Signal Mode of a Local Media Playback Device

00279US02	PCT	Non Provisional	11/535,269		Published	26 Sep 2006			Nielsen Media Research, Inc.	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data

00101US02	Continuation	Non Provisional	11/534,790		Published	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Detect a Blank Frame in a Digital Video Broadcast Signal

00277US02	PCT	Non Provisional	11/550,261		Published	17 Oct 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Maintain Audience Privacy While Determining Viewing of Video-On-Demand Programming

00088US01	Continuation	Non Provisional	11/552,824		Published	25 Oct 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Export Tuning Data Collected in a Receiving Device

00020US05	Continuation	Non Provisional	11/595,117		Published	09 Nov 2006			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

00228US02	Continuation	Non Provisional	11/559,787		Published	14 Nov 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Identifying Media Content

00076US01	Continuation	Non Provisional	11/608,495		Published	08 Dec 2006			Nielsen Media Research, Inc.	USING INSERTED CONTENT FOR CONTENT DELIVERY VERIFICATION

00205US02	Continuation	Non Provisional	11/608,637		Published	08 Dec 2006			Nielsen Media Research, Inc.	Method for Receiving Audience Measurement Data From Interactive Television Terminals

00278US02	Continuation	Non Provisional	11/618,245		Published	29 Dec 2006			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MONITORING THE INSERTION OF LOCAL MEDIA CONTENT INTO A PROGRAM STREAM

00233US02	Continuation	Non Provisional	11/618,442		Published	29 Dec 2006			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

00029US13	Continuation	Non Provisional	11/618,086		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US04	Divisional	Non Provisional	11/618,055		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US05	Divisional	Non Provisional	11/618,251		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US06	Divisional	Non Provisional	11/618,233		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US07	Divisional	Non Provisional	11/618,213		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US08	Continuation	Non Provisional	11/618,193		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

Nielsen Proprietary Confidential	Page 8 of 21

Nielsen US Patents Applications Pending

Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
00029US09	Continuation	Non Provisional	11/618,176		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US10	Continuation	Non Provisional	11/618,144		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US11	Divisional	Non Provisional	11/618,118		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00029US12	Continuation	Non Provisional	11/618,102		Published	29 Dec 2006			NMR + NetRatings	CONTENT DISPLAY MONITOR

00294US05	Continuation	Non Provisional	11/668,871		Published	30 Jan 2007			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology

00294US04	Continuation	Non Provisional	11/668,931		Published	30 Jan 2007			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology

BUZZ2US05	Continuation	Non Provisional	11/710,743		Published	06 Feb 2007			Buzzmetrics, LTD.	SYSTEM AND METHOD FOR COLLECTION ANALYSIS OF ELECTRONIC DISCUSSION METHODS

00293US02	Continuation	Non Provisional	11/672,706		Published	08 Feb 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

00097US02	Continuation	Non Provisional	11/676,452		Published	19 Feb 2007			Nielsen Media Research, Inc.	METHOD AND APPARATUS FOR GENERATING SIGNATURES

00339US02	Secondary	Non Provisional	11/713,952		Published	28 Feb 2007			The Nielsen Company	Methods and Systems to Meter Point-of Purchase Conduct With a Wireless Communication Device Equipped With a Camera

00295US02	Continuation	Non Provisional	11/692,087		Published	27 Mar 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Using Location Information to Manage Spillover in an Audience Monitoring System

00312US03	PCT	Non Provisional	11/576,328		Published	29 Mar 2007			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

NNR3US01	PCT	Non Provisional	10/544,118		Published	18 Apr 2007			NetRatings, Inc.	METHOD AND SYSTEM OF MEASURING AND RECORDING USER DATA IN A COMMUNICATIONS NETWORK

00267US02	Continuation	Non Provisional	11/750,881		Published	18 May 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR DETECTING SPACE-SHIFTED MEDIA CONTENT ASSOCIATED WITH A DIGITAL RECORDING/PLAYBACK DEVICE

00157US02	Continuation	Non Provisional	11/752,106		Published	22 May 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS

TELE029US02	Secondary	Non Provisional	11/805,505		Published	22 May 2007			Telephia	METHOD AND SYSTEM FOR INTERACTING WITH USERS OF PORTABLE DEVICES

00102US02	Continuation	Non Provisional	11/766,405		Published	21 Jun 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO DETECT CONTENT SKIPPING BY A CONSUMER OF A RECORDED PROGRAM

BUZZ7US02	Secondary	Non Provisional	11/897,984		Published	31 Aug 2007			Buzzmetrics, LTD.	SYSTEM AND METHOD OF AD-HOC ANALYSIS OF DATA

00239US02	Continuation	Non Provisional	11/852,049		Published	07 Sep 2007			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods

00300US02	PCT	Non Provisional	11/854,982		Published	13 Sep 2007			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream

00286US02	Secondary	Non Provisional	11/855,768		Published	14 Sep 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR IMAGE IDENTIFICATION IN PRINT ADVERTISEMENTS

00275US02	PCT	Non Provisional	11/856,602		Published	17 Sep 2007			Nielsen Media Research, Inc.	Method and Apparatus for detecting the location of an audience member using a portable people meter

00337US02	Secondary	Non Provisional	11/866,335		Published	02 Oct 2007			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO RETRIEVE INFORMATION FROM DATA SOURCES

NNR2US09	Continuation	Non Provisional	11/869,625		Published	09 Oct 2007			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

00326US02	Continuation	Non Provisional	11/877,433		Published	23 Oct 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Location-Based Media Metering and Web Services

00324US02	Continuation	Non Provisional	11/877,777		Published	24 Oct 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ANALYZE COMPUTER SOFTWARE

00346US03	Secondary	Non Provisional	11/957,227		Published	14 Dec 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR CONSUMER ACTIVITY

00301US02	Continuation	Non Provisional	11/968,991		Published	03 Jan 2008			The Nielsen Company (U.S.), Inc.	Digital Rights Management Systems and Methods for Audience Measurement

00343US02	Secondary	Non Provisional	12/016,080		Published	17 Jan 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR COLLECTING MEDIA SITE DATA

00224US03	Continuation	Non Provisional	12/024,559		Published	01 Feb 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Operate a Metering Device with Voice Commands

TELE201US05	Continuation	Non Provisional	12/044,675		Published	07 Mar 2008			MSpect, Inc.	WIRELESS NETWORK MONITORING

00350US02	Secondary	Non Provisional	12/048,531		Published	14 Mar 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COMPUTE REACH AND FREQUENCY VALUES FOR FLIGHTED SCHEDULES

00355US02	Secondary	Non Provisional	12/049,077		Published	14 Mar 2008			Nielsen Media Research, Inc.	SYSTEMS AND METHODS TO IDENTIFY INTENTIONALLY PLACED PRODUCTS

00309US02	Continuation	Non Provisional	12/055,769		Published	26 Mar 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video

NNR4US03	Continuation	Non Provisional	12/100,685		Published	10 Apr 2008			Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

NNR4US02	Divisional	Non Provisional	12/100,698		Published	10 Apr 2008			Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

Nielsen Proprietary Confidential	Page 9 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
Argentina	00024AR01	Secondary	Non Provisional	P980106371		Published	15 Dec 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Argentina	00264AR01	Secondary	Non Provisional	313,192	243,034	Granted	10 Feb 1989	30 Jun 1993	30 Jun 2008	ACNielsen	Marketing Research System for Obtaining Retail Data on a Real Time Basis

Australia	NNR16AU01	PCT	Non Provisional	AU0068499		Published	03 Aug 2000			NetRatings, Inc.	METHOD FOR MEASURING USER ACTIVITY ON WAP TERMINALS

Australia	00105AU01	PCT	Non Provisional	2003268528		Published	08 Sep 2003			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

Australia	00095AU01	PCT	Non Provisional	2003275467		Published	07 Oct 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

Australia	NNR3AU02	Divisional	Non Provisional	20040208177		Published	29 Jan 2004			NetRatings, Inc.	METHOD AND SYSTEM OF MEASURING AND RECORDING USER DATA IN A COMMUNICATIONS NETWORK

Australia	00225IAU01	PCT	Non Provisional	2004282954		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

Australia	00239AU01	PCT	Non Provisional	2005328684		Published	08 Mar 2005			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods

Australia	00300AU01	PCT	Non Provisional	2005329052		Published	19 Apr 2005			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream

Australia	00294IAU01	PCT	Non Provisional	2005267913		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Australia	00294IAU02	PCT	Non Provisional	2005267688		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Australia	00293IAU01	PCT	Non Provisional	2005273948		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

Australia	BUZZ1AU01	PCT	Non Provisional	2006277608		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

Australia	00312AU01	PCT	Non Provisional	2006279518		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

Australia	00305AU01	PCT	Non Provisional	2006284718		Published	01 Sep 2006			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media

Australia	00320AU01	PCT	Non Provisional	2006304933		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

Australia	00313AU01	PCT	Non Provisional	2007254220		Published	18 May 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

Australia	00264AU01	PCT	Non Provisional	30489/89	616,478	Granted	31 Jan 1989	18 Mar 1992	31 Jan 2009	ACNielsen	Marketing Research System for Obtaining Retail Data on a Real Time Basis

Australia	00005AU01	Secondary	Non Provisional	52190/93	672,446	Granted	06 Dec 1993	22 Jan 1997	06 Dec 2013	Nielsen Media Research, Inc.	Audience Measurement System and Method

Australia	00008AU01	PCT	Non Provisional	80802/94	672539	Granted	17 Oct 1994	12 Mar 1997	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Australia	00007IAU01	PCT	Non Provisional	21010/95	684,629	Granted	16 Mar 1995	14 May 1998	16 Mar 2015	Nielsen Media Research, Inc.	Attachment for Metering Channel Serial Data (SDA)

Australia	00005AU02	Divisional	Non Provisional	44450/96	689,691	Granted	09 Feb 1996	23 Jul 1998	06 Dec 2013	Nielsen Media Research, Inc.	Audience Measurement System and Method

Australia	00064CIPAU01	PCT	Non Provisional	50239/1996	695498	Granted	12 Feb 1996	26 Nov 1998	12 Feb 2016	Nielsen Media Research, Inc.	Video and Data Co-Channel Communication System

Australia	NNR1AU01	PCT	Non Provisional	62739/96	701813	Granted	07 Jun 1996	30 May 1999	07 Jun 2016	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

Australia	00014AU01	PCT	Non Provisional	28095/1997	713719	Granted	24 Apr 1997	23 Mar 2000	24 Apr 2017	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

Australia	00015AU01	PCT	Non Provisional	31489/97	735672	Granted	27 May 1997	25 Oct 2001	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Australia	00015AU02	Divisional	Non Provisional	46028/01	764269	Granted	27 May 1997	27 Nov 2003	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Australia	00029AU01	PCT	Non Provisional	42437/97	735285	Granted	29 Aug 1997	18 Oct 2001 29 Aug 2017		NMR + NetRatings	CONTENT DISPLAY MONITOR

Australia	00016AU04	Divisional	Non Provisional	71526/00	766568	Granted	24 Nov 1997	29 Jan 2004	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Australia	00016AU01	PCT	Non Provisional	52668/98	722754	Granted	24 Nov 1997	23 Nov 2000	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Australia	00016AU02	Divisional	Non Provisional	71524/00	766566	Granted	27 Nov 1997	29 Jan 2004	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Australia	NNR2AU01	PCT	Non Provisional	65731	727170	Granted	20 Mar 1998	22 Mar 2001	20 Mar 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

Australia	00020AU01	PCT	Non Provisional	82980/98	736423	Granted	09 Jul 1998	08 Nov 2001	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU02	Divisional	Non Provisional	57829/01	756601	Granted	09 Jul 1998	01 May 2003	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU03	Divisional	Non Provisional	57830/01	756583	Granted	09 Jul 1998	16 Jan 2003	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU04	Divisional	Non Provisional	57831/01	766,596	Granted	09 Jul 1998	29 Jan 2004	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU05	Divisional	Non Provisional	57832/01	768180	Granted	09 Jul 1998	25 Mar 2004	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU06	Divisional	Non Provisional	57828/01	756582	Granted	09 Jul 1998	16 Jan 2003	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00020AU07	Divisional	Non Provisional	57833/01	756584	Granted	09 Jul 1998	16 Jan 2003	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Australia	00024AU01	PCT	Non Provisional	13089/99	771289	Granted	05 Nov 1998	04 Feb 2004	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Australia	00024AU03	Divisional	Non Provisional	2004201423	2004201423	Granted	05 Nov 1998	26 Apr 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Australia	00031AU01	PCT	Non Provisional	29978/00	771711	Granted	16 Feb 2000	15 Jul 2004	16 Feb 2020	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

Australia	00087AU01	PCT	Non Provisional	2000244868	2000244868	Granted	24 Apr 2000	21 Feb 2008	24 Apr 2020	VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Australia	NNR4AU02	Divisional	Non Provisional	200062543	AU781008	Granted	07 Aug 2000	11 Aug 2005	06 Aug 2019	Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

Australia	00036AU01	PCT	Non Provisional	2001251274	2001251274	Granted	03 Apr 2001	17 Mar 2005	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Australia	TELE039CIPAU01	PCT	Non Provisional	2002332740	2002332740	Granted	29 Aug 2002	11 Sep 2008	29 Aug 2022	Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

Australia	TELE200AU01	PCT	Non Provisional	2003223430	2003223430	Granted	03 Apr 2003	30 Aug 2007	03 Apr 2023	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

Australia	00211IAU01	PCT	Non Provisional	2004258470		Application	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

Australia	00261AU01	PCT	Non Provisional	2005214965		Application	17 Feb 2005			Nielsen Media Research, Inc.	Method and Apparatus to Determine Audience Viewing of Recorded Programs

Australia	00262AU01	PCT	Non Provisional	2005332685		Application	03 Jun 2005			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

Australia	00289IAU01	PCT	Non Provisional	2005270105		Application	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

Australia	00233IAU01	PCT	Non Provisional	200569957		Application	01 Jul 2005			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

Australia	00309AU01	PCT	Non Provisional	2006294861		Application	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video

Australia	00310AU01	PCT	Non Provisional	2006325808		Application	12 Dec 2006			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

Australia	00024AU04	Divisional	Non Provisional	2007200368		Application	29 Jan 2007			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Australia	00286AU01	PCT	Non Provisional	2007296443		Application	13 Sep 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR IMAGE IDENTIFICATION IN PRINT ADVERTISEMENTS

Australia	00087AU02	Divisional	Non Provisional	2008200605		Application	08 Feb 2008			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Australia	TELE039CIPAU02	Divisional	Non Provisional	2008207615		Application	28 Aug 2008			Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

Nielsen Proprietary Confidential	Page 10 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
Australia	00092AU01	PCT	Non Provisional	2003253598		Allowed	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

Australia	00036AU02	Divisional	Non Provisional	2005200858	2005200858	Allowed	25 Feb 2005	17 Apr 2008	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Austria	00015AT01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Austria	00015AT02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Austria	00297AT01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

Austria	00008AT01	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Austria	00016IAT01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Belgium	00015BE02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Belgium	00015BE01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Belgium	00020BE03	Divisional	Non Provisional	00114272.8		Published	09 Jul 1998			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Belgium	00297BE01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

Belgium	00008BE02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Belgium	00029BE01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

Belgium	00016IBE01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Brazil	NNR1BR01	PCT	Non Provisional	PI9609217.3		Published	07 Jun 1996			NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

Brazil	00016BR01	PCT	Non Provisional	PI9713896-7		Published	24 Nov 1997			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Brazil	NNR2BR01	PCT	Non Provisional	PI98080334		Published	20 Mar 1998			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

Brazil	00087BR01	PCT	Non Provisional	PI0017230-8		Published	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Brazil	00036BR01	PCT	Non Provisional	PI0107542-0		Published	03 Apr 2001			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Brazil	00294IBR02	PCT	Non Provisional	PI0514771-9		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Brazil	00294IBR01	PCT	Non Provisional	PI0514802-2		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Canada	00029CA01	PCT	Non Provisional	2,246,746		Published	29 Aug 1997			NMR + NetRatings	CONTENT DISPLAY MONITOR

Canada	00016CA01	PCT	Non Provisional	2,279,847		Published	24 Nov 1997			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Canada	NNR2CA01	PCT	Non Provisional	2,284,530		Published	20 Mar 1998			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

Canada	00245CA01	PCT	Non Provisional	2,329,198		Published	18 Dec 1998			A.C. Nielsen (US), Inc.	Dynamic Rule Based Market Research Database

Canada	00246CA01	PCT	Non Provisional	2,331,285		Published	18 Dec 1998			A.C. Nielsen (US), Inc.	Market Research Database Containing Separate Product and Naked Product Information

Canada	00247CA01	PCT	Non Provisional	2,331,633		Published	18 Dec 1998			A.C. Nielsen (US), Inc.	Market Research Database Having Historical Control Designator

Canada	00087CA01	PCT	Non Provisional	2,407,474		Published	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Canada	00033CA01	Secondary	Non Provisional	2,310,769		Published	06 Jun 2000			Nielsen Media Research, Inc.	AUDIO SIGNATURE EXTRACTION AND CORRELATION

Canada	00042CA01	PCT	Non Provisional	2,450,226		Published	14 Jun 2002			Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

Canada	00106CA01	PCT	Non Provisional	2,507,317		Published	27 Nov 2002			Nielsen Media Research, Inc.	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

Canada	TELE200CA01	PCT	Non Provisional	2,481,203		Published	03 Apr 2003			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

Canada	00092CA01	PCT	Non Provisional	2,483,042		Published	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

Canada	00093CA01	PCT	Non Provisional	2,530,012		Published	18 Jul 2003			Nielsen Media Research, Inc.	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast Systems

Canada	00089CA01	PCT	Non Provisional	2,537,200		Published	29 Aug 2003			Nielsen Media Research, Inc.	AUDIO BASED METHODS AND APPARATUS FOR DETECTING A CHANNEL CHANGE EVENT

Canada	00105CA01	PCT	Non Provisional	2,503,340		Published	08 Sep 2003			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

Canada	00095CA01	PCT	Non Provisional	2,542,151		Published	07 Oct 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

Canada	00101CA01	PCT	Non Provisional	2,563,107		Published	29 Mar 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Detect a Blank Frame in a Digital Video Broadcast Signal

Canada	00224CA01	PCT	Non Provisional	2,539,442		Published	30 Aug 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Operate a Metering Device with Voice Commands

Canada	00225CA01	PCT	Non Provisional	2,543,017		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

Canada	00232CA01	PCT	Non Provisional	2,556,697		Published	17 Feb 2005			Nielsen Media Research, Inc.	Apparatus and Methods for Game Measurement

Canada	00261CA01	PCT	Non Provisional	2,556,548		Published	17 Feb 2005			Nielsen Media Research, Inc.	Method and Apparatus to Determine Audience Viewing of Recorded Programs

Canada	00234CA01	PCT	Non Provisional	2,556,553		Published	18 Feb 2005			Nielsen Media Research, Inc.	Methods and Apparatus to Determine Audience Viewing of Video-On- Demand Programs

Canada	00239CA01	PCT	Non Provisional	2,601,037		Published	08 Mar 2005			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods

Canada	00279CA01	PCT	Non Provisional	2,562,137		Published	07 Apr 2005			Nielsen Media Research, Inc.	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data

Canada	00300CA01	PCT	Non Provisional	2,600,874		Published	19 Apr 2005			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream

Canada	00277CA01	PCT	Non Provisional	2,563,834		Published	22 Apr 2005			Nielsen Media Research, Inc.	Methods and Apparatus to Maintain Audience Privacy While Determining Viewing of Video-On-Demand Programming

Canada	00278CA01	PCT	Non Provisional	2,574,998		Published	25 Jul 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MONITORING THE INSERTION OF LOCAL MEDIA CONTENT INTO A PROGRAM STREAM

Canada	00294ICA01	PCT	Non Provisional	2,581,164		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Canada	00294ICA02	PCT	Non Provisional	2,581,168		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

Canada	00293CA01	PCT	Non Provisional	2,576,865		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

Nielsen Proprietary Confidential	Page 11 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
Canada	00157CA01	PCT	Non Provisional	2,588,217		Published	22 Nov 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS

Canada	00275CA01	PCT	Non Provisional	2,601,879		Published	17 Mar 2006			Nielsen Media Research, Inc.	Method and Apparatus for detecting the location of an audience member using a portable people meter

Canada	BUZZ1CA01	PCT	Non Provisional	2,617,954		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

Canada	00312CA01	PCT	Non Provisional	2,619,781		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

Canada	00305CA01	PCT	Non Provisional	2,621,061		Published	01 Sep 2006			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media

Canada	00320CA01	PCT	Non Provisional	2,626,798		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

Canada	00296CA01	Secondary	Non Provisional	0569973	1,290,063	Granted	24 Jun 1987	01 Oct 1991	01 Oct 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method

Canada	00264CA01	Secondary	Non Provisional	590,271	1,330,595	Granted	07 Feb 1989	05 Jul 1994	05 Jul 2011	ACNielsen	Marketing Research System for Obtaining Retail Data on a Real Time Basis

Canada	00049CA01	Secondary	Non Provisional	613,019	1,314,622	Granted	25 Sep 1989	16 Mar 1993	16 Mar 2010	Nielsen Media Research, Inc.	METHOD AND APPARATUS FOR DETERMINING AUDIENCE VIEWING HABITS BY JAMMING A CONTROL SIGNAL AND IDENTIFYING THE VIEWERS COMMAND

Canada	00297CA01	PCT	Non Provisional	2,041,754	2,041,754	Granted	02 May 1991	28 Dec 2004	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

Canada	00011ICA01	PCT	Non Provisional	2,123,995	2123995	Granted	20 Nov 1992	22 Jul 2003	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method

Canada	00060ICA01	Secondary	Non Provisional	2,106,143	2,106,143	Granted	14 Sep 1993	24 Feb 2004	14 Sep 2013	Nielsen Media Research Intl	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

Canada	00005CA01	Secondary	Non Provisional	2,110,866	2,110,866	Granted	07 Dec 1993	06 Jul 2004	07 Dec 2013	Nielsen Media Research, Inc.	Audience Measurement System and Method

Canada	00008CA01	PCT	Non Provisional	2,150,539	2,150,539	Granted	17 Oct 1994	14 Nov 2000	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Canada	NNR1CA01	PCT	Non Provisional	2,223,919	2,223,919	Granted	07 Jun 1996	09 Jul 2002	07 Jun 2016	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

Canada	00014CA01	PCT	Non Provisional	2,253,544	2,253,544	Granted	24 Apr 1997	13 Sep 2005	27 Apr 2017	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

Canada	00015CA01	PCT	Non Provisional	2,275,409	2,275,409	Granted	27 May 1997	25 Jul 2006	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Canada	00020CA01	PCT	Non Provisional	2,289,519	2,289,519	Granted	07 Jul 1998	10 Apr 2001	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Canada	00060ICA02	Divisional	Non Provisional	2,452,164	2,452,164	Granted	31 Dec 2003	07 Dec 2004	14 Sep 2013	Nielsen Media Research Intl	UNIVERSAL BROADCAST CODE AND MULTI-LEVEL ENCODED SIGNAL MONITORING SYSTEM

Canada	00028CA01	Secondary	Non Provisional	2,247,706		Application	18 Sep 1998			Nielsen Media Research, Inc.	USE OF BROWSER HISTORY FILE TO DETERMINE WEBSITE REACH

Canada	00024CA01	PCT	Non Provisional	2,332,977		Application	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Canada	00026CA01	Secondary	Non Provisional	2,293,957		Application	06 Jan 2000			Nielsen Media Research, Inc.	Detection of Media Links in Broadcast Signals

Canada	00249CA01	Secondary	Non Provisional	2,295,419		Application	14 Jan 2000			A.C. Nielsen (US), Inc.	Method and System for Market Research Data Mining

Canada	00036CA01	PCT	Non Provisional	2,405,179		Application	03 Apr 2001			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Canada	TELE039CA01	PCT	Non Provisional	2,420,238		Application	31 Aug 2001			Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

Canada	00003CA01	PCT	Non Provisional	2,466,637		Application	01 Nov 2002			Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

Canada	00100CA01	PCT	Non Provisional	2,540,575		Application	12 Sep 2003			Nielsen Media Research, Inc.	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

Canada	00076CA01	PCT	Non Provisional	2,571,088		Application	08 Jun 2004			Nielsen Media Research, Inc.	USING INSERTED CONTENT FOR CONTENT DELIVERY VERIFICATION

Canada	00211ICA01	PCT	Non Provisional	2,529,310		Application	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

Canada	00231CA01	PCT	Non Provisional	2,551,998		Application	10 Dec 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal

Canada	00243CA01	PCT	Non Provisional	2,611,488		Application	02 Jun 2005			The Nielsen Company	Methods and Apparatus for Collecting Media Consumption Data Based on Usage Information

Canada	00262CA01	PCT	Non Provisional	2,611,070		Application	03 Jun 2005			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

Canada	00289CA01	PCT	Non Provisional	2,572,622		Application	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

Canada	00233CA01	PCT	Non Provisional	2,572,306		Application	01 Jul 2005			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

Canada	00295CA01	PCT	Non Provisional	2,581,982		Application	27 Sep 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Using Location Information to Manage Spillover in an Audience Monitoring System

Canada	00309CA01	PCT	Non Provisional	2,623,697		Application	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video

Canada	00310CA01	PCT	Non Provisional	2,633,577		Application	12 Dec 2006			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

Canada	00313CA01	PCT	Non Provisional	2,652,655		Application	18 May 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

Canada	00306CA01	PCT	Non Provisional			Application	11 Jun 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER CONTENT EXPOSURE USING CLOSED CAPTION INFORMATION

Canada	00325CA01	PCT	Non Provisional	2,654,816		Application	20 Jun 2007			The Nielsen Company	Method and Apparatus for Identifying Usage of a Television

Canada	00334CA01	PCT	Non Provisional	2,656,188		Application	26 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

Canada	00321CA01	Secondary	Non Provisional	2,615,262		Application	14 Dec 2007			Nielsen Media Research, Inc.	Methods, Systems, and Apparatus for Multi-Purpose Metering

Canada	00348CA01	Priority	Non Provisional	2,643,532		Application	07 Nov 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Measure Brand Exposure in Media Streams

Canada	00359CA01	Secondary	Non Provisional	2,654,684		Application	19 Feb 2009			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Monitor In-Home Advertisement Exposure

Canada	00022CA01	Secondary	Non Provisional	2,272,506		Allowed	19 May 1999			Nielsen Media Research, Inc.	Metering of Internet Content Using a Control

Canada	00030CA01	Secondary	Non Provisional	2,272,516		Allowed	19 May 1999			Nielsen Media Research, Inc.	COLLECTION OF IMAGES IN WEB USE REPORTING SYSTEM

Canada	00032CA01	Secondary	Non Provisional	2,273,634		Allowed	02 Jun 1999			Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE COLLECTION OF COOKIES AND OTHER INFORMATION FROM A PANEL

Canada	00031CA01	PCT	Non Provisional	2,361,568		Allowed	16 Feb 2000			Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

China	00029CN04	PCT	Non Provisional	10094354.2		Published	29 Aug 1997			NMR + NetRatings	CONTENT DISPLAY MONITOR

China	00036CN01	PCT	Non Provisional	01807789.7		Published	03 Apr 2001			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

China	TELE200CN01	PCT	Non Provisional	03812238.3		Published	03 Apr 2003			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

China	00092CN01	PCT	Non Provisional	03809075.9		Published	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

China	00095CN01	PCT	Non Provisional	80110513.8		Published	07 Oct 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

China	00211ICN01	PCT	Non Provisional	80020200.8		Published	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

Nielsen Proprietary Confidential	Page 12 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
China	00225ICN01	PCT	Non Provisional	80033792.7		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

China	00036CN02	Divisional	Non Provisional	10008465.2		Published	21 Feb 2005			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

China	00300CN01	PCT	Non Provisional	80049536.1		Published	19 Apr 2005			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream

China	00262CN01	PCT	Non Provisional	80051154.2		Published	03 Jun 2005			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

China	00289ICN01	PCT	Non Provisional	0580026107.2		Published	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

China	00294ICN02	PCT	Non Provisional	80033365.3		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of

											Electronic Media Exposure Measurement Systems

China	00294ICN01	PCT	Non Provisional	80033364.9		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

China	00293ICN01	PCT	Non Provisional	80030202.X		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

China	00312CN01	PCT	Non Provisional	80036510.8		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

China	00305CN01	PCT	Non Provisional	80037342.4		Published	01 Sep 2006			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media

China	00320CN01	PCT	Non Provisional	80045794.7		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

China	00092CN02	Divisional	Non Provisional	10139849.7		Published	02 Aug 2007			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

China	00016CN02	Divisional	Non Provisional	10091335.3		Published	09 Apr 2008			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

China	00008CN01	PCT	Non Provisional	94190826.7	94190826.7	Granted	17 Oct 1994	02 Oct 1999	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

China	00014CN01	PCT	Non Provisional	97195096.2	CN 1211962C	Granted	24 Apr 1997	20 Jul 2005	27 Apr 2017	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor

China	00015CN01	PCT	Non Provisional	97181455.4	97181455.4	Granted	27 May 1997	15 Sep 2004	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

China	00029CN01	PCT	Non Provisional	97191556.3	ZL971915563	Granted	29 Aug 1997	03 Nov 2004	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

China	00029CN02	Divisional	Non Provisional	0410033715.3	10033715.3	Granted	29 Aug 1997	09 Apr 2008	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

China	00029CN03	Divisional	Non Provisional	0410033713.4	10033713.4	Granted	29 Aug 1997	21 Mar 2007	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

China	NNR2CN01	PCT	Non Provisional	98803581.2	98803581.2	Granted	20 Mar 1998	01 Mar 2006	20 Mar 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

China	00020CN01	PCT	Non Provisional	98806840.0	98806840.0	Granted	09 Jul 1998	18 Feb 2004	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

China	00024CN01	PCT	Non Provisional	98814165.5	98814165.5	Granted	05 Nov 1998	05 May 2004	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

China	00024CN02	Divisional	Non Provisional	10114213.9	100372270C	Granted	05 Nov 1998	27 Feb 2008	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

China	TELE039CN01	PCT	Non Provisional	018164366	ZL01816436.6	Granted	31 Aug 2001	27 Mar 2009	31 Aug 2021	Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

China	00087CN01	PCT	Non Provisional	00819601.X		Application	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

China	00233ICN01	PCT	Non Provisional	0580026327.5		Application	01 Jul 2005			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

China	00309CN01	PCT	Non Provisional	80039792.7		Application	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video

China	00310CN01	PCT	Non Provisional	80052652.3		Application	12 Dec 2006			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

China	00313CN01	PCT	Non Provisional	0780022896.1		Application	18 May 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

China	00306CN01	PCT	Non Provisional	200780021863.5		Application	11 Jun 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER CONTENT EXPOSURE USING CLOSED CAPTION INFORMATION

China	00325CN01	PCT	Non Provisional	2007/80022899.5		Application	20 Jun 2007			The Nielsen Company	Method and Apparatus for Identifying Usage of a Television

China	00334CN01	PCT	Non Provisional	200780023779.7		Application	26 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

China	00326CN01	PCT	Non Provisional	0780021656.X		Application	29 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Location-Based Media Metering and Web Services

China	00341CN01	Secondary	Non Provisional	20081010924.X		Application	15 May 2008			Nielsen Media Research, Inc.	CONNECTOR RETAINERS AND METHODS OF SECURING A CONNECTOR IN A RECEPTACLE

China	00360CN01	Secondary	Non Provisional	10109202.04		Application	16 May 2008			Nielsen Media Research, Inc.	Connector Retainers and Methods of Securing a Connector in a Receptacle

China	TELE039CN02	Divisional	Non Provisional			Application	01 Jun 2009			Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

China	00016CN01	PCT	Non Provisional	97182123.2	97182123.2	Allowed	24 Nov 1997	04 Jun 2008	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

China	00031CN01	PCT	Non Provisional	00804598.4	00804598.4	Allowed	16 Feb 2000	25 Apr 2007	16 Feb 2020	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

Denmark	00008DK02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Denmark	00029DK01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

Denmark	00020DK03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

European Patent	00008EP03	Divisional	Non Provisional	03027280.1		Published	17 Oct 1994			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

European Patent	00008EP04	Divisional	Non Provisional	03027278.5		Published	17 Oct 1994			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

European Patent	00008EP05	Divisional	Non Provisional	03027279.3		Published	17 Oct 1994			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

European Patent	NNR1EP02	Divisional	Non Provisional	07005982.9		Published	07 Jun 1996			NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

European Patent	NNR1EP01	PCT	Non Provisional	96921533.4		Published	07 Jun 1996			NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

European Patent	00015EP02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

European Patent	00029EP02	Divisional	Non Provisional	01106943.2		Published	29 Aug 1997			NMR + NetRatings	CONTENT DISPLAY MONITOR

European Patent	00029EP03	Divisional	Non Provisional	01123166.9		Published	29 Aug 1997			NMR + NetRatings	CONTENT DISPLAY MONITOR

European Patent	NNR2EP01	PCT	Non Provisional	98911879.9		Published	20 Mar 1998			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

European Patent	00024EP03	Divisional	Non Provisional	07014944.8		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

European Patent	00024EP02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

European Patent	00031EP01	PCT	Non Provisional	00908678.6		Published	16 Feb 2000			Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

European Patent	00087EP01	PCT	Non Provisional	00926322.9		Published	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Nielsen Proprietary Confidential	Page 13 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
European Patent	NNR4EP01	PCT	Non Provisional	00949006.1		Published	07 Aug 2000			Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

European Patent	NNR11EP01	PCT	Non Provisional	00980233.1		Published	25 Oct 2000			NetRatings, Inc.	SYSTEM AND METHOD FOR ESTIMATING PREVALENCE OF DIGITAL CONTENT AND THE WORLD WIDE WEB

European Patent	00036EP01	PCT	Non Provisional	01924636.2		Published	03 Apr 2001			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

European Patent	00042EP01	PCT	Non Provisional	02741954.8		Published	14 Jun 2002			Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

European Patent	00026CIPEP01	PCT	Non Provisional	02766287.3		Published	18 Sep 2002			Nielsen Media Research, Inc.	Detection of Media Links in Broadcast Signals

European Patent	00106EP01	PCT	Non Provisional	02784621.1		Published	27 Nov 2002			Nielsen Media Research, Inc.	Apparatus and Methods for Tracking and Analyzing Digital Recording Device Event Sequences

European Patent	00091EP01	PCT	Non Provisional	03 815 891.1		Published	10 Feb 2003			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA

European Patent	TELE200EP01	PCT	Non Provisional	03719560.9		Published	03 Apr 2003			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

European Patent	00092EP01	PCT	Non Provisional	03750041.0		Published	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

European Patent	00093IEP01	PCT	Non Provisional	03 817 463.7		Published	18 Jul 2003			Nielsen Media Research, Inc.	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast Systems

European Patent	00089EP01	PCT	Non Provisional	03818813.2		Published	29 Aug 2003			Nielsen Media Research, Inc.	AUDIO BASED METHODS AND APPARATUS FOR DETECTING A CHANNEL CHANGE EVENT

European Patent	00105EP01	PCT	Non Provisional	03749497.8		Published	08 Sep 2003			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.

European Patent	00100EP01	PCT	Non Provisional	03 754 665.2		Published	12 Sep 2003			Nielsen Media Research, Inc.	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

European Patent	00095EP01	PCT	Non Provisional	03759745.7		Published	07 Oct 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

European Patent	00101IEP01	PCT	Non Provisional	04821943.0		Published	29 Mar 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Detect a Blank Frame in a Digital Video Broadcast Signal

European Patent	00211IEP01	PCT	Non Provisional	04 776 572.2		Published	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

European Patent	00225IEP01	PCT	Non Provisional	04795418.5		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

European Patent	00261EP01	PCT	Non Provisional	05 723 212.6		Published	17 Feb 2005			Nielsen Media Research, Inc.	Method and Apparatus to Determine Audience Viewing of Recorded Programs

European Patent	00239EP01	PCT	Non Provisional	05724978.1		Published	08 Mar 2005			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods

European Patent	00300EP01	PCT	Non Provisional	05736583.5		Published	19 Apr 2005			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream

European Patent	00262EP01	PCT	Non Provisional	05 823 128.3		Published	03 Jun 2005			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

European Patent	00289IEP01	PCT	Non Provisional	05780308.2		Published	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

European Patent	00233IEP01	PCT	Non Provisional	05764664.8		Published	01 Jul 2005			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

European Patent	00294IEP01	PCT	Non Provisional	05777552.0		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

European Patent	00294IEP02	PCT	Non Provisional	05776406.0		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

European Patent	00293IEP01	PCT	Non Provisional	05 798 239.9		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

European Patent	00295EP01	PCT	Non Provisional	05798935.2		Published	27 Sep 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Using Location Information to Manage Spillover in an Audience Monitoring System

European Patent	00267EP01	PCT	Non Provisional	05 826 647.9		Published	21 Nov 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR DETECTING SPACE-SHIFTED MEDIA CONTENT ASSOCIATED WITH A DIGITAL RECORDING/PLAYBACK DEVICE

European Patent	00157EP01	PCT	Non Provisional	05 824 499.7		Published	22 Nov 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS

European Patent	BUZZ1EP01	PCT	Non Provisional	06 780 376.7		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

European Patent	00312EP01	PCT	Non Provisional	06801611.2		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

European Patent	00305EP01	PCT	Non Provisional	06 802 728.3		Published	01 Sep 2006			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media

European Patent	00309EP01	PCT	Non Provisional	06 815 422.8		Published	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video

European Patent	00320EP01	PCT	Non Provisional	06 827 898.5		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

European Patent	00330EP01	PCT	Non Provisional	07 754 351.0		Published	27 Mar 2007			Nielsen Media Research, Inc.	Methods and Systems to Meter Media Content Presented on a Wireless Communication Device

European Patent	00321EP02	PCT	Non Provisional	07 754 662.0		Published	02 Apr 2007			Nielsen Media Research, Inc.	Methods, Systems, and Apparatus for Multi-Purpose Metering

European Patent	00334EP01	PCT	Non Provisional	07796458.3-1225		Published	26 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

European Patent	00306EP01	PCT	Non Provisional			Published				Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER CONTENT EXPOSURE USING CLOSED CAPTION INFORMATION

European Patent	00297EP01	PCT	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

European Patent	00011IEP01	PCT	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method

European Patent	00008EP02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

European Patent	00015EP01	PCT	Non Provisional	97926814.1	0956669	Granted	27 May 1997	17 Sep 2008	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

European Patent	00029EP01	PCT	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

European Patent	00016EP01	PCT	Non Provisional	97947628.0	0 944 991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

European Patent	00020EP02	Divisional	Non Provisional	00114272.8	1 043 854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

European Patent	00024EP01	PCT	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

European Patent	TELE038EP01	PCT	Non Provisional	20010984202	1374481	Granted	06 Jul 2001	23 Nov 2005	06 Jul 2021	Telephia, Inc.	METHOD AND SYSTEM FOR MEASURING DATA QUALITY OF SERVICE IN A WIRELESS NETWORK USING MULTIPLE REMOTE UNITS AND A BACK END PROCESSOR

European Patent	00303EP01	PCT	Non Provisional	98932785.3		Application	19 Jun 1998			Nielsen Media Research, Inc.	A Cooperative System for Measuring Electronic Media

European Patent	TELE039EP01	PCT	Non Provisional	01968369.7		Application	31 Aug 2001			Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND NETWORK USAGE AND PERFORMANCE METRICS

European Patent	00101EP01	PCT	Non Provisional	04 821 943.0-2202		Application	29 Mar 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Detect a Blank Frame in a Digital Video Broadcast Signal

Nielsen Proprietary Confidential	Page 14 of 21

Nielsen Non-US Patents & Pending Applications

Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
European Patent	00339EP01	PCT	Non Provisional	07 751 945.2		Application	28 Feb 2007			The Nielsen Company	Methods and Systems to Meter Point-of Purchase Conduct With a Wireless Communication Device Equipped With a Camera

European Patent	00313EP01	PCT	Non Provisional	07777143.4		Application	17 May 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

European Patent	00325EP01	PCT	Non Provisional	07845198.6		Application	19 Jun 2007			The Nielsen Company	Method and Apparatus for Identifying Usage of a Television

European Patent	00326EP01	PCT	Non Provisional	07 799 199.0		Application	29 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Location-Based Media Metering and Web Services

European Patent	00337EP01	PCT	Non Provisional	07 853 737.0		Application	02 Oct 2007			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO RETRIEVE INFORMATION FROM DATA SOURCES

European Patent	00338EP01	PCT	Non Provisional	07 844 106.0-1225		Application	10 Oct 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Codes in Compressed Audio Data Streams

European Patent	00359EP01	Secondary	Non Provisional	9002372.2		Application	19 Feb 2009			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Monitor In-Home Advertisement Exposure

Finland	00015FI01	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Finland	00029FI01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

Finland	00020FI03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

France	00015FR01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

France	00015FR02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

France	00024FR02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

France	00297FR01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

France	00011IFR01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method

France	00008FR02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

France	00029FR01	EP	Non Provisional	97940719.4	0870234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

France	00016IFR01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006		Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

France	00020FR03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

France	00024FR01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

France	NNR17FR01	PCT	Non Provisional	FR00/05722	0005722	Granted	04 May 2000	09 Apr 2007	21 Jul 2020	NetRatings, Inc.	METHOD FOR ANALYSING AND SAMPLING ACTIVITY ON A COMMUNICATION NETWORK AND IN PARTICULAR ACTIVITY RELATED TO ELECTRONIC COMMERCE

Germany (Federal Republic of)	NNR1DE01	PCT	Non Provisional	0921533		Published	07 Jun 1996			NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

Germany (Federal Republic of)	00015DE02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Germany (Federal Republic of)	00015DE01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Germany (Federal Republic of)	00024DE02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Germany (Federal Republic of)	TELE038DE01	PCT	Non Provisional	20016015294		Published	06 Jul 2001			Telephia, Inc.	METHOD AND SYSTEM FOR MEASURING DATA QUALITY OF SERVICE IN A WIRELESS NETWORK USING MULTIPLE REMOTE UNITS AND A BACK END PROCESSOR

Germany (Federal Republic of)	00297DE01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

Germany (Federal Republic of)	00011IDE01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method

Germany (Federal Republic of)	00008DE02	Divisional	Non Provisional	694 35 093.1	69435093.1	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Germany (Federal Republic of)	00029DE01	EP	Non Provisional	97940719.4	0870234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

Germany (Federal Republic of)	00016IDE01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems

Germany (Federal Republic of)	00020DE03	Divisional	Non Provisional	698 38 956.5	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Germany (Federal Republic of)	00024DE01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Germany (Federal Republic of)	00348DE01	Secondary	Non Provisional	2008056603.9		Application	10 Nov 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Measure Brand Exposure in Media Streams

Greece	00008GR01	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Hong Kong	00015HK01	PCT	Non Provisional	00101613.5		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement

Hong Kong	00036HK01	PCT	Non Provisional	03107283.8		Published	10 Oct 2003			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Hong Kong	00087HK01	PCT	Non Provisional	04103035.7		Published	29 Apr 2004			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Hong Kong	00008HK02	Divisional	Non Provisional	04 108 949.1		Published	12 Nov 2004			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Hong Kong	00008HK03	Divisional	Non Provisional	04 108 948.2		Published	12 Nov 2004			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Hong Kong	00008HK04	Divisional	Non Provisional	05 102 199.0		Published	14 Mar 2005			Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

Hong Kong	00036HK02	Divisional	Non Provisional	05108695.6		Published	30 Sep 2005			Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

Hong Kong	00092HK01	PCT	Non Provisional	05111834.2		Published	22 Dec 2005			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

Hong Kong	TELE200HK01	PCT	Non Provisional	06102173.9		Published	17 Feb 2006			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

Hong Kong	BUZZ1HK01	EP	Non Provisional	0810923.5		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

Hong Kong	00211IHK01	PCT	Non Provisional	061109404		Published	03 Oct 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

Hong Kong	00095HK01	PCT	Non Provisional	071027821		Published	15 Mar 2007			Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels

Hong Kong	00029HK04	PCT	Non Provisional	071027812		Published	15 Mar 2007			NMR + NetRatings	CONTENT DISPLAY MONITOR

Hong Kong	00225IHK01	PCT	Non Provisional	071045099		Published	27 Apr 2007			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter

Hong Kong	00289IHK01	PCT	Non Provisional	07111028.6		Published	11 Oct 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

Hong Kong	00157HK01	EP	Non Provisional	08 102 459.8		Published	04 Mar 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS

Hong Kong	00024HK03	EP	Non Provisional	08104008.4		Published	09 Apr 2008			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Hong Kong	00020HK01	PCT	Non Provisional	01102551.6	1,043,853	Granted	09 Jul 1998	10 Apr 2001	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Hong Kong	00020HK02	Divisional	Non Provisional	01102553.4	1033054	Granted	09 Jul 1998	10 Apr 2001	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

Hong Kong	00024HK02	PCT	Non Provisional	04109144.2	1066351B	Granted	05 Nov 1998	11 Jul 2008	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Hong Kong	00029HK01	PCT	Non Provisional	99102791.9	1018327B	Granted	02 Jul 1999	28 Oct 2005	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR

Hong Kong	00024HK01	PCT	Non Provisional	01107668.1	1040334	Granted	02 Nov 2001	11 Jan 2008	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Hong Kong	00029HK02	PCT	Non Provisional	05103917.9	200410033715.3	Granted	10 May 2005	30 Apr 2009	10 May 2025	NMR + NetRatings	CONTENT DISPLAY MONITOR

Nielsen Proprietary Confidential	Page 15 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
326	Hong Kong	00024CIPHK01	PCT	Non Provisional	03102627.4		Application	14 Feb 2000			Nielsen Media Research, Inc.	Broadcast Encoding System and Method
327	Hong Kong	00031HK01	PCT	Non Provisional	02108923.3		Application	16 Feb 2000			Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND
												OTHER CLIENT INFORMATION
328	Hong Kong	TELE039HK01	EP	Non Provisional	031084004		Application	19 Nov 2003			Telephia, Inc.	SYSTEM AND METHOD FOR MEASURING WIRELESS DEVICE AND
												NETWORK USAGE AND PERFORMANCE METRICS
329	Hong Kong	00293IHK01	PCT	Non Provisional	08105557.6		Application	20 May 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT
												FROM VARIOUS SOURCES
330	Hong Kong	00294IHK01	PCT	Non Provisional	08108392.9		Application	29 Jul 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
331	Hong Kong	00312HK01	Confirmation	Non Provisional	9101551		Application	18 Feb 2009			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus
332	Hong Kong	00305HK01	PCT	Non Provisional	9101649.4		Application	20 Feb 2009			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media
333	Hong Kong	00341HK01	Confirmation	Non Provisional	09104178.7		Application	06 May 2009			Nielsen Media Research, Inc.	CONNECTOR RETAINERS AND METHODS OF SECURING A
												CONNECTOR IN A RECEPTACLE
334	Hong Kong	00360HK01	Secondary	Non Provisional	09104319.7		Application	12 May 2009			Nielsen Media Research, Inc.	Connector Retainers and Methods of Securing a Connector in a
												Receptacle
335	India	00003IN01	PCT	Non Provisional	979/CHENP/04		Published	01 Nov 2002			Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted
												Broadcast Time Code
336	India	00092IN01	PCT	Non Provisional	2346/CHENP/04		Published	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A
												Media Presentation
337	India	00294IIN02	PCT	Non Provisional	1622/DELNP/07		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of
												Electronic Media Exposure Measurement Systems
338	India	00294IIN01	PCT	Non Provisional	1621/DELNP/07		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
339	India	00036IN01	PCT	Non Provisional	01767/CHE	211730	Granted	03 Apr 2001	09 Nov 2007	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)
340	India	00091IN01	PCT	Non Provisional	1833/CHENP/05	225893	Granted	05 Aug 2005	01 Dec 2008	10 Feb 2023	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE
												INFORMATION DATA
341	India	00020IN01	Secondary	Non Provisional	1812/MAS/98		Application	11 Aug 1998			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
342	India	00289IIN01	PCT	Non Provisional	465/DELNP/07		Application	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL
												BIT STREAMS
343	India	00293IIN01	PCT	Non Provisional	1602/DELNP/07		Application	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT
												FROM VARIOUS SOURCES
344	India	00225IIN01	PCT	Non Provisional	2379/DELNP/06		Application	28 Apr 2006			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose
												Audience Measurement Meter
345	Ireland (Republic of)	00024IE02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method
346	Ireland (Republic of)	00008IE02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive
												Signatures - AP Meter.
347	Ireland (Republic of)	00029IE01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
348	Ireland (Republic of)	00020IE03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
349	Ireland (Republic of)	00024IE01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
350	Israel	NNR2IL01	PCT	Non Provisional	131,871	131871	Granted	20 Mar 1998	23 Nov 2003	20 Mar 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE
351	Italy	00015IT01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
352	Italy	00015IT02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
353	Italy	00024IT02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method
354	Italy	00296IT01	EP	Non Provisional		EP0319567	Granted	10 Jun 1988	10 Feb 1993	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method
355	Italy	00315IT01	EP	Non Provisional	88110027.5	EP0296588	Granted	23 Jun 1988	11 Mar 1991	23 Jun 2008	Nielsen Broadcast Data Systems	Method and Circuit Arrangement for the Automatic Recognition of Signal
												Sequences
356	Italy	00297IT01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method
357	Italy	00011IIT01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and
												Method
358	Italy	00008IT02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive
												Signatures - AP Meter.
359	Italy	00029IT01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
360	Italy	00016IIT01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
361	Italy	00020IT03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
362	Italy	00024IT01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
363	Japan	00016JP01	PCT	Non Provisional	10-526729		Published	24 Nov 1997			Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
364	Japan	00020JP01	PCT	Non Provisional	548980		Published	09 Jul 1998			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
365	Japan	00087JP01	PCT	Non Provisional	2001-579179		Published	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY
366	Japan	NNR4JP01	PCT	Non Provisional	20010516087		Published	07 Aug 2000			Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT
367	Japan	NNR11JP01	PCT	Non Provisional	2001-552567		Published	25 Oct 2000			NetRatings, Inc.	SYSTEM AND METHOD SYSTEM AND METHOD FOR ESTIMATING PREVALENCE OF DIGITAL CONTENT AND THE WORLD WIDE WEB
368	Japan	00294JP01	PCT	Non Provisional	2007-523834		Published	29 Jul 2005			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology
369	Japan	00294JP02	PCT	Non Provisional	2007-523892		Published	29 Jul 2005			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology
370	Japan	00305JP01	PCT	Non Provisional	2008-529280		Published	01 Sep 2006			Nielsen Media Research, Inc.	Method and Apparatus to Meter Printed Media
371	Japan	00296JP01	PCT	Non Provisional		3001896	Granted	10 Jun 1988	12 Nov 1999	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method
372	Japan	00297JP01	PCT	Non Provisional	JP91/0508688T	3130926	Granted	02 May 1991	17 Nov 2000	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method
373	Japan	00008JP01	PCT	Non Provisional	7-512689	3512419	Granted	17 Oct 1994	16 Jan 2004	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive
												Signatures - AP Meter.
374	Japan	NNR1JP01	PCT	Non Provisional	502197/97	3317705	Granted	07 Jun 1996	14 Jun 2002	07 Jun 2016	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER
375	Japan	00014JP01	PCT	Non Provisional	HEI9-542382	3535522	Granted	24 Apr 1997	19 Mar 2004	24 Apr 2017	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync
												Detectors - Video Signal Sensor
376	Japan	00015JP01	PCT	Non Provisional	10-534297	3919233	Granted	27 May 1997	23 Feb 2007	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
377	Japan	00024JP01	PCT	Non Provisional	560681	4030036	Granted	05 Nov 1998	26 Oct 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
378	Japan	TELE200JP01	PCT	Non Provisional	P2003-583001		Application	03 Apr 2003			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION
												MARKET STATISTICS
379	Korea, Republic of (KR)	00087KR01	PCT	Non Provisional	1020027014298		Published	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

Nielsen Proprietary Confidential	Page 16 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
380	Korea, Republic of (KR)	TELE200KR01	PCT	Non Provisional	2004-7015715		Published	03 Apr 2003			The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS
381	Korea, Republic of (KR)	00092KR01	PCT	Non Provisional	10-04-7017055		Published	21 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation
382	Korea, Republic of (KR)	00105KR01	PCT	Non Provisional	10-05-7007036		Published	08 Sep 2003			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.
383	Korea, Republic of (KR)	00294IKR01	PCT	Non Provisional	10-07-7004927		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
384	Korea, Republic of (KR)	00294IKR02	PCT	Non Provisional	10-07-7004894		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
385	Korea, Republic of (KR)	00293IKR01	PCT	Non Provisional	10-07-7005376		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES
386	Korea, Republic of (KR)	NNR2KR01	PCT	Non Provisional	7008652	0341110	Granted	20 Mar 1998	04 Jun 2002	20 Mar 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE
387	Korea, Republic of (KR)	00304KR01	Priority	Non Provisional	10-1999-10580	10-324649	Granted	26 Mar 1999	01 Feb 2002	26 Mar 2019	Nielsen Media Research, Inc.	METHOD FOR ANALYZING TELEVISION AUDIENCE RATE EXAMINATION SYSTEM’S DATA
388	Korea, Republic of (KR)	00289IKR01	PCT	Non Provisional	10-07-7002769		Application	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS
389	Korea, Republic of (KR)	00309KR01	PCT	Non Provisional	10-08-7009707		Application	26 Sep 2006			Nielsen Media Research, Inc.	Methods and Apparatus for Metering Computer-Based Video
390	Korea, Republic of (KR)	00320KR01	PCT	Non Provisional	10-2008-7012179		Application	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player
391	Korea, Republic of (KR)	00330KR01	PCT	Non Provisional	10-2008-7026243		Application	27 Mar 2007			Nielsen Media Research, Inc.	Methods and Systems to Meter Media Content Presented on a Wireless Communication Device
392	Liechtenstein	00015LI01	EP	Non Provisional	97926814.1	0956669	Granted	27 May 1997	17 Sep 2008	27 May 2017	Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
393	Luxembourg	00296LU01	EP	Non Provisional		EP0319567	Granted	10 Jun 1988	10 Feb 1993	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method
394	Luxembourg	00008LU01	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.
395	Malaysia	00092MY01	Secondary	Non Provisional	PI20031501		Application	22 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation
396	Malaysia	00092MY02	Divisional	Non Provisional	PI20080006		Application	22 Apr 2003			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation
397	Malaysia	00042MY01	PCT	Non Provisional	PI20034676		Application	05 Dec 2003			Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION
398	Malaysia	00211MY01	Secondary	Non Provisional	PI 20042284		Application	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks
399	Malaysia	00231MY01	Secondary	Non Provisional	PI 20045401		Application	29 Dec 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal
400	Malaysia	00279MY01	Secondary	Non Provisional	PI 20051568		Application	07 Apr 2005			Nielsen Media Research, Inc.	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data
401	Malaysia	00289IMY01	Secondary	Non Provisional	PI 20053057		Application	01 Jul 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS
402	Mexico	00091MX01	PCT	Non Provisional	2005/008287		Published	10 Feb 2003			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA
403	Mexico	00093MX01	PCT	Non Provisional	PA/a/05/14162		Published	18 Jul 2003			Nielsen Media Research, Inc.	Signature-Based Program Identification Apparatus and Methods for Use with Digital Broadcast Systems
404	Mexico	00105MX01	PCT	Non Provisional	2005/004231		Published	08 Sep 2003			Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.
405	Mexico	00074MX01	PCT	Non Provisional	PAa200608054		Published	14 Jan 2004			Nielsen Media Research, Inc.	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement
406	Mexico	00225MX01	PCT	Non Provisional	2006/004286		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter
407	Mexico	00239MX01	PCT	Non Provisional	2007/011127		Published	08 Mar 2005			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods
408	Mexico	00300MX01	PCT	Non Provisional	2007/011286		Published	19 Apr 2005			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream
409	Mexico	00294MX01	PCT	Non Provisional	2007/001250		Published	29 Jul 2005			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology
410	Mexico	00294MX02	PCT	Non Provisional	07/001251		Published	29 Jul 2005			The Nielsen Company (U.S.), Inc.	NPod Data Post-Processing Technology
411	Mexico	00097MX02	PCT	Non Provisional	2007/002071		Published	18 Aug 2005			Nielsen Media Research, Inc.	METHOD AND APPARATUS FOR GENERATING SIGNATURES
412	Mexico	00295MX01	PCT	Non Provisional	07/003680		Published	27 Sep 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Using Location Information to Manage Spillover in an Audience Monitoring System
413	Mexico	00157MX01	PCT	Non Provisional	2007/006164		Published	22 Nov 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MEDIA SOURCE IDENTIFICATION AND TIME SHIFTED MEDIA CONSUMPTION MEASUREMENTS
414	Mexico	00275MX01	PCT	Non Provisional	2007/011471		Published	17 Mar 2006			Nielsen Media Research, Inc.	Method and Apparatus for detecting the location of an audience member using a portable people meter
415	Mexico	BUZZ1MX01	PCT	Non Provisional	2008/001772		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA
416	Mexico	00312MX01	PCT	Non Provisional	2008/002317		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus
417	Mexico	00320MX01	PCT	Non Provisional	2008/005249		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player
418	Mexico	00321MX01	PCT	Non Provisional	07/015979		Published	02 Apr 2007			Nielsen Media Research, Inc.	Methods, Systems, and Apparatus for Multi-Purpose Metering
419	Mexico	00296MX01	Secondary	Non Provisional	012025	166116	Granted	10 Jun 1988	21 Dec 1992	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method
420	Mexico	NNR1MX01	PCT	Non Provisional	979752	193,614	Granted	07 Jun 1996	07 Oct 1999	07 Jun 2016	NetRatings, Inc.	COMPUTER USE METER AND ANALYZER
421	Mexico	00014MX01	PCT	Non Provisional	0000433	205392	Granted	24 Apr 1997	05 Dec 2001	27 Apr 2017	Nielsen Media Research, Inc.	Television Receiver Use Metering with Separate Program and Sync Detectors - Video Signal Sensor
422	Mexico	00020MX01	PCT	Non Provisional	0000429	222227	Granted	09 Jul 1998	20 Aug 2004	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
423	Mexico	00024MX01	PCT	Non Provisional	01/000433	230722	Granted	05 Nov 1998	20 Sep 2005	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
424	Mexico	00042MX01	PCT	Non Provisional	2003/011490	260,844	Granted	14 Jun 2002	26 Sep 2008	14 Jun 2022	Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION
425	Mexico	TELE200MX01	PCT	Non Provisional	2004/009687	254772	Granted	03 Apr 2003	15 Feb 2008	03 Apr 2023	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS
426	Mexico	00092MX01	PCT	Non Provisional	2004/010349	252921	Granted	21 Apr 2003	04 Jan 2008	21 Apr 2023	Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation
427	Mexico	00095MX01	PCT	Non Provisional	PA/a/2006/003935	264070	Granted	07 Oct 2003	26 Jan 2009	07 Oct 2023	Nielsen Media Research, Inc.	Methods and Apparatus to Extract Codes from a Plurality of Channels
428	Mexico	00020MX03	Divisional	Non Provisional	04/008118	257311	Granted	20 Aug 2004	23 May 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
429	Mexico	NNR2MX01	PCT	Non Provisional	998,592		Application	20 Mar 1998			NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

Nielsen Proprietary Confidential	Page 17 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title

430	Mexico	00100MX01	PCT	Non Provisional	2006/002837		Application	12 Sep 2003			Nielsen Media Research, Inc.	Digital Video Signature Apparatus and Methods for Use with Video Program Identification Systems

431	Mexico	00231MX01	PCT	Non Provisional	2006/007503		Application	10 Dec 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal

432	Mexico	00243MX01	PCT	Non Provisional	2007/015337		Application	02 Jun 2005			The Nielsen Company	Methods and Apparatus for Collecting Media Consumption Data Based on Usage Information

433	Mexico	00262MX01	PCT	Non Provisional	MX/a/2007/015263		Application	03 Jun 2005			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETECT A TIME-SHIFT EVENT ASSOCIATED WITH THE PRESENTATION OF MEDIA CONTENT

434	Mexico	00289MX01	PCT	Non Provisional	a/2007/000076		Application	29 Jun 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

435	Mexico	00233MX01	PCT	Non Provisional	2007/000066		Application	01 Jul 2005			Nielsen Media Research, Inc.	Set Top Box IDE/PATA or SATA Bus Analyzer

436	Mexico	00293MX01	PCT	Non Provisional	MX/a/2007/001734		Application	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

437	Mexico	00267MX01	PCT	Non Provisional	MX/a/2007/005981		Application	21 Nov 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR DETECTING SPACE-SHIFTED MEDIA CONTENT ASSOCIATED WITH A DIGITAL RECORDING/PLAYBACK DEVICE

438	Mexico	00310MX01	PCT	Non Provisional	MX/a/2008/007596		Application	12 Dec 2006			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

439	Mexico	00092MX02	Divisional	Non Provisional	2007/012204		Application	02 Oct 2007			Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

440	Mexico	00020MX02	Divisional	Non Provisional	2008/002978		Application	29 Feb 2008			Nielsen Media Research, Inc.	Audience Measurement System for Digital Television

441	Mexico	00042MX02	Divisional	Non Provisional	2008/003629		Application	14 Mar 2008			Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

442	Mexico	00313MX01	PCT	Non Provisional	2008/014700		Application	18 Nov 2008			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

443	Mexico	00031MX01	PCT	Non Provisional	PAa2001008882	225,740	Allowed	16 Feb 2000	21 Jan 2005	16 Feb 2020	Nielsen Media Research, Inc.	METHOD AND SYSTEM FOR THE DISCOVERY OF COOKIES AND OTHER CLIENT INFORMATION

444	Mexico	00087MX01	PCT	Non Provisional	2002/010481		Allowed	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

445	Mexico	00036MX01	PCT	Non Provisional	009683	237898	Allowed	03 Apr 2001	20 Jun 2006	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

446	Mexico	00003MX01	PCT	Non Provisional	2004/004238		Allowed	01 Nov 2002			Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

447	Monaco	00008MC01	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

448	Netherlands	00024NL02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

449	Netherlands	00296NL01	EP	Non Provisional		EP0319567	Granted	10 Jun 1988	10 Feb 1993	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method

450	Netherlands	00297NL01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method

451	Netherlands	00008NL02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

452	Netherlands	00024NL01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method

453	New Zealand	NNR4NZ01	PCT	Non Provisional	517638		Published	07 Aug 2000			Red Sheriff Limited	NETWORK RESOURCE MONITORING AND MEASUREMENT SYSTEM AND METHOD

454	New Zealand	00294INZ02	PCT	Non Provisional	553509		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

455	New Zealand	00294INZ01	PCT	Non Provisional	553510		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems

456	New Zealand	00293INZ01	PCT	Non Provisional	553385		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

457	New Zealand	NNR2NZ01	PCT	Non Provisional	337756	337756	Granted	20 Mar 1998	09 Aug 2001	20 Mar 2018	NetRatings, Inc.	METHOD AND APPARATUS FOR TRACKING CLIENT INTERACTION WITH A NETWORK RESOURCE AND CREATING CLIENT PROFILES AND RESOURCE DATABASE

458	New Zealand	00087NZ01	PCT	Non Provisional	522271	522271	Granted	24 Apr 2000	09 Nov 2004	24 Apr 2020	VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY

459	New Zealand	00219NZ01	PCT	Non Provisional	521111	521111	Granted	16 Feb 2001	06 Apr 2006	16 Feb 2021	A.C. Nielsen (US), Inc.	Audience Measurement System and Method for Digital Broadcasts

460	New Zealand	00042NZ01	PCT	Non Provisional	530015	530015	Granted	14 Jun 2002	08 Dec 2005	14 Jun 2022	Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION

461	New Zealand	00003NZ01	PCT	Non Provisional	532467	532467	Granted	01 Nov 2002	08 Feb 2008	01 Nov 2022	Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

462	New Zealand	00092NZ01	PCT	Non Provisional	535921	535921	Granted	21 Apr 2003	13 Dec 2007	21 Apr 2023	Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

463	New Zealand	00289INZ01	PCT	Non Provisional	552644	552644	Granted	29 Jun 2005	08 Jan 2009	29 Jun 2025	Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR MIXING COMPRESSED DIGITAL BIT STREAMS

464	Norway	NNR1NO01	PCT	Non Provisional	0005728		Published	07 Jun 1996			NetRatings, Inc.	COMPUTER USE METER AND ANALYZER

465	Patent Cooperation Treaty	00311WO01	Secondary	Non Provisional	US06/023349		Published	15 Jun 2006			Nielsen Media Research, Inc.	Methods and Apparatus to Monitor Media Content on a Consumer Network

466	Patent Cooperation Treaty	BUZZ1WO01	Secondary	Non Provisional	IL06/000905		Published	03 Aug 2006			Buzzmetrics, LTD.	METHOD AND SYSTEM FOR EXTRACTING WEB DATA

467	Patent Cooperation Treaty	00312WO01	Secondary	Non Provisional	US06/031960		Published	16 Aug 2006			Nielsen Media Research, Inc.	Display Device On/Off Detection Methods and Apparatus

468	Patent Cooperation Treaty	00320WO01	Secondary	Non Provisional	US06/060118		Published	20 Oct 2006			Nielsen Media Research, Inc.	Method and Apparatus for Metering a Portable Media Player

469	Patent Cooperation Treaty	00324WO01	Secondary	Non Provisional	US06/61448		Published	01 Dec 2006			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ANALYZE COMPUTER SOFTWARE

470	Patent Cooperation Treaty	00316WO01	Secondary	Non Provisional	US07/000810		Published	11 Jan 2007			Nielsen Media Research, Inc.	Methods and Apparatus to Recruit Call Center Personnel

471	Patent Cooperation Treaty	00339WO01	Secondary	Non Provisional	US07/05214		Published	28 Feb 2007			The Nielsen Company	Methods and Systems to Meter Point-of Purchase Conduct With a Wireless Communication Device Equipped With a Camera

472	Patent Cooperation Treaty	00323WO01	Secondary	Non Provisional	US07/063866		Published	13 Mar 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Using Radar to Monitor Audiences in Media Environments

473	Patent Cooperation Treaty	00321WO01	Secondary	Non Provisional	US07/008171		Published	02 Apr 2007			Nielsen Media Research, Inc.	Methods, Systems, and Apparatus for Multi-Purpose Metering

474	Patent Cooperation Treaty	00313WO01	Secondary	Non Provisional	US07/011894		Published	18 May 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Cooperator Installed Meters

475	Patent Cooperation Treaty	00325WO01	Priority	Non Provisional	US07/014317		Published	20 Jun 2007			The Nielsen Company	Method and Apparatus for Identifying Usage of a Television

476	Patent Cooperation Treaty	00334WO01	Secondary	Non Provisional	US07/014834		Published	26 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Improving Data Warehouse Performance

477	Patent Cooperation Treaty	00286WO01	Secondary	Non Provisional	US07/078401		Published	13 Sep 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR IMAGE IDENTIFICATION IN PRINT ADVERTISEMENTS

478	Patent Cooperation Treaty	BUZZ7WO01	Secondary	Non Provisional	US07/021035		Published	27 Sep 2007			Buzzmetrics, LTD.	SYSTEM AND METHOD OF AD-HOC ANALYSIS OF DATA

479	Patent Cooperation Treaty	00337WO01	Secondary	Non Provisional	US07/80216		Published	02 Oct 2007			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO RETRIEVE INFORMATION FROM DATA SOURCES

480	Patent Cooperation Treaty	TELE022WO01	Secondary	Non Provisional	US07/80235		Published	02 Oct 2007			Telephia	METHOD AND SYSTEM FOR COLLECTING INFORMATION ABOUT PORTABLE DEVICE USAGE

Nielsen Proprietary Confidential	Page 18 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title

481	Patent Cooperation Treaty	00338WO01	Secondary	Non Provisional	US07/80973		Published	10 Oct 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Codes in Compressed Audio Data Streams

482	Patent Cooperation Treaty	00346WO01	Secondary	Non Provisional	US07/087647		Published	14 Dec 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR CONSUMER ACTIVITY

483	Patent Cooperation Treaty	00336WO01	Secondary	Non Provisional	US08/053867		Published	13 Feb 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO REACH THROUGH TO BUSINESS LOGIC SERVICES

484	Patent Cooperation Treaty	00343WO01	Secondary	Non Provisional	US08/051350		Published	19 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR COLLECTING MEDIA SITE DATA

485	Patent Cooperation Treaty	00357WO01	Secondary	Non Provisional	US08/054434		Published	20 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO IDENTIFY AUDIO STREAM

486	Patent Cooperation Treaty	TELE023WO01	Secondary	Non Provisional	US08/56040		Published	06 Mar 2008			Telephia	METHOD AND SYSTEM FOR GENERATING INFORMATION ABOUT PORTABLE DEVICE ADVERTISING

487	Patent Cooperation Treaty	TELE029WO01	Secondary	Non Provisional	US08/56282		Published	07 Mar 2008			Telephia	METHOD AND SYSTEM FOR INTERACTING WITH USERS OF PORTABLE DEVICES

488	Patent Cooperation Treaty	00350WO01	Secondary	Non Provisional	US08/56977		Published	14 Mar 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COMPUTE REACH AND FREQUENCY VALUES FOR FLIGHTED SCHEDULES

489	Patent Cooperation Treaty	IAG-1WO01	Secondary	Non Provisional	US01/23929		Application	31 Jul 2001			Nielsen IAG	Computerized System and Method for Increasing the Effectiveness of Advertising

490	Patent Cooperation Treaty	TELE200WO01	Secondary	Non Provisional	US03/10205		Application	03 Apr 2003		04 Jun 2005	The Nielsen Company (U.S.), Inc.	METHOD AND APPARATUS FOR MEASURING COMMUNICATION MARKET STATISTICS

491	Patent Cooperation Treaty	00310WO01	Secondary	Non Provisional	US06/061917		Application	12 Dec 2006			Nielsen Media Research, Inc.	Systems and Methods to Wirelessly Meter Audio/Visual Devices

492	Patent Cooperation Treaty	00330WO01	Secondary	Non Provisional	US07/007819		Application	27 Mar 2007			Nielsen Media Research, Inc.	Methods and Systems to Meter Media Content Presented on a Wireless Communication Device

493	Patent Cooperation Treaty	00306WO01	Secondary	Non Provisional	US07/70878		Application	11 Jun 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER CONTENT EXPOSURE USING CLOSED CAPTION INFORMATION

494	Patent Cooperation Treaty	00326WO01	Secondary	Non Provisional	US07/72544		Application	29 Jun 2007			Nielsen Media Research, Inc.	Methods and Apparatus for Location-Based Media Metering and Web Services

495	Patent Cooperation Treaty	In-Store CWO01	Priority	Non Provisional	US08/051909		Application	24 Jan 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO SURVEY A RETAIL ENVIRONMENT

496	Patent Cooperation Treaty	00368WO01	Secondary	Non Provisional	US08/54151		Application	15 Feb 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR CONTENT DISTRIBUTED BY THE INTERNET

497	Patent Cooperation Treaty	00378WO01	Secondary	Non Provisional	US08/56641		Application	12 Mar 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO COLLECT MEDIA MONITORING INFORMATION

498	Patent Cooperation Treaty	00379WO01	Secondary	Non Provisional	US08/56891		Application	13 Mar 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO CREATE A MEDIA MEASUREMENT REFERENCE DATABASE FROM A PLURALITY OF DISTRIBUTED SOURCES

499	Patent Cooperation Treaty	00355WO01	Secondary	Non Provisional	US08/57095		Application	14 Mar 2008			Nielsen Media Research, Inc.	SYSTEMS AND METHODS TO IDENTIFY INTENTIONALLY PLACED PRODUCTS

500	Patent Cooperation Treaty	IntroscapeWO01	Secondary	Non Provisional	US08/57106		Application	14 Mar 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO IMPROVE MARKET LAUNCH PERFORMANCE

501	Patent Cooperation Treaty	00352WO01	Secondary	Non Provisional	US08/57097		Application	14 Mar 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO FACILITATE SALES ESTIMATES

502	Patent Cooperation Treaty	00362WO01	Secondary	Non Provisional	US08/57794		Application	21 Mar 2008			Nielsen Media Research, Inc.	DIGITAL RIGHTS MANAGEMENT AND AUDIENCE MEASUREMENT SYSTEMS AND METHODS

503	Patent Cooperation Treaty	TELE025WO01	Secondary	Non Provisional	US08/58891		Application	31 Mar 2008			Telephia	NEW CALL RESULTS FAILURE CLASSIFICATIONS

504	Patent Cooperation Treaty	00395WO01	Priority	Non Provisional	US08/059783		Application	09 Apr 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO PLAY AND CONTROL PLAYING OF MEDIA CONTENT IN A WEB PAGE

505	Patent Cooperation Treaty	00367WO01	Secondary	Non Provisional	US08/59822		Application	10 Apr 2008			Nielsen Media Research, Inc.	HIGH PERFORMANCE AUDIENCE ESTIMATION

506	Patent Cooperation Treaty	00394WO01	Priority	Non Provisional	PCT/US2008/059952		Application	10 Apr 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus for Auditing Signage

507	Patent Cooperation Treaty	00371WO01	Secondary	Non Provisional	US08/59874		Application	10 Apr 2008			The Nielsen Company (U.S.), Inc.	Methods and Apparatus to Model Set-Top Box Data

508	Patent Cooperation Treaty	00387WO01	Priority	Non Provisional	WO09/060101		Application	11 Apr 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO GENERATE AND USE CONTENT- AWARE WATERMARKS

509	Patent Cooperation Treaty	00344WO01	Secondary	Non Provisional	US08/061177		Application	22 Apr 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO METER VIDEO GAME PLAY

510	Patent Cooperation Treaty	In-Store AWO01	Secondary	Non Provisional	US08/061643		Application	25 Apr 2008			Nielsen Media Research, Inc.	METHODS AND SYSTEMS TO MONITOR CONSUMER TRAFFIC RELATED TO A RETAIL ENVIRONMENT

511	Patent Cooperation Treaty	00351WO01	Secondary	Non Provisional	US08/61783		Application	28 Apr 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR GENERATING SIGNATURES

512	Patent Cooperation Treaty	TELE026WO01	Secondary	Non Provisional	US08/062609		Application	05 May 2008			Telephia	A METHOD AND SYSTEM FOR MEASURING CROSS TECHNOLOGY WIRELESS COVERAGE

513	Patent Cooperation Treaty	00358WO01	Secondary	Non Provisional	US08/066830		Application	13 Jun 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO WEIGHT INCOMPLETE RESPONDENT DATA

514	Patent Cooperation Treaty	00384WO01	Secondary	Non Provisional	US08/068776		Application	30 Jun 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS TO DETERMINE BOARD EXPOSURE LEVELS

515	Patent Cooperation Treaty	In-Store EWO01	Priority	Non Provisional	US08/068786		Application	30 Jun 2008			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO MONITOR SHOPPERS IN A RETAIL ENVIRONMENT

516	Patent Cooperation Treaty	00353WO01	Secondary	Non Provisional	US08/073343		Application	15 Aug 2008			The Nielsen Company (U.S.), Inc.	METHODS AND APPARATUS FOR AUDIENCE MEASUREMENT USING GLOBAL SIGNATURE REPRESENTATION AND MATCHING

517	Patent Cooperation Treaty	00372WO01	Secondary	Non Provisional	US08/79595		Application	10 Oct 2008			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO PERFORM AUDIO WATERMARKING AND WATERMARK DETECTION AND EXTRACTION

518	Patent Cooperation Treaty	00373WO01	Secondary	Non Provisional	US08/82657		Application	06 Nov 2008			The Nielsen Company	METHODS AND APPARATUS FOR GENERATING SIGNATURES

519	Patent Cooperation Treaty	00383WO01	Secondary	Non Provisional	US09/32656		Application	30 Jan 2009			The Nielsen Company (US), LLC	METHODS AND APPARATUS TO GENERATE SMART TEXT

520	Patent Cooperation Treaty	00403WO01	Secondary	Non Provisional	PCT/US09/41828		Application	27 Apr 2009		15 Jan 2011	The Nielsen Company (U.S.), Inc.	SYSTEM AND METHODS FOR METERING AND ANALYZING ENERGY CONSUMPTION OF EVENTS WITHIN A PORTABLE DEVICE

521	Portugal	00008PT01	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.

522	Singapore	00293ISG01	PCT	Non Provisional	200700990-5		Published	09 Aug 2005			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES

523	Singapore	00036SG01	PCT	Non Provisional	200206201-6	92325	Granted	03 Apr 2001	08 Jan 2003	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)

524	Singapore	00003SG01	PCT	Non Provisional	200402044-2	104014	Granted	01 Nov 2002	31 Jul 2007	01 Nov 2022	Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code

525	Singapore	00091SG01	PCT	Non Provisional	200504998-6	114153	Granted	10 Feb 2003	31 Oct 2007	10 Feb 2023	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA

526	Singapore	00092SG01	PCT	Non Provisional	200406095-0	107381	Granted	21 Apr 2003	31 Oct 2006	21 Apr 2023	Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation

Nielsen Proprietary Confidential	Page 19 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
527	Singapore	00105SG01	PCT	Non Provisional	200502434-4	111745	Granted	08 Sep 2003	30 Nov 2007	08 Sep 2023	Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.
528	Singapore	00087SG02	Divisional	Non Provisional	200507491-9		Application	24 Apr 2000			VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY
529	South Africa	00239ZA01	PCT	Non Provisional	2007/7727		Published	08 Mar 2005			The Nielsen Company (U.S.), Inc.	Variable Encoding and Detection Apparatus and Methods
530	South Africa	00294IZA02	PCT	Non Provisional	2007/1770		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
531	South Africa	00294IZA01	PCT	Non Provisional	2007/1769		Published	29 Jul 2005			Nielsen Media Research, Inc.	Methods and Apparatus for Improving the Accuracy and Reach of Electronic Media Exposure Measurement Systems
532	South Africa	00024CIPZA01	PCT	Non Provisional	2002/04027	2002/4027	Granted	14 Feb 2000	29 Oct 2003	14 Feb 2020	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
533	South Africa	00087ZA01	PCT	Non Provisional	2002/8880	2002/8880	Granted	24 Apr 2000	28 Apr 2004	24 Apr 2020	VNU Marketing Information, Inc.	AUTOMATED DATA COLLECTION FOR CONSUMER DRIVING - ACTIVITY SURVEY
534	South Africa	00036ZA01	PCT	Non Provisional	2002/7800	2002/7800	Granted	03 Apr 2001	26 Nov 2003	03 Apr 2021	Nielsen Media Research, Inc.	MULTI-BAND SPECTRAL AUDIO ENCODING (NAES3)
535	South Africa	00042ZA01	PCT	Non Provisional	2003/9740	2003/9740	Granted	14 Jun 2002	29 Dec 2004	14 Jun 2022	Nielsen Media Research, Inc.	PROMPTING OF AUDIENCE MEMBER IDENTIFICATION
536	South Africa	00001ZA01	PCT	Non Provisional	2004/06284	200406284	Granted	09 Oct 2002	08 Aug 2005	09 Oct 2022	Nielsen Media Research, Inc.	Method and Apparatus for Identifying a Digital Audio Signal
537	South Africa	00003ZA01	PCT	Non Provisional	2004/4517	2004/4517	Granted	01 Nov 2002	28 Feb 2007	01 Nov 2022	Nielsen Media Research Inc.	Apparatus and Method for Detecting and Correcting a Corrupted Broadcast Time Code
538	South Africa	00091ZA01	PCT	Non Provisional	2005/6323	2005/6323	Granted	10 Feb 2003	25 Apr 2007	10 Feb 2023	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA
539	South Africa	00092ZA01	PCT	Non Provisional	2004/8525	2004/8525	Granted	21 Apr 2003	27 Sep 2006	21 Apr 2023	Nielsen Media Research, Inc.	Methods and Apparatus to Collect Audience Information Associated with A Media Presentation
540	South Africa	00105ZA01	PCT	Non Provisional	2005/3218	2005/3218	Granted	08 Sep 2003	25 Oct 2006	08 Sep 2023	Nielsen Media Research, Inc.	DIGITAL DATA INSERTER FOR TELEVISION AUDIENCE MEASUREMENT.
541	South Africa	00211IZA01	PCT	Non Provisional	2005/10074	2005/10074	Granted	14 Jun 2004	27 Dec 2006	14 Jun 2024	Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks
542	South Africa	00293IZA01	PCT	Non Provisional	2007/1987	2007/1987	Granted	09 Aug 2005	27 Aug 2008	09 Aug 2025	Nielsen Media Research, Inc.	METHODS AND APPARATUS TO MONITOR AUDIO/VISUAL CONTENT FROM VARIOUS SOURCES
543	Spain	00015ES01	EP	Non Provisional	0956669		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
544	Spain	00015ES02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
545	Spain	00024ES01	EP	Non Provisional	98956602.1		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method
546	Spain	00297ES01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method
547	Spain	00011IES01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method
548	Spain	00008ES02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.
549	Spain	00029ES01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
550	Spain	00016IES01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
551	Spain	00020ES03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
552	Sweden	00015SE02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
553	Sweden	00015SE01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
554	Sweden	00296SE01	EP	Non Provisional		EP0319567	Granted	10 Jun 1988	10 Feb 1993	10 Jun 2008	Nielsen Broadcast Data Systems	Broadcast Information Classification System and Method
555	Sweden	00011ISE01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method
556	Sweden	00008SE02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.
557	Sweden	00029SE01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
558	Sweden	00016ISE01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
559	Sweden	00020SE03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
560	Switzerland	00015CH01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
561	Switzerland	00015CH02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
562	Switzerland	00024CH02	Divisional	Non Provisional	04014598.9		Published	05 Nov 1998		05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
563	Switzerland	00297CH01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method
564	Switzerland	00008CH02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive
												Signatures - AP Meter.
565	Switzerland	00029CH01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
566	Switzerland	00016ICH01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
567	Switzerland	00020CH03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
568	Switzerland	00024CH01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
569	Taiwan	00091TW01	Secondary	Non Provisional	92107979		Published	08 Apr 2003			Nielsen Media Research, Inc.	METHODS AND APPARATUS TO ADAPTIVELY GATHER AUDIENCE INFORMATION DATA
570	Taiwan	00225ITW01	Secondary	Non Provisional	93131327		Published	15 Oct 2004			Nielsen Media Research, Inc.	Battery Powered, Wireless, Portable, Off-The-Shelf, Multi-Purpose Audience Measurement Meter
571	Taiwan	00231TW01	Secondary	Non Provisional	93138737		Published	14 Dec 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal
572	Taiwan	00074TW01	Secondary	Non Provisional	94100982		Published	13 Jan 2005			Nielsen Media Research, Inc.	Portable Audience Measurement Architectures and Methods for Portable Audience Measurement
573	Taiwan	00261TW01	Secondary	Non Provisional	94104620		Published	17 Feb 2005			Nielsen Media Research, Inc.	Method and Apparatus to Determine Audience Viewing of Recorded Programs
574	Taiwan	00279TW01	Secondary	Non Provisional	94110973		Published	07 Apr 2005			Nielsen Media Research, Inc.	Data Insertion Apparatus and Methods for Use with Compressed Audio/Video Data
575	Taiwan	00300TW01	Secondary	Non Provisional	95110536		Published	27 Mar 2006			The Nielsen Company	Method and Apparatus for encoding multiple audio channels of an MPEG stream
576	Taiwan	TELE037CIPTW01	Secondary	Non Provisional	89104890	164958	Granted	17 Mar 2000	04 Mar 2003	17 Mar 2020	Telephia, Inc.	SYSTEM AND METHOD FOR GATHERING DATA FROM WIRELESS COMMUNICATION NETWORKS
577	Taiwan	00211TW01	Secondary	Non Provisional	93117000		Application	11 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks
578	Thailand	00231TH01	Secondary	Non Provisional	096558		Published	24 Feb 2004			Nielsen Media Research, Inc.	Methods and Apparatus to Distinguish a Signal Originating From a Local Device From a Broadcast Signal
579	Thailand	00211TH01	Secondary	Non Provisional	091474		Published	11 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks
580	Thailand	00074TH01	Secondary	Non Provisional	096948		Published	13 Jan 2005			Nielsen Media Research, Inc.	Portable Audience Measurement Architectures and Methods for Portable
												Audience Measurement
581	United Kingdom	00015GB02	Divisional	Non Provisional	07017129.3		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
582	United Kingdom	00015GB01	EP	Non Provisional	97926814.1		Published	27 May 1997			Nielsen Media Research, Inc.	Source Detection Apparatus and Method For Audience Measurement
583	United Kingdom	00024GB02	Divisional	Non Provisional	20040014598.9		Published	05 Nov 1998			Nielsen Media Research, Inc.	Broadcast Encoding System and Method

Nielsen Proprietary Confidential	Page 20 of 21

Nielsen Non-US Patents & Pending Applications

	Country	Nielsen Matter #	Application Type	Case Type	Application #	Patent #	Status	Filed Date	Grant Date	Expiry Date	Owners Pre-Restructuring	Invention Title
584	United Kingdom	00297GB01	EP	Non Provisional	910908882	EP0480010	Granted	02 May 1991	11 Sep 1996	02 May 2011	Nielsen Broadcast Data Systems	Signal Recognition System and Method
585	United Kingdom	00011IGB01	EP	Non Provisional	92925369.8	0 617 871	Granted	20 Nov 1992	20 Nov 1999	20 Nov 2012	Nielsen Media Research, Inc.	In-Station Television Program Encoding and Monitoring System and Method
586	United Kingdom	00008GB02	Divisional	Non Provisional	01126148.4	1213860	Granted	17 Oct 1994	23 Apr 2008	17 Oct 2014	Nielsen Media Research, Inc.	Audience Measurement System (Utilizing Ancillary Codes & Passive Signatures - AP Meter.
587	United Kingdom	00029GB01	EP	Non Provisional	97940719.4	0 870 234	Granted	29 Aug 1997	26 Mar 2003	29 Aug 2017	NMR + NetRatings	CONTENT DISPLAY MONITOR
588	United Kingdom	00016IGB01	EP	Non Provisional	97947628.0	0944991	Granted	24 Nov 1997	02 Aug 2006	24 Nov 2017	Nielsen Media Research, Inc.	Interactive Service Device Metering Systems
589	United Kingdom	00020GB03	Divisional	Non Provisional	00114272.8	1043854	Granted	09 Jul 1998	02 Jan 2008	09 Jul 2018	Nielsen Media Research, Inc.	Audience Measurement System for Digital Television
590	United Kingdom	00024GB01	EP	Non Provisional	98956602.1	1095477	Granted	05 Nov 1998	05 Sep 2007	05 Nov 2018	Nielsen Media Research, Inc.	Broadcast Encoding System and Method
591	United Kingdom	TELE038GB01	EP	Non Provisional	20010984202	1374481	Granted	06 Jul 2001	23 Nov 2005	06 Jul 2021	Telephia, Inc.	METHOD AND SYSTEM FOR MEASURING DATA QUALITY OF SERVICE IN A WIRELESS NETWORK USING MULTIPLE REMOTE UNITS AND A BACK END PROCESSOR
592	United Kingdom	00286GB01	PCT	Non Provisional	904722.6		Application	13 Sep 2007			Nielsen Media Research, Inc.	METHODS AND APPARATUS FOR IMAGE IDENTIFICATION IN PRINT ADVERTISEMENTS
593	United Kingdom	00348GB01	Secondary	Non Provisional	GB0820392.9		Application	07 Nov 2008			Nielsen Media Research, Inc.	Methods and Apparatus to Measure Brand Exposure in Media Streams
594	Venezuela	00211VE01	Secondary	Non Provisional	000933-2004		Application	14 Jun 2004			Nielsen Media Research, Inc.	Methods and Apparatus for Embedding Watermarks

Nielsen Proprietary Confidential	Page 21 of 21

Schedule 11(b)

Copyrights

See attached.

Copyrights	Schedule 11(b)

UNITED STATES COPYRIGHTS

Registrations:

Owner	Title	Registration No.
The Nielsen Company (US), LLC	PINECONE RESEARCH WEBSITE	VA 1-302-295

The Nielsen Company (US), LLC	PINECONE RESEARCH WEBSITE – Rev 1	VA 1-302-296

National Research Group, Inc.	CINESYS	TXu-570 299

Applications:

None

Licenses:

None

OTHER COPYRIGHTS

Registrations:

None

Applications:

None

Licenses:

None

Schedule 11(c)

Filings with Patent and Trademark Office

Previously filed by the Collateral Agent.

Schedule 12

Commercial Tort Claims

None.

Schedule 13

Letter of Credit Rights

Issuing Bank	LC #	LC Applicant	Current LC Value	LC Expiry/ Payment Maturity Date
Bank of America	132,348	Digitas	$5,098,572.00	3/30/2011

EXHIBIT E

AMENDED AND RESTATED SECURITY AGREEMENT

Note: Please refer to Exhibit 4.1(d) to the Form 8-K/A of The Nielsen Company B.V. filed on June 26, 2009 (File No. 333-142546)

EXHIBIT F

INTERCREDITOR AGREEMENT

Note: Please refer to Exhibit 4.1(c) to the Form 8-K/A of The Nielsen Company B.V. filed on June 26, 2009 (File No. 333-142546)